UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MUTUTALFIRST FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MERGER PROPOSAL

YOUR VOTE IS IMPORTANT

Dear Fellow Stockholder:

On October 29, 2019, the board of directors of MutualFirst Financial, Inc. (which we refer to as “MutualFirst Financial”) unanimously approved a merger agreement between MutualFirst Financial and Northwest Bancshares, Inc. (which we refer to as “Northwest Bancshares”). MutualFirst Financial is holding a special meeting of its stockholders to vote on the proposals necessary to complete the merger between MutualFirst Financial and Northwest Bancshares. If the merger agreement is approved and the merger is subsequently completed, MutualFirst Financial will merge with and into Northwest Bancshares, MutualFirst Financial’s separate corporate existence will cease and Northwest Bancshares will continue as the surviving corporation.

Under the terms of the merger agreement, each outstanding share of MutualFirst Financial common stock will be converted into the right to receive 2.4 shares of Northwest Bancshares common stock. On October 29, 2019, which was the last trading date preceding the public announcement of the proposed merger, the trading price of Northwest Bancshares’ common stock was $17.41, which, after giving effect to the 2.4 exchange ratio, would result in merger consideration with an implied value of approximately $41.78 per share. As of January 23, 2020, the most reasonably practicable date prior to the mailing of this Proxy Statement/Prospectus, the closing price of Northwest Bancshares’ common stock was $16.32, which, after giving effect to the 2.4 exchange ratio, would result in merger consideration with an implied value of approximately $39.17 per share. The common stock of Northwest Bancshares trades on the Nasdaq Global Select Market under the symbol “NWBI.” The common stock of MutualFirst Financial trades on the Nasdaq Global Market under the symbol “MFSF.” The market price of both Northwest Bancshares common stock and MutualFirst Financial common stock will fluctuate before the completion of the merger; therefore, we urge you to obtain current market quotations for Northwest Bancshares common stock and MutualFirst Financial common stock.

The maximum number of shares of Northwest Bancshares common stock estimated to be issuable upon completion of the merger is 20,826,848. Following the completion of the merger, former MutualFirst Financial stockholders will hold approximately 16.3% of Northwest Bancshares’ common stock.

Although the number of shares of Northwest Bancshares common stock that holders of MutualFirst Financial common stock will be entitled to receive is fixed, the market value of the stock consideration will fluctuate with the market price of Northwest Bancshares common stock and will not be known at the time MutualFirst Financial stockholders vote on the merger. However, MutualFirst Financial has the right to terminate the merger agreement if, at any time during a five-day period commencing on the 20th day prior to closing, the average closing price of Northwest Bancshares common stock over the 20 consecutive trading days prior to the 20th day prior to closing (i) is less than $13.76 and (ii) fails to meet certain comparison thresholds relative to the Nasdaq Bank Index. If MutualFirst Financial elects to exercise this termination right, then Northwest Bancshares has the option to override the proposed termination by increasing the exchange ratio to a level that would eliminate the effects of either of the two requirements of this termination right, provided that any increase in the exchange ratio pursuant to this provision shall be paid in cash.

Your board of directors has unanimously determined that the merger agreement and the merger are in the best interests of MutualFirst Financial and its stockholders and unanimously recommends that you vote “FOR” approval and adoption of the merger agreement and the merger, and “FOR” the advisory, non-binding proposal to approve the merger-related executive compensation to MutualFirst Financial’s named executive officers. The Merger cannot be completed unless holders of a majority of the issued and outstanding shares of common stock of MutualFirst Financial vote to approve the merger agreement and the merger. Whether or not you plan to attend the special meeting of stockholders, please take the time to vote by completing the enclosed proxy card and mailing it in the enclosed envelope. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” approval and adoption of the merger agreement and the merger, “FOR” the advisory, non-binding proposal to approve merger-related executive compensation to MutualFirst Financial’s named executive officers and “FOR” the approval of an adjournment of the special meeting if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve and adopt the merger agreement and the merger or to approve the merger-related executive compensation to MutualFirst Financial’s named executive officers. If you fail to vote, or you do not instruct your broker how to vote any shares held for you in “street name,” it will have the same effect as voting “AGAINST” the merger agreement and the merger, but it will have no effect on the advisory, non-binding proposal to approve merger-related executive compensation to MutualFirst Financial’s named executive officers or on the proposal to approve an adjournment of the special meeting.

This document, which we refer to as the Proxy Statement/Prospectus, is being delivered to MutualFirst Financial stockholders as Northwest Bancshares’ prospectus for its offering of common stock in connection with the merger, and as a proxy statement for the solicitation of proxies from MutualFirst Financial stockholders to vote for the approval of the merger agreement and the merger.

The Proxy Statement/Prospectus provides you with detailed information about the proposed merger. It also contains or references information about Northwest Bancshares and MutualFirst Financial and related matters. You are encouraged to read this document carefully. In particular, you should read the “Risk Factors” section beginning on page 14 for a discussion of the risks you should consider in evaluating the proposed merger and how it will affect you.

Voting procedures are described in this Proxy Statement/Prospectus. Your vote is important and I urge you to cast it promptly.

Sincerely,

David W. Heeter

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the securities to be issued under this Proxy Statement/Prospectus or determined if this Proxy Statement/Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities we are offering through this document are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either of our companies, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Proxy Statement/Prospectus dated January 24, 2020

and first mailed to stockholders on or about January 30, 2020

REFERENCES TO ADDITIONAL INFORMATION

Both Northwest Bancshares and MutualFirst Financial file annual, quarterly and special reports, proxy statements and other business and financial information electronically with the Securities and Exchange Commission (the “SEC”). The SEC maintains a website located at http://www.sec.gov containing this information. You will also be able to obtain these documents, free of charge, from Northwest Bancshares, Inc. at www.northwest.com under the “Investor Relations” tab and then under “SEC Filings,” or from MutualFirst Financial by accessing MutualFirst Financial’s website at www.bankwithmutual.com under the “Investor Relations” tab and then under “SEC Filings.”

Northwest Bancshares, Inc. has filed a registration statement on Form S-4 to register with the SEC up to 20,826,848 shares of Northwest Bancshares common stock. This Proxy Statement/Prospectus is a part of that registration statement. As permitted by SEC rules, this Proxy Statement/Prospectus does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may read and copy the registration statement, including any amendments, schedules and exhibits at the addresses set forth below. Statements contained in this document as to the contents of any contract or other documents referred to in this Proxy Statement/Prospectus are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement. This Proxy Statement/Prospectus incorporates by reference documents that Northwest Bancshares and MutualFirst Financial have previously filed with the SEC. Such documents contain important information about the companies and their financial condition. See “Where You Can Find More Information” on page 92. These documents are available without charge to you upon written or oral request to the applicable company’s principal executive offices. The respective addresses and telephone numbers of such principal executive offices are listed below:

Northwest Bancshares, Inc.	MutualFirst Financial, Inc.
100 Liberty Street	110 E. Charles Street
Warren, Pennsylvania 16365-2353	Muncie, Indiana 47305
Attention: Investor Relations Department	Attention: Corporate Secretary
(814) 726-2140	(765) 747-2800

To obtain timely delivery of these documents, you must request the information no later than February 28, 2020 in order to receive them before MutualFirst Financial’s special meeting of stockholders.

This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

You should rely only on the information contained in, or incorporated by reference into, this Proxy Statement/Prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this Proxy Statement/Prospectus. This Proxy Statement/Prospectus is dated January 24, 2020 and you should assume that the information in this Proxy Statement/Prospectus is accurate only as of such date unless the information specifically indicates that another date applies.

MUTUALFIRST FINANCIAL, INC.

110 E. Charles Street

Muncie, Indiana 47305

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 6, 2020

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of MutualFirst Financial, Inc. will be held at 110 E. Charles Street, Muncie, Indiana 47305 at 11:00 a.m., local time, on March 6, 2020, for the following purposes:

1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 29, 2019, by and between Northwest Bancshares, Inc. and MutualFirst Financial, Inc. (the “Merger Agreement”), pursuant to which MutualFirst Financial, Inc. will merge with and into Northwest Bancshares, Inc. (the “Merger”), and to approve the Merger;

2. To consider and vote upon an advisory, non-binding proposal to approve the compensation payable to the named executive officers of MutualFirst Financial in connection with the Merger (the “Merger-Related Executive Compensation”);

3. To approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement and the Merger or to approve the Merger-Related Executive Compensation; and

4. To transact any other business that may properly come before the special meeting or any adjournment or postponement thereof.

The Merger is described in more detail in this Proxy Statement/Prospectus, which you should read carefully in its entirety before voting. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement/Prospectus. Only MutualFirst Financial, Inc. stockholders of record as of the close of business on January 8, 2020 are entitled to notice of and to vote at the special meeting of stockholders or any adjournments of the special meeting.

To ensure your representation at the special meeting of stockholders, please follow the voting procedures described in the accompanying Proxy Statement/Prospectus and on the enclosed proxy card. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted by following the instructions provided in the Proxy Statement/Prospectus.

BY ORDER OF THE BOARD OF DIRECTORS

Melissa Greer

Corporate Secretary

Muncie, Indiana

January 24, 2020

MUTUALFIRST FINANCIAL, INC.’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER, “FOR” THE APPROVAL OF THE MERGER-RELATED EXECUTIVE COMPENSATION, AND “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL DESCRIBED ABOVE.

DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD. YOU WILL RECEIVE A LETTER OF TRANSMITTAL WITH INSTRUCTIONS FOR DELIVERING YOUR STOCK CERTIFICATES UNDER SEPARATE COVER.

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU EXPECT TO ATTEND THE MUTUALFIRST FINANCIAL, INC. SPECIAL MEETING IN PERSON, MUTUALFIRST FINANCIAL, INC. URGES YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished to you by such record holder.

If you have any questions concerning the Merger or other matters to be considered at the special meeting, would like additional copies of this Proxy Statement/Prospectus or need help voting your shares, please contact our proxy solicitor:

Regan & Associates, Inc.

505 Eighth Avenue

Suite 800

New York, NY 10018

(800) 737-3426 or (212) 587-3005

aregan@reganproxy.com

Appendix A	Agreement and Plan of Merger
Appendix B	Opinion of Keefe, Bruyette & Woods, Inc.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following are answers to certain questions that you may have regarding the Merger and the special meeting. We urge you to read carefully the remainder of this Proxy Statement/Prospectus because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the appendices to, and the documents incorporated by reference in, this Proxy Statement/Prospectus.

GENERAL QUESTIONS ABOUT THE MERGER

Q:	WHY AM I RECEIVING THIS DOCUMENT?

A.

Northwest Bancshares, Inc. (“Northwest Bancshares”) and MutualFirst Financial, Inc. (“MutualFirst Financial”) have agreed to merge under the terms of an Agreement and Plan of Merger by and between Northwest Bancshares and MutualFirst Financial, dated as of October 29, 2019 (the “Merger Agreement”), that is described in this Proxy Statement/Prospectus. A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Appendix A. In order to complete the Merger of MutualFirst Financial into Northwest Bancshares (the “Merger”), the stockholders of MutualFirst Financial must vote to approve and adopt the Merger Agreement and the Merger. MutualFirst Financial will hold a special meeting of its stockholders to obtain this approval. This Proxy Statement/Prospectus contains important information about the Merger, the Merger Agreement, the special meeting, and other related matters, and you should read it carefully.

Q:	WHO IS BEING ASKED TO APPROVE THE MERGER?

A:	MutualFirst Financial stockholders are being asked to vote to approve the Merger.

Under Maryland law, which governs mergers involving MutualFirst Financial, the Merger cannot be completed unless MutualFirst Financial stockholders vote to approve and adopt the Merger Agreement and approve the Merger. By this Proxy Statement/Prospectus, MutualFirst Financial’s board of directors is soliciting proxies from MutualFirst Financial’s stockholders to obtain this approval at the special meeting of MutualFirst Financial stockholders discussed below.

Q:	WHAT WILL MUTUALFIRST FINANCIAL STOCKHOLDERS RECEIVE IN THE MERGER?

A:

If the Merger proposal is approved and the Merger is subsequently completed, each outstanding share of MutualFirst Financial common stock will be converted into the right to receive 2.4 shares of Northwest Bancshares common stock, plus cash in lieu of fractional shares.

On October 29, 2019, which was the last trading date preceding the public announcement of the proposed Merger, Northwest Bancshares’ closing common stock price was $17.41, which, after giving effect to the 2.4 exchange ratio, would result in merger consideration with an implied value of approximately $41.78 per share. As of January 23, 2020, the most reasonably practicable date prior to the mailing of this Proxy Statement/Prospectus, Northwest Bancshares’ closing common stock price was $16.32, which, after giving effect to the 2.4 exchange ratio, would result in merger consideration with an implied value of approximately $39.17.

For more information, see “Proposal 1—The Merger Proposal—Consideration to be Received in the Merger.”

Q:	ARE MUTUALFIRST FINANCIAL STOCKHOLDERS ENTITLED TO DISSENTERS OR APPRAISAL RIGHTS?

A:

No. Because MutualFirst Financial common stock is traded on the Nasdaq Global Market, Maryland law does not provide for dissenters appraisal rights in connection with the Merger. MutualFirst Financial is incorporated under Maryland law.

Q:	WHAT ARE THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO MUTUALFIRST FINANCIAL STOCKHOLDERS?

A:

Northwest Bancshares and MutualFirst Financial have each received a legal opinion that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. If you are a United States holder of MutualFirst Financial common stock, generally you should not recognize a gain or loss with respect to the exchange of shares of MutualFirst Financial common stock for shares of Northwest Bancshares common stock in the Merger except with respect to cash received in lieu of a fractional share of Northwest Bancshares common stock. However, MutualFirst Financial stockholders generally will recognize gain or loss with respect to cash received in lieu of fractional shares of Northwest Bancshares common stock that the MutualFirst Financial stockholders would otherwise be entitled to receive.

For a more detailed discussion of the material United States federal income tax consequences of the transaction, please see the section “Proposal 1—The Merger Proposal—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 61.

The tax consequences of the Merger to any particular stockholder will depend on that stockholder’s particular facts and circumstances. Accordingly, we urge you to consult your tax advisor to determine the tax consequences of the Merger to you.

Q:	WHAT WILL HAPPEN TO MUTUALFIRST FINANCIAL AS A RESULT OF THE MERGER?

A:

If the Merger is completed, MutualFirst Financial will merge into Northwest Bancshares, and MutualFirst Financial will cease to exist. Following the Merger, MutualBank, an Indiana commercial bank and wholly-owned subsidiary of MutualFirst Financial, will merge with and into Northwest Bank, a Pennsylvania-chartered savings bank and wholly-owned subsidiary of Northwest Bancshares, with Northwest Bank being the surviving bank.

Q:	WHEN WILL THE MERGER BE COMPLETED?

A:

We expect the Merger will be completed when all of the conditions to completion contained in the Merger Agreement are satisfied or waived, including the receipt of required regulatory approvals and the approval of the Merger Agreement by MutualFirst Financial stockholders at the MutualFirst Financial special meeting. We currently expect to complete the Merger during the second quarter of 2020. However, because fulfillment of some of the conditions to completion of the Merger, such as the receipt of required regulatory approvals, is not entirely within our control, we cannot predict the actual timing.

Q:	WHAT HAPPENS IF THE MERGER IS NOT COMPLETED?

A:

If the Merger is not completed, MutualFirst Financial stockholders will not receive any consideration for their shares of common stock in connection with the Merger. Instead, MutualFirst Financial will remain an independent company and its common stock will continue to be listed and traded on the Nasdaq Global Market. Under specified circumstances, MutualFirst Financial may be required to pay to Northwest Bancshares a fee with respect to the termination of the Merger Agreement. For more information, please review the sections entitled “Proposal 1—The Merger Proposal—Terminating the Merger Agreement” beginning on page 78 and “Termination Fee” beginning on page 80.

Q:	WHERE CAN I FIND MORE INFORMATION ABOUT NORTHWEST BANCSHARES AND MUTUALFIRST FINANCIAL?

A:

You can find more information about Northwest Bancshares and MutualFirst Financial from the various sources described under the section entitled “Where You Can Find More Information” at the end of this Proxy Statement/Prospectus.

QUESTIONS AND ANSWERS REGARDING

THE STOCKHOLDERS MEETING

Q:	WHEN AND WHERE WILL MUTUALFIRST FINANCIAL STOCKHOLDERS MEET?

A:	MutualFirst Financial will hold a special meeting of its stockholders on March 6, 2020, at 11:00 a.m., local time, at MutualBank, 110 E. Charles Street, Muncie, Indiana 47305.

Q:	WHO CAN VOTE AT THE SPECIAL MEETING?

A:	Holders of record of MutualFirst Financial common stock at the close of business on January 8, 2020, which is the record date for the special meeting, are entitled to vote at the special meeting.

Q:	HOW MANY VOTES MUST BE REPRESENTED IN PERSON OR BY PROXY AT THE MUTUALFIRST FINANCIAL SPECIAL MEETING TO HAVE A QUORUM?

A:	The holders of at least one third (33 1/3%) of the outstanding shares of MutualFirst Financial common stock, present in person or represented by proxy, will constitute a quorum at the special meeting.

Q:	WHAT MATTERS ARE MUTUALFIRST FINANCIAL STOCKHOLDERS BEING ASKED TO APPROVE AT THE MUTUALFIRST FINANCIAL SPECIAL MEETING PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS?

A:	MutualFirst Financial stockholders are being asked to approve and adopt the Merger Agreement and approve the Merger. We refer to this proposal as the “Merger Proposal.”

MutualFirst Financial stockholders are also being asked to vote in favor of a non-binding proposal to approve the compensation payable to the named executive officers of MutualFirst Financial in connection with the Merger. We refer to this proposal as the “Merger-Related Executive Compensation.”

Finally, MutualFirst Financial stockholders are being asked to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Proposal or to approve the Merger-Related Executive Compensation, which we refer to as the “Adjournment Proposal.”

Q:	WHAT VOTE BY MUTUALFIRST FINANCIAL STOCKHOLDERS IS REQUIRED TO APPROVE THE PROPOSALS?

A:

Assuming a quorum is present at the MutualFirst Financial special meeting, approval of the Merger Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of MutualFirst Financial common stock. Abstentions and broker non-votes will have the same effect as shares voted against the Merger Proposal.

Approval of the MutualFirst Financial Merger-Related Executive Compensation (a non-binding proposal) will require the affirmative vote of the holders of a majority of the shares of MutualFirst Financial common stock voted on this proposal. Abstentions and broker non-votes will not affect whether the proposal is approved.

Approval of the Adjournment Proposal will require the affirmative vote of the holders of a majority of the shares of MutualFirst Financial common stock voted on this proposal. Abstentions and broker non-votes will not affect whether the proposal is approved.

As of the record date for the special meeting, directors and executive officers of MutualFirst Financial, together with their affiliates, had sole or shared voting power over approximately 19.0% of the MutualFirst

Financial common stock outstanding and entitled to vote at the special meeting. Pursuant to the terms of the Merger Agreement, each of the directors and executive officers of MutualFirst Financial, who own in the aggregate 1,634,375 shares of common stock of MutualFirst Financial, or 19.0% of the outstanding shares, have entered into voting agreements with Northwest Bancshares to vote their respective shares of MutualFirst Financial common stock “FOR” the Merger Proposal.

Q:	HOW MAY MUTUALFIRST FINANCIAL STOCKHOLDERS VOTE THEIR SHARES FOR THE SPECIAL MEETING PROPOSALS PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS?

A:

Stockholders may vote by completing, signing, dating and returning the proxy card in the enclosed prepaid return envelope or by following the telephone or Internet voting instructions on the proxy card as soon as possible or by attending the special meeting and voting in person. This will enable your shares to be represented and voted at the special meeting. If your stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement/Prospectus.

Q:	WILL A BROKER OR BANK HOLDING SHARES IN “STREET NAME” FOR A MUTUALFIRST FINANCIAL STOCKHOLDER AUTOMATICALLY VOTE THOSE SHARES FOR THE STOCKHOLDER AT THE MUTUALFIRST FINANCIAL SPECIAL MEETING?

A:

No. A broker or bank WILL NOT be able to vote your shares with respect to the Merger Agreement and the Merger without first receiving instructions from you on how to vote. If your shares are held in “street name,” you will receive separate voting instructions with your proxy materials. It is therefore important that you provide timely instruction to your broker or bank to ensure that all shares of MutualFirst Financial common stock that you own are voted at the special meeting. The failure of a stockholder whose shares of MutualFirst Financial common stock are held in “street name” to give voting instructions to the broker or bank will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	WILL MUTUALFIRST FINANCIAL STOCKHOLDERS BE ABLE TO VOTE THEIR SHARES AT THE SPECIAL MEETING IN PERSON?

A:

Yes. Submitting a proxy will not affect the right of any stockholder to vote in person at the special meeting. If you hold your shares in “street name” and wish to attend and vote your shares at the special meeting, you must ask your broker or bank how to vote those shares in person at the special meeting.

Q:	MAY A MUTUALFIRST FINANCIAL STOCKHOLDER CHANGE OR REVOKE HIS OR HER VOTE AFTER SUBMITTING A PROXY?

A:	Yes. If you have not voted through your broker, you can change your vote by:

•	providing written notice of revocation to the Corporate Secretary of MutualFirst Financial, which notice must be provided to the Corporate Secretary by the time the special meeting begins;

•	submitting a new proxy card (any earlier proxies will be revoked automatically); or

•	attending the special meeting and voting in person. Any earlier proxy will be revoked. However, simply attending the special meeting without voting will not revoke your proxy.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow their directions to change your vote.

Q:	WHAT SHOULD A STOCKHOLDER DO IF HE OR SHE RECEIVES MORE THAN ONE SET OF VOTING MATERIALS?

A:

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement/Prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares of common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a holder of record and your shares of common stock are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this Proxy Statement/Prospectus in the section entitled “Special Meeting of MutualFirst Financial Stockholders—Voting and Revocability of Proxies.”

Q:	WHAT DOES MUTUALFIRST FINANCIAL’S BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO THE THREE PROPOSALS?

A:

MutualFirst Financial’s board of directors has unanimously determined that the Merger Agreement and the Merger are in the best interests of MutualFirst Financial and its stockholders and unanimously recommends that MutualFirst Financial stockholders vote “FOR” the Merger Proposal. In addition, MutualFirst Financial’s board of directors unanimously recommends that MutualFirst Financial stockholders vote “FOR” approval of the Merger-Related Executive Compensation and “FOR” the Adjournment Proposal.

Q:	ARE THERE RISKS THAT I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR APPROVAL OF THE MERGER-RELATED PROPOSALS?

A:	Yes. You should read and carefully consider the risk factors set forth in the section of this Proxy Statement/Prospectus entitled “Risk Factors” beginning on page 14.

Q:	WHY ARE MUTUALFIRST FINANCIAL STOCKHOLDERS BEING ASKED TO APPROVE, ON AN ADVISORY, NON-BINDING BASIS, CERTAIN MERGER-RELATED EXECUTIVE COMPENSATION?

A:

The federal securities laws require MutualFirst Financial to seek a non-binding advisory vote with respect to certain payments that may be made to MutualFirst Financial’s named executive officers under certain existing agreements in connection with the Merger.

Q:	WHAT WILL HAPPEN IF MUTUALFIRST FINANCIAL STOCKHOLDERS DO NOT APPROVE CERTAIN MERGER-RELATED EXECUTIVE COMPENSATION AT THE SPECIAL MEETING?

A:

The vote with respect to the Merger-Related Executive Compensation is an advisory vote and will not be binding on MutualFirst Financial. Therefore, if the Merger Agreement is approved by MutualFirst Financial’s stockholders, the Merger-Related Executive Compensation could still be paid to the MutualFirst Financial named executive officers, if and to the extent required or allowed under applicable law, even if MutualFirst Financial’s stockholders do not approve the Merger-Related Executive Compensation.

Q:	WILL THE MERGER-RELATED EXECUTIVE COMPENSATION BE PAID IF THE MERGER IS NOT CONSUMMATED?

A:	No. Payment of the Merger-Related Executive Compensation is contingent upon the consummation of the Merger.

Q:	SHOULD MUTUALFIRST FINANCIAL STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A:

No. MutualFirst Financial stockholders SHOULD NOT send in any stock certificates now. If the Merger is approved, transmittal materials, with instructions for their completion, will be provided to MutualFirst Financial stockholders under separate cover and the stock certificates should be sent at that time.

Q:	WHAT HAPPENS IF I SELL MY SHARES OF MUTUALFIRST FINANCIAL COMMON STOCK BEFORE THE SPECIAL MEETING?

A:

The record date for MutualFirst Financial stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the completion of the Merger. If you transfer your shares of MutualFirst Financial common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q:	WHAT DO MUTUALFIRST FINANCIAL STOCKHOLDERS NEED TO DO NOW?

A:

After carefully reading and considering the information contained in this Proxy Statement/Prospectus, we are requesting you vote by mail, by telephone, by Internet or by attending the special meeting and voting in person. If you choose to vote by mail, you should complete, sign, date and promptly return the enclosed proxy card. The proxy card will instruct the persons named on the proxy card to vote your MutualFirst Financial shares at the special meeting as you direct. If you sign and send in a proxy card and do not indicate how you wish to vote, the proxy will be voted “FOR” each of the special meeting proposals. Alternatively, you can follow the telephone or Internet voting instructions on your proxy card.

Q:	IF I AM A MUTUALFIRST FINANCIAL STOCKHOLDER, WHO CAN HELP ANSWER MY QUESTIONS?

A:

If you have any questions about the Merger or the special meeting, or if you need additional copies of this Proxy Statement/Prospectus or the enclosed proxy card, you should contact MutualFirst Financial’s proxy solicitor, Regan & Associates, Inc., at (800) 737-3426 or (212) 587-3005.

SUMMARY

This summary highlights selected information in this Proxy Statement/Prospectus and may not contain all of the information important to you. To understand the Merger more fully, you should read this entire document carefully, including the documents attached to this Proxy Statement/Prospectus.

The Companies

Northwest Bancshares, Inc.

100 Liberty Street

Warren, Pennsylvania 16365-2353

(814) 726-2140

Northwest Bancshares, Inc., a Maryland corporation (“Northwest Bancshares”), is a savings and loan holding company headquartered in Warren, Pennsylvania that was incorporated and commenced operations in 2009. Northwest Bancshares’ common stock is listed on the Nasdaq Global Select Market under the symbol “NWBI.” Northwest Bancshares conducts its operations primarily through Northwest Bank, a Pennsylvania-chartered savings bank founded in 1896, with 172 community banking offices and ten free standing drive-through facilities in Pennsylvania, New York and Ohio. Northwest Bank provides a complete line of business and personal banking products, employee benefits and wealth management services, as well as business and personal insurance products and services. Northwest Bank’s principal sources of funds are personal and business deposits, borrowed funds and the principal and interest payments on loans and marketable securities. At September 30, 2019, Northwest Bancshares had total assets of $10.580 billion, total deposits of $8.682 billion and total stockholders’ equity of $1.352 billion.

MutualFirst Financial, Inc.

110 E. Charles Street

Muncie, Indiana 47305

(765) 747-2800

MutualFirst Financial, Inc., a Maryland corporation (“MutualFirst Financial”), is a financial holding company headquartered in Muncie, Indiana that was incorporated and commenced operations in 1999. MutualFirst Financial’s common stock is quoted on the Nasdaq Global Market under the symbol “MFSF.” MutualFirst Financial conducts its operations primarily through MutualBank, an Indiana commercial bank founded in 1889 that offers products and services to individuals, families and businesses through 39 full-service retail financial centers located throughout the State of Indiana, and provides a full range of financial services including commercial and business banking, personal banking, wealth management and trust services. MutualBank’s principal sources of funds are personal and business deposits, borrowed funds and the principal and interest payments on loans and marketable securities. At September 30, 2019, MutualFirst Financial had total assets of $2.074 billion, total deposits of $1.573 billion and total stockholders’ equity of $222.0 million.

Special Meeting of MutualFirst Financial Stockholders; Required Vote (page 37)

A special meeting of MutualFirst Financial stockholders is scheduled to be held at MutualBank, 110 E. Charles Street, Muncie, Indiana 47305 at 11:00 a.m., local time, on March 6, 2020. At the special meeting, you will be asked to vote on a proposal to approve and adopt the Merger Agreement and the Merger between MutualFirst Financial and Northwest Bancshares, which we refer to as the “Merger Proposal.” You will also be asked to vote on an advisory, non-binding proposal to approve the compensation payable to the named executive officers of MutualFirst Financial in connection with the Merger. We refer to this proposal as the “Merger-Related Executive Compensation.” You may also be asked to vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Proposal or to approve the Merger-Related Executive Compensation (the “Adjournment Proposal”).

Only MutualFirst Financial stockholders of record as of the close of business on January 8, 2020 are entitled to notice of, and to vote at, the MutualFirst Financial special meeting and any adjournments or postponements of the meeting.

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of MutualFirst Financial common stock. Approval of the Merger-Related Executive Compensation Proposal will require the affirmative vote of the holders of a majority of the shares of MutualFirst Financial common stock voted on the proposal, without regard to abstentions or broker non-votes. Approval of the Adjournment Proposal will require the affirmative vote of the holders of a majority of the shares of MutualFirst Financial common stock voted on the proposal, without regard to abstentions or broker non-votes. As of January 8, 2020, the record date for the special meeting, there were 8,607,953 shares of MutualFirst Financial common stock outstanding and entitled to vote. The directors and executive officers of MutualFirst Financial, as a group, beneficially owned 1,634,375 shares of MutualFirst Financial common stock, not including shares that may be acquired upon the exercise of stock options, representing approximately 19.0% of the outstanding shares of MutualFirst Financial common stock as of the record date. Each of the directors and executive officers of MutualFirst Financial have entered into voting agreements with Northwest Bancshares to vote their respective shares of MutualFirst Financial common stock “FOR” the Merger Proposal at the special meeting.

The Merger and the Merger Agreement (page 39)

The merger of MutualFirst Financial with and into Northwest Bancshares is governed by the Merger Agreement. The Merger Agreement provides that if all of the conditions are satisfied or waived, MutualFirst Financial will be merged with and into Northwest Bancshares, with Northwest Bancshares as the surviving entity. We encourage you to read the Merger Agreement, which is included as Appendix A to this Proxy Statement/Prospectus.

What MutualFirst Financial, Inc. Stockholders Will Receive in the Merger (page 60)

Under the Merger Agreement, each share of MutualFirst Financial common stock will be exchanged for 2.4 shares of Northwest Bancshares common stock plus cash in lieu of fractional shares. On October 29, 2019, which was the last trading day preceding the public announcement of the proposed Merger, Northwest Bancshares’ closing common stock price was $17.41, which, after giving effect to the 2.4 exchange ratio, would result in merger consideration with an implied value of approximately $41.78 per share. As of January 23, 2020, the most reasonably practicable date prior to the mailing of this Proxy Statement/Prospectus, Northwest Bancshares’ closing common stock price was $16.32, which, after giving effect to the 2.4 exchange ratio, would result in merger consideration with an implied value of approximately $39.17 per share.

For more information, see “Proposal 1—The Merger Proposal—Consideration to be Received in the Merger.”

Comparative Market Prices (page 36)

The following table shows the closing price per share of Northwest Bancshares common stock and the equivalent price per share of MutualFirst Financial common stock, giving effect to the Merger, on October 29, 2019, which is the last day on which shares of Northwest Bancshares common stock traded preceding the public announcement of the proposed Merger, and on January 23, 2020, the most recent practicable date prior to the mailing of this Proxy Statement/Prospectus. The equivalent price per share of MutualFirst Financial common stock was computed by multiplying the price of a share of Northwest Bancshares common stock by the 2.4 exchange ratio. See “Proposal 1—The Merger Proposal—Consideration to be Received in the Merger.”

	Northwest Bancshares Common Stock	Equivalent Price Per Share of MutualFirst Financial Common Stock
October 29, 2019	$17.41	$41.78
January 23, 2020	$16.32	$39.17

Recommendation of MutualFirst Financial, Inc. Board of Directors (page 43)

The MutualFirst Financial board of directors has unanimously approved the Merger Agreement and the proposed Merger. The MutualFirst Financial board believes that the Merger Agreement, including the Merger, is in the best interests of MutualFirst Financial and its stockholders, and therefore unanimously recommends that MutualFirst Financial stockholders vote “FOR” the Merger Proposal. In reaching this decision, MutualFirst Financial’s board of directors considered a variety of factors, which are described in the section captioned “Proposal 1—The Merger Proposal—MutualFirst Financial’s Reasons for the Merger; Recommendation of MutualFirst Financial’s Board of Directors.”

In addition, the MutualFirst Financial board of directors unanimously recommends that MutualFirst Financial stockholders vote “FOR” the Merger-Related Executive Compensation Proposal and “FOR” the Adjournment Proposal.

Opinion of MutualFirst Financial’s Financial Advisor (page 46)

In connection with the Merger, MutualFirst Financial’s financial advisor, Keefe, Bruyette & Woods, Inc. (“KBW”), delivered a written opinion, dated October 29, 2019, to the MutualFirst Financial board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of MutualFirst Financial common stock of the exchange ratio in the proposed Merger. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is included as Appendix B to this Proxy Statement/Prospectus. The opinion was for the information of, and was directed to, the MutualFirst Financial board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. The opinion does not address the underlying business decision of MutualFirst Financial to engage in the Merger or enter into the Merger Agreement or constitute a recommendation to the MutualFirst Financial board of directors in connection with the Merger, and it does not constitute a recommendation to any holder of MutualFirst Financial common stock or any stockholder of any other entity as to how to vote or act in connection with the Merger or any other matter. We encourage you to read the full text of KBW’s written opinion.

Regulatory Matters Relating to the Merger (page 63)

Under the terms of the Merger Agreement, the Merger cannot be completed unless it is first approved by the Federal Deposit Insurance Corporation (the “FDIC”), the Pennsylvania Department of Banking and Securities (the “Pennsylvania Department”), the Indiana Department of Financial Institutions (the “Indiana Department”) and the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Northwest Bancshares has filed the required applications. As of the date of this Proxy Statement/Prospectus, Northwest Bancshares has not yet received any approvals from these regulators. While Northwest Bancshares does not know of any reason why it would not obtain the approvals in a timely manner, Northwest Bancshares cannot be certain when or if it will receive all required regulatory approvals.

Conditions to Completing the Merger (page 70)

The completion of the Merger is subject to the fulfillment of a number of conditions, including:

•	approval of the Merger Agreement by MutualFirst Financial stockholders;

•	the absence of any order, decree, injunction, statute, rule or regulation that enjoins or prohibits the consummation of the Merger;

•

receipt of all required regulatory approvals and the expiration of all statutory waiting periods, with none of the regulatory approvals containing any condition that is materially burdensome on Northwest Bancshares;

•	effectiveness of the registration statement of which this Proxy Statement/Prospectus is a part;

•	authorization for listing on the Nasdaq Global Select Market of the shares of Northwest Bancshares common stock to be issued in the Merger;

•

subject to the materiality standards provided in the Merger Agreement, the continued accuracy of representations and warranties made by Northwest Bancshares and MutualFirst Financial on the date of the Merger Agreement;

•	the absence of any material adverse effect with respect to MutualFirst Financial, on the one hand, or Northwest Bancshares, on the other hand, since the date of the Merger Agreement;

•

each party shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger, except as would not have a material adverse effect on the other party;

•	MutualFirst Financial shall have dissolved or sold its subsidiary, Mutual Risk Advisors;

•	performance in all material respects by each of Northwest Bancshares and MutualFirst Financial of its respective obligations under the Merger Agreement, unless waived by the other party; and

•

receipt by Northwest Bancshares and MutualFirst Financial of an opinion from their respective legal counsel to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Terminating the Merger Agreement (page 78)

The Merger Agreement may be terminated by mutual consent of Northwest Bancshares and MutualFirst Financial at any time prior to the completion of the Merger. Additionally, subject to conditions and circumstances described in the Merger Agreement, either Northwest Bancshares or MutualFirst Financial may terminate the Merger Agreement if, among other things, any of the following occur:

•

there is a material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement, which breach cannot be cured prior to July 31, 2020 (which date will be extended to September 30, 2020 under certain circumstances, described below), or has not been cured within 30 days after the giving of written notice to such party of such breach;

•

the Merger has not been consummated by July 31, 2020, or such later date as agreed to by the parties, unless the failure to complete the Merger by that time was due to such party’s material breach of any representation, warranty, covenant or other agreement provided in the Merger Agreement, and further provided that this date will be extended to September 30, 2020 if the inability to complete the Merger is solely due to delay in receiving required regulatory approvals and the parties are acting in good faith to obtain such approvals;

•	MutualFirst Financial stockholders do not approve the Merger Agreement at the MutualFirst Financial special meeting; or

•	a required regulatory approval is denied or a governmental authority prohibits the consummation of the Merger or imposes a materially burdensome condition on the parties.

MutualFirst Financial may terminate the Merger Agreement if, at any time during the five-day period commencing on the 20th day prior to the closing date (the “Determination Date”), both of the following conditions are satisfied:

•

the number obtained by dividing the average of the daily closing prices of Northwest Bancshares common stock for the 20 consecutive trading days immediately preceding the Determination Date by $17.20 (the “Purchaser Ratio”) is less than 0.80; and

•

the Purchaser Ratio is less than the number obtained by dividing (i) the average of the daily closing prices for the 20 consecutive trading days immediately preceding the Determination Date of the Nasdaq Bank Index (the “Final Index Price”) by (ii) the closing value of the Nasdaq Bank Index on the last trading date immediately preceding the public announcement of the entry into the Merger Agreement (the “Initial Index Price”), minus 0.20 (the “Index Ratio”).

However, if MutualFirst Financial chooses to exercise this termination right, Northwest Bancshares has the option, within five business days of receipt of notice from MutualFirst Financial, to adjust the merger consideration and prevent termination under this provision, provided that any adjustment to the merger consideration pursuant to this provision shall be paid in cash.

MutualFirst Financial may also terminate the Merger Agreement if it receives a superior proposal from a third party that the MutualFirst Financial board of directors determines, after consultation with its legal and financial advisors, that the failure to take such action would more likely than not violate its fiduciary duties to the MutualFirst Financial stockholders under applicable law, and MutualFirst Financial has otherwise complied with the terms of the Merger Agreement.

Northwest Bancshares also may terminate the Merger Agreement if:

•

the board of directors of MutualFirst Financial does not recommend approval of the Merger Agreement in this Proxy Statement/Prospectus or withdraws, qualifies or modifies its recommendation in a manner adverse to Northwest Bancshares; or

•	if MutualFirst Financial has received a superior proposal from a third party and has entered into an agreement with the third party with respect to the superior proposal.

Termination Fee (page 80)

Under certain circumstances described in the Merger Agreement, in connection with the termination of the Merger Agreement, MutualFirst Financial will owe Northwest Bancshares an $11.0 million termination fee. See “Proposal 1—The Merger Proposal—Termination Fee” on page 80 for a list of the circumstances under which a termination fee is payable.

Interests of Certain Persons in the Merger that are Different from Yours (page 64)

Officers and directors of MutualFirst Financial have employment and other compensation agreements or economic interests that give them interests in the Merger that are somewhat different from, or in addition to, their interests as MutualFirst Financial stockholders. These interests and agreements include:

•	one member of the MutualFirst Financial board of directors will be appointed to the Northwest Bancshares and Northwest Bank boards of directors;

•

Northwest Bancshares will establish an advisory board and each of the MutualFirst Financial directors (excluding the director who is appointed to the Northwest Bancshares and Northwest Bank boards of directors) shall be invited to join, and such advisory directors will serve for an initial term of one year;

•

all outstanding MutualFirst Financial stock options will be exchanged for an amount of cash equal to the positive difference between $39.89 and the exercise price per share of such MutualFirst Financial stock option multiplied by the number of shares subject to such MutualFirst Financial stock option;

•

severance or other payments to certain executive officers under their employment or change in control agreements, and under a supplemental executive retirement agreement for MutualFirst Financial’s President and Chief Executive Officer;

•	continued employment that has been offered by Northwest Bank to MutualFirst Financial’s President and Chief Executive Officer and Chief Financial Officer, and MutualBank’s Senior Vice President; and

•	rights of MutualFirst Financial officers and directors to continued indemnification coverage and continued coverage under directors’ and officers’ liability insurance policies.

The MutualFirst Financial board of directors was aware of and considered these interests, among other matters, in evaluating and recommending to the MutualFirst Financial stockholders that they approve the Merger Agreement and the Merger. The aggregate amount that each director and executive officer is expected to receive in connection with the Merger, and based on the assumptions therein, is set forth in “Proposal 1—The Merger Proposal—Interests of Certain Persons in the Merger that are Different from Yours” on page 64.

Accounting Treatment of the Merger (page 61)

The Merger will be accounted for using the acquisition method in accordance with U.S. generally accepted accounting principles.

Comparison of Rights of Stockholders (page 86)

When the Merger is completed, MutualFirst Financial stockholders who receive shares of Northwest Bancshares common stock will become Northwest Bancshares stockholders and their rights will be governed by Maryland law and by Northwest Bancshares’ articles of incorporation and bylaws. The rights of MutualFirst Financial stockholders will change as a result of the Merger solely due to differences in Northwest Bancshares’ and MutualFirst Financial governing documents, as each company is governed by Maryland law. See “Comparison of Rights of Stockholders” for a summary of the material differences between the respective rights of MutualFirst Financial stockholders and Northwest Bancshares stockholders.

No Appraisal or Dissenters’ Rights (page 39)

Appraisal or dissenters’ rights are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in that extraordinary transaction. Under the Maryland General Corporation Law, holders of MutualFirst Financial common stock are not entitled to appraisal rights in the Merger with respect to their shares of MutualFirst Financial common stock because MutualFirst Financial common stock is listed on a national securities exchange.

Material U.S. Federal Income Tax Consequences of the Merger (page 61)

Northwest Bancshares and MutualFirst Financial have each received a legal opinion that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Accordingly, U.S. holders of MutualFirst Financial common stock generally will not recognize any gain or loss on the exchange of shares of MutualFirst Financial common stock for shares of Northwest Bancshares common stock. However, a U.S. holder of MutualFirst Financial common stock generally will recognize gain or loss with respect to cash received instead of a fractional share of Northwest Bancshares common stock that a U.S. holder would otherwise be entitled to receive.

This tax treatment may not apply to all MutualFirst Financial stockholders. Determining the actual tax consequences of the Merger to MutualFirst Financial stockholders can be complicated. MutualFirst Financial stockholders should consult their own tax advisor for a full understanding of the Merger’s tax consequences that are particular to each stockholder.

To review the tax consequences of the Merger to MutualFirst Financial stockholders in greater detail, please see the section “Proposal 1—The Merger Proposal—Material U.S. Federal Income Tax Consequences of the Merger.”

Litigation Related to the Merger (page 81)

On December 23, 2019, a purported MutualFirst Financial stockholder filed a lawsuit against MutualFirst Financial and the members of the MutualFirst Financial Board of Directors in the United States District Court for the District of Maryland, captioned Shiva Stein v. MutualFirst Financial, Inc. et al., Docket No. 1:19-cv-03625. The plaintiff generally alleges that the registration statement filed with the SEC on December 20, 2019 contains materially misleading omissions or misrepresentations in violation of Section 14(a) and Section 20(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder. The plaintiff seeks injunctive relief, unspecified damages, and an award of attorneys’ fees and expenses.

On January 3, 2020, a purported MutualFirst Financial stockholder filed a lawsuit against MutualFirst Financial, the members of the MutualFirst Financial Board of Directors and Northwest Bancshares in the United States District Court for the District of Delaware making similar allegations.

MutualFirst Financial and Northwest Bancshares are reviewing the complaints and have not yet formally responded. Although the ultimate outcome of these actions cannot be predicted with certainty, MutualFirst Financial and Northwest Bancshares believe that these lawsuits are without merit and intend to defend against these actions vigorously.

Risk Factors (page 14)

You should consider all the information contained in or incorporated by reference into this Proxy Statement/Prospectus in deciding how to vote for the proposals presented in the Proxy Statement/Prospectus. In particular, you should consider the factors described under “Risk Factors.”

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this Proxy Statement/Prospectus, including the matters addressed under the section titled “Caution About Forward-Looking Statements,” you should consider carefully the risk factors described below in deciding how to vote. You should also read and consider the risk factors associated with the business of Northwest Bancshares because these risk factors may affect the operations and financial results of the combined company. These risk factors may be found in Northwest Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2018.

Because the price of Northwest Bancshares common stock will fluctuate, MutualFirst Financial stockholders cannot be certain of the market value of the merger consideration.

Upon completion of the Merger, each share of MutualFirst Financial common stock will be converted into the right to receive 2.4 shares of Northwest Bancshares common stock. The dollar value of the Northwest Bancshares common stock that MutualFirst Financial stockholders will receive upon completion of the Merger will depend upon the market value of Northwest Bancshares common stock at the time of completion of the Merger, which may be lower or higher than the closing price of Northwest Bancshares common stock on the last full trading day preceding public announcement that Northwest Bancshares and MutualFirst Financial entered into the Merger Agreement, the last full trading day prior to the date this Proxy Statement/Prospectus was mailed or the date of the MutualFirst Financial special meeting. The market values of Northwest Bancshares common stock and MutualFirst Financial common stock have varied since Northwest Bancshares and MutualFirst Financial entered into the Merger Agreement and will continue to vary in the future due to changes in the business, operations or prospects of Northwest Bancshares and MutualFirst Financial, market assessments of the Merger, regulatory considerations, market and economic considerations, and other factors, most of which are beyond Northwest Bancshares’ and MutualFirst Financial’s control. Accordingly, at the time of the MutualFirst Financial special meeting, MutualFirst Financial stockholders will not necessarily know or be able to calculate the value of the stock consideration they would be entitled to receive upon completion of the Merger. You should obtain current market quotations for shares of Northwest Bancshares common stock and for shares of MutualFirst Financial common stock.

MutualFirst Financial will be subject to business uncertainties and contractual restrictions while the Merger is pending.

Uncertainty about the effect of the Merger on employees and customers may have an adverse effect on MutualFirst Financial. These uncertainties may impair MutualFirst Financial’s ability to attract, retain and motivate key personnel until the Merger is completed, and could cause customers and others who deal with MutualFirst Financial to seek to change existing business relationships with MutualFirst Financial. MutualFirst Financial employee retention and recruitment may be particularly challenging prior to the effective time of the Merger, as employees and prospective employees may experience uncertainty about their future roles with the combined company.

The pursuit of the Merger and the preparation for the integration may place a significant burden on management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could affect MutualFirst Financial’s and Northwest Bancshares’ financial results. In addition, the Merger Agreement requires that MutualFirst Financial operate in the usual, regular and ordinary course of business and restricts MutualFirst Financial from taking certain actions prior to the effective time of the Merger or termination of the Merger Agreement without Northwest Bancshares’ consent in writing. These restrictions may prevent MutualFirst Financial from pursuing attractive business opportunities that may arise prior to the completion of the Merger.

Failure to complete the Merger could negatively impact the stock price and future business and financial results of MutualFirst Financial.

MutualFirst Financial has already incurred substantial expenses in connection with the Merger. If the Merger is not completed, the ongoing business of MutualFirst Financial may be adversely affected and MutualFirst Financial will be subject to several risks, including the following:

•	if the Merger Agreement is terminated under specified circumstances, MutualFirst Financial will be required to pay Northwest Bancshares an $11.0 million termination fee;

•	MutualFirst Financial will be required to pay certain costs relating to the Merger, whether or not the Merger is completed, such as legal, accounting, financial advisory and printing fees;

•

under the Merger Agreement, MutualFirst Financial is subject to certain restrictions on the conduct of its business prior to completing the Merger, which may adversely affect its operating results; and

•

matters relating to the Merger may require substantial commitments of time and resources by MutualFirst Financial management, which could otherwise have been devoted to other opportunities that may have been beneficial to MutualFirst Financial as an independent company.

In addition, if the Merger is not completed, MutualFirst Financial may experience negative reactions from the financial markets and from its customers and employees. MutualFirst Financial also could be subject to litigation related to any failure to complete the Merger or to enforcement proceedings to perform their respective obligations under the Merger Agreement. If the Merger is not completed, some or all of the risks described above may materialize and may materially affect MutualFirst Financial’s business, financial results and stock price.

Northwest Bancshares may be unable to successfully integrate MutualFirst Financial’s operations or otherwise realize the expected benefits from the Merger, which could adversely affect Northwest Bancshares’ results of operations and financial condition.

The Merger involves the integration of two companies that have previously operated independently. The difficulties of combining the operations of the two companies include:

•	integrating personnel with diverse business backgrounds;

•	converting customers to new systems;

•	combining different corporate cultures; and

•	retaining key employees.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the business and the loss of key personnel. The integration of the two companies will require the experience and expertise of certain key employees of MutualFirst Financial who are expected to be retained by Northwest Bancshares. Northwest Bancshares may not be successful in retaining these employees for the time period necessary to successfully integrate MutualFirst Financial’s operations with those of Northwest Bancshares. The diversion of management’s attention and any delay or difficulty encountered in connection with the Merger and the integration of the two companies’ operations could have an adverse effect on the business and results of operations of Northwest Bancshares following the Merger.

The success of the Merger will depend, in part, on Northwest Bancshares’ ability to realize the anticipated benefits and cost savings from combining the business of MutualFirst Financial with Northwest Bancshares. If Northwest Bancshares is unable to successfully integrate MutualFirst Financial, the anticipated benefits and cost savings of the Merger may not be realized fully or may take longer to realize than expected. For example, Northwest Bancshares may fail to realize the anticipated increase in earnings and cost savings anticipated to be derived from the Merger. In addition, as with regard to any merger, a significant decline in asset valuations or cash flows may also cause Northwest Bancshares not to realize expected benefits.

The termination fee and the restrictions on solicitation contained in the Merger Agreement may discourage other companies from trying to acquire MutualFirst Financial.

Until the completion of the Merger, with some exceptions, MutualFirst Financial is prohibited from soliciting, initiating, knowingly encouraging or participating in any discussion of or otherwise considering any inquiry or proposal that may lead to an acquisition proposal, such as a merger or other business combination transaction, with any person other than Northwest Bancshares. In addition, MutualFirst Financial has agreed to pay an $11.0 million termination fee to Northwest Bancshares in specified circumstances. These provisions could discourage other companies that may have an interest in acquiring MutualFirst Financial from considering or proposing such an acquisition even though those other companies might be willing to offer greater value to MutualFirst Financial’s stockholders than Northwest Bancshares has offered in the Merger. The payment of the termination fee could also have a material adverse effect on MutualFirst Financial’s financial condition.

MutualFirst Financial’s officers and directors have interests that are different from, or in addition to, interests of MutualFirst Financial stockholders generally.

You should be aware that the directors and officers of MutualFirst Financial have interests in the Merger that are different from, or in addition to, the interests of MutualFirst Financial stockholders generally. These include: one current MutualFirst Financial board member joining the Northwest Bancshares board of directors upon completion of the Merger; all current MutualFirst Financial board members (excluding the director who is appointed to the Northwest Bancshares and Northwest Bank boards of directors) will be invited to join a Northwest Bancshares advisory board to serve for an initial term of one year; continued employment that has been offered by Northwest Bank to MutualFirst Financial’s President and Chief Executive Officer and to its Chief Financial Officer, and MutualBank’s Senior Vice President; severance or other payments that certain officers may receive under existing employment or change-in-control agreements and, with respect to MutualFirst Financial’s President and Chief Executive Officer, a supplemental executive retirement income agreement in the event of his termination of employment; and provisions in the Merger Agreement relating to indemnification of directors and officers and insurance for directors and officers of MutualFirst Financial for events occurring before the Merger. For a more detailed discussion of these interests, see “Proposal 1—The Merger Proposal—Interests of Certain Persons in the Merger that are Different from Yours.”

MutualFirst Financial stockholders will have a reduced ownership and voting interest after the Merger and will exercise less influence over management of the combined organization.

MutualFirst Financial stockholders currently have the right to vote in the election of the MutualFirst Financial board of directors and on various other matters affecting MutualFirst Financial. Upon the completion of the Merger, each MutualFirst Financial stockholder will become a stockholder of Northwest Bancshares with a percentage ownership of the combined organization that is significantly smaller than the stockholder’s percentage ownership of MutualFirst Financial. It is expected that the former stockholders of MutualFirst Financial as a group will receive shares in the Merger constituting approximately 16.3% of the outstanding shares of Northwest Bancshares common stock immediately after the Merger, representing less than a majority of the ownership and voting power of Northwest Bancshares. As a result, MutualFirst Financial stockholders will have significantly less influence on the management and policies of Northwest Bancshares than they now have on the management and policies of MutualFirst Financial.

The shares of Northwest Bancshares common stock to be received by MutualFirst Financial stockholders as a result of the Merger will have different rights from shares of MutualFirst Financial common stock.

Following completion of the Merger, MutualFirst Financial stockholders who receive the merger consideration will no longer be stockholders of MutualFirst Financial but will instead be stockholders of Northwest Bancshares. There will be differences between the current rights of MutualFirst Financial stockholders and the rights of Northwest Bancshares stockholders that may be important to MutualFirst Financial stockholders. See “Comparison of Rights of Stockholders” beginning on page 86 for a discussion of the different rights associated with Northwest Bancshares common stock and MutualFirst Financial common stock.

The fairness opinion received by MutualFirst Financial’s board of directors from MutualFirst Financial’s financial advisor prior to the signing of the Merger Agreement does not reflect changes in circumstances subsequent to the date of the fairness opinion.

KBW, MutualFirst Financial’s financial advisor in connection with the Merger, delivered to the board of directors of MutualFirst Financial an opinion dated October 29, 2019. The opinion does not speak as of the time the Merger will be completed or any date other than the date of such opinion. The opinion does not reflect changes that may occur or may have occurred after the date of the opinion, including changes to the operations and prospects of Northwest Bancshares or MutualFirst Financial, changes in general market and economic conditions or regulatory or other factors. Any such changes may materially alter or affect the relative values of Northwest Bancshares and MutualFirst Financial.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated.

Before the Merger may be completed, various approvals and consents must be obtained from regulatory entities. These regulators may impose conditions on the completion of the Merger or require changes to the terms of the Merger. Any such conditions or changes could have the effect of delaying completion of the Merger or imposing additional costs on or limiting the revenues of Northwest Bancshares following the Merger.

Either Northwest Bancshares or MutualFirst Financial may terminate the Merger Agreement if the Merger has not been completed by July 31, 2020, unless the failure of the Merger to be completed has resulted from the failure of the party seeking to terminate the Merger Agreement to perform its obligations under the Merger Agreement, provided that the termination date will be automatically extended to September 30, 2020 if the inability to complete the Merger is solely due to a delay in receiving regulatory approvals and the parties are acting in good faith to obtain such approvals.

Goodwill incurred in the Merger may negatively affect Northwest Bancshares’ financial condition.

To the extent that the value of the shares of Northwest Bancshares common stock issued or to be issued in the Merger exceeds the fair value of the net assets of MutualFirst Financial, including identifiable intangibles, that amount will be reported as goodwill by Northwest Bancshares. In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually. A failure to realize expected benefits of the Merger could adversely impact the carrying value of the goodwill recognized in the Merger, and in turn negatively affect Northwest Bancshares’ financial condition.

The price of Northwest Bancshares common stock might decrease after the Merger.

Upon completion of the Merger, holders of MutualFirst Financial common stock who receive the merger consideration will become stockholders of Northwest Bancshares. Northwest Bancshares common stock could decline in value after the Merger. For example, during the twelve-month period ending on January 23, 2020 (the most recent practicable date before the printing of this Proxy Statement/Prospectus), the closing price of Northwest Bancshares common stock varied from a low of $15.59 to a high of $18.68 and ended that period at $16.32. The market value of Northwest Bancshares common stock fluctuates based upon general market conditions, Northwest Bancshares’ business and prospects and other factors. Further, the market price of Northwest Bancshares common stock after the Merger may be affected by factors different from those currently affecting the common stock of Northwest Bancshares or MutualFirst Financial. The businesses of MutualFirst Financial and Northwest Bancshares differ and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations and market prices of common stock of each of MutualFirst Financial and Northwest Bancshares. For a discussion of the businesses of MutualFirst Financial and Northwest Bancshares and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this Proxy Statement/Prospectus and referred to under “Where You Can Find More Information” beginning on page 92.

The unaudited pro forma condensed combined financial statements included in this document are preliminary and the actual financial condition and results of operations of Northwest Bancshares after the Merger may differ materially.

The unaudited pro forma condensed combined financial statements in this document are presented for illustrative purposes only and are not necessarily indicative of what Northwest Bancshares’ actual financial condition or results of operations would have been had the Merger been completed on the dates indicated. The unaudited pro forma condensed combined financial data, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. The unaudited pro forma condensed combined financial statements reflect adjustments, which are based upon preliminary estimates, to record the MutualFirst Financial identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this document is preliminary, and final allocation of the purchase price will be based on the actual purchase price and the fair value of the assets and liabilities of MutualFirst Financial as of the date of the completion of the Merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this document.

MutualFirst Financial stockholders do not have appraisal or dissenters’ rights in the Merger.

Appraisal or dissenters’ rights are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in that extraordinary transaction. Under the Maryland General Corporation Law, holders of MutualFirst Financial common stock are not entitled to appraisal rights in the Merger with respect to their shares of MutualFirst Financial common stock because MutualFirst Financial common stock is listed on a national securities exchange.

Risks Relating to MutualFirst Financial’s Business

You should read and consider risk factors specific to MutualFirst Financial’s business that will also affect the combined company after the Merger. These risks are described in the sections entitled “Risk Factors” in MutualFirst Financial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in other documents incorporated by reference into this document. Please see the section entitled “Where You Can Find More Information” beginning on page 92 of this document for the location of information incorporated by reference into this document.

Litigation relating to the Merger could result in significant costs, management distraction, and/or a delay of, or injunction against, the Merger.

On December 23, 2019, a purported MutualFirst Financial stockholder filed a lawsuit against MutualFirst Financial and the members of the MutualFirst Financial Board of Directors in the United States District Court for the District of Maryland, captioned Shiva Stein v. MutualFirst Financial, Inc. et al., Docket No. 1:19-cv-03625. The plaintiff generally alleges that the registration statement filed with the SEC on December 20, 2019 contains materially misleading omissions or misrepresentations in violation of Section 14(a) and Section 20(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder. The plaintiff seeks injunctive relief, unspecified damages, and an award of attorneys’ fees and expenses.

On January 3, 2020, a purported MutualFirst Financial stockholder filed a lawsuit against MutualFirst Financial, the members of the MutualFirst Financial Board of Directors and Northwest Bancshares in the United States District Court for the District of Delaware making similar allegations.

The outcomes of these actions are uncertain and could result in additional costs to MutualFirst Financial and/or Northwest Bancshares, including costs associated with the indemnification of MutualFirst Financial’s directors and officers. Other plaintiffs may also file lawsuits against MutualFirst Financial and/or Northwest Bancshares and/or their directors and officers in connection with the Merger. The defense or settlement of any lawsuits or claims relating to the Merger may have an adverse effect on the business, financial condition and results of operations of MutualFirst Financial and/or Northwest Bancshares and/or the combined company.

If the actions remain unresolved, they could prevent or delay the completion of the Merger. One of the conditions to the consummation of the Merger is the absence of any order that would have the effect of preventing the completion of the Merger or the bank merger or of any suit, action or other proceeding that is pending or threatened by any governmental entity that seeks to restrain or prohibit the Merger or the bank merger. Consequently, if the lawsuits are not dismissed or a settlement or other resolution is not reached in these or any other lawsuits that are filed or in any regulatory proceeding, or these plaintiffs or any other claimants secure injunctive or other relief or a regulatory authority issues an order or other directive preventing the consummation of the Merger or the bank merger, then such injunctive or other relief may prevent the Merger from becoming effective in a timely manner or at all.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this document are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Northwest Bancshares’ or MutualFirst Financial’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “projections,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the Merger or the bank merger, including future financial and operating results of Northwest Bancshares, MutualFirst Financial or the combined company following the Merger, the combined company’s plans, objectives, expectations and intentions, the expected timing of the completion of the Merger, financing plans and the availability of capital, the likelihood of success and impact of litigation and other statements that are not historical facts. These statements are only predictions based on Northwest Bancshares’ and MutualFirst Financial’s current expectations and projections about future events. There are important factors that could cause Northwest Bancshares’ and MutualFirst Financial’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described in the section entitled “Risk Factors.”

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties which change over time. In addition to factors previously disclosed in Northwest Bancshares’ and MutualFirst Financial’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements:

•	the inability to close the Merger and the bank merger in a timely manner;

•	failure to obtain applicable regulatory approvals and meet other closing conditions to the Merger on the expected terms and schedule;

•	the potential impact of announcement or consummation of the proposed Merger with MutualFirst Financial on relationships with third parties, including customers, employees, and competitors;

•	business disruption following the Merger;

•	difficulties and delays in integrating the Northwest Bancshares and MutualFirst Financial businesses or fully realizing cost savings and other benefits;

•	Northwest Bancshares’ potential exposure to unknown or contingent liabilities of MutualFirst Financial;

•	the challenges of integrating, retaining, and hiring key personnel;

•	failure to attract new customers and retain existing customers in the manner anticipated;

•	the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future, including litigation related to the Merger;

•	any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems;

•	changes in Northwest Bancshares’ stock price before closing, including as a result of the financial performance of MutualFirst Financial prior to closing;

•

operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which Northwest Bancshares and MutualFirst Financial are highly dependent;

•

changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action and other changes pertaining to banking, securities, taxation, housing, financial accounting and reporting, environmental protection, and insurance, and the ability to comply with such changes in a timely manner;

•	changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the Federal Reserve;

•

changes in interest rates, which may affect Northwest Bancshares’ or MutualFirst Financial’s net income, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of Northwest Bancshares’ or MutualFirst Financial’s assets, including its investment securities;

•	potential changes to the federal tax code;

•	changes in accounting principles, policies, practices, or guidelines;

•	changes in Northwest Bancshares’ credit ratings or in Northwest Bancshares’ ability to access the capital markets;

•	natural disasters, war, or terrorist activities; and

•	other economic, competitive, governmental, regulatory, technological, and geopolitical factors affecting Northwest Bancshares’ or MutualFirst Financial’s operations, pricing, and services.

Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond Northwest Bancshares’ or MutualFirst Financial’s control.

Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

For any forward-looking statements made in this document or in any documents incorporated by reference into this document, Northwest Bancshares and MutualFirst Financial claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document or the date of the applicable document incorporated by reference in this document. Except to the extent required by applicable law, Northwest Bancshares and MutualFirst Financial do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions, or events that occur after the date the forward-looking statements are made. All written and oral forward-looking statements concerning the Merger or other matters addressed in this document and attributable to Northwest Bancshares, MutualFirst Financial, or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this document.

SELECTED HISTORICAL FINANCIAL INFORMATION

The following tables show summarized historical financial data for Northwest Bancshares and MutualFirst Financial. You should read this summary financial information in connection with Northwest Bancshares’ and MutualFirst Financial’s historical financial information, which is incorporated by reference into this document.

SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF NORTHWEST BANCSHARES, INC.

	At September 30, 2019	At December 31,
		2018	2017	2016	2015	2014
	(in thousands)
Selected Consolidated Financial Data:
Total assets	$10,580,474	$9,607,773	$9,363,934	$9,623,640	$8,951,899	$7,775,033
Cash and cash equivalents	107,602	68,789	77,710	389,867	167,408	240,706
Investment securities held-to-maturity	—	—	—	4,808	6,610	66,752
Investment securities available-for-sale	165,106	224,192	261,809	378,666	395,688	427,259
Mortgage-backed securities held-to-maturity	18,958	22,765	29,677	15,170	25,079	36,943
Mortgage-backed securities available-for-sale	642,717	577,258	530,726	447,534	478,717	485,112
Loans receivable net of allowance for loan losses:
Residential mortgage	2,893,534	2,860,333	2,772,248	2,693,439	2,717,385	2,494,724
Home equity	1,325,087	1,254,890	1,305,521	1,340,837	1,201,861	1,082,732
Consumer	1,081,564	848,214	658,056	634,334	512,691	236,626
Commercial real estate loans	2,789,002	2,443,446	2,431,266	2,315,414	2,317,647	1,767,795
Commercial	709,971	589,342	569,523	512,384	409,865	344,861
Total loans receivable, net (1)	8,799,158	7,996,225	7,736,614	7,496,408	7,159,449	5,922,373
Deposits	8,681,500	7,894,179	7,826,989	7,882,321	6,612,581	5,632,542
Borrowed funds	255,257	234,389	108,238	142,899	975,007	888,109
Stockholders’ equity	1,351,770	1,257,638	1,207,724	1,170,663	1,163,163	1,062,647

(1)	Total includes unallocated allowance for loan losses of $4.4 million for December 31, 2015 and 2014, respectively.

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(in thousands except per share data)
Selected Consolidated Operating Data:
Total interest income	$313,962	$278,013	$375,781	$358,856	$345,634	$319,580	$305,427
Total interest expense	42,441	26,203	37,140	28,071	38,299	56,327	56,587

Net interest income	271,521	251,810	338,641	330,785	307,335	263,253	248,840
Provision for loan losses	14,436	16,540	20,332	19,751	13,542	9,712	20,314

Net interest income after provision for loan losses	257,085	235,270	318,309	311,034	293,793	253,541	228,526
Non-interest income	71,194	68,454	91,702	110,480	85,360	68,836	70,766
Non-interest expense	219,532	203,825	276,098	285,603	307,838	233,877	215,535

Income before income tax expense	108,747	99,899	133,913	135,911	71,315	88,500	83,757
Income tax expense	23,906	20,875	28,422	41,444	21,648	27,960	21,795

Net income	$84,841	$79,024	$105,491	$94,467	$49,667	$60,540	$61,962

Earnings per share:
Basic	$0.81	$0.78	$1.03	$0.94	$0.50	$0.64	$0.68
Diluted	$0.80	$0.76	$1.02	$0.92	$0.49	$0.64	$0.67

At or For the Nine Months Ended September 30, (1)	At or For the Year Ended December 31,
2019	2018	2018	2017	2016	2015	2014
Selected Financial Ratios and Other Data:
Return on average assets (2)	1.10%	1.11%	1.11%	0.99%	0.55%	0.73%	0.79%
Return on average equity (3)	8.65%	8.67%	8.61%	7.95%	4.28%	5.49%	5.69%
Average capital to average assets	12.75%	12.84%	12.87%	12.51%	12.73%	13.25%	13.80%
Capital to total assets	12.78%	12.96%	13.09%	12.90%	12.16%	12.99%	13.67%
Tangible common equity to tangible assets	9.64%	9.86%	10.03%	9.68%	8.95%	10.28%	11.64%
Net interest rate spread (4)	3.67%	3.73%	3.73%	3.72%	3.60%	3.29%	3.27%
Net interest margin (5)	3.87%	3.86%	3.88%	3.82%	3.73%	3.49%	3.47%
Non-interest expense to average assets	2.13%	2.15%	2.90%	3.01%	3.38%	2.81%	2.73%
Efficiency ratio	62.62%	62.24%	62.80%	63.19%	77.31%	69.92%	67.02%
Non-interest income to average assets	0.69%	0.72%	0.96%	1.16%	0.94%	0.83%	0.92%
Net interest income to non-interest expense	1.24	x	1.24	x	1.23	x	1.16	x	1.00	x	1.13	x	1.15	x
Dividend payout ratio	67.50%	67.11%	66.67%	69.60%	122.45%	87.50%	241.80%
Non-performing loans to net loans receivable	0.74%	0.93%	0.91%	0.84%	1.07%	1.02%	1.35%
Non-performing assets to total assets	0.63%	0.80%	0.78%	0.75%	0.88%	0.91%	1.25%
Allowance for loan losses to non-performing loans	80.40%	75.21%	76.21%	87.43%	76.00%	85.86%	84.35%
Allowance for loan losses to net loans receivable	0.60%	0.70%	0.69%	0.73%	0.81%	0.88%	1.14%
Average interest-earning assets to average interest-bearing liabilities	1.36	x	1.35	x	1.35	x	1.31	x	1.28	x	1.26	x	1.25	x
Number of full-service offices	182	172	172	172	176	181	162
Number of consumer finance offices	—	—	—	—	49	51	51

(1)	Annualized where appropriate.
(2)	Represents net income divided by average assets.
(3)	Represents net income divided by average equity.
(4)	Represents average yield on interest-earning assets less average cost of interest-bearing liabilities (shown on a fully taxable equivalent basis).
(5)	Represents net interest income as a percentage of average interest-earning assets (shown on a fully taxable equivalent basis).

SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF MUTUALFIRST FINANCIAL, INC.

	At September 30, 2019	At December 31,
		2018	2017	2016	2015	2014
	(in thousands)
Selected Consolidated Financial Data:
Total assets	$2,073,550	$2,049,313	$1,588,932	$1,553,133	$1,478,265	$1,423,423
Cash and cash equivalents	31,315	33,414	27,341	26,860	20,915	29,575
Loans, net	1,483,611	1,482,662	1,167,758	1,157,120	1,068,204	1,003,518
Investment securities available-for-sale	382,976	370,875	277,378	249,913	261,138	260,806
Deposits	1,573,088	1,519,225	1,202,034	1,153,382	1,091,382	1,079,320
Borrowings	257,314	310,485	221,395	244,780	235,075	202,616
Stockholders’ equity	221,978	202,363	150,282	140,038	137,025	126,752

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(in thousands except per share data)
Selected Consolidated Operating Data:
Total interest income	$64,437	$58,204	$79,694	$58,868	$53,802	$51,776	$51,178
Total interest expense	16,106	11,595	16,591	10,611	9,247	8,803	8,923

Net interest income	48,331	46,609	63,103	48,257	44,555	42,973	42,255
Provision for loan losses	1,375	1,520	2,120	1,220	850	125	850

Net interest income after provision for loan losses	46,956	45,089	60,983	47,037	43,705	42,848	41,405
Non-interest income	16,638	14,277	19,574	18,076	19,422	17,139	14,885
Non-interest expense	43,686	43,714	58,733	46,005	45,500	43,147	41,378

Income before income tax expense	19,908	15,652	21,824	19,108	17,627	16,840	14,912
Income tax expense	2,785	2,079	2,960	6,793	4,386	4,578	3,866

Net income	$17,123	$13,573	$18,864	$12,315	$13,241	$12,262	$11,046

Earnings per share:
Basic	$2.00	$1.63	$2.25	$1.67	$1.79	$1.66	$1.54
Diluted	$1.97	$1.60	$2.21	$1.64	$1.76	$1.62	$1.49

At or For the Nine Months Ended September 30, (1)	At or For the Year Ended December 31,
2019	2018	2018	2017	2016	2015	2014
Selected Financial Ratios and Other Data:
Return on average assets (2)	1.10%	0.95%	0.97%	0.78%	0.87%	0.85%	0.79%
Return on average equity (3)	10.75%	9.97%	10.21%	8.40%	9.40%	9.29%	9.27%
Average capital to average assets	10.27%	9.48%	9.51%	9.33%	9.28%	9.13%	8.47%
Capital to total assets	10.71%	9.58%	9.87%	9.46%	9.02%	9.27%	8.90%
Tangible common equity to tangible assets	9.60%	8.39%	8.72%	9.35%	8.89%	9.11%	8.72%
Net interest rate spread (4)	3.09%	3.28%	3.26%	3.13%	3.04%	3.10%	3.15%
Net interest margin (5)	3.43%	3.55%	3.55%	3.38%	3.27%	3.29%	3.31%
Non-interest expense to average assets	2.11%	2.28%	3.02%	2.93%	3.00%	2.99%	2.94%
Efficiency ratio	67.24%	71.80%	71.04%	69.35%	71.12%	71.78%	72.42%
Non-interest income to average assets	0.80%	0.75%	1.01%	1.15%	1.28%	1.19%	1.06%
Net interest income to non-interest expense	1.11	x	1.07	x	1.07	x	1.05	x	0.98	x	1.00	x	1.02	x
Dividend payout ratio	30.46%	33.75%	33.48%	40.24%	32.95%	29.63%	21.48%
Non-performing loans to net loans receivable	0.39%	0.39%	0.61%	0.44%	0.46%	0.66%	0.73%
Non-performing assets to total assets	0.38%	0.36%	0.54%	0.38%	0.42%	0.65%	0.75%
Allowance for loan losses to non-performing loans	229.56%	227.47%	145.85%	235.90%	230.11%	176.28%	177.04%
Allowance for loan losses to net loans receivable	0.90%	0.88%	0.89%	1.05%	1.06%	1.17%	1.30%
Average interest-earning assets to average interest-bearing liabilities	1.23	x	1.23	x	1.23	x	1.21	x	1.19	x	1.18	x	1.16	x
Number of full-service offices	39	39	39	27	31	31	30

(1)	Annualized where appropriate.
(2)	Represents net income divided by average assets.
(3)	Represents net income divided by average equity.
(4)	Represents average yield on interest-earning assets less average cost of interest-bearing liabilities (shown on a fully taxable equivalent basis).
(5)	Represents net interest income as a percentage of average interest-earning assets (shown on a fully taxable equivalent basis).

SUMMARY SELECTED PRO FORMA CONDENSED COMBINED DATA

The following table shows selected financial information on a pro forma combined basis giving effect to the Merger (which is known as “pro forma” information) as if the Merger had become effective as of the date presented, in the case of the balance sheet information, and at the beginning of the period presented, in the case of the income statement information. The pro forma information reflects the acquisition method of accounting.

Northwest Bancshares anticipates that the Merger will provide the combined company with financial benefits that include reduced operating expenses and greater revenue. The pro forma information, while helpful in illustrating the financial characteristics of Northwest Bancshares following the Merger under one set of assumptions, does not reflect these benefits and, accordingly, does not attempt to predict or suggest future results. The pro forma information also does not necessarily reflect what the historical results of Northwest Bancshares would have been had these companies been combined during these periods.

The exchange ratio of 2.4 was used in preparing this selected pro forma information. You should read this summary pro forma information in conjunction with the information under “Pro Forma Financial Information” and with the historical information in this document on which it is based.

At September 30, 2019
(In thousands)
Pro forma combined balance sheet data:
Total assets	$12,762,211
Total loans, net	10,277,564
Deposits	10,253,837
Total stockholders’ equity	1,686,067

	Nine Months Ended September 30, 2019	Year Ended December 31, 2018
	(In thousands, except per share data)
Pro forma condensed combined income statement data:
Interest income	$383,592	$462,399
Interest expense	59,152	54,538

Net interest income	324,440	407,861
Provision for loan losses	15,811	22,452

Net interest income after provision for loan losses	308,629	385,409
Non-interest income	87,832	111,276
Non-interest expense	265,231	337,213

Income before income taxes	131,230	159,472
Provision for income taxes	27,232	32,166

Net income	$103,998	$127,306

Pro forma per share data:
Basic earnings	$0.83	$1.04
Diluted earnings	$0.82	$1.03

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION RELATING TO THE MUTUALFIRST FINANCIAL MERGER

The following unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to the proposed Merger. The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical financial information of Northwest Bancshares and MutualFirst Financial as of September 30, 2019 and assumes that the Merger was completed on that date. The unaudited pro forma combined condensed consolidated statements of operations for the nine months ended September 30, 2019 and the year ended December 31, 2018 combine the historical financial information of Northwest Bancshares and MutualFirst Financial and give effect to the Merger as if it had been completed as of January 1, 2019 and January 1, 2018, respectively. The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition had the Merger been completed on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. Certain reclassifications have been made to MutualFirst Financial’s historical financial information in order to conform to Northwest Bancshares’ presentation of financial information.

The actual value of Northwest Bancshares common stock to be recorded as consideration in the Merger will be based on the closing price of Northwest Bancshares common stock at the time of the Merger completion date. The proposed Merger is expected to be completed in the second quarter of 2020, but there can be no assurance that the Merger will be completed as anticipated. For purposes of the pro forma financial information, the fair value of Northwest Bancshares common stock to be issued in connection with the Merger was based on Northwest Bancshares’ closing price of $16.39 as of September 30, 2019.

The pro forma financial information includes estimated adjustments, including adjustments to record assets and liabilities of MutualFirst Financial at their fair value, and represents the pro forma estimates by Northwest Bancshares based on available fair value information as of the date of the Merger Agreement.

The pro forma adjustments included herein are subject to change depending on changes in interest rates and the components of assets and liabilities, and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price for the Merger will be determined after it is completed and after completion of thorough analyses to determine the fair value of MutualFirst Financial’s tangible and identifiable intangible assets and liabilities as of the date the Merger is completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact Northwest Bancshares’ statement of operations due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to MutualFirst Financial’s stockholders’ equity, including results of operations from September 30, 2019 through the date the Merger is completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

Northwest Bancshares anticipates that the Merger will provide the combined company with financial benefits that include reduced operating expenses. These cost savings are not included in these pro forma statements and there can be no assurance that expected cost savings will be realized. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during the period.

The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of

Northwest Bancshares and MutualFirst Financial, which are incorporated in this Proxy Statement/Prospectus by reference.

The unaudited pro forma stockholders’ equity and net income are qualified by the statements set forth above and should not be considered indicative of the market value of Northwest Bancshares common stock or the actual or future results of operations of Northwest Bancshares for any period. Actual results may be materially different than the pro forma information presented.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

as of September 30, 2019

(in thousands)

	Northwest Bancshares	MutualFirst Financial	Pro Forma Adjustments		Pro Forma Northwest Bancshares
Assets
Cash and cash equivalents	$107,602	$35,338	$(30,000	)(1)	$112,940
Investments	826,781	382,976	—		1,209,757
Loans receivable	8,852,017	1,516,665	(38,259	)(2)	10,330,423
Allowance for loan losses	(52,859)	(13,411)	13,411	(3)	(52,859)

Net loans receivable	8,799,158	1,503,254	(24,848)		10,277,564
Other real estate owned	1,237	1,952	—		3,189
Fixed assets	148,796	24,518	5,310	(4)	178,624
Bank owned life insurance	187,971	61,099	—		249,070
Goodwill	344,720	22,310	150,575	(5)	517,605
Other intangible assets	22,410	2,969	13,789	(6)	39,168
Other assets	141,799	39,134	(6,639	)(7)	174,294

Total assets	$10,580,474	$2,073,550	$108,187		$12,762,211

Liabilities
Checking and savings deposits	$7,048,049	$1,067,271	$—		$8,115,320
Time deposits	1,633,451	505,817	(751	)(8)	2,138,517
FHLB borrowings	172,200	239,661	(3,234	)(9)	408,627
Other borrowings	83,057	9,255	—		92,312
Junior subordinated debentures	121,787	8,398	(147	)(10)	130,038
Other liabilities	170,160	21,170	—		191,330

Total liabilities	9,288,704	1,851,572	(4,132)		11,076,144

Equity
Common stock	1,067	85	119	(11)	1,271
Additional paid-in capital	801,382	113,879	220,214	(12)	1,135,475
Retained earnings	577,018	99,002	(99,002	)(13)	577,018
Accumulated other comprehensive income/(loss)	(27,697)	9,012	(9,012)		(27,697)

Total equity	1,351,770	221,978	112,319		1,686,067

Total liabilities and equity	$10,580,474	$2,073,550	$108,187		$12,762,211

(1)	Adjustment to record merger related expenses.
(2)	Adjustment to record loan portfolio at fair value.

Interest rate adjustment to record loans at fair value	$(11,382)
Credit adjustment to record loans at fair value	(26,877)

$(38,259)

(3)	Elimination of existing MutualFirst Financial allowance for loan losses.
(4)	Adjustment to record fixed assets at fair value.

(footnotes continue on following page)

(continued from previous page)

(5)	Excess of purchase price less MutualFirst Financial tangible equity, elimination of existing MutualFirst Financial goodwill, net fair value adjustments and creation of core deposit intangible (“CDI”).

MutualFirst Financial tangible equity:
Common stock	$85
Additional paid in capital	113,879
Retained earnings	99,002
Accumulated other comprehensive income	9,012
Goodwill	(22,310)
CDI	(2,969)

Tangible equity	$196,699

Purchase price	$334,297
Tangible equity of MutualFirst Financial	(196,699)

Excess of net purchase price over carrying value of net tangible assets acquired	137,598
Net fair value adjustments	35,287

Preliminary pro forma goodwill resulting from merger	172,885
MutualFirst Financial goodwill	(22,310)

Net pro forma adjusted goodwill	$150,575

(6)	Estimated CDI at 1.1% of non time deposits and elimination of existing MutualFirst Financial CDI.

Estimated CDI	$16,758
MutualFirst Financial CDI	(2,969)

$13,789

(7)	Current/deferred income taxes created as a result of purchase accounting adjustments—assumed 21% tax rate.

Merger expenses	$(30,000)
21%

(6,300)
Loan fair value adjustment	$(38,259)
21%

(8,034)
Elimination of existing MutualFirst Financial allowance for loan loss	$13,411
21%

2,816
CDI, net of existing MutualFirst Financial CDI	$13,789
21%

2,896
Fixed assets	$5,310
21%

1,115
Time deposit fair value adjustment	$751
21%

158
FHLB borrowings fair value adjustment	$3,234
21%

679
Junior subordinated debentures fair value adjustment	$147
21%

31
$(6,639)

(8)	Adjustment to record time deposits at fair value.
(9)	Adjustment to record FHLB borrowings at fair value.
(10)	Adjustment to record junior subordinated debentures at fair value.
(11)

Elimination of MutualFirst Financial’s common stock and issuance of an estimated 20,396,378 shares of Northwest Bancshares common stock, $0.01 par value, as consideration. (Number of shares issued estimated based on total MutualFirst Financial shares outstanding as of September 30, 2019.)

Elimination of MutualFirst Financial’s common stock	$(85)
Northwest Bancshares common stock issued as consideration	204

$119

(12)	Elimination of MutualFirst Financial’s additional paid in capital and issuance of Northwest Bancshares common stock at $16.39 per share as consideration.

Elimination of MutualFirst Financial’s additional paid in capital	$(113,879)
Northwest Bancshares common stock issued as consideration	334,093

$220,214

(13)	Elimination of MutualFirst Financial’s retained earnings.
(14)	Elimination of MutualFirst Financial’s accumulated other comprehensive income.

Unaudited Pro Forma Condensed Combined Consolidated Income Statement

For the Nine Months Ended September 30, 2019

(in thousands)

	Northwest Bancshares	MutualFirst Financial	Pro Forma Adjustments		Pro Forma Northwest Bancshares
Interest Income
Loans	$296,943	$55,566	$5,193	(1)	$357,702
Investments	15,794	8,100	—		23,894
Federal Home Loan Bank stock dividends	794	536	—		1,330
Interest-earning deposits	431	235	—		666

Total interest income	313,962	64,437	5,193		383,592

Interest Expense
Deposits	36,323	11,434	113	(2)	47,870
Borrowed funds	6,118	4,672	492	(3)	11,282

Total interest expense	42,441	16,106	605		59,152
Net interest income	271,521	48,331	4,588		324,440
Provision for loan losses	14,436	1,375	—		15,811

Net interest income after provision for loan losses	257,085	46,956	4,588		308,629

Noninterest Income
Service charges and fees	38,940	5,930	—		44,870
Trust and other financial services income	13,248	3,625	—		16,873
Insurance income	6,210	—	—		6,210
Gain on sale of investments	23	975	—		998
Other income	12,773	6,108	—		18,881

Total noninterest income	71,194	16,638	—		87,832

Noninterest Expense
Compensation and employee benefits	121,012	25,927	—		146,939
Premises and occupancy costs	21,666	3,045	100	(4)	24,811
Office operations	10,036	1,805	—		11,841
Processing expenses	34,184	4,278	—		38,462
Marketing expenses	5,988	970	—		6,958
Federal deposit insurance premiums	685	413	—		1,098
Professional services	8,754	1,364	—		10,118
Amortization of intangible assets	4,909	601	1,913	(5)	7,423
Real estate owned expense	406	170	—		576
Restructuring/Acquisition expense	3,054	—	—		3,054
Other expense	8,838	5,113	—		13,951

Noninterest expense	219,532	43,686	2,013		265,231
Income before income tax expense	108,747	19,908	2,575		131,230
Income tax expense	23,906	2,785	541		27,232

Net income	$84,841	$17,123	$2,034		$103,998

Earnings per common share
Basic	$0.81	$2.00			$0.83
Diluted	$0.80	$1.97			$0.82
Weighted average common shares
Basic	104,626,560	8,579,514	20,396,378	(6)	125,022,938
Diluted	105,681,615	8,697,365	20,396,378	(6)	126,077,993

(1)	Loan interest yield adjustment amortization.
(2)	Time deposit fair value adjustment amortization.
(3)	Borrowings fair value adjustment amortization.
(4)	Fixed asset amortization.
(5)	Core deposit intangible amortization.
(6)	Reflects the issuance of 20,396,378 shares of Northwest Bancshares common stock in consideration for the outstanding shares of MutualFirst Financial.

Unaudited Pro Forma Condensed Combined Consolidated Income Statement

For the Year Ended December 31, 2018

(in thousands)

	Northwest Bancshares	MutualFirst Financial	Pro Forma Adjustments		Pro Forma Northwest Bancshares
Interest Income
Loans	$356,571	$68,474	$6,924	(1)	$431,969
Investments	17,923	10,363	—		28,286
Federal Home Loan Bank stock dividends	452	606	—		1,058
Interest-earning deposits	835	251	—		1,086

Total interest income	375,781	79,694	6,924		462,399

Interest Expense
Deposits	30,985	10,856	150	(2)	41,991
Borrowed funds	6,155	5,735	657	(3)	12,547

Total interest expense	37,140	16,591	807		54,538
Net interest income	338,641	63,103	6,117		407,861
Provision for loan losses	20,332	2,120	—		22,452

Net interest income after provision for loan losses	318,309	60,983	6,117		385,409

Noninterest Income
Service charges and fees	50,792	7,937	—		58,729
Trust and other financial services income	16,581	—	—		16,581
Insurance income	8,791	4,865	—		13,656
Gain on sale of investments	157	804	—		961
Other income	15,381	5,968	—		21,349

Total noninterest income	91,702	19,574	—		111,276

Noninterest Expense
Compensation and employee benefits	152,395	32,964	—		185,359
Premises and occupancy costs	27,519	3,965	133	(4)	31,617
Office operations	14,139	2,514	—		16,653
Processing expenses	41,255	5,343	—		46,598
Marketing expenses	8,434	1,606	—		10,040
Federal deposit insurance premiums	2,746	898	—		3,644
Professional services	10,598	2,177	—		12,775
Amortization of intangible assets	5,848	1,103	2,249	(5)	9,200
Real estate owned expense	817	189	—		1,006
Restructuring/Acquisition expense	1,014	—	—		1,014
Other expense	11,333	7,974	—		22,026

Noninterest expense	276,098	58,733	2,382		337,213
Income before income tax expense	133,913	21,824	3,785		159,472
Income tax expense	28,422	2,960	784		32,166

Net income	$105,491	$18,864	$2,951		$127,306

Earnings per common share
Basic	$1.03	$2.25			$1.04
Diluted	$1.02	$2.21			$1.03
Weighted average common shares
Basic	102,073,888	8,394,195	20,396,378	(6)	122,470,266
Diluted	103,565,901	8,543,544	20,396,378	(6)	123,962,279

(1)	Loan interest yield adjustment amortization.
(2)	Time deposit fair value adjustment amortization.
(3)	Borrowings fair value adjustment amortization.
(4)	Fixed asset amortization.
(5)	Core deposit intangible amortization.
(6)	Reflects the issuance of 20,396,378 shares of Northwest Bancshares common stock in consideration for the outstanding shares of MutualFirst Financial.

COMPARATIVE PRO FORMA PER SHARE DATA

The following table summarizes selected share and per share information about Northwest Bancshares and MutualFirst Financial giving effect to the Merger (which is referred to as “pro forma” information). The data in the table should be read together with the financial information and the financial statements of Northwest Bancshares and MutualFirst Financial incorporated by reference or included in this Proxy Statement/Prospectus. The pro forma information is presented as an illustration only. The data does not necessarily indicate the combined financial position per share or combined results of operations per share that would have been reported if the Merger had occurred when indicated, nor is the data a forecast of the combined financial position or combined results of operations for any future period.

The information about book value per share and shares outstanding assumes that the Merger took place as of the dates presented and is based on the assumptions set forth in the preceding unaudited pro forma combined consolidated statements of financial condition. The information about dividends and earnings per share assumes that the Merger took place as of the periods presented and is based on the assumptions set forth in the preceding unaudited pro forma condensed combined consolidated statements of operations. No pro forma adjustments have been included in these statements of operations which reflect potential effects of the Merger related to integration expenses, cost savings or operational synergies which are expected to be obtained by combining the operations of Northwest Bancshares and MutualFirst Financial, or the costs of combining the companies and their operations.

	Northwest Bancshares Historical	MutualFirst Financial Historical	Pro Forma Combined	Equivalent Pro Forma MutualFirst Financial (4)
Basic Net Income Per Common Share
Nine Months Ended September 30, 2019	$0.81	$2.00	$0.83	$2.00
Year Ended December 31, 2018	$1.03	$2.25	$1.04	$2.50
Diluted Net Income Per Common Share (1)
Nine Months Ended September 30, 2019	$0.80	$1.97	$0.82	$1.97
Year Ended December 31, 2018	$1.02	$2.21	$1.03	$2.47
Dividends Declared Per Common Share (2)
Nine Months Ended September 30, 2019	$0.54	$0.60	$0.54	$1.30
Year Ended December 31, 2018	$0.68	$0.74	$0.68	$1.63
Book Value Per Common Share (3)
September 30, 2019	$12.67	$26.12	$13.27	$31.85

(1)

Pro forma combined diluted net income per share of Northwest Bancshares common stock is based on the pro forma combined diluted net income for the merged entities divided by total pro forma diluted common shares of the combined entities.

(2)	Pro forma dividends per share represent Northwest Bancshares’ historical dividends per share.
(3)	Pro forma combined book value per share of Northwest Bancshares common stock is based on the pro forma common stockholders’ equity divided by total pro forma common shares.
(4)	Represents the pro forma combined information multiplied by the 2.4 exchange ratio.

INFORMATION ABOUT COMMON STOCK

Northwest Bancshares common stock is listed on the Nasdaq Global Select Market under the symbol “NWBI.” MutualFirst Financial common stock is quoted on the Nasdaq Global Market under the symbol “MFSF.”

You should obtain current market quotations for Northwest Bancshares and MutualFirst Financial common stock, as the market price of Northwest Bancshares common stock will fluctuate between the date of this document and the date on which the Merger is completed, and thereafter. You can get these quotations on the Internet, from a newspaper or by calling your broker.

As of January 8, 2020, there were approximately 925 holders of record of MutualFirst Financial common stock. This does not reflect the number of persons or entities who may hold their stock in nominee or “street name” through brokerage firms.

SPECIAL MEETING OF MUTUALFIRST FINANCIAL STOCKHOLDERS

Date, Place, Time and Purpose

MutualFirst Financial’s board of directors is sending you this document to request that you allow your shares of MutualFirst Financial to be represented at the special meeting by the persons named in the enclosed proxy card. At the special meeting, the MutualFirst Financial board of directors will ask you to vote on a proposal to approve and adopt the Merger Agreement and approve the Merger, as well as a proposal to approve the Merger-Related Executive Compensation. You may also be asked to vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the Merger Agreement and approve the Merger, or to approve the Merger-Related Executive Compensation. The special meeting will be held at MutualBank, 110 E. Charles Street, Muncie, Indiana 47305 at 11:00 a.m., local time, on March 6, 2020.

Who Can Vote at the Meeting

You are entitled to vote if the records of MutualFirst Financial show that you held shares of MutualFirst Financial common stock as of the close of business on January 8, 2020. As of the close of business on that date, a total of 8,607,953 shares of MutualFirst Financial common stock were outstanding. Each share of common stock has one vote, subject to a restriction in MutualFirst Financial’s Articles of Incorporation that record holders of shares owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of MutualFirst Financial’s common stock are not entitled to vote any shares held in excess of this 10% limit. If you are a beneficial owner of shares of MutualFirst Financial common stock held by a broker, bank or other nominee (i.e., in “street name”) and you want to vote your shares in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

The special meeting will conduct business only if the holders of at least one third (33 1/3%) of the outstanding shares of MutualFirst Financial common stock are represented in person or by proxy at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares of MutualFirst Financial common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Approval and Adoption of the Merger Agreement and Approval of the Merger. Approval and adoption of the Merger Agreement and approval of the Merger will require the affirmative vote of the holders of a majority of the outstanding shares of MutualFirst Financial common stock. Abstentions and broker non-votes will have the same effect as shares voted against the Merger Agreement and the Merger. Failure to return a properly executed proxy card or to vote in person will have the same effect as a vote against the Merger Agreement and the Merger.

Proposal 2: Advisory, Non-Binding Approval of the Merger-Related Executive Compensation. Approval of the Merger-Related Executive Compensation will require the affirmative vote of the holders of a majority of the shares of MutualFirst Financial common stock voted on this proposal. Abstentions and broker non-votes will not affect whether the proposal is approved.

Proposal 3: Adjourn the special meeting, if necessary or appropriate, including an adjournment to permit further solicitation of proxies in favor of the Merger Agreement or the Merger-Related Executive Compensation. Approval of the Adjournment Proposal will require the affirmative vote of the holders of a majority of the shares of MutualFirst Financial common stock voted on this proposal. Abstentions and broker non-votes will not affect whether the proposal is approved.

Shares Held by MutualFirst Financial Officers and Directors and by Northwest Bancshares

As of January 8, 2020, directors, and executive officers of MutualFirst Financial and their affiliates beneficially owned 1,634,375 shares of MutualFirst Financial common stock, not including shares that may be acquired upon the exercise of stock options. This equals 19.0% of the outstanding shares of MutualFirst Financial common stock, and represents 38.0% of the votes required to approve the Merger Proposal. The directors and executive officers of MutualFirst Financial have agreed to vote their shares in favor of the Merger Agreement and the Merger at the special meeting. As of the same date, Northwest Bancshares and its subsidiaries and its directors and executive officers did not own any shares of MutualFirst Financial common stock.

Voting and Revocability of Proxies

You may vote in person at the special meeting or by proxy. To ensure your representation at the special meeting, MutualFirst Financial recommends that you vote by proxy even if you plan to attend the special meeting. You can always change your vote at the special meeting.

MutualFirst Financial stockholders whose shares are held in “street name” by their broker, bank or other nominee must follow the instructions provided by their broker, bank or other nominee to vote their shares. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet.

Voting instructions are included on your proxy form. If you properly complete and timely submit your proxy, your shares will be voted as you have directed. You may vote for, against, or abstain with respect to the approval of the Merger Proposal, the approval of the Merger-Related Executive Compensation and the approval of the Adjournment Proposal. If you are the record holder of your shares of MutualFirst Financial common stock and submit your proxy without specifying a voting instruction, your shares of MutualFirst Financial common stock will be voted “FOR” the approval of the Merger Proposal, “FOR” the approval of the Merger-Related Executive Compensation Proposal, and “FOR” the Adjournment Proposal. MutualFirst Financial’s board of directors recommends a vote “FOR” the approval of the Merger Proposal, “FOR” the approval of the Merger-Related Executive Compensation Proposal and “FOR” the approval of the Adjournment Proposal.

You may revoke your proxy before it is voted by:

•	filing with the Secretary of MutualFirst Financial a duly executed revocation of proxy;

•	submitting a new proxy with a later date; or

•	voting in person at the special meeting.

Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to:

MutualFirst Financial, Inc.

Melissa Greer, Corporate Secretary

110 E. Charles Street

Muncie, Indiana 47305

If any matters not described in this document are properly presented at the special meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. MutualFirst Financial does not know of any other matters to be presented at the meeting.

Solicitation of Proxies

MutualFirst Financial will pay for this proxy solicitation. In addition to soliciting proxies by mail, Regan & Associates, Inc., a proxy solicitation firm, will assist MutualFirst Financial in soliciting proxies for the special meeting. MutualFirst Financial will pay $18,000 for these services. MutualFirst Financial will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. Additionally, directors, officers and employees of MutualFirst Financial may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies.

NO DISSENTERS’ RIGHTS

Stockholders of MutualFirst Financial are not entitled to appraisal or dissenters’ rights in connection with the Merger.

PROPOSAL 1 - THE MERGER PROPOSAL

The following summary of the Merger Agreement is qualified by reference to the complete text of the Merger Agreement. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated by reference into this Proxy Statement/Prospectus. You should read the Merger Agreement completely and carefully as it, rather than this description, is the legal document that governs the Merger.

General

The Merger Agreement provides for the merger of MutualFirst Financial with and into Northwest Bancshares, with Northwest Bancshares as the surviving entity. Following the merger of MutualFirst Financial with and into Northwest Bancshares, Northwest Bancshares will merge MutualBank with and into Northwest Bank, with Northwest Bank as the surviving bank.

Background of the Merger

As part of MutualFirst Financial’s ongoing efforts to strengthen its business and increase value for stockholders and other constituencies, MutualFirst Financial’s board of directors and senior management regularly review and assess MutualFirst Financial’s business plans and strategic opportunities and challenges, including the possibility of pursuing various strategic transactions with other financial institutions. In recent years, these strategic discussions have been set against a backdrop of, among other things, business performance, the impact of low interest rates and challenging regulatory, compliance and competitive environments facing financial institutions generally, and the impact of the economic environment for MutualFirst Financial in particular. MutualFirst Financial’s board of directors and senior management routinely review strategic alternatives, including evaluating continued independence as a community bank, divesting or acquiring specific lines of business, acquiring, or being acquired by, another financial institution and a variety of balance sheet restructuring opportunities. In addition, MutualFirst Financial’s board of directors and senior management have evaluated the expected current and future earnings impact of the various strategic alternatives in the context of its capital position, risk appetite, asset and deposit acquisition capabilities and multiple interest rate scenarios. From time to time, MutualFirst Financial’s board of directors and senior management have discussed various strategic alternatives potentially available to MutualFirst Financial with KBW and have discussed potential strategic transaction opportunities with various banking organizations.

In December 2018, senior management and an ad hoc committee of the board met to review the proposed 2019 operating budget prior to its presentation to the full board. The 2019 budget covered the fifth year of MutualFirst Financial’s five-year strategic plan. On December 19, 2018, senior management presented the 2019 operating budget to the board of directors. Extensive discussion took place regarding the development of an updated strategic plan, including financial projections. Senior management discussed the process and assumptions utilized in its proposed strategic plan for fiscal years 2019 to 2022. The board asked management to revise the strategic plan to enable MutualFirst Financial to better compete with its higher performing peers.

On April 17, 2019 senior management presented an extension of the current five-year strategic plan to the board of directors for approval. The plan included financial projections which were assumed to be attainable, subject to the successful implementation of the operating changes and improvements set forth in the plan. The board and senior management discussed the financial projections contained in the strategic plan which showed improving performance, but, in the board’s view, not sufficient when compared to MutualFirst Financial’s peer group. At the direction of the board, senior management reviewed the strategic plan to seek changes that could produce better results. The revised strategic plan, which detailed significant operational changes to improve overall financial performance, including operating efficiencies, was approved at the May 22, 2019 board meeting.

Chief Executive Officer David Heeter, as part of MutualFirst Financial’s ongoing review of strategic alternatives, met with various banking leaders from Indiana, Ohio, Michigan and Pennsylvania. On April 4, 2019 Mr. Heeter met with Ronald Seiffert, Chairman, President and Chief Executive Officer of Northwest Bancshares. Mr. Heeter and Mr. Seiffert discussed each of their views about the current community banking market and their approaches to banking generally, and shared information about the history and cultures of their respective companies. As a result of the meeting, Messrs. Heeter and Seiffert agreed to continue discussions. Following Mr. Heeter’s initial meeting with Mr. Seiffert, Mr. Heeter provided information to the board regarding Northwest Bancshares. Mr. Heeter had the opportunity to meet informally with Mr. Seiffert at an investor conference on May 7, 2019. They agreed to continue their discussion of a potential business combination and the potential benefits to each organization.

On June 17, 2019, Messrs. Heeter and Seiffert met to discuss in more detail the potential benefits of a partnership. During that meeting, Mr. Seiffert described a specific strategy that included MutualFirst Financial, and indicated the advantages Northwest Bancshares could offer compared to those of other potential partnerships. One of these advantages was the ability to pay a potential price of approximately $40 for each share of common stock of MutualFirst Financial, which Mr. Seiffert felt was higher than most other potential partners could afford to pay.

On June 18, 2019, MutualFirst Financial’s board of directors held a special strategy meeting. Representatives of senior management and representatives of KBW, acting as MutualFirst Financial’s financial advisor, were also in attendance. During the meeting, Mr. Heeter discussed corporate strategy, including the impact of the current operating environment on MutualFirst Financial and other financial institutions and the many challenges to continued earnings growth, including the execution risks in implementing the recently adopted strategic plan. Mr. Heeter also reported that a recent analyst’s report had downgraded earnings forecasts for MutualFirst Financial. The focus of this meeting was to assess multiple strategic alternatives for MutualFirst Financial. Representatives of KBW reviewed the banking landscape with the board of directors. MutualFirst Financial’s board of directors discussed MutualFirst Financial’s earnings potential, including the likelihood of being able to successfully implement its strategic plan, and considered and discussed the benefits of remaining independent, acquiring other institutions, seeking a merger of equals or partnering with another financial institution.

On June 19, 2019, at a regularly scheduled board meeting, senior management and the board discussed various benefits of strategic partnerships. The board formed an Ad Hoc Committee to review various partnership opportunities. The Ad Hoc Committee was led by director Richard Lashley and included directors Wilbur Davis, Linn Crull, Mark Barkley and James Bernard. There was no management member on the committee, although Chief Executive Officer Heeter provided input and served as a liaison between MutualFirst Financial and its advisors. The initial Ad Hoc Committee meeting was held on July 8, 2019. At this initial meeting, the committee identified strategic alternatives, identified potential merger and acquisition candidates and created a process to evaluate the most attractive alternatives. A representative of KBW attended the meeting and provided input regarding various alternatives and candidates.

At the July 17, 2019 board meeting, director Lashley provided a summary of the Ad Hoc Committee’s activities and an in-depth discussion followed regarding strategic alternatives. A representative of KBW also in attendance discussed potential illustrative strategic transactions based on information provided by MutualFirst Financial and publicly available information for other financial institutions. Key factors identified by the board when considering a partner included: a focus on the continuation of MutualFirst Financial’s mission as a community bank; providing long-term investment potential; significant integration expertise; sufficient size and the ability to benefit from increased scale; and the ability and willingness to pay an attractive premium. The board determined that a merger of equals transaction, with no or a low premium to MutualFirst Financial’s stockholders, was not the most desirable alternative. At the board meeting, Mr. Heeter communicated plans for him, Chairman Davis and President Botts to meet with Mr. Seiffert and the Lead Director of Northwest Bancshares, Philip Tredway, on August 9, 2019.

Mr. Heeter and Chief Financial Officer Christopher Cook attended the KBW Investor Conference on July 28, 2019. At this conference they had the opportunity to interact with the management teams from several community banks that were being considered as part of the strategic alternative evaluation process of the MutualFirst Financial board.

On August 9, 2019, Messrs. Heeter, Davis, and Botts met with Mr. Seiffert and Mr. Tredway. That meeting focused on the business strategy of each company and the perspective each had regarding the benefits of a strategic partnership. At that meeting Mr. Seiffert again suggested a potential price in a merger transaction of approximately $40 per share of MutualFirst common stock.

An Ad Hoc Committee meeting was held on August 20, 2019. Chairman Lashley reviewed a summary of previous actions. The committee and a representative of KBW discussed potential merger partners. The KBW representative summarized a comparison of a number of financial institutions, including their financial performance, potential capacity to pay and potential willingness to partner with MutualFirst Financial. The Committee reviewed the various alternatives available to MutualFirst Financial and determined that pursuing a merger with a financially strong partner that shares the values and culture of MutualFirst Financial and could afford to pay a significant premium to MutualFirst Financial’s stockholders should be recommended to the full board. In addition, the committee discussed and determined to recommend that MutualFirst Financial retain Silver, Freedman, Taff & Tiernan LLP (“SFTT”) as its legal counsel to pursue a possible merger partnership.

On August 21, 2019, the Ad Hoc Committee reported its analysis and recommendations to the Board of Directors. The MutualFirst Financial board approved and adopted the recommendations. Representatives of KBW joined the meeting and reviewed potential strategic opportunities and potential strategic partners that had been identified based on industry knowledge and strategic fit with MutualFirst Financial and perceived ability and desire to complete a transaction. Following a lengthy discussion with representatives of KBW and MutualFirst Financial’s senior management, MutualFirst Financial’s board of directors determined that of the identified strategic partners, Northwest Bancshares had sufficient perceived interest in a business combination with MutualFirst Financial and the financial and organizational capacity to complete such a transaction at a favorable price, and was the best alternative among the various potential partners under consideration. The board of directors determined that a business combination with Northwest Bancshares had the potential to create significant long-term value for MutualFirst Financial’s stockholders. MutualFirst Financial’s board of directors authorized representatives of MutualFirst Financial’s senior management and KBW to pursue discussions regarding a potential merger with Northwest Bancshares and to execute a customary confidentiality agreement.

At this same meeting, SFTT discussed the legal considerations of a potential transaction with Northwest Bancshares, referring to its discussion of the fiduciary responsibilities of the board that previously had been provided in writing.

In accordance with MutualFirst Financial’s directives, KBW notified Northwest Bancshares that MutualFirst Financial was willing to discuss a potential transaction, and Northwest Bancshares provided a non-binding indication of interest (“IOI”) to MutualFirst Financial on August 22, 2019. The IOI outlined key elements of a potential business combination and required an exclusive negotiating period. In order to move forward with the process, MutualFirst Financial and Northwest Bancshares entered into a customary confidentiality agreement on August 26, 2019.

On August 30, 2019, the Ad Hoc Committee met to review the IOI submitted by Northwest Bancshares. Representatives of KBW and SFTT attended this meeting and responded to questions from the Committee. The Committee discussed various terms of the IOI, including but not limited to: pricing and the form of consideration; pricing assumptions; financing needs; corporate structure; management and board representation; employee considerations; due diligence; timing; consents and approvals; integration and exclusivity. The committee’s concerns and requested changes to the IOI were relayed to Northwest Bancshares by representatives of KBW. On September 5, 2019, Northwest Bancshares provided a revised IOI to MutualFirst Financial in response to these concerns.

The Ad Hoc Committee met on September 5, 2019 to review the revised IOI. Later on September 5, 2019, MutualFirst Financial’s board of directors held a special meeting to consider Northwest Bancshares’ revised IOI. Representatives of MutualFirst Financial’s senior management, SFTT and KBW were also in attendance. SFTT discussed the fiduciary duties of the board of directors in connection with its evaluation of the IOI and MutualFirst Financial’s strategic alternatives. Representatives of KBW updated the board of directors on their discussions with Northwest Bancshares regarding the basis for pricing proposed by Northwest Bancshares. Representatives of KBW also discussed the recent performance of the banking industry and recent merger transactions in the industry, including general trends of declining premiums in bank merger transactions and market expectations on earn-back periods, and reviewed the revised IOI, comparing the terms offered by Northwest Bancshares to recent, similar transactions. The MutualFirst Financial Board had extensive discussions of the information provided at the meeting and continued to evaluate the financial benefits and execution risks associated with remaining independent and the opportunity to partner with Northwest Bancshares. The Board determined that MutualFirst Financial’s potential valuation by remaining independent was likely to be lower than the proposal from Northwest Bancshares. In light of the discussions and after receiving the recommendation of the Ad Hoc Committee, the board authorized MutualFirst Financial management to sign the IOI, complete due diligence and, with the assistance of KBW and counsel, negotiate a merger agreement exclusively with Northwest Bancshares pursuant to the terms of the IOI.

On September 12, 2019, Mr. Heeter and Mr. Seiffert discussed an efficient way to carry out the due diligence process. Senior management from each company prepared a due diligence list for the other company. Both lists requested extensive information regarding operational and financial details.

Mr. Heeter spent significant time touring the Northwest Bancshares headquarters in Warren, Pennsylavnia from October 2, 2019 through October 4, 2019. During this visit, Mr. Heeter met extensively with senior management of Northwest Bancshares as part of the due diligence process. Continued conversations with Mr. Seiffert and Northwest Bancshares senior management confirmed the Northwest Bancshares operating strategy and compatibility with that of MutualFirst Financial.

On October 3, 2019, Luse Gorman, PC, counsel to Northwest Bancshares, provided an initial draft of the merger agreement to SFTT. From October 3, 2019 until the execution of the merger agreement on October 29, 2019, the parties, with the assistance of their respective legal and financial advisors, exchanged drafts of and engaged in discussions and negotiations concerning the terms of the merger agreement. Extensive document and other due diligence continued concurrently with the negotiation of the merger agreement.

On October 11, 2019, representatives of KBW informed representatives of MutualFirst Financial that Northwest Bancshares had indicated that it was willing to negotiate a fixed exchange ratio that would focus on a value of $40 per share of MutualFirst common stock. Negotiations also continued on the definitive agreement.

On October 14, 2019, members of MutualFirst Financial’s senior management, together with representatives of KBW, met with representatives of Northwest Bancshares’ senior management and B. Riley FBR, Inc.,

Northwest Bancshares’ financial advisor to discuss financial projections. The purpose of this meeting was to confirm strategy and performance expectations of MutualFirst Financial and Northwest Bancshares moving forward.

On October 16, 2019, MutualFirst Financial’s board of directors met to discuss the merger agreement with Northwest Bancshares. Representatives of MutualFirst Financial’s senior management, SFTT, and KBW provided an update on the status of negotiations with Northwest Bancshares. Representatives of SFTT also reviewed the terms of the definitive merger agreement. Representatives of KBW discussed financial aspects of the potential transaction reflecting the proposed exchange ratio. Following a thorough discussion, MutualFirst Financial’s board of directors authorized senior management to continue negotiation of the merger agreement, including the exchange ratio, with Northwest Bancshares.

On October 29, 2019, MutualFirst Financial’s board of directors held a special meeting to consider the approval of the merger agreement and the transactions contemplated thereby. Representatives of MutualFirst Financial’s senior management, KBW and SFTT were also in attendance. Mr. Heeter updated and reviewed the status of discussions with Northwest Bancshares with MutualFirst Financial’s board, noting that all open issues in the merger agreement were resolved. A representative of SFTT summarized revisions to the merger agreement made subsequent to SFTT’s prior presentation to the board regarding key terms of the proposed transaction. At this meeting, KBW reviewed the financial aspects of the proposed transaction and rendered to the MutualFirst Financial board of directors an opinion to the effect that, as of that date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in such opinion, the exchange ratio in the merger was fair, from a financial point of view, to the holders of MutualFirst Financial common stock.

After extensive review and discussion, including consideration of the factors described under “—MutualFirst Financial’s Reasons for the Merger; Recommendation of MutualFirst Financial’s Board of Directors” below, MutualFirst Financial’s board of directors unanimously approved and adopted the merger agreement and the transactions contemplated thereby, and determined the merger and other transactions contemplated by the merger agreement to be in the best interests of MutualFirst Financial and its stockholders. MutualFirst Financial’s board of directors also directed that the merger agreement be submitted to MutualFirst Financial’s stockholders for approval and recommended that MutualFirst Financial’s stockholders approve and adopt the merger agreement and the related transactions and any other matters submitted for stockholder approval.

Following the board meeting, the merger agreement was executed and delivered by MutualFirst Financial and Northwest Bancshares. The parties announced the transaction following the closing of the stock markets in New York on October 29, 2019.

MutualFirst Financial’s Reasons for the Merger; Recommendation of MutualFirst Financial’s Board of Directors

In reaching its unanimous decision to approve and adopt the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and to recommend that MutualFirst Financial’s stockholders approve the Merger Agreement, MutualFirst Financial’s board of directors evaluated the Merger in consultation with its senior management, as well as MutualFirst Financial’s financial and legal advisors, and considered a number of factors, including the following:

•	an extensive review of strategic alternatives available to MutualFirst Financial;

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a review of the risks and prospects of MutualFirst Financial remaining independent, including (i) the challenges of the financial, operating, regulatory and interest rate environment, generally; (ii) the additional risks associated with executing a stand-alone strategy, including the risk that MutualFirst Financial could not achieve a level of profitability consistent with its peers; (iii) the increasing costs associated with banking regulation, compliance and technology, generally; and (iv) the anticipated costs of continuing to develop and enhance MutualFirst Financial’s business capabilities;

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MutualFirst Financial’s board of directors’ belief that combining with a larger financial institution would benefit MutualFirst Financial’s stockholders and other constituencies and that the transaction with Northwest Bancshares was more favorable to holders of MutualFirst Financial common stock than the potential value that might result from other alternatives reasonably available to MutualFirst Financial, given the challenges facing MutualFirst Financial as an independent company;

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Under the terms of the Merger Agreement, which had been approved unanimously by the boards of directors of both companies, stockholders of MutualFirst Financial would be entitled to receive 2.4 shares of Northwest Bancshares common stock for each share of common stock of MutualFirst Financial. The exchange ratio was fixed, and the transaction was expected to qualify as a tax-free exchange for stockholders of MutualFirst Financial. Based on Northwest Bancshares’ 15-day volume weighted average closing stock price ending on October 23, 2019, the deal would be valued at $346 million, or $39.89 per share, which equated to a price to tangible book value ratio of 172% and a price to earnings ratio, after considering fully phased-in cost savings, of under 10x based on consensus estimates for MutualFirst Financial’s 2020 EPS of $2.56 and cost savings of approximately 30%. The board noted that based on the closing price of Northwest’s stock on the day immediately prior to the signing of the Merger Agreement, the deal value was $41.28 per share. The tangible book value dilution, including all restructuring costs, of approximately $0.33, or 3.5%, was expected to be earned back in approximately 2.8 years when including the impact of adopting the Current Expected Credit Loss (“CECL”) accounting methodology and approximately 2.1 years excluding the impact of CECL;

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the dividends paid by Northwest Bancshares to its stockholders are higher than dividends paid by MutualFirst Financial to its stockholders and the potential for MutualFirst Financial’s stockholders to participate in the future earnings and growth of the combined company;

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the consideration that MutualFirst Financial’s stockholders would receive in the Merger is in the form of a fixed exchange ratio of Northwest Bancshares common stock and the fact that MutualFirst Financial stockholders would own approximately 16% of the combined company;

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the expected pro forma financial impact of the transaction, taking into account anticipated cost savings and other factors, on both MutualFirst Financial stockholders and Northwest Bancshares stockholders, especially the fact that the transaction is expected to be accretive to the combined company;

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the soundness of Northwest Bancshares’ business, financial condition, results of operations and management, and the performance and greater liquidity of Northwest Bancshares’ common stock on both a historical and prospective basis compared to MutualFirst Financial;

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MutualFirst Financial’s board of directors’ expectation that the combined company will have a strong capital position upon completion of the transaction, including with respect to maintenance of Northwest Bancshares’ dividend;

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the ability of MutualFirst Financial’s stockholders to participate in any future improvement in the combined company’s business and/or future appreciation in Northwest Bancshares’ stock from improved conditions for financial institutions or in the general economy;

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the financial presentation, dated October 29, 2019, of KBW to the MutualFirst Financial board of directors and the opinion, dated October 29, 2019, of KBW to the MutualFirst Financial board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of MutualFirst Financial common stock of the exchange ratio in the Merger, as more fully described below under “—Opinion of MutualFirst Financial’s Financial Advisor”;

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the consideration by MutualFirst Financial’s board of directors, consistent with MutualFirst Financial’s articles of incorporation, of the impact of the Merger on (i) the long- and short-term interests of MutualFirst Financial, (ii) the long- and short-term interests of MutualFirst Financial’s stockholders,

(iii) the interests of MutualFirst Financial’s employees and customers, and (iv) community and societal considerations, including the communities that MutualFirst Financial serves, which includes the factors described in this section and the following:

•	MutualFirst Financial’s and Northwest Bancshares’ shared corporate values and commitment to serve their customers and communities;

•	the ability, following the Merger, for MutualFirst Financial customers to benefit from a broader array of retail and commercial products and enhanced access to technology and digital capabilities; and

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Northwest Bancshares’ obligations under the Merger Agreement to provide the salary and wages, target cash bonus opportunities and employee benefits to continuing employees, as well as severance benefits to certain employees terminated in connection with the Merger, as described under “—Interests of Certain Persons in the Merger that are Different from Yours,” as well as the employment opportunities for certain MutualFirst Financial employees with Northwest Bancshares following the Merger;

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the interests in the Merger of MutualFirst Financial’s directors and executive officers, which are different from, or in addition to, those of MutualFirst Financial stockholders generally, as described under “—Interests of Certain Persons in the Merger that are Different from Yours”;

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the geographic and strategic fit of the branch networks of the combined company and the scale, scope, strength and diversity of operations, product lines and delivery systems that could be achieved by the combined company;

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the terms of the Merger Agreement, including the expected tax treatment of the Merger as a “reorganization” for U.S. federal income tax purposes and the size of the termination fee in relation to the overall transaction size;

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the fact that the Merger Agreement does not preclude a third party from making an unsolicited acquisition proposal to MutualFirst Financial and that, under certain circumstances more fully described under “—Additional Covenants of MutualFirst Financial and Northwest Bancshares in the Merger Agreement—Agreement Not to Solicit Other Proposals,” MutualFirst Financial may furnish non-public information to, and enter into discussions with, such a third party regarding a qualifying acquisition proposal;

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MutualFirst Financial’s board of directors’ review with SFTT of the terms of the Merger Agreement, including both parties’ covenant to use their commercially reasonable efforts to obtain all required approvals for the Merger;

•	the likelihood, based on Northwest Bancshares’ recent track record, of receiving the required regulatory approvals and completing the Merger in a timely manner;

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the potential risks associated with successfully integrating MutualFirst Financial’s business, operations and workforce with those of Northwest Bancshares, including the costs of successfully integrating the two companies;

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the potential for diversion of management and employee attention, and for employee attrition, during the period following announcement of the Merger and prior to the completion of the Merger and the potential effect on MutualFirst Financial’s business and relations with customers, service providers and other stakeholders, whether or not the Merger is completed;

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the Merger Agreement provisions generally requiring MutualFirst Financial to conduct its business in the ordinary course and the other restrictions on the conduct of MutualFirst Financial’s business prior to completion of the Merger, which may delay or prevent MutualFirst Financial from undertaking business opportunities that may arise pending completion of the Merger;

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with share consideration based on a fixed exchange ratio, the risk that the consideration to be paid to MutualFirst Financial stockholders could be adversely affected by a decrease in the trading price of Northwest Bancshares common stock prior to the closing of the Merger;

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the regulatory and other approvals required in connection with the Merger and the possibility that such regulatory approvals may not be received in a timely manner and may include the imposition of burdensome conditions which could allow Northwest Bancshares to terminate the Merger Agreement;

•	the risk of litigation by MutualFirst Financial stockholders regarding the Merger Agreement or the transactions contemplated thereby; and

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the other risks described under “Risk Factors,” and the risks of investing in Northwest Bancshares common stock identified in the “Risk Factors” sections of Northwest Bancshares’ periodic reports filed with the Securities and Exchange Commission and incorporated by reference herein.

The foregoing discussion of the information and factors considered by MutualFirst Financial’s board of directors is not exhaustive but includes the material factors considered by MutualFirst Financial’s board of directors. The above factors are not presented in any order of priority. In view of the wide variety of factors considered by MutualFirst Financial’s board of directors in connection with its evaluation of the Merger and the complexity of these matters, MutualFirst Financial’s board of directors did not attempt to quantify, rank or otherwise assign relative weights to specific factors that it considered in reaching its decision. Furthermore, in considering the factors described above, individual members of MutualFirst Financial’s board of directors may have given different weights to different factors.

The foregoing discussion of the information and factors considered by MutualFirst Financial’s board of directors is forward-looking in nature. This information should be read in light of the factors described under “Cautionary Statement About Forward-Looking Statements.”

On the basis of these considerations, MutualFirst Financial’s board of directors unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby and recommends that MutualFirst Financial’s stockholders vote “FOR” the approval and adoption of the Merger Agreement and the approval of the Merger, “FOR” the approval of the Merger-Related Executive Compensation Proposal and “FOR” the approval of the Adjournment Proposal.

Opinion of MutualFirst Financial’s Financial Advisor

MutualFirst Financial engaged KBW to render financial advisory and investment banking services to MutualFirst Financial, including an opinion to the MutualFirst Financial board of directors as to the fairness, from a financial point of view, to the holders of MutualFirst Financial common stock of the exchange ratio in the proposed Merger of MutualFirst Financial with and into Northwest Bancshares. MutualFirst Financial selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the Merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

As part of its engagement, representatives of KBW attended the meeting of the MutualFirst Financial board of directors held on October 29, 2019, at which the MutualFirst Financial board of directors evaluated the proposed Merger. At this meeting, KBW reviewed the financial aspects of the proposed Merger and rendered to the MutualFirst Financial board an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the exchange ratio in the proposed Merger was fair, from a financial point of view, to the holders of MutualFirst Financial common stock. The MutualFirst Financial board of directors approved the Merger Agreement at this meeting.

The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Appendix B to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.

KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the MutualFirst Financial board of directors (in its capacity as such) in connection with its consideration of the financial terms of the Merger. The opinion addressed only the fairness, from a financial point of view, of the exchange ratio in the Merger to the holders of MutualFirst Financial common stock. It did not address the underlying business decision of MutualFirst Financial to engage in the Merger or enter into the Merger Agreement or constitute a recommendation to the MutualFirst Financial board of directors in connection with the Merger, and it does not constitute a recommendation to any holder of MutualFirst Financial common stock or any stockholder of any other entity as to how to vote in connection with the Merger or any other matter, nor does it constitute a recommendation regarding whether or not any such stockholder should enter into a voting, stockholders’ or affiliates’ agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such stockholder.

KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of MutualFirst Financial and Northwest Bancshares and bearing upon the Merger, including, among other things:

•	a draft of the merger agreement dated October 25, 2019 (the most recent draft then made available to KBW);

•	the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2018 of MutualFirst Financial;

•	the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 of MutualFirst Financial;

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certain unaudited quarterly financial results for the quarter ended September 30, 2019 of MutualFirst Financial (contained in the Current Report on Form 8-K filed by MutualFirst Financial with the Securities and Exchange Commission on October 21, 2019);

•	the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2018 of Northwest Bancshares;

•	the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 of Northwest Bancshares;

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certain unaudited quarterly financial results for the quarter ended September 30, 2019 of Northwest Bancshares (contained in the Current Report on Form 8-K filed by Northwest Bancshares with the Securities and Exchange Commission on October 21, 2019);

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certain regulatory filings of MutualFirst Financial and Northwest Bancshares and their respective subsidiaries, including the quarterly reports on Form FR Y-9C and/or Form FR Y-9SP and call reports filed with respect to each quarter during the three-year period ended December 31, 2018 as well as the quarters ended March 31, 2019 and June 30, 2019;

•	certain other interim reports and other communications of MutualFirst Financial and Northwest Bancshares to their respective stockholders; and

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other financial information concerning the businesses and operations of MutualFirst Financial and Northwest Bancshares that was furnished to KBW by MutualFirst Financial and Northwest Bancshares or which KBW was otherwise directed to use for purposes of KBW’s analyses.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:

•	the historical and current financial position and results of operations of MutualFirst Financial and Northwest Bancshares;

•	the assets and liabilities of MutualFirst Financial and Northwest Bancshares;

•	the nature and terms of certain other merger transactions and business combinations in the banking industry;

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a comparison of certain financial and stock market information for MutualFirst Financial and Northwest Bancshares with similar information for certain other companies the securities of which were publicly traded;

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publicly available consensus “street estimates” of MutualFirst Financial, as well as assumed long-term MutualFirst Financial growth rates provided to KBW by MutualFirst Financial management, all of which information was discussed with KBW by MutualFirst Financial management and used and relied upon by KBW at the direction of such management and with the consent of the MutualFirst Financial board of directors;

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publicly available consensus “street estimates” of Northwest Bancshares, as well as assumed long-term Northwest Bancshares growth rates provided to KBW by Northwest Bancshares management, all of which information was discussed with KBW by Northwest Bancshares management and used and relied upon by KBW based on such discussions, at the direction of MutualFirst Financial management and with the consent of the MutualFirst Financial board of directors; and

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estimates regarding certain pro forma financial effects of the Merger on Northwest Bancshares (including, without limitation, the cost savings and related expenses expected to result or be derived from the Merger) that were prepared by, and provided to and discussed with KBW by, Northwest Bancshares management and that were used and relied upon by KBW based on such discussions, at the direction of MutualFirst Financial management and with the consent of the MutualFirst Financial board of directors.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also participated in discussions held by the managements of MutualFirst Financial and Northwest Bancshares regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as KBW deemed relevant to its inquiry. KBW was not requested to, and did not, assist MutualFirst Financial with soliciting indications of interest from third parties regarding a potential transaction with MutualFirst Financial.

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to it or that was publicly available and KBW did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the management of MutualFirst Financial as to the reasonableness and achievability of the publicly available consensus “street estimates” of MutualFirst Financial and the assumed MutualFirst Financial long-term growth rates referred to above (and the assumptions and bases therefor), and KBW assumed that all such information was reasonably prepared and represented, or in the case of the MutualFirst Financial “street estimates” referred to above that such estimates were consistent with, the best currently available estimates and judgments of such management and that the forecasts, projections and estimates reflected in such information would be realized in the amounts and in the time periods estimated. KBW further relied, with the consent of MutualFirst Financial, upon Northwest Bancshares’ management as to the reasonableness and achievability of the publicly available consensus “street estimates” of Northwest Bancshares, the assumed Northwest Bancshares long-term growth rates, and the estimates regarding certain pro forma financial effects of the Merger on Northwest Bancshares (including, without limitation, the cost savings and related expenses expected to result or be derived from the Merger), all as referred to above (and the assumptions and bases for all such information), and KBW assumed that all such information was reasonably prepared and represented, or in the case of the Northwest Bancshares “street estimates” referred to above that such estimates were consistent with, the best currently available estimates and judgments of Northwest Bancshares management and that the forecasts, projections and estimates reflected in such information would be realized in the amounts and in the time periods estimated.

It is understood that the portion of the foregoing financial information of MutualFirst Financial and Northwest Bancshares that was provided to KBW was not prepared with the expectation of public disclosure and that all of the foregoing financial information, including the publicly available consensus “street estimates” of MutualFirst Financial and Northwest Bancshares, was based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and, accordingly, actual results could vary significantly from those set forth in such information. KBW assumed, based on discussions with the respective managements of MutualFirst Financial and Northwest Bancshares and with the consent of the MutualFirst Financial board of directors, that all such information provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either MutualFirst Financial or Northwest Bancshares since the date of the last financial statements of each such entity that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and KBW assumed, without independent verification and with MutualFirst Financial’s consent, that the aggregate allowances for loan and lease losses for MutualFirst Financial and Northwest Bancshares are adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of MutualFirst Financial or Northwest Bancshares, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of MutualFirst Financial or Northwest Bancshares under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, KBW assumed no responsibility or liability for their accuracy.

KBW assumed, in all respects material to its analyses:

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that the Merger and any related transactions (including, without limitation, the bank merger) would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed would not differ in any respect material to KBW’s analyses from the draft reviewed by KBW and referred to above) with no adjustments to the exchange ratio and with no other consideration or payments in respect of MutualFirst Financial common stock;

•	that the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;

•	that each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

•

that there were no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transactions and that all conditions to the completion of the Merger and any related transaction would be satisfied without any waivers or modifications to the merger agreement or any of the related documents; and

•

that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of MutualFirst Financial, Northwest Bancshares or the pro forma entity, or the contemplated benefits of the Merger, including without limitation the cost savings and related expenses expected to result or be derived from the Merger.

KBW assumed that the Merger would be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, and all other applicable federal and state statutes, rules and regulations. KBW was further advised by representatives of MutualFirst Financial that MutualFirst Financial relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to MutualFirst Financial, Northwest Bancshares, the Merger and any related transaction, and the merger agreement. KBW did not provide advice with respect to any such matters.

KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of the opinion, of the exchange ratio in the Merger to the holders of MutualFirst Financial common stock. KBW expressed no view or opinion as to any other terms or aspects of the Merger or any term or aspect of any related transaction, including without limitation, the form or structure of the Merger or any such related transaction, any consequences of the Merger or any such related transaction to MutualFirst Financial, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. Developments subsequent to the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:

•	the underlying business decision of MutualFirst Financial to engage in the Merger or enter into the merger agreement;

•

the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by MutualFirst Financial or the MutualFirst Financial board of directors;

•

the fairness of the amount or nature of any compensation to any of MutualFirst Financial’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of MutualFirst Financial common stock;

•

the effect of the Merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of MutualFirst Financial (other than the holders of MutualFirst Financial common stock, solely with respect to the exchange ratio as described in KBW’s opinion and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of Northwest Bancshares or any other party to any transaction contemplated by the merger agreement;

•	the actual value of Northwest Bancshares common stock to be issued in the Merger;

•

the prices, trading range or volume at which MutualFirst Financial common stock or Northwest Bancshares common stock would trade following the public announcement of the Merger or the prices, trading range or volume at which Northwest Bancshares common stock would trade following the consummation of the Merger;

•	any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the merger agreement; or

•

any legal, regulatory, accounting, tax or similar matters relating to MutualFirst Financial, Northwest Bancshares, their respective stockholders, or relating to or arising out of or as a consequence of the Merger or any related transaction (including the bank merger), including whether or not the Merger would qualify as a tax-free reorganization for United States federal income tax purposes.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, MutualFirst Financial and Northwest Bancshares. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, KBW’s opinion was among several factors taken into consideration by the MutualFirst Financial board of directors in making its determination to approve the merger agreement and the Merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the MutualFirst Financial board of directors with respect to the fairness of the exchange ratio. The type and amount of consideration payable in the Merger were determined through negotiation between MutualFirst Financial and Northwest Bancshares and the decision of MutualFirst Financial to enter into the merger agreement was solely that of the MutualFirst Financial board of directors.

The following is a summary of the material financial analyses presented by KBW to the MutualFirst Financial board of directors in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the MutualFirst Financial board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

For purposes of the financial analyses described below, KBW utilized an implied transaction value for the Merger of $41.06 per outstanding share of MutualFirst Financial common stock, or $356.4 million in the aggregate (assuming all MutualFirst Financial stock options would be exercised prior to the closing of the Merger), based on the 2.400x exchange ratio in the proposed Merger and the closing price of Northwest Bancshares common stock on October 25, 2019. In addition to the financial analyses described below, KBW reviewed with the MutualFirst Financial board of directors for informational purposes, among other things, an implied transaction multiple for the proposed Merger (based on the implied transaction value for the Merger of $41.06 per outstanding share of MutualFirst Financial common stock) of 16.1x MutualFirst Financial’s estimated calendar 2020 earnings per share (“EPS”) using the publicly available calendar year 2020 EPS consensus “street estimate” for MutualFirst Financial.

MutualFirst Financial Selected Companies Analysis. Using publicly available information, KBW compared the financial performance, financial condition and market performance of MutualFirst Financial to 14 selected major exchange-traded (defined as the Nasdaq, New York Stock Exchange and NYSE American) banks and thrift holding companies which were headquartered in the Midwest United States and which had total assets between $1.5 billion and $3.0 billion. Merger targets were excluded from the selected companies.

The selected companies were as follows:

Alerus Financial Corporation

Bank First Corporation

Bridgewater Bancshares, Inc.

Civista Bancshares, Inc.

Farmers & Merchants Bancorp, Inc.

Farmers National Banc Corp.

First Business Financial Services, Inc.

LCNB Corp. Level One Bancorp, Inc. Macatawa Bank Corporation Old Second Bancorp, Inc. Southern Missouri Bancorp, Inc. Waterstone Financial, Inc. West Bancorporation, Inc.

To perform this analysis, KBW used profitability and other financial information for the latest 12 months (“LTM”) or most recent completed fiscal quarter (“MRQ”) available or as of the end of such periods and market price information as of October 25, 2019. KBW also used 2019 and 2020 EPS estimates taken from consensus “street estimates” for MutualFirst Financial and the selected companies. Where consolidated holding company level financial data for MutualFirst Financial and the selected companies was unreported, subsidiary bank level data was utilized to calculate ratios. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in MutualFirst Financial’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of MutualFirst Financial and the selected companies:

		Selected Companies
	MutualFirst Financial	25th Percentile	Median	Average	75th Percentile
Core Return on Average Assets (1)	1.19%	1.17%	1.38%	1.37%	1.49%
Core Return on Average Tangible Common Equity (1)	12.8%	11.4%	14.0%	13.5%	15.4%
FTE Net Interest Margin	3.45%	3.38%	3.64%	3.62%	3.90%
Fee Income / Revenue Ratio	26.1%	15.8%	21.2%	25.9%	25.8%
Efficiency Ratio	64.0%	66.8%	60.7%	59.8%	51.6%

(1)

Core income excluded extraordinary items, non-recurring items (including deferred tax asset (“DTA”) revaluations), gains/losses on sale of securities and amortization of intangibles as calculated by S&P Global Market Intelligence. As-reported net income used when core was unavailable.

KBW’s analysis also showed the following concerning the financial condition of MutualFirst Financial and the selected companies:

			Selected Companies
	MutualFirst Financial		25th Percentile	Median	Average	75th Percentile
Tangible Common Equity / Tangible Assets	9.6%		9.3%	10.3%	10.6%	10.8%
Total Capital Ratio	13.0%	(1)	12.6%	13.7%	14.9%	16.4%
Loans / Deposits	95.2%		101.4%	92.6%	97.0%	90.6%
Loan Loss Reserve / Gross Loans	0.88%		0.73%	0.98%	0.93%	1.18%
Nonperforming Assets / Loans and OREO (2)	0.61%		1.38%	0.89%	0.86%	0.39%
Net Charge-Offs / Average Loans (3)	0.12%		0.08%	0.02%	0.11%	(0.01%	)

(1)	Reflected subsidiary bank-level information.
(2)	Nonperforming assets included nonaccrual loans, accruing troubled debt restructured loans, loans 90+ days past due, and other real estate owned as defined by S&P Global Market Intelligence.
(3)	For the most recent quarter, annualized.

In addition, KBW’s analysis showed the following concerning the market performance of MutualFirst Financial and the selected companies:

			Selected Companies
	MutualFirst Financial		25th Percentile		Median		Average		75th Percentile
One-Year Stock Price Change	(6.9%)		(7.7%)		3.3%		1.8%		10.4%
Year-To-Date Stock Price Change	21.8%		7.1%		14.3%		12.4%		19.6%
Stock Price / Tangible Book Value per Share	1.40	x	1.38	x	1.52	x	1.59	x	1.65	x
Stock Price / LTM Core EPS (1)	12.6	x	10.5	x	11.6	x	12.5	x	13.9	x
Stock Price / 2019 EPS Estimate	12.2	x	11.2	x	12.0	x	12.4	x	13.5	x
Stock Price / 2020 EPS Estimate	12.6	x	10.7	x	11.3	x	12.1	x	13.1	x
Dividend Yield	2.5%		1.0%		2.4%		2.1%		2.7%
MRQ Dividend Payout	28.2%		15.5%		27.0%		25.0%		32.6%

(1)

Core income excluded extraordinary items, non-recurring items (including DTA revaluations), gains/losses on sale of securities and amortization of intangibles as calculated by S&P Global Market Intelligence. As-reported net income used when core was unavailable.

No company used as a comparison in the above selected companies analysis is identical to MutualFirst Financial. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Northwest Bancshares Selected Companies Analysis—Regional Peers. Using publicly available information, KBW compared the financial performance, financial condition and market performance of Northwest Bancshares to 14 selected major exchange-traded banks and thrifts which were headquartered in the Mid Atlantic United States or Ohio and which had total assets between $5.0 billion and $15.0 billion. Merger targets and banks headquartered in the New York City Metropolitan Statistical Area or Puerto Rico were excluded from the selected companies.

The selected companies were as follows:

Community Bank System, Inc. Customers Bancorp, Inc. Eagle Bancorp, Inc. First Commonwealth Financial Corporation First Financial Bancorp. NBT Bancorp Inc. Park National Corporation	S&T Bancorp, Inc. Sandy Spring Bancorp, Inc. Tompkins Financial Corporation TriState Capital Holdings, Inc. TrustCo Bank Corp NY Univest Financial Corporation WSFS Financial Corporation

To perform this analysis, KBW used profitability and other financial information for the latest 12 months or most recent completed fiscal quarter available or as of the end of such periods and market price information as of October 25, 2019. KBW also used 2019 and 2020 EPS estimates taken from consensus “street estimates” for Northwest Bancshares and the selected companies. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in Northwest Bancshares’ historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of Northwest Bancshares and the selected companies:

		Selected Companies
	Northwest Bancshares	25th Percentile	Median	Average	75th Percentile
Core Return on Average Assets (1)	1.32%	1.21%	1.38%	1.38%	1.62%
Core Return on Average Tangible Common Equity (1)	14.3%	14.2%	15.6%	15.4%	16.4%
FTE Net Interest Margin	3.79%	3.35%	3.62%	3.51%	3.80%
Fee Income / Revenue Ratio	22.5%	20.4%	24.1%	23.4%	28.5%
Efficiency Ratio	58.4%	59.2%	57.4%	55.2%	50.7%

(1)

Core income excluded extraordinary items, non-recurring items (including DTA revaluations), gains/losses on sale of securities and amortization of intangibles as calculated by S&P Global Market Intelligence.

KBW’s analysis showed the following concerning the financial condition of Northwest Bancshares and the selected companies:

		Selected Companies
	Northwest Bancshares	25th Percentile	Median	Average	75th Percentile
Tangible Common Equity / Tangible Assets	9.6%	8.5%	9.4%	9.2%	9.8%
Total Capital Ratio	15.2%	12.9%	13.4%	14.3%	14.9%
Loans / Deposits	101.9%	101.7%	97.4%	95.3%	89.9%
Loan Loss Reserve / Gross Loans	0.60%	0.61%	0.84%	0.78%	0.98%
Nonperforming Assets / Loans and OREO (1)	1.00%	0.93%	0.67%	0.73%	0.52%
Net Charge-Offs / Average Loans (2)	0.16%	0.14%	0.08%	0.13%	0.04%

(1)	Nonperforming assets included nonaccrual loans, accruing troubled debt restructured loans, loans 90+ days past due, and other real estate owned as defined by S&P Global Market Intelligence.

In addition, KBW’s analysis showed the following concerning the market performance of Northwest Bancshares and the selected companies:

			Selected Companies
	Northwest Bancshares		25th Percentile		Median		Average		75th Percentile
One-Year Stock Price Change	7.2%		(5.2%)		5.7%		5.0%		15.2%
Year-To-Date Stock Price Change	1.0%		6.0%		15.1%		11.9%		18.5%
Stock Price / Tangible Book Value per Share	1.85	x	1.55	x	1.79	x	1.85	x	2.09	x
Stock Price / LTM Core EPS (1)	15.1	x	10.7	x	11.9	x	12.8	x	14.0	x
Stock Price / 2019 EPS Estimate	16.3	x	11.5	x	12.6	x	13.3	x	14.2	x
Stock Price / 2020 EPS Estimate	16.5	x	11.4	x	12.0	x	12.9	x	14.4	x
Dividend Yield	4.2%		0.8%		2.7%		2.3%		3.3%
MRQ Dividend Payout	58.1%		8.8%		34.9%		30.7%		44.9%

(1)

Core income excluded extraordinary items, non-recurring items (including DTA revaluations), gains/losses on sale of securities and amortization of intangibles as calculated by S&P Global Market Intelligence.

No company used as a comparison in the above selected companies analysis is identical to Northwest Bancshares. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Northwest Bancshares Selected Companies Analysis—High Dividend Payout Peers. Using publicly available information, KBW compared the financial performance, financial condition and market performance of Northwest Bancshares to 10 selected major exchange-traded banks and thrifts which had total assets between $5.0 billion and $25.0 billion, a MRQ dividend payout ratio greater than 50.0% and a MRQ core return on average assets greater than 0.75%. Merger targets and banks headquartered in Puerto Rico were excluded from the selected companies.

The selected companies were as follows:

Boston Private Financial Holdings, Inc. Cadence Bancorporation Capitol Federal Financial, Inc. Community Bank System, Inc. Glacier Bancorp, Inc.	Hanmi Financial Corporation Park National Corporation Southside Bancshares, Inc. United Bankshares, Inc. Westamerica Bancorporation

To perform this analysis, KBW used profitability and other financial information for the latest 12 months or most recent completed fiscal quarter available or as of the end of such periods and market price information as of October 25, 2019. KBW also used 2019 and 2020 EPS estimates taken from consensus “street estimates” for Northwest Bancshares and the selected companies. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in Northwest Bancshares’ historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of Northwest Bancshares and the selected companies:

		Selected Companies
	Northwest Bancshares	25th Percentile	Median	Average	75th Percentile
Core Return on Average Assets (1)	1.32%	0.98%	1.29%	1.29%	1.52%
Core Return on Average Tangible Common Equity (1)	14.3%	10.2%	14.1%	13.0%	15.2%
FTE Net Interest Margin	3.79%	2.96%	3.35%	3.40%	3.93%
Fee Income / Revenue Ratio	22.5%	16.5%	21.8%	21.9%	25.4%
Efficiency Ratio	58.4%	63.6%	51.8%	54.5%	46.9%

(1)

Core income excluded extraordinary items, non-recurring items (including DTA revaluations), gains/losses on sale of securities and amortization of intangibles as calculated by S&P Global Market Intelligence. As-reported net income used when core was unavailable.

KBW’s analysis showed the following concerning the financial condition of Northwest Bancshares and the selected companies:

		Selected Companies
	Northwest Bancshares	25th Percentile	Median	Average	75th Percentile
Tangible Common Equity / Tangible Assets	9.6%	9.2%	10.2%	10.3%	10.9%
Total Capital Ratio	15.2%	13.7%	15.0%	16.8%	18.9%
Loans / Deposits	101.9%	99.6%	91.4%	88.2%	77.1%
Loan Loss Reserve / Gross Loans	0.60%	0.68%	0.89%	0.91%	1.16%
Nonperforming Assets / Loans and OREO (1)	1.00%	1.14%	0.75%	0.76%	0.44%
Net Charge-Offs / Average Loans (2)	0.16%	0.13%	0.09%	0.16%	0.02%

(1)	Nonperforming assets included nonaccrual loans, accruing troubled debt restructured loans, loans 90+ days past due, and other real estate owned as defined by S&P Global Market Intelligence.
(2)	For the most recent quarter, annualized.

In addition, KBW’s analysis showed the following concerning the market performance of Northwest Bancshares and the selected companies:

			Selected Companies
	Northwest Bancshares		25th Percentile		Median		Average		75th Percentile
One-Year Stock Price Change	7.2%		(8.5%)		9.7%		5.5%		17.2%
Year-To-Date Stock Price Change	1.0%		3.6%		10.5%		9.8%		16.4%
Stock Price / Tangible Book Value per Share	1.85	x	1.22	x	2.08	x	2.05	x	2.80	x
Stock Price / LTM Core EPS (1)	15.1	x	13.1	x	15.2	x	15.6	x	19.6	x
Stock Price / 2019 EPS Estimate	16.3	x	12.5	x	15.4	x	16.1	x	20.7	x
Stock Price / 2020 EPS Estimate	16.5	x	11.5	x	15.6	x	15.7	x	20.2	x
Dividend Yield	4.2%		2.5%		3.5%		3.5%		4.3%
MRQ Dividend Payout (2)	58.1%		50.7%		53.5%		55.6%		57.3%

(1)

Core income excluded extraordinary items, non-recurring items (including DTA revaluations), gains/losses on sale of securities and amortization of intangibles as calculated by S&P Global Market Intelligence.

(2)	Adjusted to exclude special dividend in the case of one of the selected companies.

No company used as a comparison in the above selected companies analysis is identical to Northwest Bancshares. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Selected Transactions Analysis. KBW reviewed publicly available information related to nine selected U.S. bank and non-mutual thrift transactions announced over the 12 months ended October 25, 2019 with announced transaction values between $200 million and $600 million. Terminated transactions and mergers of equals were excluded from the selected transactions.

The selected transactions were as follows:

Acquiror	Acquired Company

Sandy Spring Bancorp, Inc.

Simmons First National Corporation

WesBanco, Inc.

S&T Bancorp, Inc.

Hancock Whitney Corporation

First Citizens BancShares, Inc.

Glacier Bancorp, Inc.

People’s United Financial, Inc.

Enterprise Financial Services Corp

Revere Bank Landrum Company Old Line Bancshares, Inc. DNB Financial Corporation MidSouth Bancorp, Inc. Entegra Financial Corp. Heritage Bancorp BSB Bancorp, Inc. Trinity Capital Corporation

For each selected transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the acquired company’s then latest publicly available financial statements prior to the announcement of the respective transaction and, to the extent publicly available, current calendar year estimated EPS prior to the announcement of the respective transaction:

•

Price per common share to tangible book value per share of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity);

•

Price per common share to LTM core EPS of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by LTM core earnings);

•

Price per common share to current calendar year estimated EPS, referred to as the Forward EPS, of the acquired company in the eight selected transactions in which consensus “street estimates” for the acquired company were available at announcement; and

•	Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium.

KBW also reviewed the price per common share paid for the acquired company for the seven selected transactions involving publicly traded acquired companies as a premium/(discount) to the closing price of the acquired company one day prior to the announcement of the acquisition (expressed as a percentage and referred to as the one day market premium). The resulting transaction multiples and premiums for the selected transactions were compared with the corresponding transaction multiples and premiums for the proposed Merger based on the implied transaction value for the Merger of $41.06 per outstanding share of MutualFirst Financial common stock and using historical financial information for MutualFirst Financial as of or for the 12 months ended September 30, 2019, the publicly available calendar year 2019 EPS consensus “street estimate” for MutualFirst Financial and the closing price of MutualFirst Financial common stock on October 25, 2019.

The results of the analysis are set forth in the following table (excluding the impact of the LTM EPS and Forward EPS multiples for one of the selected transactions, which multiples were considered to be not meaningful because they were negative):

			Selected Transactions
	Northwest Bancshares / MutualFirst Financial		25th Percentile		Median		Average		75th Percentile
Price / Tangible Book Value	1.77	x	1.60	x	1.77	x	1.82	x	1.90	x
Price / LTM Core EPS (1)	16.0	x	13.3	x	14.0	x	15.2	x	16.3	x
Price / Forward EPS	15.5	x	13.5	x	13.7	x	14.4	x	15.9	x
One-Day Market Premium	26.9%		13.3%		19.6%		18.7%		24.2%
Core Deposit Premium	12.1%		8.0%		10.8%		11.1%		12.6%

(1)

Core income excluded extraordinary items, non-recurring items (including DTA revaluations), gains/losses on sale of securities and amortization of intangibles as calculated by S&P Global Market Intelligence.

No company or transaction used as a comparison in the above selected transaction analysis is identical to MutualFirst Financial or the proposed Merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Relative Contribution Analysis. KBW analyzed the relative standalone contribution of Northwest Bancshares and MutualFirst Financial to various pro forma balance sheet and income statement items. This analysis did not include purchase accounting adjustments or cost savings. To perform this analysis, KBW used (i) balance sheet and income statement data for Northwest Bancshares and MutualFirst Financial as of or for the 12 months ended September 30, 2019, and (ii) publicly available consensus “street estimates” for Northwest Bancshares and MutualFirst Financial. The results of KBW’s analysis are set forth in the following table, which also compares the results of KBW’s analysis with the implied pro forma ownership percentages of Northwest Bancshares and MutualFirst Financial stockholders in the combined company based on the 2.400x exchange ratio provided for in the merger agreement:

	Northwest Bancshares as a % of Total	MutualFirst Financial as a % of Total
Ownership at 2.400x Merger Exchange Ratio
Pro Forma Ownership	84%	16%
Balance Sheet
Assets	84%	16%
Gross Loans Held for Investment	86%	14%
Deposits	85%	15%
Tangible Common Equity	83%	17%
Income Statement
9/30/19 LTM Core Net Income (1)	84%	16%
2019 Estimated Net Income	83%	17%
2020 Estimated Net Income	83%	17%

(1)

Core income excluded extraordinary items, non-recurring items (including DTA revaluations), gains/losses on sale of securities and amortization of intangibles as calculated by S&P Global Market Intelligence.

Financial Impact Analysis. KBW performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of Northwest Bancshares and MutualFirst Financial. Using (i) closing balance sheet estimates as of March 31, 2020 for Northwest Bancshares and MutualFirst Financial taken from consensus “street estimates”, (ii) publicly available calendar year 2019 and 2020 EPS consensus “street estimates” for Northwest Bancshares and an assumed long-term EPS growth rate for Northwest Bancshares provided by Northwest Bancshares management, (iii) publicly available calendar year 2019 and 2020 EPS consensus “street estimates” for MutualFirst Financial and an assumed long-term EPS growth rate for MutualFirst Financial provided by MutualFirst Financial management and (iv) pro forma assumptions (including, without limitation, the cost savings and related expenses expected to result from the Merger and certain accounting adjustments and restructuring charges assumed with respect thereto) provided by Northwest Bancshares management, KBW analyzed the potential financial impact of the Merger on certain projected financial results of Northwest Bancshares. This analysis indicated the Merger could be accretive to Northwest Bancshares’ estimated 2020 EPS and estimated 2021 EPS and could be dilutive to Northwest Bancshares’ estimated tangible book value per share as of March 31, 2020. Furthermore, the analysis indicated that, pro forma for the Merger, each of Northwest Bancshares’ tangible common equity to tangible assets ratio, Leverage Ratio, Common Equity Tier 1 Ratio, Tier 1 Capital Ratio and Total Risk-based Capital Ratio as of March 31, 2020 could be lower. For all of the above analysis, the actual results achieved by Northwest Bancshares following the Merger may vary from the projected results, and the variations may be material.

MutualFirst Financial Discounted Cash Flow Analysis. KBW performed a discounted cash flow analysis of MutualFirst Financial to estimate a range for the implied equity value of MutualFirst Financial. In this analysis, KBW used publicly available consensus “street estimates” for MutualFirst Financial and assumed long-term growth rates for MutualFirst Financial provided by MutualFirst Financial management, and assumed discount rates ranging from 8.0% to 12.0%. The range of values was derived by adding (i) the present value of the estimated excess cash flows that MutualFirst Financial could generate over the period from March 31, 2020 through December 31, 2024 as a standalone company, and (ii) the present value of MutualFirst Financial’s implied terminal value at the end of such period. KBW assumed that MutualFirst Financial would maintain a tangible common equity to tangible asset ratio of 8.00% and would retain sufficient earnings to maintain that level. In calculating the terminal value of MutualFirst Financial, KBW applied a range of 10.0x to 14.0x MutualFirst Financial’s estimated 2025 earnings. This discounted cash flow analysis resulted in a range of implied values per share of MutualFirst Financial common stock of $29.46 to $42.32.

The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The foregoing discounted cash flow analyses did not purport to be indicative of the actual values or expected values of MutualFirst Financial.

Northwest Bancshares Discounted Cash Flow Analysis. KBW performed a discounted cash flow analysis of Northwest Bancshares to estimate a range for the implied equity value of Northwest Bancshares. In this analysis, KBW used publicly available consensus “street estimates” of Northwest Bancshares and assumed long-term growth rates for Northwest provided by Northwest management, and assumed discount rates ranging from 7.0% to 11.0%. The range of values was derived by adding (i) the present value of the estimated excess cash flows that Northwest could generate over the period from March 31, 2020 through December 31, 2024 as a standalone company, and (ii) the present value of Northwest’s implied terminal value at the end of such period. KBW assumed that Northwest would maintain a tangible common equity to tangible asset ratio of 8.00% and would retain sufficient earnings to maintain that level. In calculating the terminal value of Northwest Bancshares, KBW applied a range of 12.0x to 16.0x Northwest Bancshares’ estimated 2025 earnings. This discounted cash flow analysis resulted in a range of implied values per share of Northwest Bancshares common stock of $13.83 to $19.75 and a corresponding illustrative range of implied values of $33.19 to $47.39 for the 2.400 shares of Northwest Bancshares common stock to be received in the proposed Merger for each share of MutualFirst Financial common stock.

The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The foregoing discounted cash flow analyses did not purport to be indicative of the actual values or expected values of Northwest Bancshares or the pro forma combined company.

Pro Forma Combined Discounted Cash Flow Analysis. Using the same information as was used to perform the discounted cash flow analyses of MutualFirst Financial and Northwest Bancshares described above and the same discount rates and terminal value multiples as were used to perform the discounted cash flow analysis of Northwest Bancshares described above, KBW then performed a pro forma discounted cash flow analysis of MutualFirst Financial and Northwest Bancshares on a combined basis (either including or excluding the cost savings and related expenses expected to result from the Merger) and compared the resulting two ranges for the implied pro forma equity value of the combined company attributable to a share of MutualFirst Financial common stock based on the 2.400 exchange ratio in the Merger with the range which resulted from the foregoing discounted cash flow analysis of Northwest Bancshares. The ranges resulting from the pro forma discounted cash flow analysis were above the closing price of MutualFirst Financial common stock on October 25, 2019 of $32.36.

The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The above analysis did not purport to be indicative of the actual values or expected values of the pro forma combined entity.

Miscellaneous. KBW acted as financial advisor to MutualFirst Financial in connection with the proposed Merger and did not act as an advisor to or agent of any other person. As part of its investment banking business,

KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. KBW and its affiliates, in the ordinary course of its and their broker-dealer businesses (and further to existing sales and trading relationships between a KBW broker-dealer affiliate and Northwest Bancshares), may from time to time purchase securities from, and sell securities to, MutualFirst Financial and Northwest Bancshares. In addition, as a market maker in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of MutualFirst Financial or Northwest Bancshares for its and their own respective accounts and for the accounts of its and their respective customers and clients.

Pursuant to the KBW engagement agreement, MutualFirst Financial agreed to pay KBW a total cash fee equal to 1.20% of the aggregate merger consideration, $600,000 of which became payable to KBW with the rendering of its opinion, and the balance of which is contingent upon the closing of the Merger. MutualFirst Financial also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. In addition to the present engagement, in the two years preceding the date of its opinion, KBW provided investment banking or financial advisory services to MutualFirst Financial and received compensation for such services. KBW acted as financial advisor to MutualFirst Financial in connection with its February 2018 acquisition of Universal Bancorp. In the two years preceding the date of its opinion, KBW did not provide investment banking and financial advisory services to Northwest Bancshares. KBW may in the future provide investment banking and financial advisory services to MutualFirst Financial or Northwest Bancshares and receive compensation for such services.

Consideration to be Received in the Merger

Under the terms of the Merger Agreement, each share of MutualFirst Financial common stock will be converted into the right to receive 2.4 shares of Northwest Bancshares’ common stock. On October 29, 2019, which was the last trading date preceding the public announcement of the proposed Merger, Northwest Bancshares’ closing common stock price was $17.41, which, after giving effect to the 2.4 exchange ratio, would result in merger consideration with an implied value of approximately $41.78 per share. As of January 23, 2020, the most reasonably practicable date prior to the mailing of this Proxy Statement/Prospectus, Northwest Bancshares’ closing common stock price was $16.32, which, after giving effect to the 2.4 exchange ratio, would result in merger consideration with an implied value of approximately $39.17.

If Northwest Bancshares effects or sets a record date for a stock split, stock dividend, recapitalization, reclassification or similar transaction with respect to its shares of common stock that is prior to the effective time of the Merger, then the exchange ratio will be adjusted proportionately.

MutualFirst Financial stockholders will not receive fractional shares of Northwest Bancshares common stock. Instead, MutualFirst Financial stockholders will receive a cash payment for any fractional shares in an amount equal to the product of (i) the fraction of a share of Northwest Bancshares common stock to which such stockholder is entitled multiplied by (ii) the average closing price of Northwest Bancshares common stock during the ten consecutive trading days ending three trading days preceding the closing date of the Merger.

Treatment of MutualFirst Financial, Inc. Stock Options

At the effective time of the Merger, each outstanding option to purchase shares of MutualFirst Financial common stock will cease to represent an option to purchase MutualFirst Financial common stock and will be converted automatically into the right to receive cash equal to the amount by which $39.89 exceeds the option exercise price.

Surrender of Stock Certificates

MutualFirst Financial stockholders will receive instructions from the transfer agent on where to surrender their MutualFirst Financial stock certificates after the Merger is completed. MutualFirst Financial stockholders should not forward their MutualFirst Financial stock certificates with their proxy cards.

Accounting Treatment of the Merger

In accordance with current accounting guidance, the Merger will be accounted for using the acquisition method. The result of this is that the recorded assets and liabilities of Northwest Bancshares will be carried forward at their recorded amounts, the historical operating results will be unchanged for the prior periods being reported on and the assets and liabilities of MutualFirst Financial will be adjusted to fair value at the date of the Merger. In addition, all identified intangible assets will be recorded at fair value and included as part of the net assets acquired. To the extent that the purchase price, consisting of cash plus the number of shares of Northwest Bancshares common stock to be issued to MutualFirst Financial stockholders and option holders at fair value, exceeds the fair value of the net assets including identifiable intangibles of MutualFirst Financial at the Merger date, that amount will be reported as goodwill. In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually. Identified intangibles will be amortized over their estimated lives. Further, the acquisition method of accounting results in the operating results of MutualFirst Financial being included in the operating results of Northwest Bancshares beginning from the date of completion of the Merger.

Material U.S. Federal Income Tax Consequences of the Merger

General. The following summary discusses the material anticipated U.S. federal income tax consequences of the Merger applicable to U.S. holders (as defined below) of shares of MutualFirst Financial common stock. This discussion is based upon the Internal Revenue Code, Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations (possibly with retroactive effect). For purposes of this discussion, the term “U.S. holder” means a beneficial owner of MutualFirst common stock that is for U.S. federal income tax purposes: (a) an individual citizen or resident of the United States; (b) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia; (c) a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes; or (d) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. This discussion is limited to U.S. holders who hold their shares as capital assets for U.S. federal income tax purposes within the meaning of Section 1221 of the Internal Revenue Code. This discussion does not cover all U.S. federal income tax consequences of the Merger and related transactions that may be relevant to holders of shares of MutualFirst Financial common stock. This discussion also does not address all of the tax consequences that may be relevant to a particular person or the tax consequences that may be relevant to persons subject to special treatment under U.S. federal income tax laws (including, among others, tax-exempt organizations, dealers in securities or foreign currencies, banks, insurance companies, financial institutions, regulated investment companies, persons who hold their shares of MutualFirst Financial common stock as part of a hedge, straddle, constructive sale or conversion transaction, persons whose functional currency is not the U.S. dollar, persons that are, or hold their shares of MutualFirst Financial common stock through, partnerships or other pass-through entities, retirement plans or other tax-deferred accounts, or persons who acquired their shares of MutualFirst Financial common stock through the exercise of an employee stock option or otherwise as compensation). In addition, this discussion does not address any aspects of state, local, non-U.S. taxation or U.S. federal taxation other than income taxation. No ruling has been requested from the IRS regarding the U.S. federal income tax consequences of the Merger. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the U.S. federal income tax consequences set forth below.

Determining the actual tax consequences of the Merger to a U.S. holder is complex and can depend, in part, on the U.S. holder’s specific situation. MutualFirst Financial stockholders are urged to consult their tax advisors as to the U.S. federal income tax consequences of the Merger, as well as the effects of state, local, non-U.S. tax laws and U.S. tax laws other than income tax laws.

Opinion Conditions. It is a condition to the obligations of Northwest Bancshares and MutualFirst Financial that each receive an opinion of counsel to the effect that the Merger will constitute a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code. Northwest Bancshares and MutualFirst Financial both expect to be able to obtain the tax opinions if, as expected:

•	each of Northwest Bancshares and MutualFirst Financial is able to deliver customary representations to their respective tax counsel; and

•	there is no adverse change in U.S. federal income tax law.

The opinions of each party’s tax counsel will not be binding on the IRS or any court.

In addition, in connection with the filing of the registration statement of which this Proxy Statement/Prospectus forms a part, Luse Gorman, PC, counsel to Northwest Bancshares, has delivered its opinion to Northwest Bancshares, and SFTT, counsel to MutualFirst Financial, has delivered its opinion to MutualFirst Financial, that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. The discussion below of the material U.S. federal income tax consequences of the Merger serves, insofar as such discussion constitutes statements of United States federal income tax law or legal conclusions, as the opinion of each of Luse Gorman, PC and SFTT as to the material U.S. federal income tax consequences of the Merger to the U.S. holders of MutualFirst common stock. These opinions have been rendered on the basis of facts, representations and assumptions set forth or referred to in each opinion and factual representations contained in certificates of officers of Northwest Bancshares and MutualFirst Financial, all of which must continue to be true and accurate in all material respects as of the effective time of the Merger.

If any of the representations delivered by Northwest Bancshares or MutualFirst Financial to counsel or assumptions upon which the opinions are based are inconsistent with the actual facts, the tax consequences of the Merger could be adversely affected. The determination by tax counsel as to whether the proposed Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code will depend upon the facts and law existing at the effective time of the proposed Merger.

Exchange for Northwest Bancshares Common Stock. No gain or loss will be recognized by a MutualFirst Financial stockholder who receives shares of Northwest Bancshares common stock (except for cash received in lieu of fractional shares, as discussed below) in exchange for his or her shares of MutualFirst Financial common stock. The tax basis of the shares of Northwest Bancshares common stock received by a MutualFirst Financial stockholder in the exchange will be equal (except for the basis attributable to any fractional shares of Northwest Bancshares common stock, as discussed below) to the basis of the MutualFirst Financial common stock surrendered in exchange for the Northwest Bancshares common stock. The holding period of the Northwest Bancshares common stock received will include the holding period of shares of MutualFirst Financial common stock surrendered in exchange for the Northwest Bancshares common stock, provided that the shares were held as capital assets of the MutualFirst Financial stockholder at the effective time of the Merger.

Cash in Lieu of Fractional Shares. A MutualFirst Financial stockholder who receives cash in lieu of a fractional share interest in Northwest Bancshares common stock will be treated as having received the fractional share of Northwest common stock and then as having sold the fractional share for cash in full payment for such fractional share of stock. As a result, a MutualFirst Financial stockholder will generally recognize a gain or loss, for federal income tax purposes, equal to the difference between the cash received and such portion of the stockholder’s tax basis in the MutualFirst Financial common stock surrendered in exchange for the cash. Such gain or loss will be a capital gain or loss, provided that such shares were held as capital assets of the MutualFirst

Financial stockholder at the effective time of the Merger. Such gain or loss will be long-term capital gain or loss if the MutualFirst Financial stockholder’s holding period is more than one year at the effective time of the Merger. The Internal Revenue Code contains limitations on the extent to which a taxpayer may deduct capital losses from ordinary income.

Backup Withholding. Unless an exemption applies under the backup withholding rules of the Internal Revenue Code, the exchange agent shall be required to withhold, and will withhold, 24% of any cash payments to which a MutualFirst Financial stockholder is entitled pursuant to the Merger, unless the MutualFirst Financial stockholder signs the substitute IRS Form W-9 enclosed with the letter of transmittal sent by the exchange agent. Unless an applicable exemption exists and is proved in a manner satisfactory to the exchange agent, this completed form provides the information, including the MutualFirst Financial stockholder’s taxpayer identification number, and certification necessary to avoid backup withholding. Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided the U.S. holder timely furnishes the required information to the IRS.

Reporting Requirements. A MutualFirst Financial stockholder who receives Northwest Bancshares common stock pursuant to the Merger will be required to retain records pertaining to the Merger, and any such holder who, immediately before the Merger, holds at least 5% (by vote or value) of the outstanding MutualFirst Financial stock, or securities of MutualFirst Financial with a basis for U.S. federal income tax purposes of at least $1 million, will be required to file with its federal income tax return for the year in which the Merger takes place a statement setting forth certain facts relating to the Merger. U.S. holders are urged to consult with their tax advisors with respect to these and other reporting requirements applicable to the Merger.

Tax Treatment of the Entities. No gain or loss will be recognized by Northwest Bancshares or MutualFirst Financial as a result of the Merger.

Regulatory Matters Relating to the Merger

Completion of the Merger is subject to the receipt of all required approvals and consents from regulatory authorities. The Merger is subject to approval by the FDIC, the Pennsylvania Department, the Indiana Department and the Federal Reserve. Northwest Bancshares has filed the required applications and notifications.

Bank Merger. The bank merger is subject to the approval of the FDIC under the Bank Merger Act, the Pennsylvania Department under applicable Pennsylvania law and the Indiana Department under applicable Indiana law. In granting its approval under the Bank Merger Act, the FDIC must consider the financial and managerial resources and future prospects of the existing and resulting institutions, the convenience and needs of the communities to be served, competitive factors, any risk to the stability of the United States banking or financial system and the effectiveness of the institutions involved in combating money laundering activities. The Pennsylvania Department and the Indiana Department follow criteria similar to those used by the FDIC.

Holding Company Merger. The merger of MutualFirst Financial with and into Northwest Bancshares, with Northwest Bancshares as the surviving savings and loan holding company, requires the approval or non-objection of the Federal Reserve. The Federal Reserve will consider factors such as financial and managerial resources, future prospects, the convenience and needs of the community and competitive factors.

Anti-Competitive Matters. In addition, a period of 15 to 30 days must expire following approval by the FDIC before completion of the Merger is allowed, within which period the United States Department of Justice may file objections to the Merger under the federal antitrust laws. While Northwest Bancshares and MutualFirst Financial believe that the likelihood of objection to the Merger by the Department of Justice is remote, there can be no assurance that the Department of Justice will not initiate proceedings to block the Merger, or that the Attorney General of the Commonwealth of Pennsylvania will not challenge the Merger, or if any proceeding is instituted or challenge is made, what the result of such challenge or proceeding would be.

The Merger cannot proceed in the absence of the requisite regulatory approvals. See “—Conditions to Completing the Merger” and “—Terminating the Merger Agreement.” There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any approval. There also can be no assurance that any regulatory approvals will not contain a condition or requirement that causes the approvals to fail to satisfy one or more conditions set forth in the Merger Agreement and described under “—Conditions to Completing the Merger.” In recent similar transactions, the Federal Reserve has taken a longer time to render a decision on applications than the typical time period for approval set forth in the Federal Reserve’s regulations.

The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include, for example, review of the Merger from the standpoint of the adequacy of the merger consideration. Furthermore, regulatory approvals do not constitute an endorsement or recommendation with respect to the Merger.

Interests of Certain Persons in the Merger that are Different from Yours

In considering the recommendation of the board of directors of MutualFirst Financial that you vote to approve the Merger Agreement, you should be aware that MutualFirst Financial’s officers and directors have employment and other compensation agreements or economic interests in the Merger that are different from, or in addition to, your interests as MutualFirst Financial stockholders generally. The MutualFirst Financial board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, and in recommending to the stockholders that the Merger Agreement and the Merger be approved.

Share Ownership. On the record date for the MutualFirst Financial special meeting, MutualFirst Financial’s directors and executive officers beneficially owned, in the aggregate, 1,634,375 shares of MutualFirst Financial’s common stock (not including shares that may be acquired upon the exercise of stock options), representing approximately 19.0% of the outstanding shares of MutualFirst Financial common stock.

Stock Options. Under the terms of the Merger Agreement, outstanding options to purchase shares of MutualFirst Financial common stock will be exchanged for an amount of cash equal to the positive difference between $39.89 and the exercise price per share of such MutualFirst Financial stock option multiplied by the number of shares subject to such MutualFirst Financial stock option. The executive officers have exercised all of their outstanding stock options. The number of MutualFirst Financial stock options with such a positive difference held by the non-employee directors of MutualFirst Financial as of the record date for the special meeting are as follows:

Executive/Director of MutualFirst Financial	MutualFirst Financial Stock Options (#)	Weighted-Average Exercise Price ($)
David W. Heeter	—	—
Christopher D. Cook	—	—
Charles J. Viater	—	—
Christopher Caldwell	—	—
All non-employee directors as a group (10 persons) (1)	11,500	$11.37

(1)	The following three non-employee directors hold stock options as of the record date: Mr. Crull, 2,500 shares; Mr. Davis, 5,000 shares; and Mr. Hughes, 4,000 shares.

MutualFirst Financial and MutualBank Employment Agreements and Change in Control Agreements. MutualFirst Financial and MutualBank are parties to three-year employment agreements with David W. Heeter, their President and Chief Executive Officer, Christopher D. Cook, Chief Financial Officer of MutualFirst Financial and Senior Vice President and Chief Financial Officer of MutualBank and Charles J.

Viater, Senior Vice President of MutualFirst Financial and Northern Region President of MutualBank, providing for the following severance payment and benefits that may be triggered in the event of termination of employment within 12 months following the Merger:

•

the payment of a cash lump sum payment equal to 299% of the executive’s “base amount” (defined as the average annual taxable compensation over the five-calendar year period ending in the calendar year immediately prior to the year in which the change in control occurs); and

•

for the remaining term of the employment agreement, substantially the same health benefits as maintained for the executive by MutualBank immediately prior to the Merger, provided that if MutualBank is unable to provide such insurance coverage in-kind or the continuation of such coverage would trigger excise taxes under Section 4980D of the Internal Revenue Code, then MutualBank will make a cash lump sum payment to the executive equal to the projected cost of providing such insurance coverage for the remaining term of the employment agreement, with the projected cost to be based on the costs being incurred immediately prior to such termination, increased by 10% on each scheduled renewal date.

Each employment agreement provides that the severance benefits provided thereunder, when aggregated with other benefits and payments to which each executive would be entitled as a result of a change in control, will be reduced to the extent necessary so as to maximize payments to the executive without causing any amount to be nondeductible under Sections 280G and 4999 of the Internal Revenue Code.

MutualFirst Financial and MutualBank are also parties to change in control agreements with Christopher L. Caldwell, Senior Vice President and Head of Commercial and Business Banking of Mutual Bank, and Sharon L. Ferguson, Senior Vice President of Retail Lending and Risk Management and the Chief Risk Officer of MutualBank, providing for the following severance payment and benefits that may be triggered in the event of termination of employment within 12 months following the Merger:

•

the payment of a cash lump sum payment equal to one times the executive’s “annual compensation” (defined as the sum of : (i) the total compensation paid in the most recently completed calendar year to the executive by MutualFirst Financial and MutualBank or any subsidiary thereof and included in the executive’s gross income for tax purposes and (ii) any income earned and deferred by the executive pursuant to a plan or arrangement of MutualFirst Financial and MutualBank during such completed calendar year); and

•

the payment of a cash lump sum payment within ten business days after the date of the executive’s termination equal to the projected cost to MutualFirst Financial and MutualBank of providing benefits to the executives for a period of 12 months under all group insurance, life insurance, health and accident and disability insurance coverage in which the executive was entitled to participate immediately prior to the date of termination, as well as any other employee benefit plan, program or arrangement offered by MutualFirst Financial and MutualBank in which the executive was entitled to participate immediately prior to the date of termination with the projected cost to MutualFirst Financial and MutualBank to be based on the costs incurred for the year in which the date of termination occurs, as determined on an annualized basis.

Each change in control agreement also provides that the severance benefits provided thereunder, when aggregated with other benefits and payments to which each executive would be entitled as a result of a change in control, will be reduced by the minimum amount necessary to avoid an excess parachute payment under Sections 280G and 4999 of the Internal Revenue Code.

Northwest Bancshares and MutualFirst Financial have agreed that the employment agreements for Messrs. Heeter, Cook and Viater and the change in control agreements for Mr. Caldwell and Ms. Ferguson will be terminated at the effective time of the Merger and all amounts owed thereunder in the event of an executive’s involuntary termination will be paid, without regard to whether the executive’s employment is actually terminated, in a lump sum, in cash, at the effective time, subject to the condition that no amount will be paid that would result in the payment of an excess parachute payment. Notwithstanding the foregoing, with respect to Messrs. Heeter, Caldwell and Cook, who have accepted positions with Northwest, the settlement agreements provide that the executives will not receive paid coverage, in the case of Mr. Heeter, for health, including dental and vision, and in the case of Messrs. Caldwell and Cook, health, life, accident and disability insurance coverage, but will instead receive the same coverage as other employees of Northwest Bancshares and on the same terms. Ms. Ferguson has agreed to the same terms in her settlement agreement as Messrs. Caldwell and Cook regarding her group health, life, accident and disability coverage should she accept employment with Northwest Bancshares; however, if she is not offered or does not accept such employment, then she will be entitled to a lump sum cash payment equal to the projected cost of providing her such group insurance benefits for a period of 12 months.

The cash payments will be made at the effective time of the Merger, pursuant to settlement agreements which were entered into by and among MutualFirst Financial, MutualBank, Northwest Bancshares, Northwest Bank and each executive contemporaneously with the execution of the Merger Agreement. The settlement agreements will be effective immediately prior to the effective time of the Merger such that any payments will be made to the executives under the settlement agreements in lieu of being made under the employment agreements and change in control agreements. The estimated payments to Messrs. Heeter, Cook, Viater and Caldwell and to Ms. Ferguson under the settlement agreements are expected to be $2,698,883, $1,477,511, $2,119,362, $398,974 and $331,373, respectively, which takes into consideration the estimated reductions, if any, necessary to avoid excess parachute payments under Internal Revenue Code Section 280G. The payment reflected above for Ms. Ferguson includes the cash payment of the group insurance benefits discussed above.

Northwest Bancshares and Northwest Bank Entry into Employment Agreements with Certain MutualFirst Financial Named Executive Officers. Contemporaneously with the execution of the Merger Agreement, Northwest Bancshares and Northwest Bank entered into employment agreements with Messrs. Heeter, Cook and Caldwell. The employment agreements become effective the date the Merger is consummated, and if the Merger is not consummated, the employment agreements will be null and void. Pursuant to the employment agreements, the executives will assume the following positions: Mr. Heeter will be the Chief Executive Officer of the Indiana Market; Mr. Cook will be the Chief Operating Officer of the Indiana Market and Mr. Caldwell will be the Head of Indiana Commercial Banking. The employment agreements for Messrs. Heeter and Caldwell have a term of three years and the employment agreement for Mr. Cook has a term of 18 months. Under the employment agreements, the executives will receive the following base salaries: Mr. Heeter $430,000, Mr. Caldwell $216,000 and Mr. Cook $275,000. In addition, the executives will receive employee benefit plans, arrangements and perquisites substantially equivalent to those available to similarly situated executives of Northwest Bancshares and Northwest Bank. In the event of an executive’s involuntary termination of employment or termination for good reason (as defined in the employment agreement), in the latter case, after notice and an opportunity of Northwest Bancshares and Northwest Bank to cure the good reason, the executive will receive the executive’s base salary for the remaining term of the agreement, payable in a lump sum, and continued medical coverage substantially identical to the coverage maintained for the executive prior to his termination, or a cash payment in lieu of such coverage reasonably estimated to be equal to the premium cost of such coverage if Northwest Bancshares and Northwest Bank are unable to provide nontaxable medical coverage to the executive under applicable law (including, but not limited to, laws prohibiting discriminating in favor of highly compensated employees).

Restated Supplemental Executive Retirement Income Agreement. MutualFirst Financial entered into a supplemental executive retirement agreement (“SERP”) with David W. Heeter, which SERP was subsequently amended and restated on April 1, 2015 and again on December 19, 2016. Under the SERP, Mr. Heeter is entitled to annual contributions through calendar year 2021. The contributions are paid to the executive each year and are taxable when paid. It is expected that at the effective date of the Merger, only two contributions will remain unpaid. Mr. Heeter will be entitled to a lump sum payment in the amount equal to the present value of the unpaid retirement benefits, calculated assuming an 8% discount rate, in the event Mr. Heeter is involuntarily terminated within three years following a change in control (as defined in the agreement) or he is terminated as a result of (a) a material diminution of or interference with his duties, titles or responsibilities and benefits he receives as the President and Chief Executive Officer of MutualFirst Financial and MutualBank, (b) a change in his principal workplace to a location outside of a 30 mile radius from MutualBank’s headquarters, (c) a material reduction in the number or seniority of other personnel reporting to him or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to him, other than as a result of a reduction in staff, (d) a material reduction in his salary or a material adverse change in his perquisites, benefits, contingent benefits or vacation, other than as a result of an overall program applied uniformly to all senior management, (e) or a material permanent increase in the required hours of work or workload, provided that Mr. Heeter has given Northwest Bank and Northwest Bancshares notice and the opportunity to cure the violation, in accordance with the terms of the SERP.

Assuming the Merger occurs on March 31, 2020, and Mr. Heeter has an involuntary termination of employment at such time, he would be entitled to an additional payment under the SERP of approximately $37,042.

Merger-Related Executive Compensation for MutualFirst Financial’s Named Executive Officers. The following table and related footnotes provide information about the compensation to be paid to MutualFirst Financial’s named executive officers that is based on or otherwise relates to the Merger (the “Merger-Related Executive Compensation”). The table below sets forth the aggregate dollar value of the various elements of Merger-Related Executive Compensation that each named executive officer of MutualFirst Financial would receive that is based on or otherwise relates to the Merger, assuming the estimated effective time of the Merger is March 31, 2020. The executive officers named in the table have no currently outstanding equity awards and will not receive any tax reimbursement payments in connection with the Merger. The table does not include the payments or benefits to be provided to Messrs. Heeter, Cook or Caldwell pursuant to their new employment agreements with Northwest Bancshares and Northwest Bank. No information is provided with respect to Patrick C. Botts, former Executive Vice President of MutualFirst Financial and former President and Chief Operating Officer of MutualBank, who passed away on October 12, 2019.

Because the foregoing assumptions are subject to change, the actual amounts received by a named executive officer may materially differ from the amounts set forth below.

Merger-Related Executive Compensation
Executive	Cash ($)(1)	Pension/ NQDC ($)(2)	Perquisites/ Benefits ($)(3)	Other ($)	Total ($)
David W. Heeter	2,698,883	37,042	—	—	2,735,925
Christopher D. Cook	1,477,511	—	—	—	1,477,511
Charles J. Viater	2,074,662	—	44,700	—	2,119,362
Christopher Caldwell	398,974	—	—	—	398,974

(1)

The amounts in this column represent the cash payments that will be made to Messrs. Heeter, Cook and Viater, in connection with the termination of their employment agreements with MutualFirst Financial and MutualBank, and to Mr. Caldwell in connection with the termination of his change in control agreement with MutualFirst Financial and MutualBank, and the payment of the severance benefits, in cash, in accordance with the settlement agreements. The amount shown takes into consideration the adjustment/cutback necessary to avoid excess parachute payments under Section 280G of the Internal Revenue Code, if any. Because Messrs. Heeter, Cook and Caldwell will receive their cash payments even though they will continue to be employed by Northwest Bancshares and Northwest Bank following completion of the Merger, these payments may be deemed to be a single-trigger payment. Mr. Viater’s cash payment will be made as a result of the termination of his employment in connection with the Merger and is deemed to be a double-trigger payment.

(2)

The amount reflected in this column reflects the discounted present value of the future benefits that would be payable to Mr. Heeter under his SERP, which present value would be paid to Mr. Heeter in a lump sum at the effective time of the Merger if he was to have an involuntary termination of employment at such time. As a result, this payment is deemed to be a double-trigger payment.

(3)

Represents the lump sum cash payment to be made to Mr. Viater at the effective time of the Merger, which is equal to the projected cost of providing continued insurance coverage to Mr. Viater for the remaining term of his employment agreement. This cash payment will be made as a result of the termination of Mr. Viater’s employment in connection with the Merger and is deemed to be a double-trigger payment.

Appointment to Northwest Bancshares’ and Northwest Bank’s Boards. One member of the board of directors of MutualFirst Financial will be appointed to the boards of directors of Northwest Bancshares and Northwest Bank. This appointment has not yet been determined.

Advisory Board. In accordance with the Merger Agreement, Northwest Bank will establish an advisory board and each of the MutualFirst Financial directors (excluding the director who is appointed to the Northwest Bancshares and Northwest Bank boards of directors) will be invited to join. The function of the advisory board will be to advise Northwest Bank with respect to deposit and lending activities in MutualBank’s former market area and to maintain and develop customer relationships. Northwest Bank intends to maintain the advisory board for a period of at least one year. Each member of the advisory board will receive annual cash compensation that will not exceed the customary compensation generally paid to members of Northwest Bank’s other advisory boards, which is a retainer of $400 per calendar quarter, typically with four meetings scheduled per year.

Indemnification. Pursuant to the Merger Agreement, Northwest Bancshares has agreed that, following the effective time of the Merger, it will indemnify, defend and hold harmless each present and former officer or director of MutualFirst Financial and its subsidiaries, including any individual who becomes an officer or director of MutualFirst Financial or its subsidiaries prior to the closing of the Merger, against all losses, claims, damages, costs, expenses (including attorney’s fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, based in whole or in part or arising in whole or in part out of the fact that such person is or was a director, officer or employee of MutualFirst Financial or any of its subsidiaries if such claim pertains to any matter of fact arising, existing or occurring at or before the effective time of the Merger (including, without limitation, the Merger and other transactions contemplated by the Merger Agreement), to the fullest extent as would have been permitted by MutualFirst Financial under MutualFirst Financial’s articles of incorporation and bylaws, to the extent not prohibited by applicable law, regardless of whether such claim is asserted or claimed before or after the effective time of the Merger.

Directors’ and Officers’ Insurance. Northwest Bancshares has further agreed, for a period of six years after the effective time of the Merger, to maintain, or to cause Northwest Bank to maintain, the current directors’ and officers’ liability insurance policies of MutualFirst Financial (provided, that Northwest Bancshares may substitute policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the effective time of the Merger. Northwest Bancshares is not required to spend, in the aggregate, more than 150% of the annual premiums currently paid by MutualFirst Financial for its insurance coverage, and if the amount necessary to maintain such insurance coverage exceeds 150% of such current annual premiums, Northwest Bancshares will provide the most advantageous insurance policies obtainable for such amount.

Employee Matters

Northwest Bancshares will review the compensation and benefit plans of MutualFirst Financial and its subsidiaries to determine whether to maintain, consolidate, freeze or terminate such plans. If reasonably requested by Northwest Bancshares in writing no later than ten days before the closing date, and upon satisfaction by Northwest Bancshares of certain conditions in the Merger Agreement, MutualFirst Financial will take steps to freeze or terminate any such compensation and benefit plan (other than the MutualFirst Financial pension plan), provided that such plan can be terminated within such time frame prior to the closing. In the event employee compensation and/or benefits as currently provided by MutualFirst Financial or any of its subsidiaries are consolidated or terminated by Northwest Bancshares, in whole or in part, a continuing employee will be able to participate in any Northwest Bancshares employee plan of similar character either immediately upon such consolidation or termination or on the first entry date following such consolidation or termination. Employees of MutualFirst Financial or MutualBank who become participants in any Northwest Bancshares compensation and benefit plan will, for purposes of determining eligibility for, and for any applicable vesting periods of, such employee benefits (but not for purposes of accruing or computing benefits) be given credit for service as an employee of MutualFirst Financial or MutualBank prior to the closing of the Merger, except that they will be treated as new employees for purposes of the Northwest Bancshares pension plan, the Northwest Bank holiday bonus plan, Northwest Bank’s management bonus plan and any Northwest Bancshares equity plan. Continuing MutualFirst Financial and MutualBank employees will receive credit for years of service with MutualFirst Financial or MutualBank for purposes of determining leave days under Northwest Bank’s paid time off leave policy, and for purposes of satisfying any waiting periods, actively-at-work requirements and evidence of insurability requirements. In the event of the termination of a MutualFirst Financial health plan or consolidation of such plan with a Northwest Bancshares or Northwest Bank health plan, Northwest Bancshares will make available to continuing employees and their eligible dependents employer-provided health care coverage on the same basis as it provides such coverage to Northwest Bancshares employees. Northwest Bancshares will use commercially reasonable efforts to waive limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements under Northwest Bancshares’ health and welfare plans for such continuing employees.

If requested by Northwest Bancshares no later than 60 days prior to the Merger, MutualFirst Financial will terminate the MutualBank Employee Stock Ownership and 401(k) Plan (the “MutualBank 401(k) Plan”) immediately prior to the effective time of the Merger. If the MutualBank 401(k) Plan is terminated, then as soon as practicable following the receipt of a favorable determination letter from the IRS regarding the qualified status of the plan, upon its termination, Northwest Bancshares will allow continuing employees to roll over their accounts to the Northwest Bancshares 401(k) plan.

Any employee of MutualBank, other than an employee who is a party to an employment agreement, change in control agreement or other separation agreement that provides a benefit on a termination of employment, whose employment is terminated involuntarily (other than for cause) within 12 months following the completion of the Merger, will receive a lump sum severance payment from Northwest Bank equal to two weeks’ pay at the rate then in effect, for each full year of employment with MutualBank, subject to a minimum of four weeks and a maximum of 26 weeks, provided that such employee enters into a release of claims in a form satisfactory to Northwest Bancshares. Such MutualBank employees will have the right to receive the same or substantially similar health coverage under the group health plans of Northwest Bank on the basis of the same employee contribution rate for the period for which the severance payments are made, and following such period, in accordance with the requirements of the Internal Revenue Code.

Northwest Bancshares will establish a retention bonus pool in order to pay certain retention bonuses to selected employees of MutualBank who remain employed with Northwest Bancshares or Northwest Bank for a period, as specified by Northwest Bancshares, after the Merger closing date.

Operations of Northwest Bank after the Merger

The Merger Agreement provides for the merger of MutualFirst Financial with and into Northwest Bancshares, with Northwest Bancshares as the surviving entity. Following the merger of MutualFirst Financial with and into Northwest Bancshares, Northwest Bancshares intends to merge MutualBank with and into Northwest Bank, with Northwest Bank as the surviving bank. The executive officers of Northwest Bank will remain the same following the Merger, and one director of MutualBank will be added to the Northwest Bank board of directors.

Resale of Shares of Northwest Bancshares Common Stock

All shares of Northwest Bancshares common stock issued to MutualFirst Financial’s stockholders in connection with the Merger will be freely transferable. This Proxy Statement/Prospectus does not cover any resales of the shares of Northwest Bancshares common stock to be received by MutualFirst Financial’s stockholders upon completion of the Merger, and no person may use this Proxy Statement/Prospectus in connection with any resale.

Time of Completion

Unless the parties agree otherwise and unless the Merger Agreement has otherwise been terminated, the closing of the Merger will take place no later than 10 business days following the date on which all of the conditions to the Merger contained in the Merger Agreement are satisfied or waived, or on such other date as Northwest Bancshares and MutualFirst Financial mutually agree. See “—Conditions to Completing the Merger.” On the closing date, to merge MutualFirst Financial into Northwest Bancshares, Northwest Bancshares will file Articles of Merger with the State of Maryland Department of Assessments and Taxation. The Merger will become effective at the time stated in the Articles of Merger.

It is currently expected that the Merger will be completed during the second quarter of 2020. However, because completion of the Merger is subject to regulatory approvals and other conditions, the parties cannot be certain of the actual timing of the completion of the Merger.

Conditions to Completing the Merger

Northwest Bancshares’ and MutualFirst Financial’s obligations to consummate the Merger are conditioned on the following:

•	approval of the Merger Agreement and the Merger by MutualFirst Financial stockholders;

•

no party to the Merger Agreement shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental entity or bank regulator, that enjoins or prohibits the consummation of the transactions contemplated by the Merger Agreement;

•	receipt of all required regulatory approvals and the expiration of all statutory waiting periods;

•

the registration statement, of which this document forms a part, being declared effective by the Securities and Exchange Commission, the absence of any pending or threatened proceeding by the Securities and Exchange Commission to suspend the effectiveness of the registration statement and the receipt of all required state securities laws approvals with no stop orders; and

•	the additional shares of Northwest Bancshares common stock to be issued in the Merger are authorized for listing on the Nasdaq Stock Market upon notice of issuance.

In addition, Northwest Bancshares’ obligations to consummate the Merger are conditioned on the following:

•

the representations and warranties of MutualFirst Financial contained in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the closing date of the Merger (except to the extent such representations and warranties speak as of an earlier date), subject to the materiality standards in the Merger Agreement, and Northwest Bancshares shall have received a written certificate from MutualFirst Financial’s Chief Executive Officer and its Chief Financial Officer to that effect;

•

MutualFirst Financial shall have performed in all material respects all obligations and complied in all material respects with all agreements and covenants to be performed or complied with at or before the effective time of the Merger, and Northwest Bancshares shall have received a written certificate from MutualFirst Financial’s Chief Executive Officer and its Chief Financial Officer to that effect;

•

MutualFirst Financial and its subsidiaries shall have obtained any and all permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger, the failure of which to obtain would have a Material Adverse Effect (as defined in the Merger Agreement) on either MutualFirst Financial or Northwest Bancshares;

•

None of the regulatory approvals necessary to consummate the Merger and the transactions contemplated by the Merger Agreement includes any condition or requirement that would result in a “Burdensome Condition” (as defined below);

•

Northwest Bancshares shall have received an opinion from its counsel, dated as of the closing date of the Merger, to the effect that the Merger constitutes a reorganization under Section 368(a) of the Internal Revenue Code; and

•

MutualFirst Financial will furnish Northwest Bancshares evidence of the dissolution or sale of Mutual Risk Advisors, a subsidiary of MutualFirst Financial, effective as of or prior to the closing date of the Merger.

For purposes of the Merger Agreement, a “Burdensome Condition” is defined as any prohibition, limitation, or other requirement that would: (a) prohibit or materially limit the ownership or operation by Northwest Bancshares or any of its subsidiaries of all or any material portion of the business or assets of MutualFirst Financial or any of its subsidiaries; (b) compel Northwest Bancshares or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of MutualFirst Financial or any of its subsidiaries; (c) impose a material compliance burden, penalty or obligation on Northwest Bancshares or any of its subsidiaries resulting from noncompliance by MutualFirst Financial with its regulatory obligations; or (d) otherwise materially impair the value of MutualFirst Financial and its subsidiaries to Northwest Bancshares and its subsidiaries.

In addition, MutualFirst Financial’s obligations to consummate the Merger are conditioned on the following:

•

the representations and warranties of Northwest Bancshares contained in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the closing date of the Merger (except to the extent such representations and warranties speak as of an earlier date), subject to the materiality standard provided in the Merger Agreement, and MutualFirst Financial shall have received a written certificate from Northwest Bancshares’ Chief Executive Officer and its Chief Financial Officer to that effect;

•

Northwest Bancshares shall have performed in all material respects all obligations and complied in all material respects with all agreements and covenants to be performed or complied with at or before the effective time of the Merger, and MutualFirst Financial shall have received a written certificate from Northwest Bancshares’ Chief Executive Officer and its Chief Financial Officer to that effect;

•

Northwest Bancshares and its subsidiaries shall have obtained any and all permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger, the failure of which to obtain would have a Material Adverse Effect on Northwest Bancshares;

•

Northwest Bancshares shall have delivered the merger consideration to the exchange agent, and the exchange agent shall have provided to MutualFirst Financial a certificate evidencing such delivery; and

•

MutualFirst Financial shall have received an opinion from its counsel, dated as of the closing date of the Merger, to the effect that the Merger constitutes a reorganization under Section 368(a) of the Internal Revenue Code.

Northwest Bancshares and MutualFirst Financial cannot guarantee that all of the conditions to the Merger will be satisfied or waived by the party permitted to do so.

Conduct of Business Before the Merger

MutualFirst Financial has agreed that, until completion of the Merger and unless permitted by Northwest Bancshares, neither MutualFirst Financial nor its subsidiaries will:

General Business

•	conduct its business other than in the usual, regular and ordinary course of business;

•	fail to use commercially reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises;

•

take any actions that would adversely affect or delay the ability of Northwest Bancshares or MutualFirst Financial to obtain regulatory approvals contemplated by the Merger Agreement or materially increase the time necessary to obtain such approvals;

•

take any action that would materially adversely affect its ability to perform its obligations under the Merger Agreement or its ability to consummate the transactions contemplated by the Merger Agreement;

Capital Stock

•	adjust, split, combine or reclassify its capital stock;

•

pay any cash dividend, stock dividends or make any other distribution on its capital stock, other than the declaration and payment of a regular quarterly cash dividend of no more than $0.20 per share or dividends paid from its subsidiaries to MutualFirst Financial;

•

issue any additional shares of capital stock or any securities or obligations convertible or exercisable for any shares of its capital stock, except pursuant to the exercise of outstanding stock options or warrants or the vesting of equity awards;

Governing Documents

•	change or waive any provision of its articles of incorporation, charter or bylaws;

Contracts

•

enter into, amend in any material respect or terminate any material contract or agreement in excess of $250,000 except in the ordinary course of business consistent with past practices or those contemplated by the Merger Agreement;

•	enter into, renew, extend or modify any transaction with an affiliate (other than a loan or deposit transaction);

•

except as provided under “—Settling Claims” below, waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which MutualFirst Financial or any of its subsidiaries is a party, other than in the ordinary course of business, consistent with past practice;

•	undertake or enter into any lease or other contract other than in the ordinary course of providing credit to customers as part of its banking business;

Branches/Merger

•	open or close any new branch or automated banking facility or file an application to do the same;

•

except as permitted by the Merger Agreement, merge or consolidate MutualFirst Financial or any of its subsidiaries with any other corporation; sell or lease all or any substantial portion of the assets or business of MutualFirst Financial or any of its subsidiaries; make any acquisition of all or any substantial portion of the business or assets of any other entity other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement, in each case in the ordinary course of business consistent with past practice; enter into a purchase and assumption transaction with respect to deposits and liabilities; or permit the revocation or surrender of its certificate of authority to maintain, or file an application for the relocation of, an existing branch office;

Loans

•

other than pursuant to commitments issued prior to the date of the Merger Agreement, which have not expired and which have been disclosed to Northwest Bancshares and except for the renewal of existing lines of credit, make or acquire any loan or other credit facility (i) in a principal amount in excess of $2.0 million, (ii) in an amount in excess of $500,000 that is (a) unsecured or (b) undersecured by more than 20% of the amount advanced based on policy and not subject to a Small Business Administration (“SBA”) guarantee, or (iii) for a one- to four-family residential real estate loan that is not eligible for sale in the secondary market, provided that Northwest Bancshares shall be deemed to have consented to any loan in excess of such amount or otherwise not permitted if Northwest Bancshares does not object within two business days of MutualFirst Financial’s request to make such loan;

•

sell any participation in a loan (other than sales of loans secured by one- to four-family real estate, indirect automobile loans or SBA guarantee loans, in each case consistent with past practice) unless Northwest Bank has been given the first opportunity and reasonable time to purchase any loan participation being sold;

•

make any material change in policies in existence on the date of the Merger Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge-off of losses incurred thereon; investments; asset/liability management; or other banking policies except as may be required by changes in applicable law or regulations, accounting principles generally accepted in the United States of America (“GAAP”) or regulatory accounting principles or by a bank regulator;

Employees

•

grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers, employees or consultants, except: (i) as may be required by applicable law; (ii) pursuant to existing commitments disclosed to Northwest Bancshares; (iii) as to non-executive employees, pay increases in the ordinary course of business and consistent with past practice, and (iv) the payment of bonuses for the year ended December 31, 2019, to the extent that such bonuses have been and will be accrued in accordance with GAAP and provided that such bonuses are consistent with past practice. Neither MutualFirst Financial nor MutualBank shall hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $100,000; provided, however, that MutualFirst Financial may hire at-will, non-officer employees to fill vacancies that may from time to time arise in the ordinary course of business;

•

enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees, or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice;

•

except for the execution of the Merger Agreement and actions taken or which will be taken in accordance with the Merger Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

•

except for the execution of the Merger Agreement and the transactions contemplated therein and any terminations of employment, take any action that would give rise to an acceleration of the right to payment to any individual under any MutualFirst Financial benefit plan;

•

issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with Northwest Bancshares and, to the extent relating to post-closing employment, benefit or compensation information without the prior consent of Northwest Bancshares (which shall not be unreasonably withheld), or issue any broadly distributed communication of a general nature to customers without the prior approval of Northwest Bancshares (which shall not be unreasonably withheld), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated by the Merger Agreement;

Settling Claims

•

pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages not in excess of $100,000 individually or $250,000 in the aggregate, or with regard to a settlement exceeding $100,000 individually or $250,000 in the aggregate, where the settlement thereof is fully covered by insurance, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings, or agree to consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting MutualFirst Financial’s business or operations;

Foreclosures

•

foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment of the property indicates the presence of materials of environmental concern in violation of environmental laws and regulations;

Investments

•

purchase any equity securities or purchase any security for its investment portfolio inconsistent with MutualFirst Financial’s or MutualBank’s current investment policy, other than investments in Federal Home Loan Bank stock required under applicable law or regulations;

•

purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practice (other than liabilities that relate solely to accruals with respect to loss contingencies);

•

enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest except in the ordinary course of business consistent with past practice;

Pledges, Security Interests and Encumbrances

•

except for transactions with the FHLB of Indianapolis, subject any asset of MutualFirst Financial or of any of its subsidiaries to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business, transactions in “federal funds” and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; or incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

Capital Expenditures

•

other than as disclosed to Northwest Bancshares, pursuant to binding commitments existing as of the date of the Merger Agreement or expenditures necessary to maintain existing assets in good repair, make any capital expenditures in excess of $100,000 individually, or $200,000 in the aggregate;

Accounting

•

change its method of accounting, except as required by changes in generally accepted accounting principles or regulatory accounting principles or by any bank regulator responsible for regulating MutualFirst Financial;

Merger Agreement

•

take any action that would result in any of its representations and warranties under the Merger Agreement becoming untrue or in the conditions to the Merger not being satisfied, in each case except as may be required by applicable law;

•	take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Internal Revenue Code; or

Other Agreements

•	agree or commit to do any of the foregoing actions.

Northwest Bancshares has agreed that, until the completion of the Merger, it will not voluntarily take any action that would:

•

adversely affect or delay the ability of Northwest Bancshares and MutualFirst Financial to obtain regulatory approvals contemplated by the Merger Agreement or materially increase the time necessary to obtain such approvals;

•	materially adversely affect its ability to perform its covenants and agreements under the Merger Agreement; or

•	result in any of its representations and warranties under the Merger Agreement becoming untrue or in the conditions to the Merger not being satisfied.

Additional Covenants of MutualFirst Financial and Northwest Bancshares in the Merger Agreement

Agreement Not to Solicit Other Proposals. MutualFirst Financial has agreed not to, and will cause its subsidiaries, and their officers, directors, employees, representatives, affiliates and other agents not to: (1) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal that constitutes or could reasonably be expected to lead to, an acquisition proposal by a third party; (2) participate in discussions or negotiations regarding an acquisition proposal; (3) release any person from provisions of, waive, or fail to enforce any confidentiality agreement or standstill agreement to which MutualFirst Financial is a party; or (4) enter into any agreement that constitutes an acquisition proposal.

An acquisition proposal is a proposal that could lead to the following transactions:

•

any merger, consolidation, recapitalization, share exchange, liquidation, dissolution, or other similar transaction involving MutualFirst Financial or its subsidiaries and representing, in the aggregate, 25% or more of MutualFirst Financial’s consolidated assets;

•	any sale, lease or other disposition of assets of MutualFirst Financial or its subsidiaries and representing, in the aggregate, 25% or more of MutualFirst Financial’s consolidated assets;

•	any issuance, sale, or disposition of securities representing 25% or more of the voting power of MutualFirst Financial capital stock in the election of directors; and

•	any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of MutualFirst Financial.

Despite the agreement of MutualFirst Financial not to solicit other acquisition proposals, MutualFirst Financial may generally negotiate or have discussions with, or provide information to, a third party who makes a bona fide unsolicited written acquisition proposal prior to the MutualFirst Financial stockholders meeting to vote on the Merger Agreement, provided that the MutualFirst Financial board of directors determines in its good faith, after consultation with its outside legal counsel and an independent financial advisor, that the acquisition proposal constitutes or is reasonably likely to lead to a superior proposal, meaning that it is reasonably likely to result in a transaction more favorable to the MutualFirst Financial stockholders from a financial point of view than the Merger.

If MutualFirst Financial receives an acquisition proposal or information request from a third party or enters into negotiations with a third party regarding a superior proposal, MutualFirst Financial must promptly notify Northwest Bancshares (and in any event within 24 hours) of the receipt of the acquisition proposal or information request and provide Northwest Bancshares with information about the third party and its proposal or information request.

Certain Other Covenants. The Merger Agreement also contains other agreements relating to the conduct of Northwest Bancshares and MutualFirst Financial before consummation of the Merger, including the following:

•

MutualFirst Financial will cause one or more of its representatives to confer with representatives of Northwest Bancshares to inform Northwest Bancshares regarding MutualFirst Financial’s operations at such times as Northwest Bancshares may reasonably request, and shall promptly notify Northwest Bancshares of any material change in MutualFirst Financial’s business;

•	each party will meet with the other party on a regular basis to discuss and plan for the conversion of MutualFirst Financial’s data processing and related electronic information systems;

•	MutualFirst Financial will provide Northwest Bancshares information regarding nonperforming assets and other information related to loans;

•	MutualFirst Financial will permit Northwest Bancshares reasonable access to MutualFirst Financial’s property, books and records in which Northwest Bancshares may have a reasonable interest;

•

MutualFirst Financial will provide Northwest Bancshares with a copy of all documents MutualFirst Financial files with its banking regulators and that MutualFirst Financial is legally permitted to provide to Northwest Bancshares;

•

Northwest Bancshares and MutualFirst Financial will use their commercially reasonable efforts to obtain all necessary consents and approvals of third parties necessary to complete the Merger and related transactions;

•	Northwest Bancshares and MutualFirst Financial will use all reasonable efforts to take all actions necessary to consummate the Merger and the transactions contemplated by the Merger Agreement;

•

Northwest Bancshares will file a registration statement, of which this Proxy Statement/Prospectus forms a part, with the Securities and Exchange Commission registering the shares of Northwest Bancshares common stock to be issued in the Merger to MutualFirst Financial stockholders;

•

MutualFirst Financial will take all actions necessary to convene a meeting of its stockholders to vote on the Merger Agreement and the Merger. MutualFirst Financial’s board of directors will recommend at its stockholders meeting that the stockholders vote to approve and adopt the Merger Agreement and the Merger and will use commercially reasonable efforts to solicit stockholders’ approval. However, the MutualFirst Financial board of directors may fail to make such recommendation or withdraw, qualify or modify its recommendation, or adjourn and/or postpone the meeting of stockholders, if, following the receipt of an acquisition proposal that the MutualFirst Financial board has determined constitutes a superior proposal, MutualFirst Financial’s board of directors, after consultation with and consideration of the advice of its outside legal counsel and financial advisor (as to financial matters), determines, in good faith, that making such a recommendation or failing to adjourn and/or postpone the meeting of stockholders would more likely than not result in a violation of its fiduciary duties under applicable law; and

•

before completion of the Merger, Northwest Bancshares will list on the Nasdaq Global Select Market, subject to official notice of issuance, the shares of Northwest Bancshares common stock that Northwest Bancshares will issue in exchange for shares of MutualFirst Financial common stock in the Merger.

Representations and Warranties Made by Northwest Bancshares and MutualFirst Financial in the Merger Agreement

Northwest Bancshares and MutualFirst Financial have made certain customary representations and warranties to each other in the Merger Agreement relating to their businesses. For information on these representations and warranties, please refer to the Merger Agreement, attached as Appendix A. The representations and warranties must be materially true through the completion of the Merger, subject to the standard set forth in the Merger Agreement. See “—Conditions to Completing the Merger.”

The representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement and are made as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed to by Northwest Bancshares or MutualFirst Financial, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purpose of allocating risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality that differ from the standard of materiality that an investor may apply when reviewing statements of factual information.

Each of Northwest Bancshares and MutualFirst Financial has made representations and warranties to the other regarding, among other things:

•	corporate matters, including due organization and qualification;

•	capitalization, including total outstanding shares and classes of stock;

•

authority relative to execution and delivery of the Merger Agreement and the absence of conflicts with, violations of, or a default under organizational documents or other obligations as a result of the Merger or the bank merger;

•	governmental filings and consents necessary to complete the Merger;

•	financial statements and internal controls;

•	the timely filing of regulatory reports;

•	tax matters;

•	the absence of any event or action that would, or reasonably be expected to, constitute a material adverse effect since December 31, 2018;

•	real and personal property;

•	insurance matters;

•	legal proceedings;

•	compliance with applicable laws;

•	employee matters and benefit plans;

•	brokers or financial advisor fees;

•	environmental liabilities;

•	derivative instruments and transactions;

•	the inapplicability of antitakeover provisions in organizational documents;

•	matters relating to certain contracts;

•	information technology;

•	trust accounts; and

•	labor matters.

MutualFirst Financial has made other representations and warranties about itself to Northwest Bancshares as to:

•	loan portfolio matters and investment securities;

•	related party transactions;

•	deposits;

•	securities registration obligations;

•	the opinion of MutualFirst Financial’s financial advisor; and

•	intellectual property.

Northwest Bancshares has made other representations and warranties about itself to MutualFirst Financial as to the stock to be issued as merger consideration, and as to the cash to be paid in lieu of fractional shares.

The representations and warranties of each of Northwest Bancshares and MutualFirst Financial will expire upon the effective time of the Merger.

Terminating the Merger Agreement

The Merger Agreement may be terminated at any time before the completion of the Merger, either before or after approval of the Merger Agreement by MutualFirst Financial stockholders, as follows:

•	by the mutual written consent of Northwest Bancshares and MutualFirst Financial;

•

by either party, if there has been a material breach of any of the representations and warranties set forth in the Merger Agreement by the other party, subject to the standard set forth in the Merger Agreement, which breach cannot be cured prior to July 31, 2020 (which date will be extended to September 30, 2020 under certain circumstances, described below), or has not been cured within 30 days after the giving of written notice to such party of such breach;

•

by either party, if there has been a material failure to perform or comply with any of the covenants or agreements set forth in the Merger Agreement by the other party, which failure cannot be cured prior to July 31, 2020 (which date will be extended to September 30, 2020 under certain circumstances, described below) or has not been cured upon 30 days written notice of such failure by the terminating party to the other party;

•

by either party, if the Merger has not been consummated by July 31, 2020, or such later date as agreed to by the parties, unless the failure to complete the Merger by that time was due to such party’s material breach of any representation, warranty, covenant or other agreement provided in the Merger Agreement, and further provided that this date will be extended to September 30, 2020 if the inability to complete the Merger is solely due to delay in receiving required regulatory approvals and the parties are acting in good faith to obtain such approvals;

•

by either party, if the stockholders of MutualFirst Financial have voted at the MutualFirst Financial stockholders meeting and the vote was not sufficient to approve the Merger Agreement or the Merger;

•

by either party, if a required regulatory approval, consent or waiver is denied or any governmental entity prohibits the consummation of the Merger or the transactions contemplated by the Merger Agreement;

•

by either party, if the conditions to completion of the Merger cannot be satisfied or fulfilled by July 31, 2020, or such later date as agreed to by the parties, unless the failure to complete the Merger by that time was due to such party’s material breach of any representation, warranty, covenant or other agreement provided in the Merger Agreement, and further provided that this date will be extended to September 30, 2020 if the inability to complete the Merger is solely due to delay in receiving required regulatory approvals and the parties are acting in good faith to obtain such approvals;

•

by Northwest Bancshares if (a) the MutualFirst Financial board of directors submits the Merger Agreement to its stockholders without a recommendation for approval, or (b) prior to the MutualFirst Financial stockholders meeting, the MutualFirst Financial board of directors approves or recommends the approval of a superior proposal and withdraws, qualifies or modifies its recommendation to the MutualFirst Financial stockholders to vote in favor of the Merger Agreement and the Merger;

•

by Northwest Bancshares if MutualFirst Financial has received a superior proposal and the board of directors of MutualFirst Financial has entered into an agreement with respect to such proposal, terminated the Merger Agreement, withdrawn its recommendation of the Merger Agreement, has failed to make such recommendation or has modified or qualified its recommendation in a manner adverse to Northwest Bancshares; or

•

by MutualFirst Financial if MutualFirst Financial has received a superior proposal and the board of directors of MutualFirst Financial has determined to accept such superior proposal, but only if (a) MutualFirst Financial’s board of directors has determined in good faith based on the advice of legal counsel that failure to take such action would, more likely than not, cause the board of directors to violate its fiduciary duties under applicable law, and (b) MutualFirst Financial has complied with and has not breached its obligations under the Merger Agreement with respect to third-party proposals and the recommendation to stockholders with respect to voting on the Merger Agreement.

Additionally, MutualFirst Financial may terminate the Merger Agreement if, at any time during the five-day period commencing on the 20th day prior to the closing date (the “Determination Date”), both of the following conditions are satisfied:

•

the number obtained by dividing the average of the daily closing prices of Northwest Bancshares common stock for the 20 consecutive trading days immediately preceding the Determination Date by $17.20 (the “Purchaser Ratio”) is less than 0.80; and

•	the Purchaser Ratio is less than the number obtained by dividing (i) the average of the daily closing prices for the 20 consecutive trading days immediately preceding the Determination Date of the

Nasdaq Bank Index (the “Final Index Price”) by (ii) the closing value of the Nasdaq Bank Index on the last trading date immediately preceding the public announcement of the entry into the Merger Agreement (the “Initial Index Price”), minus 0.20 (the “Index Ratio”).

If MutualFirst Financial elects to exercise its termination right as described above, it must give written notice thereof to Northwest Bancshares. During the five business day period commencing with its receipt of such notice, Northwest Bancshares shall have the option to increase the consideration to be received by the holders of MutualFirst Financial common stock by adjusting the exchange ratio (calculated to the nearest one one-thousandth) to equal the lesser of (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of $17.20, 0.80 and 2.4 (or the exchange ratio as then in effect) by (B) the Average Closing Price (defined as the average daily closing price of Northwest Bancshares common stock for the 20 consecutive trading days preceding the Determination Date) and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and 2.4 (or the exchange ratio as then in effect) by (B) the Purchaser Ratio. If within such five business day period, Northwest Bancshares delivers written notice to MutualFirst Financial that it intends to proceed with the Merger by paying such additional consideration as contemplated by the preceding sentence, then no termination shall have occurred and the Merger Agreement shall remain in full force and effect in accordance with its terms (except that the exchange ratio shall have been so modified as described above, and provided that any such increase in the exchange ratio shall be paid in cash).

Termination Fee

The Merger Agreement requires MutualFirst Financial to pay Northwest Bancshares a fee of $11.0 million if the Merger Agreement is terminated in certain circumstances that involve a competing offer. Specifically, MutualFirst Financial must pay the termination fee if Northwest Bancshares terminates the Merger Agreement as a result of a breach by MutualFirst Financial of its covenant regarding the solicitation of competing offers or MutualFirst Financial’s failure to call a stockholders’ meeting or if MutualFirst Financial’s board of directors fails to recommend approval of the Merger or withdraws, qualifies, or modified its recommendation to approve the Merger.

MutualFirst Financial also must pay the termination fee if (i) Northwest Bancshares terminates the Merger Agreement because MutualFirst Financial has entered into an acquisition agreement with respect to a superior proposal, (ii) MutualFirst Financial terminates the Merger Agreement because it has accepted a superior proposal or (iii) MutualFirst Financial enters into a definitive merger agreement within one year of Northwest Bancshares terminating the Merger Agreement due to MutualFirst Financial’s willful breach of a representation, warranty or covenant or failure of MutualFirst Financial’s stockholders to approve the Merger Agreement, after MutualFirst Financial’s receipt of an acquisition proposal.

Expenses

Each of Northwest Bancshares and MutualFirst Financial will pay its own costs and expenses incurred in connection with the Merger. In the event of a termination of the Merger Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in the Merger Agreement, the breaching party will remain liable for any and all damages, costs and expenses, including all reasonable attorney’s fees sustained or incurred by the non-breaching party as a result thereof or in connection therewith or in connection with enforcing its rights under the Merger Agreement.

Changing the Terms of the Merger Agreement

Before the completion of the Merger, Northwest Bancshares and MutualFirst Financial may agree to waive, amend or modify any provision of the Merger Agreement. However, after the vote by MutualFirst Financial stockholders, Northwest Bancshares and MutualFirst Financial may not make any amendment or modification that would reduce the amount or alter the kind of consideration to be received by MutualFirst Financial’s stockholders under the terms of the Merger Agreement.

Litigation Related to the Merger

On December 23, 2019, a purported MutualFirst Financial stockholder filed a lawsuit against MutualFirst Financial and the members of the MutualFirst Financial Board of Directors in the United States District Court for the District of Maryland, captioned Shiva Stein v. MutualFirst Financial, Inc. et al., Docket No. 1:19-cv-03625. The plaintiff generally alleges that the registration statement filed with the SEC on December 20, 2019 contains materially misleading omissions or misrepresentations in violation of Section 14(a) and Section 20(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder. The plaintiff seeks injunctive relief, unspecified damages, and an award of attorneys’ fees and expenses.

On January 3, 2020, a purported MutualFirst Financial stockholder filed a lawsuit against MutualFirst Financial, the members of the MutualFirst Financial Board of Directors and Northwest Bancshares in the United States District Court for the District of Delaware making similar allegations.

MutualFirst Financial and Northwest Bancshares are reviewing the complaints and have not yet formally responded. Although the ultimate outcome of these actions cannot be predicted with certainty, MutualFirst Financial and Northwest Bancshares believe that these lawsuits are without merit and intend to defend against these actions vigorously.

Certain Unaudited Prospective Financial Information

Northwest Bancshares and MutualFirst Financial do not as a matter of course make public projections as to future performance, revenues, earnings or other financial results due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates. However, Northwest Bancshares and MutualFirst Financial are including in this Proxy Statement/Prospectus certain unaudited prospective financial information for Northwest Bancshares and MutualFirst Financial that was made available as described below. The inclusion of this information should not be regarded as an indication that any of Northwest Bancshares, MutualFirst Financial, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such.

For purposes of certain discounted cash flow analyses performed by KBW in connection with KBW’s opinion, KBW used publicly available mean consensus “street estimates” for calendar year 2019 Northwest Bancshares net income and earnings per share of $112.0 million and $1.05 per share, respectively, and calendar year 2020 Northwest Bancshares net income and earnings per share of $110.7 million and $1.04 per share, respectively, as well as an assumed Northwest Bancshares long-term earnings per share growth rate of 5% provided by Northwest Bancshares management, all of which information was discussed with KBW by such management and used and relied upon by KBW at the direction of MutualFirst Financial management.

For purposes of certain discounted cash flow analyses performed by KBW in connection with KBW’s opinion, KBW used publicly available mean consensus “street estimates” for calendar year 2019 MutualFirst Financial net income and earnings per share of $23.0 million and $2.65 per share, respectively, and calendar year 2020 MutualFirst Financial net income and earnings per share of $22.0 million and $2.56 per share, respectively, as well as assumed MutualFirst Financial long-term earnings per share growth rates of 4% to 5% provided by MutualFirst Financial management, all of which information was discussed with KBW by such management and used and relied upon by KBW at the direction of such management.

This information is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to Northwest Bancshares’ and MutualFirst Financial’s respective business, all of which are difficult to predict and many of which are beyond Northwest Bancshares’ and MutualFirst Financial’s control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and therefore, is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. No assurance can be given that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes subject to greater uncertainty with each successive year. Actual results may differ materially from those set forth above, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to Northwest Bancshares’ and MutualFirst Financial’s business, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the sections entitled “Risk Factors” and “Cautionary Statement About Forward-Looking Statements.”

The unaudited prospective financial information appearing above was not prepared with a view toward public disclosure (except for publicly available mean analyst net income, earnings per share and dividends per share estimates), nor was it prepared with a view toward compliance with GAAP, the prevailing practices in the banking industry, published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in Northwest Bancshares’ or MutualFirst Financial’s historical GAAP financial statements. Neither Northwest Bancshares’ nor MutualFirst Financial’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained in this document, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the unaudited prospective financial information. The independent registered public accountant reports included in this Proxy Statement/Prospectus relate to historical financial information of each of Northwest Bancshares and MutualFirst Financial. They do not extend to the unaudited prospective financial information and should not be read to do so.

Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date of the opinion delivered by KBW. No assurance can be given that, had the unaudited prospective financial information been prepared as of the date of this Proxy Statement/Prospectus, similar estimates and assumptions would be used. Neither Northwest Bancshares nor MutualFirst Financial intends to, and each expressly disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects on Northwest Bancshares or MutualFirst Financial of the Merger and does not attempt to predict or suggest future results of the combined company after giving effect to the Merger. The unaudited prospective financial information does not give effect to the impact of negotiating or executing the Merger Agreement, the expenses that may be incurred in connection with completing the Merger, the potential synergies that may be achieved by the combined company as a result of the Merger, the effect on Northwest Bancshares or MutualFirst Financial of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the Merger. Further, the unaudited prospective financial information does not take into account the effect on Northwest Bancshares or MutualFirst Financial of any possible failure of the Merger to occur. By inclusion of the unaudited prospective financial information in this document, none of Northwest Bancshares, MutualFirst Financial or their respective affiliates, associates, officers, directors, advisors, agents or other representatives makes any representation to any stockholder of Northwest Bancshares or MutualFirst Financial or any other person regarding Northwest Bancshares’ or MutualFirst Financial’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the projected results will be achieved. The inclusion of the unaudited prospective financial information in this document should not be deemed an admission or representation by Northwest Bancshares or MutualFirst Financial that it is viewed as material information, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the unaudited prospective financial information included above is not being included to influence your decision whether to vote to approve the Merger Agreement, but is being provided solely because it was made available to KBW as discussed above, in connection with the Merger.

In light of the foregoing, and considering that the special meeting of MutualFirst Financial stockholders will be held several months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, stockholders are cautioned not to place unwarranted reliance on such information, and Northwest Bancshares and MutualFirst Financial urge all stockholders to review Northwest Bancshares’ and MutualFirst Financial’s financial statements and other information contained elsewhere in this document or incorporated by reference into this document for a description of Northwest Bancshares’ and MutualFirst Financial’s respective businesses and reported financial results. See “Where You Can Find More Information.”

DESCRIPTION OF NORTHWEST BANCSHARES CAPITAL STOCK

The following summary describes the material terms of Northwest Bancshares’ capital stock and is subject to, and qualified by, Northwest Bancshares’ articles of incorporation and bylaws and applicable Maryland law. See “Where You Can Find More Information” as to how to obtain a copy of Northwest Bancshares’ articles of incorporation and bylaws.

General

Northwest Bancshares is currently authorized to issue 500,000,000 shares of common stock having a par value of $0.01 per share, and 50,000,000 shares of preferred stock having a par value of $0.01 per share. At January 8, 2020, 106,874,757 shares of common stock were outstanding. At that date, no preferred shares were outstanding.

Common Stock

Voting Rights. Holders of common stock of Northwest Bancshares have exclusive voting rights in Northwest Bancshares. They elect Northwest Bancshares’ board of directors and act on other matters that are required to be presented to them under Maryland law or that are otherwise presented to them by the board of directors. Each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. However, any person who beneficially owns more than 10% of the then-outstanding shares of Northwest Bancshares’ common stock is not entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Northwest Bancshares issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80% of Northwest Bancshares’ outstanding common stock.

Dividends. Northwest Bancshares generally may pay dividends on its common stock if, after giving effect to such distribution, (i) it would be able to pay its indebtedness as the indebtedness comes due in the usual course of business or (ii) its total assets exceed the sum of its liabilities and the amount needed, if Northwest Bancshares were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference in the event of dissolution. However, even if Northwest Bancshares’ assets are less than the amount necessary to satisfy the requirement set forth above, Northwest Bancshares may pay dividends from: (i) its net earnings for the fiscal year in which the distribution is made; (ii) its net earnings for the preceding fiscal year; or (iii) the sum of its net earnings for the preceding eight fiscal quarters. The holders of common stock of Northwest Bancshares are entitled to receive and share equally in dividends as may be declared by Northwest Bancshares’ board of directors out of funds legally available therefor. If Northwest Bancshares issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends. The payment of dividends by Northwest Bancshares is also subject to limitations that are imposed by federal law, regulation and policy.

The Federal Reserve has issued a policy statement providing that dividends should be paid only out of current earnings and only if the holding company’s prospective rate of earnings retention is consistent with its capital needs, asset quality and overall financial condition. Federal regulatory guidance also provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the holding company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the holding company’s overall rate or earnings retention is inconsistent with its capital needs and overall financial condition.

Liquidation. In the event of liquidation, dissolution or winding up of Northwest Bancshares, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of Northwest Bancshares available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Northwest Bancshares are not entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

Northwest Bancshares’ articles of incorporation authorizes its board of directors, without stockholder action, to issue preferred stock in one or more series and to establish the designations, dividend rates and rights, dissolution or liquidation rights, preferences, price and terms and conditions on which shares may be redeemed, terms and conditions for conversion or exchange into any other class or series of the stock, voting rights and other terms. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in control of Northwest Bancshares.

Certain Articles of Incorporation and Bylaw Provisions Affecting Northwest Bancshares Common Stock

Northwest Bancshares’ articles of incorporation and bylaws contain several provisions that may make Northwest Bancshares a less attractive target for an acquisition of control by anyone who does not have the support of Northwest Bancshares’ board of directors. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions, special procedural rules regarding nomination for election to the board of directors or the introduction of new business at meetings of stockholders, a staggered board of directors, and a vote limitation on shares owned in excess of 10% of Northwest Bancshares’ outstanding shares. The foregoing is qualified in its entirety by reference to Northwest Bancshares’ articles of incorporation and bylaws.

Restrictions on Ownership

Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company such as Northwest Bancshares unless the Federal Reserve has been given 60 days’ prior written notice and has not disapproved the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of Northwest Bancshares’ directors, or a determination by the regulator that the acquiror has the power, directly or indirectly, to exercise a controlling influence over the management or policies of Northwest Bancshares. Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock constitutes a rebuttable determination of control under Federal Reserve Board regulations where, as will be the case with Northwest Bancshares, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve.

Transfer Agent and Registrar

The Transfer Agent and Registrar for Northwest Bancshares’ common stock is American Stock Transfer & Trust Company, LLC, New York, New York.

COMPARISON OF RIGHTS OF STOCKHOLDERS

The rights of stockholders of Northwest Bancshares are currently governed by Northwest Bancshares articles of incorporation and bylaws and by Maryland law. The rights of stockholders of MutualFirst Financial are currently governed by MutualFirst Financial’s articles of incorporation and bylaws and by Maryland law. If the Merger is completed, MutualFirst Financial stockholders who receive Northwest Bancshares common stock will become Northwest Bancshares stockholders and, as a result, their rights will be governed by Northwest Bancshares’ articles of incorporation and bylaws and Maryland law.

The following is a summary of the material differences between the rights of a MutualFirst Financial stockholder and the rights of a Northwest Bancshares stockholder. This summary is not a complete statement of the differences between the rights of MutualFirst Financial stockholders and the rights of Northwest Bancshares stockholders and is qualified in its entirety by reference to the articles of incorporation and bylaws of Northwest Bancshares and the articles of incorporation and bylaws of MutualFirst Financial. Copies of Northwest Bancshares’ articles of incorporation and bylaws are on file with the Securities and Exchange Commission. Copies of Northwest Bancshares’ articles of incorporation and bylaws are also available upon written request addressed to Corporate Secretary, Northwest Bancshares, Inc., 100 Liberty Street, Warren, Pennsylvania 16365-2353.

Authorized Stock. Northwest Bancshares’ articles of incorporation authorize 550,000,000 shares of capital stock, consisting of 500,000,000 shares of common stock, $0.01 par value, and 50,000,000 shares of preferred stock, $0.01 par value. At January 8, 2020, there were 106,874,757 shares of Northwest Bancshares common stock issued and outstanding, and there were no shares of preferred stock issued or outstanding.

MutualFirst Financial’s articles of incorporation authorize 25,000,000 shares of capital stock, consisting of 20,000,000 shares of common stock, $0.01 par value, and 5,000,000 shares of preferred stock, $0.01 par value. At January 8, 2020, there were 8,607,953 shares of MutualFirst Financial common stock issued and outstanding, and there were no shares of preferred stock issued or outstanding.

Stockholder Proposals and Nominations. To nominate a director or propose new business, stockholders must give written notice to the secretary of Northwest Bancshares not less than 80 days nor more than 90 days prior to any such meeting. Each notice given by a stockholder with respect to a nomination to the board of directors or proposal for new business must include certain information regarding the nominee or proposal and the stockholder making the nomination or proposal.

To nominate a director or propose new business, stockholders must give written notice to the secretary of MutualFirst Financial not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided that, in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice must be delivered not earlier than the 120th day prior to the meeting and not later than the close of business on the 90th day prior to the meeting or the 10th day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting is first made. Each notice given by a stockholder with respect to a nomination to the board of directors or proposal for new business must include certain information regarding the nominee or proposal and the stockholder making the nomination or proposal.

Quorum Requirements. At any meeting of the stockholders of Northwest Bancshares, and except as otherwise provided by law or Northwest Bancshares’ articles of incorporation, the holders of record entitling the holders to cast a majority of the votes entitled to be cast constitutes a quorum. Where a separate vote by a class or classes of shares is required, a majority of the shares of such class or classes, present in person or by proxy, constitutes a quorum.

At any meeting of the stockholders of MutualFirst Financial, the presence in person or by proxy of stockholders entitled to cast at least one-third of all of the votes entitled to be cast at the meeting constitutes a quorum, unless a larger amount is required by law. Where a separate vote by a class or classes of shares is required, a majority of the shares of such class or classes, present in person or by proxy, constitutes a quorum with respect to the vote on the matter.

Filling of Vacancies on the Board of Directors. Vacancies on both the Northwest Bancshares board of directors and the MutualFirst Financial board of directors may be filled by a vote of a majority of the remaining directors. A director so chosen by the Northwest Bancshares board of directors shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies. A director so chosen by the MutualFirst Financial board of directors shall hold office until the next annual meeting of stockholders, at which time the stockholders will elect a director to hold office for the balance of the remaining term.

INFORMATION ABOUT NORTHWEST BANCSHARES

Northwest Bancshares, a Maryland corporation, is a savings and loan holding company headquartered in Warren, Pennsylvania that was incorporated and commenced operations in 2009. Northwest Bancshares’ common stock is listed on the Nasdaq Global Select Market under the symbol “NWBI.” Northwest Bancshares conducts its operations primarily through Northwest Bank, a Pennsylvania-chartered savings bank founded in 1896, with 172 community banking offices and ten free standing drive-through facilities in Pennsylvania, New York and Ohio. Northwest Bank provides a complete line of business and personal banking products, employee benefits and wealth management services, as well as business and personal insurance products and services. Northwest Bank’s principal sources of funds are personal and business deposits, borrowed funds and the principal and interest payments on loans and marketable securities.

At September 30, 2019, Northwest Bancshares had total assets of $10.580 billion, total deposits of $8.682 billion and total stockholders’ equity of $1.352 billion.

Northwest Bancshares is headquartered at 100 Liberty Street, Warren, Pennsylvania 16365-2353, and its telephone number at that address is (814) 726-2140. Its website is www.northwest.com. Information contained on this website does not constitute part of and is not incorporated into this Proxy Statement/Prospectus.

Additional information about Northwest Bancshares and its subsidiaries is included in documents incorporated by reference in this Proxy Statement/Prospectus. See “Where You Can Find More Information.”

INFORMATION ABOUT MUTUALFIRST FINANCIAL

MutualFirst Financial, a Maryland corporation, is a financial holding company headquartered in Muncie, Indiana that was incorporated and commenced operations in 1999. MutualFirst Financial’s common stock is quoted on the Nasdaq Global Market under the symbol “MFSF.” MutualFirst Financial conducts its operations primarily through MutualBank, an Indiana commercial bank founded in 1889 that offers products and services to individuals, families and businesses through 39 full-service retail financial centers located throughout the State of Indiana, and provides a full range of financial services including commercial and business banking, personal banking, wealth management and trust services. MutualBank’s principal sources of funds are personal and business deposits, borrowed funds and the principal and interest payments on loans and marketable securities.

At September 30, 2019, MutualFirst Financial had total assets of $2.074 billion, total deposits of $1.573 billion and total stockholders’ equity of $222.0 million.

MutualFirst Financial is headquartered at 110 E. Charles Street, Muncie, Indiana 47305, and its telephone number at that address is (765) 747-2800. Its website is www.bankwithmutual.com. Information contained on this website does not constitute part of and is not incorporated into this Proxy Statement/Prospectus.

Additional information about MutualFirst Financial and its subsidiaries is included in documents incorporated by reference in this Proxy Statement/Prospectus. See “Where You Can Find More Information.”

MUTUALFIRST FINANCIAL STOCK OWNERSHIP

The following table provides information as of January 8, 2020 about the persons known to MutualFirst Financial to be the beneficial owners of more than 5% of MutualFirst Financial’s outstanding common stock, by each of MutualFirst Financial’s directors, by the named executive officers of MutualFirst Financial and by all directors and executive officers of MutualFirst Financial as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes generally voting power and/or investment power with respect to securities. Shares of common stock that an individual has a right to acquire within 60 days after January 8, 2020, including pursuant to stock options to purchase shares of common stock, are deemed outstanding for purposes of computing the percentage of beneficial ownership owned by the person holding such security, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated by footnote, MutualFirst Financial believes that the persons named in this table, based on information provided by these persons, have sole voting and investment power with respect to the securities indicated. The address of each of MutualFirst Financial’s directors and executive officers is care of MutualFirst Financial, Inc., 110 E. Charles Street, Muncie, Indiana 47305.

Name of Beneficial Owner	MutualFirst Financial Common Shares Beneficially Owned		Percentage of Class
Wilbur R. Davis	51,700	(1)	*%
David W. Heeter	63,920	(2)	*
Mark L. Barkley	313,600	(3)	3.64
Linn A. Crull	61,000	(4)	*
Brian C. Hewitt	1,560		*
William V. Hughes	33,549	(5)	*
Richard J. Lashley	717,773	(6)	8.34
Edward C. Levy	31,931		*
Michael J. Marien	48,845		*
Charles J. Viater	244,021	(11)	2.83
Michelle A. Altobella	150		*
James M. Bernard	2,220	(8)	*
Christopher D. Cook	42,671	(9)	*
Christopher L. Caldwell	12,243	(10)	*
All Directors and Executive Officers as a Group (15 persons)	1,634,375	(11)	18.99

PL Capital Group/Richard J. Lashley 47 E. Chicago Avenue Suite 328 Naperville, Illinois 60540	715,773	(12)	8.32

Ancora Advisors, LLC 6060 Parkland Blvd Suite 200 Cleveland, Ohio 44124	530,725	(13)	6.17

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	452,083	(14)	5.25

*	Ownership is less than 1% of the class.
(1)	Includes options for 5,000 shares and 20,000 shares owned by Mr. Davis’s spouse.

(2)	Includes 14,490 shares allocated to Mr. Heeter in the ESOP and 2,917 shares held in a charitable trust established by Mr. Heeter for which he has voting and dispositive power over all the shares.
(3)	Includes 188,650 shares held directly and 124,950 shares held by the Eleanor T. Barkley, LP for which Mr. Barkley is the manager.
(4)	Includes options for 2,500 shares and 20,000 shares owned by Mr. Crull’s spouse.
(5)	Includes options for 4,000 shares, 500 shares owned by Mr. Hughes’ spouse and 4,000 shares in an IRA account.
(6)

Of the shares reported as beneficially owned by Mr. Lashley, 352,451 shares of common stock are held in the name of Financial Edge Fund, L.P.; 154,723 shares of common stock are held in the name of Financial Edge-Strategic Fund, L.P.; 66,886 shares of common stock are held in the name of PL Capital/Focused Fund, L.P.; 141,713 shares of common stock are held in the name of Goodbody/PL Capital, L.P.; and 2,000 shares of common stock are held in Mr. Lashley’s IRA. With regard to the shares held by Financial Edge Fund, L.P., Financial Edge-Strategic Fund, L.P., PL Capital/Focused Fund, L.P., and Goodbody/PL Capital, L.P., Mr. Lashley reports beneficial ownership above because he has shared voting and dispositive power as a Managing Member of PL Capital, LLC and Goodbody/PL Capital, LLC, the general partners of the funds, and as a Managing Member of PL Capital Advisors, LLC, the investment advisor of the Funds. Mr. Lashley disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(7)	Includes 16,033 shares in Mr. Viater’s 401(k) account; 25,694 shares allocated to Mr. Viater in the ESOP.
(8)	Mr. Bernard is a representative of Ancora Advisors. See footnote 13.
(9)	Includes 4,883 shares allocated to Mr. Cook in the ESOP.
(10)	Includes 2,115 shares allocated to Mr. Caldwell in the ESOP.
(11)

This amount includes options for 11,500 shares held by directors and executive officers. This amount does not include the 200,000 shares owned by the MutualBank Charitable Foundation, Inc., which is an Indiana non-profit corporation and 501(c)(3) tax-exempt organization with no stock or stockholders. Two of the six directors and all the officers of the foundation also are directors or officers of the Company or the Bank. Pursuant to its charter and applicable federal regulations, these shares are required to be voted in any stockholder vote in the same ratio as the votes cast by all other stockholders of the Company.

(12)

According to filings under the Exchange Act, the PL Capital Group consists of the following persons and entities which share beneficial ownership of certain of the shares: Financial Edge Fund, L.P. (“Financial Edge Fund”); Financial Edge-Strategic Fund, LP (“Financial Edge Strategic”); PL Capital Focused Fund, L.P. (‘Focused Fund”), PL Capital, LLC (“PL Capital’), general partner of Financial Edge Fund, Financial Edge Strategic and Focused Fund; PL Capital Advisors, LLC (“PL Capital Advisors”), the investment advisor to Financial Edge Fund, Financial Edge Strategic, Focused Fund and Goodbody/PL LP; Goodbody /PL Capital LP (“Goodbody/PL LP”); Goodbody/PL Capital LLC(“Goodbody/PL LLC”), general partner of Goodbody/PL LP; John W. Palmer as managing member of PL Capital, PL Capital Advisors and Goodbody/PL LLC and individually; Richard Lashley, as managing member of PL Capital, PL Capital Advisors and Goodbody/PL LLC, and individually. Mr. Lashley is also a director of the Company. PL Capital Group has shared voting and dispositive power over 715,773 shares.

(13)

Represents shares held by Ancora Advisors, LLC, a registered investment advisor, as filed on Schedule 13-D/A on March 2, 2018 and as updated with information provided to the Company on Schedule 13-F. Ancora Advisors, LLC reported sole voting and dispositive power over 530,725 shares. Mr. Bernard is a representative of Ancora Advisors but he does not possess voting or dispositive power over the shares reported.

(14)

Represents shares held by clients of Dimensional Fund Advisors LP, an investment advisor, which disclaims beneficial ownership of these shares. Dimensional Fund Advisors LP filed an amended Schedule 13G with the SEC on February 8, 2019.

PROPOSAL 2—MERGER-RELATED EXECUTIVE COMPENSATION

As required by the federal securities laws, MutualFirst Financial is providing its stockholders with the opportunity to cast an advisory, non-binding vote on the compensation that may become payable to its named executive officers in connection with the completion of the Merger, as disclosed in the section of this document captioned “Proposal 1—The Merger Proposal—Interests of Certain Persons in the Merger that are Different from Yours” and the related tables and narrative.

Your vote is requested. MutualFirst Financial believes that the compensation that may become payable to its named executive officers in connection with the completion of the Merger is reasonable and the information regarding such compensation demonstrates that MutualFirst Financial’s executive compensation program was designed appropriately and structured to ensure the retention of talented executives and a strong alignment with the long-term interests of MutualFirst Financial stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to MutualFirst Financial’s executive officers in connection with the Merger. This vote is separate and independent from the vote of stockholders to approve the Merger Agreement and the Merger. MutualFirst Financial asks that its stockholders vote “FOR” the following resolution:

RESOLVED, that the compensation that may become payable to MutualFirst Financial’s named executive officers in connection with the completion of the Merger, as disclosed in the section captioned “Proposal 1—The Merger Proposal—Interests of Certain Persons in the Merger that are Different from Yours” and the related tables and narrative, is hereby approved.

Approval of this proposal is not a condition to the completion of this Merger. In addition, this vote is advisory and, therefore, it will not be binding on MutualFirst Financial, nor will it overrule any prior decision of MutualFirst Financial or require MutualFirst Financial’s board of directors (or any committee thereof) to take any action. However, MutualFirst Financial’s board of directors values the opinions of MutualFirst Financial’s stockholders, and to the extent that there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement/Prospectus, MutualFirst Financial’s board of directors will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns. MutualFirst Financial’s board of directors will consider the affirmative vote of the majority of the votes cast on the matter “FOR” the foregoing resolution as advisory approval of the compensation that may become payable to MutualFirst Financial’s named executive officers in connection with the completion of the Merger.

MUTUALFIRST FINANCIAL’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADVISORY, NON-BINDING PROPOSAL TO APPROVE THE MERGER-RELATED EXECUTIVE COMPENSATION.

PROPOSAL 3—ADJOURNMENT OF THE SPECIAL MEETING

If there are not sufficient votes to constitute a quorum or to approve and adopt the Merger Agreement and approve the Merger at the time of the MutualFirst Financial special meeting, the Merger Agreement cannot be approved unless the MutualFirst Financial special meeting is adjourned to a later date or dates to permit further solicitation of proxies. To allow proxies that have been received by MutualFirst Financial at the time of the special meeting to be voted for an adjournment, if deemed necessary, MutualFirst Financial has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of MutualFirst Financial unanimously recommends that stockholders vote “FOR” the Adjournment Proposal. If it is deemed necessary to adjourn the special meeting, no notice of the adjourned meeting is required to be given to stockholders, other than an announcement at the meeting of the time and place to which the meeting is adjourned, as well as the means, if any, by which stockholders can be present and vote at the adjourned meeting through the use of communications equipment.

LEGAL MATTERS

The validity of the Northwest Bancshares common stock to be issued in the proposed Merger has been passed upon for Northwest Bancshares by Luse Gorman, PC, Washington, D.C. In addition, Luse Gorman, PC and Silver, Freedman, Taff & Tiernan LLP, Washington, D.C. have delivered opinions to Northwest Bancshares and MutualFirst Financial, respectively, as to certain federal income tax consequences of the Merger. See “Proposal 1—The Merger Proposal—Material U.S. Federal Income Tax Consequences of the Merger.”

EXPERTS

The consolidated financial statements of Northwest Bancshares, Inc. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheets of MutualFirst Financial as of December 31, 2018 and 2017 and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the years ended December 31, 2018, 2017 and 2016, and the effectiveness of MutualFirst Financial’s internal control over financial reporting as of December 31, 2018 have been audited by BKD, LLP, an independent registered public accounting firm, as stated in their reports thereon, and have been incorporated by reference herein and in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

STOCKHOLDER PROPOSALS

In light of the proposed Merger, MutualFirst Financial has postponed its 2020 annual meeting of stockholders, and MutualFirst Financial currently intends to hold its 2020 annual meeting only if the Merger is not completed. If MutualFirst Financial holds an annual meeting in 2020, under the Securities and Exchange Commission’s rules, any holder of MutualFirst Financial common stock who wishes to make a proposal to be included in MutualFirst Financial’s proxy statement for the annual meeting must have caused such proposal to be received by MutualFirst Financial not later than November 23, 2019. To be considered eligible for inclusion in MutualFirst Financial’s proxy statement, a proposal must conform to the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Stockholder proposals should be directed to MutualFirst Financial, Inc. via certified mail, Attention: Corporate Secretary, 110 E. Charles Street, Muncie, Indiana 47305.

MutualFirst Financial’s bylaws establish advance notice procedures as to the nomination by stockholders of candidates for election as directors and with respect to stockholder proposals, in either case not for inclusion in MutualFirst Financial’s proxy statement and form of proxy for the annual meeting. In order to make a director nomination or a stockholder proposal, such nomination or proposal must be received by MutualFirst Financial no later than February 1, 2020 and no earlier than January 2, 2020. If, however, the date of the next annual meeting is before April 1, 2020, or after June 30, 2020, proposals must instead be received by MutualFirst Financial no earlier than the 120th day prior to the date of the next annual meeting and no later than the 90th day before the meeting or the 10th day after the day on which notice of the date of the meeting is mailed or public announcement of the date of the meeting is first made.

WHERE YOU CAN FIND MORE INFORMATION

Northwest Bancshares filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933 to register the shares of Northwest Bancshares common stock to be issued to MutualFirst Financial stockholders in the Merger. This Proxy Statement/Prospectus is a part of that registration statement and constitutes a Prospectus of Northwest Bancshares and a proxy statement of MutualFirst Financial for its special meeting. As permitted by the Securities and Exchange Commission rules, this Proxy Statement/Prospectus does not contain all of the information that you can find in the registration statement or in the exhibits to the registration statement. The additional information may be inspected and copied as set forth below.

Northwest Bancshares and MutualFirst Financial each files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. These filings are available to the public over the Internet at the Securities and Exchange Commission’s website at www.sec.gov.

The Securities and Exchange Commission allows Northwest Bancshares and MutualFirst Financial to “incorporate by reference” information into this Proxy Statement/Prospectus. This means that Northwest Bancshares and MutualFirst Financial can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the other documents that are listed below that Northwest Bancshares and MutualFirst Financial have previously filed with the Securities and Exchange Commission and additional documents that Northwest Bancshares and MutualFirst Financial will file with the Securities and Exchange Commission. These documents contain important information about Northwest Bancshares’ and MutualFirst Financial’s financial condition.

NORTHWEST BANCSHARES, INC. FILINGS (File No. 001-34582)

Filings	Period of Report or Date Filed

• Annual Report on Form 10-K	Year ended December 31, 2018

• Quarterly Reports on Form 10-Q	Quarters ended March 31, 2019, June 30, 2019 and September 30, 2019

• Current Reports on Form 8-K	March 8, 2019, April 24, 2019, August 7, 2019, October 29, 2019 and November 26, 2019 (other than information furnished under Items 2.02 or 7.01 of Form 8-K)

• Definitive Proxy Statement on Schedule 14A	Filed March 7, 2019

MUTUALFIRST FINANCIAL FILINGS (File No. 000-27905)

Filings	Period of Report or Date Filed

• Annual Report on Form 10-K	Year ended December 31, 2018

• Quarterly Reports on Form 10-Q	Quarters ended March 31, 2019, June 30, 2019 and September 30, 2019

• Current Reports on Form 8-K

January  17, 2019, January 23, 2019, February 21, 2019, May 3, 2019, July 1, 2019,  August 22,  2019,

October 18, 2019,  October 29, 2019 and November  21, 2019 (other than information furnished under Items 2.02 or 7.01 of Form 8-K)

• Definitive Proxy Statement on Schedule 14A	Filed March 22, 2019

In addition, Northwest Bancshares and MutualFirst Financial also incorporate by reference additional documents filed with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this Proxy Statement/Prospectus and the date of the MutualFirst Financial special meeting, provided that Northwest Bancshares and MutualFirst Financial are not incorporating by reference any information furnished to, but not filed with, the Securities and Exchange Commission.

Except where the context otherwise indicates, Northwest Bancshares has supplied all information contained or incorporated by reference in this Proxy Statement/Prospectus relating to Northwest Bancshares, and MutualFirst Financial has supplied all information contained or incorporated by reference relating to MutualFirst Financial.

Documents incorporated by reference are available from Northwest Bancshares and MutualFirst Financial without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in this document by reference). You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following address and telephone number:

Northwest Bancshares, Inc.	MutualFirst Financial, Inc.
100 Liberty Street	110 E. Charles Street
Warren, Pennsylvania 16365-2353	Muncie, Indiana 47305
Attention: Investor Relations Department	Attention: Investor Relations
Telephone: (814) 726-2140	Telephone: (765) 747-2800

If you would like to request documents from Northwest Bancshares or MutualFirst Financial, you must do so by February 28, 2020 to receive them before MutualFirst Financial’s meeting of stockholders. You will not be charged for any of these documents that you request. If you request any incorporated documents from Northwest Bancshares or MutualFirst Financial, Northwest Bancshares and MutualFirst Financial, respectively, will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.

You should rely only on the information contained in this Proxy Statement/Prospectus when evaluating the Merger Agreement and the proposed Merger. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement/Prospectus. This Proxy Statement/Prospectus is dated January 24, 2020. You should not assume that the information contained in this Proxy Statement/Prospectus is accurate as of any date other than such date, and neither the mailing of this Proxy Statement/Prospectus to stockholders of MutualFirst Financial nor the issuance of shares of Northwest Bancshares common stock as contemplated by the Merger Agreement shall create any implication to the contrary.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

NORTHWEST BANCSHARES, INC.

AND

MUTUALFIRST FINANCIAL, INC.

OCTOBER 29, 2019

Exhibit A	Form of Voting Agreement

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 29, 2019, is by and between Northwest Bancshares, Inc., a Maryland corporation (“Northwest Bancshares”) and MutualFirst Financial, Inc., a Maryland corporation (“MutualFirst Financial”). Each of Northwest Bancshares and MutualFirst Financial is sometimes individually referred to herein as a “party,” and Northwest Bancshares and MutualFirst Financial are collectively sometimes referred to as the “parties.”

WHEREAS, Northwest Bancshares owns all the issued and outstanding capital stock of Northwest Bank, a Pennsylvania-chartered stock savings bank with its main office located at 100 Liberty Street, Warren, Pennsylvania 16365; and

WHEREAS, MutualFirst Financial owns all the issued and outstanding capital stock of MutualBank, an Indiana-chartered commercial bank with its main office located at 110 E. Charles Street, Muncie, Indiana 47305; and

WHEREAS, the Board of Directors of each of Northwest Bancshares and MutualFirst Financial (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies and stockholders, (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies, and (iii) has approved this Agreement at meetings of each of such Boards of Directors; and

WHEREAS, in accordance with the terms of this Agreement, MutualFirst Financial will merge with and into Northwest Bancshares (the “Merger”), and MutualBank will merge with and into Northwest Bank (the “Bank Merger”); and

WHEREAS, as a condition to the willingness of Northwest Bancshares to enter into this Agreement, each of the directors and executive officers of MutualFirst Financial have entered into a Voting Agreement with Northwest Bancshares substantially in the form of Exhibit A hereto, dated as of the date hereof (the “Voting Agreement”), pursuant to which each such director and executive officer has agreed, among other things, to vote all shares of common stock of MutualFirst Financial owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such Voting Agreements; and

WHEREAS, the parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1.	Certain Definitions.

As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, references to Articles and Sections refer to Articles and Sections of this Agreement).

“Affiliate” means any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

“Agreement” means this Agreement and Plan of Merger, and any amendment hereto.

“ASTM” shall have the meaning set forth in Section 6.3.2.

“Bank Merger” means the merger of MutualBank with and into Northwest Bank with Northwest Bank as the surviving entity. The Bank Merger shall follow the Merger.

“Bank Merger Act” means the Bank Merger Act, within the Federal Deposit Insurance Act and applicable regulations thereunder.

“Bank Merger Agreement” shall mean the Agreement and Plan of Merger by and between MutualBank and Northwest Bank.

“Bank Merger Effective Date” means the date that the Articles of Merger evidencing stockholder approval of the Bank Merger is filed with the Pennsylvania Department of Banking and Securities or such other date as set forth in the Articles of Merger or as determined in accordance with applicable law.

“Bank Regulator” shall mean any Federal or state banking regulator having jurisdiction over the Parties, including but not limited to the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking and Securities, the Board of Governors of the Federal Reserve System and the Indiana Department.

“BHCA” means the Bank Holding Company Act of 1956, as amended.

“Burdensome Condition” shall have the meaning set forth in Section 8.2.

“Certificate” shall mean a certificate or book entry evidencing shares of MutualFirst Financial Common Stock.

“Claim” shall have the meaning set forth in Section 7.7.2.

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall have the meaning set forth in Section 2.2.

“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” shall mean the confidentiality agreement referred to in Section 12.1 of this Agreement.

“Continuing Employees” shall have the meaning set forth in Section 7.6.1.

“Dodd-Frank Act” shall have the meaning set forth in Section 4.6.6.

“Effective Time” shall mean the date and time specified pursuant to Section 2.2 hereof as the effective time of the Merger.

“Environmental Laws” means any applicable Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq; the Clean Air Act, as amended, 42 U.S.C. §7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. §11001, et seq; the Safe Drinking Water Act, 42 U.S.C. §300f, et seq; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall mean American Stock Transfer & Trust Company, or such other bank or trust company or other agent designated by Northwest Bancshares, and reasonably acceptable to MutualFirst Financial, which shall act as agent for Northwest Bancshares in connection with the exchange procedures for exchanging Certificates for the Merger Consideration.

“Exchange Fund” shall have the meaning set forth in Section 3.3.1.

“Exchange Ratio” shall have the meaning set forth in Section 3.1.3.

“FDIC” shall mean the Federal Deposit Insurance Corporation or any successor thereto.

“FHLB” shall mean a Federal Home Loan Bank.

“FRB” shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” shall mean accounting principles generally accepted in the United States of America.

“Governmental Entity” shall mean any Federal or state court, administrative agency or commission or other governmental authority or instrumentality.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act.

“HOLA” means the Home Owners’ Loan Act, as amended.

“Indiana Code” means the Indiana Code Title 28 and related regulations.

“Indiana Department” means the Indiana Department of Financial Institutions.

“Indemnified Parties” shall have the meaning set forth in Section 7.7.2.

“IRS” shall mean the United States Internal Revenue Service.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should have been known by the executive officers of such Person.

“Maryland Department” means the Maryland State Department of Assessments and Taxation.

“Material Adverse Effect” shall mean, with respect to Northwest Bancshares or MutualFirst Financial, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of Northwest Bancshares and its Subsidiaries taken as a whole, or MutualFirst Financial and its Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of either Northwest Bancshares, on the one hand, or MutualFirst Financial, on the other hand, to perform its obligations under this Agreement or otherwise materially impedes the consummation of the transactions contemplated by this Agreement; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks or thrift institutions generally, or interpretations thereof by courts or governmental agencies, (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) changes in interest rates or general economic conditions impacting financial institutions generally, (d) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party, (e) the announcement of this Agreement and the transactions contemplated thereby, and compliance with this Agreement, on the business, customer relations, financial condition or results of operations of the parties and their respective Subsidiaries, including the resignation from employment of employees and expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement, or (f) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, unless it uniquely affects either or both of the parties or any of their Subsidiaries, taken as a whole.

“Materials of Environmental Concern” means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

“Maximum Amount” shall have the meaning set forth in Section 7.7.1.

“Merger” shall mean the merger of MutualFirst Financial with and into Northwest Bancshares, with Northwest Bancshares as the surviving entity pursuant to the terms hereof.

“Merger Consideration” shall mean the Northwest Bancshares Common Stock in the per share amount to be paid by Northwest Bancshares for each share of MutualFirst Financial Common Stock, as set forth in Section 3.1.

“Merger Registration Statement” shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of Northwest Bancshares Common Stock to be offered to holders of MutualFirst Financial Common Stock in connection with the Merger.

“MGCL” means the Maryland General Corporation Law.

“MutualBank” shall mean Mutual Bank, an Indiana bank with its principal office at 110 E. Charles Street, Muncie, Indiana 47305.

“MutualBank Common Stock” shall have the meaning set forth in Section 4.3.2.

“MutualFirst Financial” shall mean MutualFirst Financial, Inc., a Maryland corporation, with its principal executive offices located at 110 E. Charles Street, Muncie, Indiana 47305.

“MutualFirst Financial Common Stock” shall mean the common shares, par value $0.01 per share, of MutualFirst Financial.

“MutualFirst Financial Compensation and Benefit Plans” shall have the meaning set forth in Section 4.13.1 hereof.

“MutualFirst Financial Disclosure Schedule” shall mean the collective written disclosure schedules delivered by MutualFirst Financial to Northwest Bancshares pursuant to this Agreement.

“MutualFirst Financial ERISA Affiliate” shall have the meaning set forth in Section 4.13.3.

“MutualFirst Financial Financial Statements” shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of MutualFirst Financial as of December 31, 2018 and 2017 and the consolidated statements of income, comprehensive income, stockholders’ equity and cash flows (including related notes and schedules, if any) of MutualFirst Financial for each of the three years ended December 31, 2018, 2017 and 2016, and (ii) the unaudited interim consolidated financial statements of MutualFirst Financial as of the end of each calendar quarter following December 31, 2018 and for the periods then ended, as filed by MutualFirst Financial in its Securities Documents.

“MutualFirst Financial 401(k) Plan” shall mean The MutualBank Employee Stock Ownership and 401(k) Plan.

“MutualFirst Financial Non-Qualified Agreement(s)” shall mean, individually or collectively, the non-qualified plans, arrangements and/or agreements identified in the MutualFirst Financial Disclosure Schedule 4.13.1, whether or not subject to Code Section 409A.

“MutualFirst Financial Preferred Stock” shall mean the preferred shares, $0.01 par value, of MutualFirst Financial.

“MutualFirst Financial Recommendation” shall have the meaning set forth in Section 8.1.1.

“MutualFirst Financial Regulatory Reports” means the Call Reports of MutualBank and accompanying schedules, as filed with the Federal Financial Institutions Examination Council, for each calendar quarter beginning with the quarter ended March 31, 2019, through the Closing Date, and Form FR Y-9C and other required reporting forms required by the FRB for each calendar quarter beginning with the quarter ended March 31, 2019 through the Closing Date.

“MutualFirst Financial Reports” shall have the meaning set forth in Section 4.6.5.

“MutualFirst Financial Representatives” shall have the meaning set forth in Section 6.10.1.

“MutualFirst Financial Stock Options” shall have the meaning set forth in Section 3.5.1.

“MutualFirst Financial Stock Plan” means, individually or collectively, the MutualFirst Financial, Inc. 2019 Omnibus Incentive Plan, 2008 Stock Option and Incentive Plan, 2000 Stock Option and Incentive Plan and 2000 Recognition and Retention Plan.

“MutualFirst Financial Stockholder Approval” shall have the meaning set forth in Section 4.4.1.

“MutualFirst Financial Stockholders Meeting” shall have the meaning set forth in Section 8.1.1.

“MutualFirst Financial Subsequent Determination” shall have the meaning set forth in Section 6.10.5.

“MutualFirst Financial Subsidiary” means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by MutualFirst Financial.

“Nasdaq” means the Nasdaq Stock Market.

“Northwest Bancshares” shall mean Northwest Bancshares, Inc., a Maryland corporation, with its principal executive offices located at 100 Liberty Street, Warren, Pennsylvania 16365.

“Northwest Bancshares Common Stock” shall mean the common stock, par value $0.01 per share, of Northwest Bancshares.

“Northwest Bancshares Compensation and Benefit Plan” shall have the meaning set forth in Section 5.12.1.

“Northwest Bancshares Disclosure Schedule” shall mean the collective written disclosure schedules delivered by Northwest Bancshares to MutualFirst Financial pursuant to this Agreement.

“Northwest Bancshares ERISA Affiliate” shall have the meaning set forth in section 5.12.3.

“Northwest Bancshares 401(k) Plan” shall mean the Northwest Bank 2015 Amended and Restated 401(k) Plan.

“Northwest Bancshares Financial Statements” shall mean the (i) the audited consolidated statements of financial condition (including related notes and schedules) of Northwest Bancshares as of December 31, 2018 and 2017 and the consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows (including related notes and schedules, if any) of Northwest Bancshares for each of the three years ended December 31, 2018, 2017 and 2016, as set forth in Northwest Bancshares’ annual report for the year ended December 31, 2018, and (ii) the unaudited interim consolidated financial statements of Northwest Bancshares as of the end of each calendar quarter following December 31, 2018, and for the periods then ended, as filed by Northwest Bancshares in its Securities Documents.

“Northwest Bancshares Pension Plan” shall have the meaning set forth in Section 5.12.3.

“Northwest Bancshares Preferred Stock” shall have the meaning set forth in Section 5.3.1.

“Northwest Bancshares Regulatory Reports” means the Call Reports of Northwest Bank and accompanying schedules as filed with the Federal Financial Institutions Examination Counsel, for each calendar quarter beginning with the quarter ended March 31, 2019, through the Closing Date, and Form FR Y-9C and other required reporting forms required by the FRB for each calendar quarter beginning with the quarter ended March 31, 2019 through the Closing Date.

“Northwest Bancshares Stock Benefit Plans” shall mean the Northwest Bancorp, Inc. 2004 Stock Option Plan, the Northwest Bancorp, Inc. 2008 Stock Option Plan, the Northwest Bancshares, Inc. 2011 Equity Incentive Plan and the 2018 Equity Incentive Plan.

“Northwest Bancshares Fee” shall have the meaning set forth in Section 11.2.2(C).

“Northwest Bancshares Stockholder Approval” shall mean the approval by Northwest Bancshares shareholders by requisite vote of the issuance of Northwest Bancshares Common Stock pursuant to the Merger and this Agreement, to the extent required.

“Northwest Bancshares Subsidiary” means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Northwest Bancshares.

“Northwest Bank” shall mean Northwest Bank, a Pennsylvania savings bank, with its principal offices located at 100 Liberty Street, Warren, Pennsylvania 16365.

“Northwest Bank Common Stock” shall have the meaning set forth in Section 5.3.2.

“Northwest Bank Severance Plan” shall have the meaning set forth in Section 7.6.3.

“Northwest Reports” shall have the meaning set forth in Section 5.6.5.

“Notice of Superior Proposal” shall have the meaning set forth in Section 6.10.5.

“Other Real Estate Owned” and “OREO” mean real estate or loans secured by real estate that are classified or would be classified, under bank regulatory accounting principles, as: “loans to facilitate”; “other real estate owned”; “in-substance foreclosure”; “in-substance repossession”; “foreclosed real estate”; or “real estate acquired for debts previously contracted.”

“Participation Facility” means any facility in which MutualFirst Financial or its Subsidiaries participates in the management of such facility, whether as lender in control of the facility, owner or operator.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

“Pennsylvania Code” means the Pennsylvania Banking Code of 1965, as amended.

“Pennsylvania Department” shall mean the Pennsylvania Department of Banking and Securities.

“Person” shall mean any individual, corporation, partnership, joint venture, association, trust or “group” (as that term is defined under the Exchange Act).

“Phase I” shall have the meaning set forth in Section 6.3.2.

“Phase II” shall have the meaning set forth in Section 6.3.2.

“Pre-Closing” shall have the meaning set forth in Section 10.1.

“Proxy Statement-Prospectus” shall have the meaning set forth in Section 8.1.3.

“Regulatory Agreement” shall have the meaning set forth in Sections 4.12.3 and 5.11.3.

“Regulatory Approvals” means the approval of any Bank Regulator and any other Governmental Entity that is necessary in connection with the consummation of the Merger, and the related transactions contemplated by this Agreement.

“Rights” shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

“Sarbanes-Oxley Act” shall have the meaning set forth in Section 4.6.5.

“SBA” shall mean the United States Small Business Administration or any successor thereto.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Documents” shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed pursuant to the Securities Laws.

“Securities Laws” shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Subsidiary” shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

“Surviving Company” shall have the meaning set forth in Section 2.1 hereof.

“Termination Date” shall mean July 31, 2020, provided that such date shall be extended to September 30, 2020 if all Regulatory Approvals have not been received by July 31, 2020, and the parties are acting in good faith to obtain such approvals.

“Treasury Regulation” shall mean a regulation promulgated by the United States Treasury Department.

“Treasury Stock” shall have the meaning set forth in Section 3.1.2.

“WARN Act” has the meaning set forth in Section 6.15.

“Willful Breach” shall have the meaning set forth in Section 11.2.2.

Other terms used herein are defined in the preamble and elsewhere in this Agreement.

ARTICLE II

THE MERGER

2.1.	Merger.

Subject to the terms and conditions of this Agreement, at the Effective Time: (a) MutualFirst Financial will merge with and into Northwest Bancshares, with Northwest Bancshares as the resulting or surviving corporation (the “Surviving Company”), with its main office to be maintained at 100 Liberty Street, Warren, Pennsylvania 16365; and (b) the separate existence of MutualFirst Financial will cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of MutualFirst Financial will be vested in and assumed by Northwest Bancshares. As part of the Merger, each share of MutualFirst Financial Common Stock will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III hereof.

2.2.	Closing; Effective Time.

Subject to the satisfaction or waiver of all conditions to closing contained in Article IX hereof, the Closing will occur no later than ten business days following the latest to occur of (i) the receipt of all required Regulatory Approvals, and the expiration of any applicable waiting periods, (ii) the approval of the Merger by the stockholders of MutualFirst Financial, (iii) the approval of the Merger by the stockholders of Northwest Bancshares, or (iv) at such other date or time upon which Northwest Bancshares and MutualFirst Financial mutually agree (the “Closing”, with the date on which the Closing occurs being the “Closing Date”). The Merger will be effected by the filing of Articles of Merger with the Maryland Department in accordance with the MGCL, and will become effective at such time the Articles of Merger are filed with the Maryland Department, or at such later time as the Parties agree and specify in the Articles of Merger, in accordance with the MGCL (the date and time the Merger becomes effective being the “Effective Time”).

2.3.	Articles of Incorporation and Bylaws.

The Articles of Incorporation and Bylaws of Northwest Bancshares in effect immediately prior to the Effective Time will be the Articles of Incorporation and Bylaws of the Surviving Company, until thereafter amended as provided therein and by applicable law.

2.4.	Directors and Officers of Surviving Company.

Except as provided in Section 2.5, the directors of Northwest Bancshares immediately prior to the Effective Time will be the initial directors of the Surviving Company, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Company. Until changed in accordance with the Articles of Incorporation and Bylaws of the Surviving Company, the officers of Northwest Bancshares immediately prior to the Effective Time will be the initial officers of Surviving Company, in each case until their respective successors are duly elected or appointed and qualified.

2.5.	Additional Director.

Northwest Bancshares and Northwest Bank will take such corporate actions as necessary so that effective immediately after the Closing Date, one individual who is a director of MutualFirst Financial (as of the date hereof and as of the Effective Time) and who is designated by Northwest Bancshares and Northwest Bank, in consultation with MutualFirst Financial, will be appointed and elected to the Northwest Bancshares and Northwest Bank Boards of Directors.

2.6.	Tax Consequences.

It is intended that the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement constitutes a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto will use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Closing, neither Northwest Bancshares, MutualFirst Financial nor any of their affiliates will knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code. Northwest Bancshares and MutualFirst Financial each hereby agrees to deliver certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable counsel to deliver the legal opinions contemplated by Sections 9.2.5 and 9.3.5, which certificates will be effective as of the date of such opinions.

2.7.	Possible Alternative Structures.

Notwithstanding anything to the contrary contained in this Agreement and subject to the satisfaction of the conditions set forth in Article IX, prior to the Effective Time Northwest Bancshares will be entitled to revise the structure of the Merger described in Section 2.1 hereof, provided that (i) such modification does not prevent the rendering of the opinions contemplated by Sections 9.2.5 and 9.3.5; (ii) the consideration to be paid to the holders of MutualFirst Financial Common Stock under this Agreement is not thereby changed in kind, value or reduced in amount; and (iii) such modification will not delay materially or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Merger. The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

2.8.	Additional Actions.

If, at any time after the Effective Time, Northwest Bancshares shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Northwest Bancshares its right, title or interest in, to or under any of the rights, properties or assets of MutualFirst Financial or MutualBank, or (ii) otherwise carry out the purposes of this Agreement, MutualFirst Financial, MutualBank and their officers and directors shall be deemed to have granted to Northwest Bancshares and Northwest Bank an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in Northwest Bancshares or Northwest Bank its right, title or interest in, to or under any of the rights, properties or assets of MutualFirst Financial or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of Northwest Bancshares and Northwest Bank are authorized in the name of MutualFirst Financial, MutualBank or otherwise to take any and all such action.

2.9.	Bank Merger.

Immediately following the Effective Time of the Merger, MutualBank and Northwest Bank will execute the Bank Merger Agreement. Subject to the terms and conditions of the Bank Merger Agreement, and in accordance with federal and state law, MutualBank will merge with and into Northwest Bank, and Northwest Bank shall be the surviving institution. The Bank Merger Effective Time shall immediately follow the Effective Time of the Merger, at which time the Bank Merger shall be consummated.

ARTICLE III

CONVERSION OF SHARES

3.1.	Conversion of MutualFirst Financial Common Stock; Merger Consideration.

At the Effective Time, by virtue of the Merger and without any action on the part of Northwest Bancshares, MutualFirst Financial or the holders of any of the shares of MutualFirst Financial Common Stock, the Merger will be effected in accordance with the following terms:

3.1.1. Each share of Northwest Bancshares Common Stock that is issued and outstanding immediately prior to the Effective Time will remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.

3.1.2. All shares of MutualFirst Financial Common Stock held in the treasury of MutualFirst Financial and each share of MutualFirst Financial Common Stock owned by Northwest Bancshares or any direct or indirect wholly owned Subsidiary of Northwest Bancshares or of MutualFirst Financial immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) (“Treasury Stock”), will, at the Effective Time, cease to exist, and the certificates for such shares will be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

3.1.3. Each share of MutualFirst Financial Common Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Stock) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive 2.4 shares (the “Exchange Ratio”) of Northwest Bancshares Common Stock (the “Merger Consideration”).

3.1.4. After the Effective Time, shares of MutualFirst Financial Common Stock will no longer be outstanding and will automatically be canceled and will cease to exist, and shall thereafter by operation of this section have no rights except the right to receive the Merger Consideration.

3.1.5. In the event Northwest Bancshares changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of Northwest Bancshares Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding Northwest Bancshares Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio will be proportionately and appropriately adjusted; provided, that no such adjustment will be made with regard to Northwest Bancshares Common Stock if Northwest Bancshares issues additional shares of Northwest Bancshares Common Stock and receives fair market value consideration for such shares.

3.2.	No Fractional Shares.

Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Northwest Bancshares Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Northwest Bancshares Common Stock will be payable on or with respect to any fractional share interest, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Northwest Bancshares. In lieu of issuing any fractional shares, Northwest Bancshares will pay to each former holder of MutualFirst Financial Common Stock who otherwise would be entitled to receive a fractional share of Northwest Bancshares Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the average of the daily closing sales prices of a share of Northwest Bancshares Common Stock as reported on the Nasdaq for the ten consecutive trading days ending three trading days preceding the Closing Date. In determining any fractional share interest, all shares of MutualFirst Financial Common Stock owned by a MutualFirst Financial stockholder shall be combined so as to calculate the maximum number of whole shares of Northwest Bancshares Common Stock issuable to such MutualFirst Financial stockholder.

3.3.	Procedures for Exchange of MutualFirst Financial Common Stock.

3.3.1. Northwest Bancshares to Make Merger Consideration Available. At or prior to the Effective Time, Northwest Bancshares will deposit, or will cause to be deposited, with the Exchange Agent for the benefit of the holders of MutualFirst Financial Common Stock, for exchange in accordance with this Section 3.3, certificates representing the shares of Northwest Bancshares Common Stock sufficient to pay the aggregate amount of the Merger Consideration, or at Northwest Bancshares’ option, evidence of shares in book entry form, and an aggregate amount of cash sufficient to pay the aggregate amount of cash payable pursuant to this Article III (which amount of cash will be paid in lieu of fractional shares of Northwest Bancshares Common Stock) (such cash and certificates for shares of Northwest Bancshares Common Stock, together with any dividends or distributions with respect thereto (without any interest thereon) being hereinafter referred to as the “Exchange Fund”).

3.3.2. Exchange of Certificates. Northwest Bancshares will take all steps necessary to cause the Exchange Agent, within five (5) business days after the Effective Time, to mail to each holder of a Certificate or Certificates, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and cash in lieu of fractional shares into which the MutualFirst Financial Common Stock represented by such Certificates will have been converted as a result of the Merger, if any. The letter of transmittal (which shall be subject to the reasonable approval of MutualFirst Financial) will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration to which such holder of MutualFirst Financial Common Stock will have become entitled pursuant to Section 3.1.3 hereof, and the Certificate so surrendered will forthwith be cancelled. No interest will be paid or accrued on any Merger Consideration or any cash payable in lieu of fractional shares or any unpaid dividends and distributions, if any, payable to holders of Certificates.

3.3.3. Rights of Holders of Certificates after the Effective Time. The holder of a Certificate that prior to the Merger represented issued and outstanding MutualFirst Financial Common Stock shall have no rights, after the Effective Time, with respect to such MutualFirst Financial Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement. No dividends or other distributions declared after the Effective Time with respect to Northwest Bancshares Common Stock will be paid to the holder of any unsurrendered Certificate until the holder thereof surrenders such Certificate in accordance with this Section 3.3. After the surrender of a Certificate in accordance with this Section 3.3, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest thereon, which previously had become payable with respect to shares of Northwest Bancshares Common Stock represented by such Certificate.

3.3.4. Surrender by Persons Other than Record Holders. If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then a condition to the payment of the Merger Consideration will be that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the Person requesting such exchange pays to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or establishes to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

3.3.5. Closing of Transfer Books. From and after the Effective Time, there shall be no transfers on the stock transfer books of MutualFirst Financial of the MutualFirst Financial Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.3.

3.3.6. Return of Exchange Fund. At any time following the twelve (12) month period after the Effective Time, Northwest Bancshares will be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders will be entitled to look to Northwest Bancshares (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither Northwest Bancshares nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

3.3.7. Lost, Stolen or Destroyed Certificates. In the event any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in such amount as the Exchange Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

3.3.8. Withholding. Northwest Bancshares or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of MutualFirst Financial Common Stock such amounts as Northwest Bancshares or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by Northwest Bancshares or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the MutualFirst Financial Common Stock in respect of whom such deduction and withholding were made by Northwest Bancshares or the Exchange Agent.

3.4.	Reservation of Shares.

Northwest Bancshares shall reserve for issuance a sufficient number of shares of the Northwest Bancshares Common Stock for the purpose of issuing shares of Northwest Bancshares Common Stock to the MutualFirst Financial stockholders in accordance with this Article III.

3.5.	Treatment of MutualFirst Financial Stock Options.

3.5.1 At the Effective Time, each MutualFirst Financial Stock Option then outstanding will vest in full and then cease to represent an option to purchase shares of MutualFirst Financial Common Stock and will be converted automatically into the right to receive an amount of cash equal to the product of (i) the difference (if positive) between (A) $39.89, minus (B) the exercise price of such MutualFirst Financial Stock Option, multiplied by (ii) the number of shares of MutualFirst Financial Common Stock subject to said MutualFirst Financial Stock Option.

3.5.2 MutualFirst Financial Disclosure Schedule 3.5 sets forth each MutualFirst Financial Stock Option outstanding as of the date of this Agreement, which schedule includes the name of the individual grantee, the date of grant, the vesting schedule, and as to MutualFirst Financial Stock Options, the exercise price and the expiration date. MutualFirst Financial will take the necessary steps to terminate the MutualFirst Financial Stock Plan as of the Effective Time.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MUTUALFIRST FINANCIAL

MutualFirst Financial represents and warrants to Northwest Bancshares that the statements contained in this Article IV are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the MutualFirst Financial Disclosure Schedule delivered by MutualFirst Financial to Northwest Bancshares on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date. MutualFirst Financial has made a good faith effort to ensure that the disclosure on each schedule of the MutualFirst Financial Disclosure Schedule corresponds to the section referenced herein. However, for purposes of the MutualFirst Financial Disclosure Schedule, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all sections of this Agreement under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other section of this Agreement.

4.1.	Standard.

No representation or warranty of MutualFirst Financial contained in this Article IV will be deemed untrue or incorrect, and MutualFirst Financial will not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article IV, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases in any such representation or warranty; provided, however, that the foregoing standard shall not apply to representations and warranties contained in Sections 4.2, 4.3, 4.4, 4.8, 4.13.8 and 4.13.9, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

4.2.	Organization.

4.2.1. MutualFirst Financial is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and is duly registered as a financial holding company under the BHC

Act. MutualFirst Financial has the full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on MutualFirst Financial.

4.2.2. MutualBank is a commercial bank duly organized, validly existing and in good standing under the laws of the state of Indiana. The deposits of MutualBank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. MutualBank is a member in good standing of the FHLB of Indianapolis and owns the requisite amount of stock therein. The location of the principal office and each branch office of MutualBank is set forth in MutualFirst Financial Disclosure Schedule 4.2.2.

4.2.3. MutualFirst Financial Disclosure Schedule 4.2.3 sets forth each MutualFirst Financial Subsidiary. Each MutualFirst Financial Subsidiary (other than MutualBank) is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Other than shares of capital stock of the MutualFirst Financial Subsidiaries listed on MutualFirst Financial Disclosure Schedule 4.2.3, MutualFirst Financial does not own or control, directly or indirectly, or have the right to acquire directly or indirectly, an equity interest in any corporation, company, association, partnership, joint venture or other entity, except for FHLB stock, permissible equity interests held in the investment portfolios of MutualFirst Financial or any MutualFirst Financial Subsidiary, equity interests held by any MutualFirst Financial Subsidiary in a fiduciary capacity and equity interests held in connection with the lending activities of MutualFirst Financial or its Subsidiaries.

4.2.4. The respective minute books of MutualFirst Financial and each MutualFirst Financial Subsidiary accurately record, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees).

4.2.5. Prior to the date of this Agreement, MutualFirst Financial has made available to Northwest Bancshares true and correct copies of the articles of incorporation or charter and bylaws of MutualFirst Financial and each MutualFirst Financial Subsidiary.

4.3.	Capitalization.

4.3.1. The authorized capital stock of MutualFirst Financial consists of twenty million (20,000,000) shares of MutualFirst Financial Common Stock, par value $0.01 per share, and five million (5,000,000) shares of MutualFirst Financial Preferred Stock. There are eight million, five hundred thirty-one thousand, four hundred ninety one (8,531,491) shares of MutualFirst Financial Common Stock outstanding, validly issued, fully paid and nonassessable and free of preemptive rights. There are no shares of MutualFirst Financial Preferred Stock outstanding. There are no shares of MutualFirst Financial Common Stock held by MutualFirst Financial as treasury stock. Neither MutualFirst Financial nor any MutualFirst Financial Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of MutualFirst Financial Common Stock, or any other security of MutualFirst Financial or any securities representing the right to vote, purchase or otherwise receive any shares of MutualFirst Financial Common Stock or any other security of MutualFirst Financial, other than (i) shares issuable under the MutualFirst Financial Stock Benefit Plans; (ii) $10.0 million of trust preferred securities (“MutualFirst Trust Preferred Securities”) issued by MFBC Statutory Trust I and Universal Preferred Trust (together, the “MutualFirst Trusts”); and (iii) the guarantee by MutualFirst Financial to the holders of the capital securities issued by the Trusts.

4.3.2. The authorized capital stock of MutualBank consists of twenty million (20,000,000) shares of common stock, par value $0.01 per share (“MutualBank Common Stock”) and five million (5,000,000) shares of preferred stock, par value $0.01 per share, none of which are issued or outstanding. All of the issued and outstanding shares of MutualBank Common Stock are (i) validly issued, fully paid and nonassessable and free of preemptive rights, and (ii) except as set forth in MutualFirst Financial Disclosure Schedule 4.3.2, owned by MutualFirst Financial free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever. Except for the MutualFirst Trust Preferred Securities, or as set forth in MutualFirst Financial Disclosure Schedule 4.3.2, either MutualFirst Financial or MutualBank owns all of the outstanding shares of capital stock of each MutualFirst Financial Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

4.3.3. Except for the MutualFirst Financial Subsidiaries and as set forth in MutualFirst Financial Disclosure Schedule 4.3.3, MutualFirst Financial does not possess, directly or indirectly, any material equity interest in any corporate entity, except for FHLB stock, permissible equity interests held in the investment portfolios of MutualFirst Financial or any MutualFirst Financial Subsidiary, equity interests held by any MutualFirst Financial Subsidiary in a fiduciary capacity and equity interests held in connection with the lending activities of MutualFirst Financial or its Subsidiaries.

4.3.4. Except as set forth on MutualFirst Financial Disclosure Schedule 4.3.4, to MutualFirst Financial’s Knowledge, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of MutualFirst Financial Common Stock, except for equity interests held in the investment portfolios of MutualFirst Financial or any MutualFirst Financial Subsidiary, equity interests held by any MutualFirst Financial Subsidiary in a fiduciary capacity and equity interests held in connection with the lending activities of MutualFirst Financial or its Subsidiaries.

4.3.5. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which MutualFirst Financial’s stockholders may vote has been issued by MutualFirst Financial and are outstanding.

4.4.	Authority; No Violation.

4.4.1. MutualFirst Financial has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals and the approval of this Agreement by MutualFirst Financial’s stockholders (the “MutualFirst Financial Stockholder Approval”), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by MutualFirst Financial and the completion by MutualFirst Financial of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of MutualFirst Financial, and no other corporate proceedings on the part of MutualFirst Financial, other than the MutualFirst Financial Stockholder Approval, are necessary to approve this Agreement. This Agreement has been duly and validly executed and delivered by MutualFirst Financial, and subject to MutualFirst Financial Stockholder Approval, Northwest Bancshares Stockholder Approval, receipt of the Regulatory Approvals and due and valid execution and delivery of this Agreement by Northwest Bancshares, constitutes the valid and binding obligation of MutualFirst Financial, enforceable against MutualFirst Financial in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

4.4.2. MutualFirst Financial has previously made available to Northwest Bancshares the MutualFirst Financial Financial Statements. The MutualFirst Financial Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of MutualFirst Financial and the MutualFirst Financial Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

4.4.3. Subject to the receipt of the Regulatory Approvals and compliance by Northwest Bancshares and MutualFirst Financial with any conditions contained therein, Northwest Bancshares Stockholder Approval, and MutualFirst Financial Stockholder Approval,

(A)	the execution and delivery of this Agreement by MutualFirst Financial,

(B)	the consummation of the transactions contemplated hereby, and

(C)	compliance by MutualFirst Financial with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the Articles of Incorporation, Charter or Bylaws of MutualFirst Financial or any MutualFirst Financial Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to MutualFirst Financial or any MutualFirst Financial Subsidiary or any of their respective properties or assets; or (iii) except as set forth in Mutual First Financial Disclosure Schedule 4.4.3 violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of MutualFirst Financial or any MutualFirst Financial Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on MutualFirst Financial and the MutualFirst Financial Subsidiaries taken as a whole.

4.4.4. The MutualFirst Financial Stockholder Approval is the only vote of holders of any class of MutualFirst Financial’s capital stock necessary to adopt and approve this Agreement and the transactions contemplated hereby.

4.4.5. The Board of Directors of MutualFirst Financial, by resolution duly adopted by the unanimous vote of the entire Board of Directors at a meeting duly called and held, has (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of MutualFirst Financial and its stockholders and declared the Merger to be advisable, and (ii) recommended that the stockholders of MutualFirst Financial approve this Agreement and directed that such matter be submitted for consideration by the MutualFirst Financial stockholders at the MutualFirst Financial Stockholders Meeting.

4.5.	Consents.

Except for (i) the Regulatory Approvals and compliance with any conditions contained therein, (ii) the filing with the SEC of (x) the Merger Registration Statement and (y) such reports under Securities Laws as may be required in connection with the execution and delivery of this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (iii) approval of the listing on the Nasdaq of Northwest Bancshares Common Stock to be issued in the Merger, (iv) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Northwest Bancshares Common Stock pursuant to this Agreement, (v) Northwest Bancshares Stockholder Approval, and (vi) the MutualFirst Financial Stockholder Approval, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to the Knowledge of MutualFirst Financial, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary in connection with the execution and delivery of this Agreement by MutualFirst Financial, and the completion by MutualFirst Financial of the Merger. To the Knowledge of MutualFirst Financial, no fact or circumstance exists, including any possible other transaction pending or under consideration by MutualFirst Financial or any of its Affiliates, that (a) would reasonably be expected to prevent or delay in any material respect, (i) any filings with or approvals or waivers required from the FRB, the FDIC, the Indiana Department or the Pennsylvania Department, or (ii) any required Regulatory Approvals, or (b) would cause a Bank Regulator or Governmental Entity acting pursuant to the Bank Merger Act, the BHCA, the Pennsylvania Code, the Indiana Code or any other applicable law or regulation to seek to prohibit or materially delay consummation of the transactions contemplated hereby or impose a Burdensome Condition.

4.6.	Financial Statements; Reports.

4.6.1. At the date of each balance sheet included in the MutualFirst Financial Financial Statements, MutualFirst Financial did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such MutualFirst Financial Financial Statements or in the footnotes thereto which are not reflected or reserved against therein in accordance with GAAP or appropriately disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

4.6.2. Except as disclosed in MutualFirst Financial Disclosure Schedule 4.6.2, MutualFirst Financial and each MutualFirst Financial Subsidiary has timely filed all reports, forms, schedules, registrations, statements and other documents, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2018 with any Governmental Entity and has paid all fees and assessments due and payable in connection therewith. The MutualFirst Financial Regulatory Reports, to the extent they contain financial information, have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements.

4.6.3. MutualFirst Financial (x) has implemented and maintains a system of internal control over financial reporting (as required by Rule 13a-15(a) of the Exchange Act) that is designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP and to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets and (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (y) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to MutualFirst Financial, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of MutualFirst Financial by others within those entities, and (z) has disclosed, based on its most recent evaluation prior to the date hereof, to MutualFirst Financial outside auditors and the audit committee of the MutualFirst Financial Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect MutualFirst Financial’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in MutualFirst Financial’s internal control over financial reporting. These disclosures (if any) were made in writing by management to MutualFirst Financial’s auditors and audit committee and a copy has previously been made available to Northwest Bancshares.

4.6.4. Since December 31, 2018, (A) neither MutualFirst Financial nor any MutualFirst Financial Subsidiary nor, to its Knowledge, any director, officer, employee, auditor, accountant or representative of MutualFirst Financial or any MutualFirst Financial Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of MutualFirst Financial or any MutualFirst Financial Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that MutualFirst Financial or any MutualFirst Financial Subsidiary has

engaged in questionable accounting or auditing practices, and (B) no attorney representing MutualFirst Financial or any MutualFirst Financial Subsidiary, whether or not employed by MutualFirst Financial or any MutualFirst Financial Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by it or any of its officers, directors, employees or agents to its Board of Directors or any committee thereof or to any of its directors or officers.

4.6.5. MutualFirst Financial has filed all reports, schedules, registration statements, prospectuses, and other documents, together with all amendments thereto, required to be filed with the SEC since December 31, 2018 (the “MutualFirst Financial Reports”). As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the MutualFirst Financial Reports complied, and each MutualFirst Financial Report filed subsequent to the date hereof and prior to the Effective Time will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (the “Dodd-Frank Act”), and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the MutualFirst Financial Reports. None of the MutualFirst Financial Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. No executive officer of MutualFirst Financial has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act and to the Knowledge of MutualFirst Financial no enforcement action has been initiated by the SEC against MutualFirst Financial or its officers or directors relating to disclosures contained in any MutualFirst Financial Report.

4.7.	Taxes.

MutualFirst Financial and the MutualFirst Financial Subsidiaries are members of the same affiliated group within the meaning of Code Section 1504(a). With respect to all tax years ending after January 1, 2012, MutualFirst Financial and each MutualFirst Financial Subsidiary has duly filed, on or prior to the date of this Agreement, and will duly file, on or prior to the Closing Date, all federal, state and local tax returns required to be filed by or with respect to MutualFirst Financial and each MutualFirst Financial Subsidiary, taking into account any extensions (all such returns, to the Knowledge of MutualFirst Financial, being complete and correct in all material respects) and has duly paid, or made provisions for, on or prior to the date of this Agreement, and will duly pay, or make provisions for, on or prior to the Closing Date, the payment of all material federal, state and local taxes that have been incurred by or are due, or claimed to be due, from MutualFirst Financial and any MutualFirst Financial Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges that (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, MutualFirst Financial has received no notice of, and to the Knowledge of MutualFirst Financial, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of MutualFirst Financial or any MutualFirst Financial Subsidiary, and no claim has been made by any authority in a jurisdiction where MutualFirst Financial or any MutualFirst Financial Subsidiary does not file tax returns that MutualFirst Financial or any such MutualFirst Financial Subsidiary is subject to taxation in that jurisdiction. Except as set forth in MutualFirst Financial Disclosure Schedule 4.7, MutualFirst Financial and the MutualFirst Financial Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. MutualFirst Financial and each MutualFirst Financial Subsidiary has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and MutualFirst Financial and each MutualFirst Financial Subsidiary, to the Knowledge of MutualFirst Financial, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements. Since December 31, 2018, through and including the date of this Agreement, neither MutualFirst Financial nor any MutualFirst Financial Subsidiary has made any material election for federal or state income tax purposes.

4.8.	No Material Adverse Effect.

MutualFirst Financial and the MutualFirst Financial Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2018 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on MutualFirst Financial and the MutualFirst Financial Subsidiaries, taken as a whole, except as otherwise disclosed in any MutualFirst Financial Report.

4.9.	Material Contracts; Leases; Defaults.

4.9.1. Except as set forth in MutualFirst Financial Disclosure Schedule 4.9.1, neither MutualFirst Financial nor any MutualFirst Financial Subsidiary is a party to or subject to: (i) any agreement which by its terms limits the payment of dividends by MutualFirst Financial or any MutualFirst Financial Subsidiary; (ii) any collective bargaining agreement with any labor union relating to employees of MutualFirst Financial or any MutualFirst Financial Subsidiary; (iii) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which MutualFirst Financial or any MutualFirst Financial Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, FHLB of Indianapolis advances, repurchase agreements, bankers’ acceptances, and “treasury tax and loan” accounts established in the ordinary course of business and transactions in “federal funds” or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Northwest Bancshares or any Northwest Bancshares Subsidiary; (iv) any other agreement, written or, to MutualFirst Financial’s knowledge, oral, that obligates MutualFirst Financial or any MutualFirst Financial Subsidiary for the payment of more than $100,000 annually or for the payment of more than $250,000 over its remaining term, which is not terminable without cause on 60 days’ or less notice without penalty or payment; or (v) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by MutualFirst Financial or any MutualFirst Financial Subsidiary (it being understood that any non-compete or similar provision shall be deemed material).

4.9.2. Each real estate lease is freely transferrable to Northwest Bancshares, and those real estate leases that will require the consent of the lessor or its agent as a result of the Merger by virtue of the terms of any such lease, is listed in MutualFirst Financial Disclosure Schedule 4.9.2 and such schedule identifies the section of any lease that contains a prohibition or restriction on transfer. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither MutualFirst Financial nor any MutualFirst Financial Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

4.9.3. True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.9.1 and 4.9.2 have been made available to Northwest Bancshares on or before the date hereof, and are listed on MutualFirst Financial Disclosure Schedule 4.9.1 (which schedule includes the termination date of such contract and the approximate cost of terminating such contract prior to the end of its term) and are in full force and effect on the date hereof. Except as set forth in MutualFirst Financial Disclosure Schedule 4.9.3, no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which MutualFirst Financial or any MutualFirst Financial Subsidiary is a party or under which MutualFirst Financial or any MutualFirst Financial Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause or for good reason and continue to accrue future benefits thereunder. Except as set forth in MutualFirst Financial Disclosure Schedule 4.9.3, no such agreement, plan, contract, or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of MutualFirst Financial or any MutualFirst Financial Subsidiary or upon the occurrence of a subsequent event; or (y) requires MutualFirst Financial or any MutualFirst Financial Subsidiary to provide a benefit in the form of MutualFirst Financial Common Stock or determined by reference to the value of MutualFirst Financial Common Stock.

4.9.4. Except as set forth in MutualFirst Financial Disclosure Schedule 4.9.4, since December 31, 2018, through and including the date of this Agreement, neither MutualFirst Financial nor any MutualFirst Financial Subsidiary has (i) made any material change in the credit policies or procedures of MutualFirst Financial or any MutualFirst Financial Subsidiary, the effect of which was or is to make any such policy or procedure less restrictive in any material respect, (ii) made any material acquisition or disposition of any assets or properties, or entered into any contract for any such acquisition or disposition, other than loans and loan commitments in the ordinary course of business consistent with past practice; (iii) entered into any lease of real or personal property requiring annual payments in excess of $100,000, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice, or (iv) changed any accounting methods, principles or practices of MutualFirst Financial or any MutualFirst Financial Subsidiary affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy.

4.10.	Ownership of Property; Insurance Coverage.

4.10.1. MutualFirst Financial and each MutualFirst Financial Subsidiary have good and, as to real property, marketable title to all material assets and properties owned by MutualFirst Financial or each MutualFirst Financial Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the MutualFirst Financial Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the FHLB of Indianapolis, inter-bank credit facilities, reverse repurchase agreements or any transaction by MutualFirst Financial or a MutualFirst Financial Subsidiary acting in a fiduciary capacity, (ii) mechanics liens and similar liens for labor, materials, services or supplies provided for such property and incurred in the ordinary course of business for amounts not yet delinquent or which are being contested in good faith, and (iii) statutory liens for amounts not yet delinquent or which are being contested in good faith. MutualFirst Financial and each MutualFirst Financial Subsidiary, as lessee, have the right under valid and existing leases of real and personal properties used by MutualFirst Financial and the MutualFirst Financial Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

4.10.2. With respect to all material agreements pursuant to which MutualFirst Financial or any MutualFirst Financial Subsidiary has purchased securities subject to an agreement to resell, if any, MutualFirst Financial or such MutualFirst Financial Subsidiary, as the case may be, has a lien or security interest (which to MutualFirst Financial’s Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

4.10.3. MutualFirst Financial and each MutualFirst Financial Subsidiary currently maintain insurance considered by MutualFirst Financial to be reasonable for their respective operations. Neither MutualFirst Financial nor any MutualFirst Financial Subsidiary has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by MutualFirst Financial or any MutualFirst Financial Subsidiary of any material claims under such policies. All such insurance is valid and enforceable and in full force and effect (other than insurance that expires in accordance with its terms), and within the last three years MutualFirst Financial and each MutualFirst Financial Subsidiary have received each type of insurance coverage for which they have applied and during such periods have not been denied indemnification for any material claims submitted under any of their insurance policies. MutualFirst Financial Disclosure Schedule 4.10.3 identifies all policies of insurance maintained by MutualFirst Financial and each MutualFirst Financial Subsidiary as well as the other matters required to be disclosed under this Section 4.10.3.

4.11.	Legal Proceedings.

Except as set forth on MutualFirst Financial Disclosure Schedule 4.11, neither MutualFirst Financial nor any MutualFirst Financial Subsidiary is a party to any, and there are no pending or, to the Knowledge of MutualFirst Financial, threatened, material legal, administrative, arbitration or other material proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature, (i) against MutualFirst Financial or any MutualFirst Financial Subsidiary, (ii) to which MutualFirst Financial or any MutualFirst Financial Subsidiary’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of MutualFirst Financial to perform under this Agreement.

4.12.	Compliance With Applicable Law.

4.12.1. To the Knowledge of MutualFirst Financial, MutualFirst Financial and each MutualFirst Financial Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to them, their properties, assets and deposits, their business, and their conduct of business and their relationship with their employees, including, without limitation, the USA PATRIOT Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither MutualFirst Financial nor any MutualFirst Financial Subsidiary has received any written notice to the contrary. The Board of Directors of MutualBank has adopted and MutualBank has implemented an anti-money laundering program that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act and the regulations thereunder and has received no written notice from any Governmental Entity or Bank Regulator that such program (i) does not contain adequate and appropriate customer identification verification procedures, or (ii) has been deemed ineffective.

4.12.2. MutualFirst Financial and each MutualFirst Financial Subsidiary have all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators and Governmental Entities that are required to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of MutualFirst Financial, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the Regulatory Approvals.

4.12.3. Except as set forth in MutualFirst Financial Disclosure Schedule 4.12.3, for the period beginning January 1, 2018, neither MutualFirst Financial nor any MutualFirst Financial Subsidiary has received any written notification or, to the Knowledge of MutualFirst Financial, any other communication from any Bank Regulator: (i) asserting that MutualFirst Financial or any MutualFirst Financial Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to MutualFirst Financial or any MutualFirst Financial Subsidiary; (iii) requiring or threatening to require MutualFirst Financial or any MutualFirst Financial Subsidiary, or indicating that MutualFirst Financial or any MutualFirst Financial Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of MutualFirst Financial or any MutualFirst Financial Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any material manner the operations of MutualFirst Financial or any MutualFirst Financial Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a “Regulatory Agreement”). Neither MutualFirst Financial nor any MutualFirst Financial Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to MutualFirst Financial as to compliance with the CRA is “Satisfactory” or better.

4.13.	Employee Benefit Plans.

4.13.1 MutualFirst Financial Disclosure Schedule 4.13.1 includes a list of all existing bonus, incentive, deferred compensation, supplemental executive retirement plans, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans (including paid time off policies and other material benefit policies and procedures), split dollar life insurance, fringe benefit plans, employment, consulting, settlement and change in control agreements and all other material benefit practices, policies and arrangements maintained by MutualFirst Financial or any MutualFirst Financial Subsidiary in which any employee or former employee, consultant or former consultant or director or former director participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the “MutualFirst Financial Compensation and Benefit Plans”). Neither MutualFirst Financial nor any MutualFirst Financial Subsidiary has any commitment to create any additional MutualFirst Financial Compensation and Benefit Plan or to materially modify, change or renew any existing MutualFirst Financial Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof or otherwise comply with applicable law. MutualFirst Financial has made available to Northwest Bancshares true and correct copies of the MutualFirst Financial Compensation and Benefit Plans.

4.13.2 Except as set forth in MutualFirst Financial Disclosure Schedule 4.13.2, Each MutualFirst Financial Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and, in all material respects, with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, HIPAA and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA and HIPAA and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each MutualFirst Financial Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS, and MutualFirst Financial is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination or opinion letter. There is no material pending or, to the Knowledge of MutualFirst Financial, threatened action, suit or claim relating to any of the MutualFirst Financial Compensation and Benefit Plans (other than routine claims for benefits). Neither MutualFirst Financial nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any MutualFirst Financial Compensation and Benefit Plan that would reasonably be expected to subject MutualFirst Financial or any of MutualFirst Financial Subsidiary to a material unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

4.13.3. No liability under Title IV of ERISA has been incurred by MutualFirst Financial or any MutualFirst Financial Subsidiary with respect to any MutualFirst Financial Compensation and Benefit Plan which is subject to Title IV of ERISA (“MutualFirst Financial Pension Plan”) currently or formerly maintained by MutualFirst Financial or any entity which is considered one employer with MutualFirst Financial under Section 4001(b)(1) of ERISA or Section 414 of the Code (an “MutualFirst Financial ERISA Affiliate”) since the effective date of ERISA that has not been satisfied in full, and, to the Knowledge of MutualFirst Financial, no condition exists that presents a material risk to MutualFirst Financial or any MutualFirst Financial ERISA Affiliate of incurring a liability under such Title. No MutualFirst Financial Pension Plan had an “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each MutualFirst Financial Pension Plan exceeds the present value of the “benefit liabilities” (as defined in Section 4001(a)(16) of ERISA) under such MutualFirst Financial Pension Plan as of the end of the most recent plan year with respect to the respective MutualFirst Financial Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such MutualFirst Financial Pension Plan as of the date hereof; there is not currently pending with the PBGC any filing with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made (other than as might be required with respect to this Agreement and the transactions contemplated thereby). Neither MutualFirst Financial nor any MutualFirst Financial ERISA Affiliate has contributed to any “multiemployer plan,” as defined in Section 3(37) of ERISA. Neither MutualFirst Financial, nor, to the Knowledge of MutualFirst Financial, any MutualFirst Financial ERISA Affiliate, nor any MutualFirst Financial Compensation and Benefit Plan, including any MutualFirst Financial Pension Plan, nor any trust created thereunder, nor, to the Knowledge of MutualFirst Financial, any trustee or administrator thereof has engaged in a transaction in connection with which MutualFirst Financial, any MutualFirst Financial ERISA Affiliate, and any MutualFirst Financial Compensation and Benefit Plan, including any MutualFirst Financial Pension Plan or any such trust or any trustee or administrator thereof, would reasonably be expected to be subject to either a material civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a material tax imposed pursuant to Chapter 43 of the Code.

4.13.4 All material contributions required to be made under the terms of any MutualFirst Financial Compensation and Benefit Plan have been timely made, and all anticipated contributions and funding obligations have been accrued on MutualFirst Financial’s consolidated financial statements to the extent required by and in accordance with GAAP. MutualFirst Financial and any MutualFirst Financial Subsidiary has expensed and accrued as a liability the present value of future benefits under each applicable MutualFirst Financial Compensation and Benefit Plan for financial reporting purposes in accordance with applicable laws and GAAP.

4.13.5 Neither MutualFirst Financial nor any MutualFirst Financial Subsidiary has any obligations to provide retiree health, life insurance, or disability insurance, or any retiree death benefits under any MutualFirst Financial Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to employees by MutualFirst Financial or any MutualFirst Financial Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, or disability insurance, or any retiree death benefits, other than as set forth in MutualFirst Financial Disclosure Schedule 4.13.5.

4.13.6 To the knowledge of MutualFirst Financial, neither MutualFirst Financial nor any MutualFirst Financial Subsidiary maintains any MutualFirst Financial Compensation and Benefit Plans covering employees who are not United States residents.

4.13.7 With respect to each MutualFirst Financial Compensation and Benefit Plan, if applicable, MutualFirst Financial has provided or made available to Northwest Bancshares copies of the: (A) trust instruments and insurance contracts; (B) most recent annual reports or IRS Form 5500; (C) most recent actuarial reports and financial statements; (D) most recent summary plan description; (E) most recent determination or opinion letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS within the last three years; and (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

4.13.8 Except as provided in MutualFirst Financial Disclosure Schedule 4.13.8, or as otherwise provided in this Agreement, the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation (other than in such person’s capacity as a shareholder), (B) entitle any employee or independent contractor to terminate any plan, agreement or arrangement without cause or good reason and continue to accrue future benefits thereunder, or result in the vesting or acceleration of any benefits under any MutualFirst Financial Compensation and Benefit Plan, (C) result in any material increase in benefits payable under any MutualFirst Financial Compensation and Benefit Plan, or (D) entitle any current or former employee, director or independent contractor of MutualFirst Financial or any MutualFirst Financial Subsidiary to any actual or deemed payment (or benefit) which could constitute a “parachute payment” (as such term is defined in Section 280G of the Code).

4.13.9 Except as set forth in MutualFirst Financial Disclosure Schedule 4.13.9, neither MutualFirst Financial nor any MutualFirst Financial Subsidiary maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

4.13.10 All deferred compensation plans, programs or arrangements have (i) been operated in all material respects in good faith compliance with Section 409A of the Code, the Treasury Regulations and other guidance issued thereunder, and (ii) since January 1, 2009 (or such later date permitted under applicable guidance), been in documentary compliance in all material respects with Section 409A of the Code and IRS regulations and guidance thereunder. All MutualFirst Financial Stock Options and MutualFirst Financial stock appreciation rights granted by MutualFirst Financial to any current or former employee or director have been granted with a per share exercise price or reference price at least equal to the fair market value of the underlying stock on the date the option or stock appreciation right was granted, within the meaning of Section 409A of the Code and associated guidance.

4.13.11 Except for the MutualFirst Financial Stock Options and MutualFirst Financial stock appreciation rights, which are set forth in MutualFirst Financial Disclosure Schedule 4.13.11, there are no stock options, stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, or other equity compensation awards outstanding under any of the MutualFirst Financial Compensation and Benefit Plans or otherwise as of the date hereof.

4.13.12 Since December 31, 2018, through and including the date of this Agreement, except as set forth in the MutualFirst Financial Disclosure Schedule 4.13.12, neither MutualFirst Financial nor any MutualFirst Financial Subsidiary has, except for (A) normal increases for employees made in the ordinary course of business consistent with past practice, or (B) as required by applicable law, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 2018 (which amounts have been previously made available to Northwest Bancshares), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay (except as required under the terms of agreements or severance plans listed on MutualFirst Financial Disclosure Schedule 4.13.1, as in effect as of the date hereof), or paid any bonus other than the customary year-end bonuses in amounts consistent with past practice.

4.13.13 MutualFirst Financial Disclosure Schedule 4.13.13 sets forth the estimated payments that would be required to be made under the employment agreements and change in control agreements between MutualFirst Financial or MutualBank and each of the individuals who is party to such an agreement, assuming that a change in control and a termination of employment had occurred as of March 31, 2020. MutualFirst Financial Disclosure Schedule 4.13.13 also lists the estimated amounts payable to any employee, officer, or director of MutualFirst Financial or any MutualFirst Financial Subsidiary under any MutualFirst Financial Non-Qualified Agreement assuming a change in control and termination of employment as of March 31, 2020.

4.14.	Brokers, Finders and Financial Advisors.

4.14.1. Neither MutualFirst Financial nor any MutualFirst Financial Subsidiary, nor any MutualFirst Financial Representative, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the engagement letter with Keefe, Bruyette & Woods, Inc. (“KBW”), a copy of which has been previously delivered to Northwest Bancshares.

4.14.2. The Board of Directors of MutualFirst Financial has received the opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) of KBW to the effect that, as of the date of such opinion and subject to the assumptions, limitations and qualifications set forth therein, the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of MutualFirst Financial Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.

4.15.	Environmental Matters.

4.15.1. With respect to MutualFirst Financial and each MutualFirst Financial Subsidiary, except as set forth on MutualFirst Financial Disclosure Schedule 4.15.1:

(A) To the Knowledge of MutualFirst Financial, neither the conduct nor operation of its business nor any condition of any property currently or previously owned or operated by it (including Participation Facilities and Other Real Estate Owned) results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon MutualFirst Financial or any MutualFirst Financial Subsidiary. To the Knowledge of MutualFirst Financial, no condition has existed or event has occurred with respect to any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to MutualFirst Financial or any MutualFirst Financial Subsidiary by reason of any Environmental Laws. Neither MutualFirst Financial nor any MutualFirst Financial Subsidiary during the past five years has received any written notice from any Person or Governmental Entity that MutualFirst Financial or any MutualFirst Financial Subsidiary or the operation or condition of any property ever owned or operated (including Participation Facilities) by any of them are currently in violation of or otherwise are alleged to have liability under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon MutualFirst Financial or any MutualFirst Financial Subsidiary;

(B) There is no suit, written claim, action, demand, executive or administrative order, directive, investigation, or proceeding pending or, to the Knowledge of MutualFirst Financial threatened, before any court, governmental agency or other forum against MutualFirst Financial or any MutualFirst Financial Subsidiary (i) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (ii) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by MutualFirst Financial or any MutualFirst Financial Subsidiary (including Participation Facilities and Other Real Estate Owned); and

(C) To the Knowledge of MutualFirst Financial, (i) there are no underground storage tanks on, in or under any properties owned or operated by MutualFirst Financial or any MutualFirst Financial Subsidiary (including Participation Facilities and Other Real Estate Owned), and (ii) no underground storage tanks have been closed or removed from any properties owned or operated by MutualFirst Financial or any MutualFirst Financial Subsidiary (including Participation Facilities and Other Real Estate Owned) except in compliance with Environmental Laws in all material respects.

(D) To MutualFirst Financial’s Knowledge, the properties currently owned or operated by MutualFirst Financial or any MutualFirst Financial Subsidiary (including, without limitation, soil, groundwater or surface water on or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than as permitted under applicable Environmental Law.

4.16.	Loan Portfolio and Investment Securities.

4.16.1. The allowance for loan losses reflected in the MutualFirst Financial Financial Statements as of September 30, 2019 was, and the allowance for loan losses reflected in the MutualFirst Financial Regulatory Reports for periods ending after September 30, 2019 were or will be, adequate, as of the dates thereof, under GAAP in all material respects.

4.16.2. MutualFirst Financial Disclosure Schedule 4.16.2 sets forth a listing, as of September 30, 2019, by account, of: (i) all current loan commitments of MutualFirst Financial or any MutualFirst Financial Subsidiary, including the material terms of such commitment, (ii) each borrower which has notified MutualFirst Financial or any MutualFirst Financial Subsidiary during three years preceding the date of this Agreement, or has asserted against MutualFirst Financial or any MutualFirst Financial Subsidiary, in each case in writing, any “lender liability” or similar claim, and, to the Knowledge of MutualFirst Financial, each borrower which has given MutualFirst Financial or any MutualFirst Financial Subsidiary any oral notification of, or orally asserted to or against MutualFirst Financial or any MutualFirst Financial Subsidiary, any such claim; (iii) all loans, (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on non-accrual status, (C) that are as of the date of this Agreement classified as “substandard,” “doubtful,” “loss,” “classified,” “criticized,” “watch list” or “special mention” (or words of similar import) by MutualFirst Financial and any MutualFirst Financial Subsidiary, or any applicable Bank Regulator, (D) to the Knowledge of MutualFirst Financial, as to which a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (E) where a specific reserve allocation exists in connection therewith, or (F) that are required to be accounted for as a troubled debt restructuring in accordance with Accounting Standards Codification 310-40; and (iv) all assets classified by MutualFirst Financial or any MutualFirst Financial Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

4.16.3. To the knowledge of MutualFirst Financial, all loans receivable (including discounts) and accrued interest entered on the books of MutualFirst Financial and the MutualFirst Financial Subsidiaries arose out of bona fide arm’s-length transactions, were made for good and valuable consideration in the ordinary course of MutualFirst Financial’s or the appropriate MutualFirst Financial Subsidiary’s respective business. MutualFirst Financial has not received written notice that any of the loans, discounts and the accrued interest reflected on the books of MutualFirst Financial and the MutualFirst Financial Subsidiaries are subject to any defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity. All such loans are owned by MutualFirst Financial or the appropriate MutualFirst Financial Subsidiary free and clear of any liens, except for loans pledged as security for borrowings from the FHLB of Indianapolis.

4.16.4. The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be and are accurately reflected on the books and records of MutualBank.

4.16.5. MutualFirst Financial and each MutualFirst Financial Subsidiary have good and marketable title to all securities owned by them, except for those securities sold under repurchase agreements, security deposits, borrowings of federal funds or borrowings from the FRB or an FHLB or held in any fiduciary or agency capacity, free and clear of any liens, except to the extent such securities are pledged in the ordinary course of business to secure obligations of MutualFirst Financial or a MutualFirst Financial Subsidiary. Such securities are valued on the books of MutualFirst Financial in accordance with GAAP in all material respects. MutualFirst Financial and each MutualFirst Financial Subsidiary that owns securities employ investment, securities, risk management and other policies, practices and procedures which MutualFirst Financial believes are prudent and reasonable.

4.17.	Other Documents.

MutualFirst Financial has made available to Northwest Bancshares copies of (i) its annual reports to stockholders for the years ended December 31, 2018, 2017 and 2016, and (ii) proxy materials used or for use in connection with its meetings of stockholders held in 2019, 2018 and 2017.

4.18.	Related Party Transactions.

Except as set forth in MutualFirst Financial Disclosure Schedule 4.18, neither MutualFirst Financial nor any MutualFirst Financial Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of MutualFirst Financial or any MutualFirst Financial Subsidiary. Except as described in MutualFirst Financial’s Disclosure Schedule 4.18, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of MutualFirst Financial or any MutualFirst Financial Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended except for rate modifications pursuant to MutualFirst Financial’s loan modification policy that is applicable to all Persons. Neither MutualFirst Financial nor any MutualFirst Financial Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by MutualFirst Financial is inappropriate.

4.19.	Deposits.

Except as set forth in MutualFirst Financial Disclosure Schedule 4.19, none of the deposits of MutualFirst Financial is a “brokered deposit” as defined in 12 C.F.R. Section 337.6(a)(2).

4.20.	Antitakeover Provisions Inapplicable; Required Vote.

The transactions contemplated by this Agreement are not subject to the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transactions,” “business combination” or other antitakeover laws and regulations of the State of Maryland, including the provisions of the MGCL applicable to MutualFirst Financial.

The affirmative vote of the majority of the issued and outstanding shares of MutualFirst Financial Common Stock is required to approve this Agreement and the Merger under the MGCL and MutualFirst Financial’s articles of incorporation.

4.21.	Registration Obligations.

Neither MutualFirst Financial nor any MutualFirst Financial Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

4.22.	Risk Management Instruments.

All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for MutualFirst Financial’s own account, or for the account of one or more of MutualFirst Financial’s Subsidiaries or their customers (all of which are set forth in MutualFirst Financial Disclosure Schedule 4.22), were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of MutualFirst Financial and each MutualFirst Financial Subsidiary, with counterparties believed to be financially responsible at the time; and to MutualFirst Financial’s and each MutualFirst Financial Subsidiary’s Knowledge each of them constitutes the valid and legally binding obligation of MutualFirst Financial or such MutualFirst Financial Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect. Neither MutualFirst Financial nor any MutualFirst Financial Subsidiary, nor, to the Knowledge of MutualFirst Financial, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

4.23.	Intellectual Property; IT Systems.

4.23.1. MutualFirst Financial and each MutualFirst Financial Subsidiary owns or, to MutualFirst Financial’s Knowledge, possesses valid and binding licenses or other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in their business, each without payment, and neither MutualFirst Financial nor any MutualFirst Financial Subsidiary has received any notice of conflict with respect thereto that asserts the rights of others. MutualFirst Financial and each MutualFirst Financial Subsidiary have performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing. To the Knowledge of MutualFirst Financial, the conduct of the business of MutualFirst Financial and each MutualFirst Financial Subsidiary as currently conducted does not, in any respect, infringe upon, dilute, misappropriate or otherwise violate any intellectual property owned or controlled by any third party.

4.23.2. To the MutualFirst Financial’s Knowledge, all information technology and computer systems (including software, information technology and telecommunication hardware and other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information, whether or not in electronic format, used in or necessary to the conduct of the business of the MutualFirst Financial or MutualBank (collectively, the “MutualFirst IT Systems”) have been properly maintained by technically competent personnel, in accordance with standards set by the manufacturers or otherwise in accordance with standards in the industry, to ensure proper operation, monitoring and use. The MutualFirst IT Systems are in good working condition to effectively perform all information technology operations necessary to conduct MutualFirst Financial’s consolidated business as currently conducted. Neither MutualFirst Financial nor MutualBank has experienced within the past two years any material disruption to, or material interruption in, the conduct of its business attributable to a defect, bug, breakdown or other failure or deficiency of the MutualFirst IT Systems. To the knowledge of MutualFirst Financial, no Person has gained unauthorized access to any of the MutualFirst IT Systems that has had, or is reasonably expected to have, a Material Adverse Effect on MutualFirst Financial. MutualFirst Financial and MutualBank have taken reasonable measures to provide for the back-up and recovery of the data and information necessary to the conduct of their businesses without material disruption to, or material interruption in, the conduct of their respective businesses. MutualFirst Financial and the MutualFirst Financial Subsidiaries are compliant in all material respects with all data protection and privacy laws and regulations as well as their own policies relating to data protection and the privacy and security of personal data and the non-public personal information of their respective customers and employees, except for immaterial failures to comply or immaterial violations.

4.24.	Trust Accounts.

MutualFirst Financial and any MutualFirst Financial Subsidiary has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither MutualFirst Financial nor any MutualFirst Financial Subsidiary, nor, to the Knowledge of MutualFirst Financial, any of their respective directors, officers or employees, have committed any breach of trust with respect to any such fiduciary account or the records for each such fiduciary account.

4.25.	Labor Matters.

4.25.1. MutualFirst Financial and the MutualFirst Financial Subsidiaries are in material compliance with all applicable laws respecting employment, retention of independent contractors, employment practices, terms and conditions of employment, and wages and hours. Neither MutualFirst Financial nor any of the MutualFirst Financial Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is MutualFirst Financial or any of the MutualFirst Financial Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any of the MutualFirst Financial Subsidiaries to bargain with any labor organization as to wages and conditions of employment nor, to the Knowledge of MutualFirst Financial, has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving MutualFirst Financial or any of the MutualFirst Financial Subsidiaries pending or, to the Knowledge of MutualFirst Financial, threatened.

4.25.2. MutualFirst Financial Disclosure Schedule 4.25.2 identifies (A) all present employees (including any leased or temporary employees) of MutualFirst Financial and the MutualFirst Financial Subsidiaries and any consultants or independent contractors providing services to MutualFirst Financial or any of the MutualFirst Financial Subsidiaries; (B) each employee’s date of hire and current rate of compensation; and (C) each employee’s accrued vacation, sick leave or personal leave if applicable. MutualFirst Financial’s Disclosure Schedule also names any employee who is absent from work due to a leave of absence (including, but not limited to, in accordance with the requirements of the Family and Medical Leave Act or the Uniformed Services Employment and Reemployment Rights Act) or a work-related injury, or who is receiving workers’ compensation or disability compensation. There are no unpaid wages, bonuses or commissions owed to any employee (other than those not yet due).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF NORTHWEST BANCSHARES

Northwest Bancshares represents and warrants to MutualFirst Financial that the statements contained in this Article V are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the Northwest Bancshares Disclosure Schedule delivered by Northwest Bancshares to MutualFirst Financial on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date. Northwest Bancshares has made a good faith effort to ensure that the disclosure on each schedule of the Northwest Bancshares Disclosure Schedule corresponds to the section referenced herein. However, for purposes of the Northwest Bancshares Disclosure Schedule, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all sections of this Agreement under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other sections of this Agreement.

5.1.	Standard.

No representation or warranty of Northwest Bancshares contained in this Article V will be deemed untrue or incorrect, and Northwest Bancshares will not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article V, has had or is reasonably expected to have a Material Adverse Effect; disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases in any such representation or warranty; provided, however, that the foregoing standard shall not apply to representations and warranties contained in Sections 5.2, 5.3, 5.4, 5.8 and 5.17, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

5.2.	Organization.

5.2.1. Northwest Bancshares is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and is duly registered as a savings and loan holding company under the HOLA. Northwest Bancshares has full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Northwest Bancshares.

5.2.2. Northwest Bank is a Pennsylvania chartered savings bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The deposits of Northwest Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Northwest Bank is a member in good standing of the FHLB of Pittsburgh and owns the requisite amount of stock therein. The location of the principal office and each branch office of Northwest Bank is set forth in Northwest Bancshares Disclosure Schedule 5.2.2.

5.2.3. Northwest Bancshares Disclosure Schedule 5.2.3 sets forth each Northwest Bancshares Subsidiary. Each Northwest Bancshares Subsidiary (other than Northwest Bank) is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

5.2.4. The respective minute books of Northwest Bancshares and each Northwest Bancshares Subsidiary accurately record, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees).

5.2.5. Prior to the date of this Agreement, Northwest Bancshares has made available to MutualFirst Financial true and correct copies of the articles of incorporation or charter and bylaws of Northwest Bancshares and each other Northwest Bancshares Subsidiary.

5.3.	Capitalization.

5.3.1. The authorized capital stock of Northwest Bancshares consists of five hundred million (500,000,000) shares of Northwest Bancshares Common Stock, $0.01 par value, of which one hundred six million, six hundred sixty-seven thousand, one hundred two (106,667,102) shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and fifty million (50,000,000) shares of preferred stock, $0.01 par value (“Northwest Bancshares Preferred Stock”), none of which are outstanding. There are no shares of Northwest Bancshares Common Stock held by Northwest Bancshares as treasury stock. Neither

Northwest Bancshares nor any Northwest Bancshares Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Northwest Bancshares Common Stock, or any other security of Northwest Bancshares or any securities representing the right to vote, purchase or otherwise receive any shares of Northwest Bancshares Common Stock or any other security of Northwest Bancshares, other than (i) shares issuable under the Northwest Bancshares Stock Benefit Plan; (ii) trust preferred securities (“Northwest Trust Preferred Securities”) issued by Northwest Bancorp Capital Trust III, Northwest Bancorp Statutory Trust IV, LNB Trust II, Union National Capital Trust I and Union National Capital Trust II (together, the “Northwest Trusts”); and (iii) the guarantee by Northwest Bancorp to the holders of the capital securities issued by the Northwest Trusts.

5.3.2. The authorized capital stock of Northwest Bank consists solely of fifty million (50,000,000) shares of common stock, par value $0.10 per share (“Northwest Bank Common Stock”) and ten million (10,000,000) shares of preferred stock, $0.10 par value (“Northwest Bank Preferred Stock”). All of the issued and outstanding shares of Northwest Bank Common Stock are (i) validly issued, fully paid and nonassessable and free of preemptive rights, and (ii) owned by Northwest Bancshares free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever. Either Northwest Bancshares or Northwest Bank owns all of the outstanding shares of capital stock of each Northwest Bancshares Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

5.3.3. Except as set forth in Northwest Bancshares Disclosure Schedule 5.3.3, to the Knowledge of Northwest Bancshares, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Northwest Bancshares Common Stock, except for equity interests held in the investment portfolios of Northwest Bancshares or any Northwest Bancshares Subsidiary, equity interests held by any Northwest Bancshares Subsidiary in a fiduciary capacity and equity interests held in connection with the lending activities of Northwest Bancshares or its Subsidiaries.

5.3.4. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Northwest Bancshares’ stockholders may vote has been issued by Northwest Bancshares and are outstanding.

5.4.	Authority; No Violation.

5.4.1. Northwest Bancshares has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the required Regulatory Approvals and the Northwest Bancshares Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Northwest Bancshares and the completion by Northwest Bancshares of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of Northwest Bancshares, and no other corporate proceedings on the part of Northwest Bancshares other than the Northwest Bancshares Stockholder Approval are necessary to approve this Agreement. This Agreement has been duly and validly executed and delivered by Northwest Bancshares, and subject to MutualFirst Financial Stockholder Approval, Northwest Bancshares Stockholder Approval, receipt of the Regulatory Approvals and due and valid execution and delivery of this Agreement by MutualFirst Financial, constitutes the valid and binding obligation of Northwest Bancshares, enforceable against Northwest Bancshares in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

5.4.2. Subject to the receipt of the Regulatory Approvals, and compliance by MutualFirst Financial and Northwest Bancshares with any conditions contained therein, Northwest Bancshares Stockholder Approval and MutualFirst Stockholder Approval,

(A) the execution and delivery of this Agreement by Northwest Bancshares,

(B) the consummation of the transactions contemplated hereby, and

(C) compliance by Northwest Bancshares with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of Northwest Bancshares or any Northwest Bancshares Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Northwest Bancshares or any Northwest Bancshares Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Northwest Bancshares or any Northwest Bancshares Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Northwest Bancshares and the Northwest Bancshares Subsidiaries taken as a whole.

5.5.	Consents.

Except for (i) the Regulatory Approvals and compliance with any conditions contained therein, (ii) the filing with the SEC of (x) the Merger Registration Statement and (y) such reports under Securities Laws as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (iii) approval of the listing on the Nasdaq of Northwest Bancshares Common Stock to be issued in the Merger, (iv) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Northwest Bancshares Common Stock pursuant to this Agreement, (v) Northwest Bancshares Stockholder Approval, and (vi) the MutualFirst Financial Stockholder Approval, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to the Knowledge of Northwest Bancshares, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary in connection with the execution and delivery of this Agreement by Northwest Bancshares and the completion by Northwest Bancshares of the Merger. To the Knowledge of Northwest Bancshares, no fact or circumstance exists, including any possible other transaction pending or under consideration by Northwest Bancshares or any of its Affiliates, that (a) would reasonably be expected to prevent or delay in any material respect, (i) any filings with or approvals or waivers required from the FRB, the FDIC, the Indiana Department or the Pennsylvania Department, or (ii) any required Regulatory Approvals, or (b) would cause a Bank Regulator or Governmental Entity acting pursuant to the Bank Merger Act, the BHCA, the Pennsylvania Code, the Indiana Code or any other applicable law or regulation to seek to prohibit or materially delay consummation of the transactions contemplated hereby or impose a Burdensome Condition.

5.6.	Financial Statements; Reports.

5.6.1. Northwest Bancshares has previously made available to MutualFirst Financial the Northwest Bancshares Financial Statements. The Northwest Bancshares Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of Northwest Bancshares and the Northwest Bancshares Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

5.6.2. At the date of each balance sheet included in the Northwest Bancshares Financial Statements, Northwest Bancshares did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Northwest Bancshares Financial Statements or in the footnotes thereto which are not reflected or reserved against therein in accordance with GAAP or appropriately disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

5.6.3. Northwest Bancshares (x) has implemented and maintains a system of internal control over financial reporting (as required by Rule 13a-15(a) of the Exchange Act) that is designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP and to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets and (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (y) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Northwest Bancshares, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Northwest Bancshares by others within those entities, and (z) has disclosed, based on its most recent evaluation prior to the date hereof, to Northwest Bancshares outside auditors and the audit committee of the Northwest Bancshares Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Northwest Bancshares’ ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Northwest Bancshares’ internal control over financial reporting. These disclosures (if any) were made in writing by management to Northwest Bancshares’ auditors and audit committee and a copy has previously been made available to MutualFirst Financial.

5.6.4. Since December 31, 2018, (A) neither Northwest Bancshares nor any Northwest Bancshares Subsidiary nor, to its Knowledge, any director, officer, employee, auditor, accountant or representative of Northwest Bancshares or any Northwest Bancshares Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Northwest Bancshares or any Northwest Bancshares Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Northwest Bancshares or any Northwest Bancshares Subsidiary has engaged in questionable accounting or auditing practices, and (B) no attorney representing Northwest Bancshares or any Northwest Bancshares Subsidiary, whether or not employed by Northwest Bancshares or any Northwest Bancshares Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by it or any of its officers, directors, employees or agents to its Board of Directors or any committee thereof or to any of its directors or officers.

5.6.5. Northwest Bancshares has filed all reports, schedules, registration statements, prospectuses, and other documents, together with all amendments thereto, required to be filed with the SEC since December 31, 2018 (the “Northwest Reports”). As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the Northwest Reports complied, and each Northwest Report filed subsequent to the date hereof and prior to the Effective Time will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, and the Dodd-Frank Act, and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the Northwest Reports. None of the Northwest Bancshares Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. No executive officer of Northwest Bancshares has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act and to the Knowledge of Northwest Bancshares no enforcement action has been initiated by the SEC against Northwest Bancshares or its officers or directors relating to disclosures contained in any Northwest Report.

5.6.6. Except as disclosed in Northwest Bancshares Disclosure Schedule 5.6.6, Northwest Bancshares and each Northwest Bancshares Subsidiary has timely filed all reports, forms, schedules, registrations, statements and other documents, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2018 with any Governmental Entity and has paid all fees and assessments due and payable in connection therewith. The Northwest Bancshares Regulatory Reports, to the extent they contain financial information, have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements.

5.7.	Taxes.

Northwest Bancshares and the Northwest Bancshares Subsidiaries are members of the same affiliated group within the meaning of Code Section 1504(a). With respect to all tax years ending after January 1, 2012, Northwest Bancshares and each Northwest Bancshares Subsidiary has duly filed, on or prior to the date of this Agreement, and will duly file, on or prior to the Closing Date, all federal, state and local tax returns required to be filed by or with respect to Northwest Bancshares and each Northwest Bancshares Subsidiary, taking into account any extensions (all such returns, to the Knowledge of Northwest Bancshares, being complete and correct in all material respects) and has duly paid, or made provisions for the payment of, on or prior to the date of this Agreement, and will duly pay or make provisions for, on or prior to the Closing Date, all material federal, state and local taxes which have been incurred by or are due or claimed to be due from Northwest Bancshares and any Northwest Bancshares Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges that (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, Northwest Bancshares has received no notice of, and to the Knowledge of Northwest Bancshares, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Northwest Bancshares or any Northwest Bancshares Subsidiary, and no claim has been made by any authority in a jurisdiction where Northwest Bancshares or any Northwest Bancshares Subsidiary does not file tax returns that Northwest Bancshares or any such Northwest Bancshares Subsidiary is subject to taxation in that jurisdiction. Except as set forth in Northwest Bancshares Disclosure Schedule 5.7, Northwest Bancshares and the Northwest Bancshares Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Northwest Bancshares and each Northwest Bancshares Subsidiary has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Northwest Bancshares and each Northwest Bancshares Subsidiary, to the Knowledge of Northwest Bancshares, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements. Since December 31, 2018, through and including the date of this Agreement, neither Northwest Bancshares nor any Northwest Bancshares Subsidiary has made any material election for federal or state income tax purposes.

5.8.	No Material Adverse Effect.

Northwest Bancshares and the Northwest Bancshares Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2018 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Northwest Bancshares and the Northwest Bancshares Subsidiaries, taken as a whole.

5.9.	Ownership of Property; Insurance Coverage.

5.9.1. Northwest Bancshares and each Northwest Bancshares Subsidiary have good and, as to real property, marketable title to all material assets and properties owned by Northwest Bancshares or each Northwest

Bancshares Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Northwest Bancshares Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the FHLB of Pittsburgh, inter-bank credit facilities, reverse repurchase agreements or any transaction by Northwest Bancshares or a Northwest Bancshares Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Northwest Bancshares and each Northwest Bancshares Subsidiary, as lessee, have the right under valid and existing leases of real and personal properties used by Northwest Bancshares and the Northwest Bancshares Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

5.9.2. Northwest Bancshares and each Northwest Bancshares Subsidiary currently maintain insurance considered by Northwest Bancshares to be reasonable for their respective operations. Neither Northwest Bancshares nor any Northwest Bancshares Subsidiary has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated. All such insurance is valid and enforceable and in full force and effect, and within the last three years Northwest Bancshares and each Northwest Bancshares Subsidiary have received each type of insurance coverage for which they have applied and during such periods have not been denied indemnification for any material claims submitted under any of their insurance policies.

5.10.	Legal Proceedings.

Except as set forth in Northwest Bancshares Disclosure Schedule 5.10, neither Northwest Bancshares nor any Northwest Bancshares Subsidiary is a party to any, and there are no pending or, to the Knowledge of Northwest Bancshares, threatened, material legal, administrative, arbitration or other material proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Northwest Bancshares or any Northwest Bancshares Subsidiary, (ii) to which Northwest Bancshares or any Northwest Bancshares Subsidiary’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Northwest Bancshares to perform under this Agreement.

5.11.	Compliance With Applicable Law.

5.11.1. To the Knowledge of Northwest Bancshares, each of Northwest Bancshares and each Northwest Bancshares Subsidiary are in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to them, their properties, assets and deposits, their business, and their conduct of business and their relationship with their employees, including, without limitation, the USA PATRIOT Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices and neither Northwest Bancshares nor any Northwest Bancshares Subsidiary has received any written notice to the contrary. The Board of Directors of Northwest Bank has adopted and Northwest Bank has implemented an anti-money laundering program that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act and the regulations thereunder and has received no written notice from any Governmental Entity or Bank Regulator that such program (i) does not contain adequate and appropriate customer identification verification procedures, or (ii) has been deemed ineffective.

5.11.2. Each of Northwest Bancshares and each Northwest Bancshares Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators and Governmental Entities that are required to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Northwest Bancshares, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the Regulatory Approvals.

5.11.3. Except as set forth in Northwest Bancshares Disclosure Schedule 5.11.3, for the period beginning January 1, 2018, neither Northwest Bancshares nor any Northwest Bancshares Subsidiary has received any written notification or, to the Knowledge of Northwest Bancshares, any other communication from any Bank Regulator: (i) asserting that Northwest Bancshares or any Northwest Bancshares Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Northwest Bancshares or any Northwest Bancshares Subsidiary; (iii) requiring or threatening to require Northwest Bancshares or any Northwest Bancshares Subsidiary, or indicating that Northwest Bancshares or any Northwest Bancshares Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of Northwest Bancshares or any Northwest Bancshares Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Northwest Bancshares or any Northwest Bancshares Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a “Regulatory Agreement”). Neither Northwest Bancshares nor any Northwest Bancshares Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to Northwest Bank as to compliance with the CRA is “Satisfactory.”

5.12.	Employee Benefit Plans.

5.12.1 Northwest Bancshares Disclosure Schedule 5.12.1 includes a list of all existing bonus, incentive, deferred compensation, supplemental executive retirement plans, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans (including paid time off policies and other material benefit policies and procedures), fringe benefit plans, employment, consulting, settlement and change in control agreements and all other material benefit practices, policies and arrangements maintained by Northwest Bancshares or any Northwest Bancshares Subsidiary in which any employee or former employee, consultant or former consultant or director or former director participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (each a “Northwest Bancshares Compensation and Benefit Plan”). Northwest Bancshares has made available to MutualFirst Financial true and correct copies of the Northwest Bancshares Compensation and Benefit Plans.

5.12.2 Each Northwest Bancshares Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and, in all material respects, with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, HIPAA and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA and HIPAA and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each Northwest Bancshares Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS, and Northwest Bancshares is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination or opinion letter. There is no material pending or, to the Knowledge of Northwest Bancshares, threatened action, suit or claim relating to any of the Northwest Bancshares Compensation and Benefit Plans (other than routine claims for benefits). Neither Northwest Bancshares nor any Northwest Bancshares Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Northwest Bancshares Compensation and Benefit Plan that would reasonably be expected to subject Northwest Bancshares or any Northwest Bancshares Subsidiary to a material unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

5.12.3 No liability under Title IV of ERISA has been incurred by Northwest Bancshares or any Northwest Bancshares Subsidiary with respect to any Northwest Bancshares Compensation and Benefit Plan which is subject to Title IV of ERISA (“Northwest Bancshares Pension Plan”) currently or formerly maintained by Northwest Bancshares or any entity which is considered one employer with Northwest Bancshares under Section 4001(b)(1) of ERISA or Section 414 of the Code (an “Northwest Bancshares ERISA Affiliate”) since the effective date of ERISA that has not been satisfied in full, and, to the Knowledge of Northwest Bancshares, no condition exists that presents a material risk to Northwest Bancshares or any Northwest Bancshares ERISA Affiliate of incurring a liability under such Title. No Northwest Bancshares Pension Plan had an “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; except as set forth in Northwest Bancshares Disclosure Schedule 5.12.3, the fair market value of the assets of each Northwest Bancshares Pension Plan exceeds the present value of the “benefit liabilities” (as defined in Section 4001(a)(16) of ERISA) under such Northwest Bancshares Pension Plan as of the end of the most recent plan year with respect to the respective Northwest Bancshares Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Northwest Bancshares Pension Plan as of the date hereof; there is not currently pending with the PBGC any filing with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made (other than as might be required with respect to this Agreement and the transactions contemplated thereby). Neither Northwest Bancshares nor any Northwest Bancshares ERISA Affiliate has contributed to any “multiemployer plan,” as defined in Section 3(37) of ERISA. Neither Northwest Bancshares, nor, to the Knowledge of Northwest Bancshares, any Northwest Bancshares ERISA Affiliate, nor any Northwest Bancshares Compensation and Benefit Plan, including any Northwest Bancshares Pension Plan, nor any trust created thereunder, nor, to the knowledge of Northwest Bancshares, any trustee or administrator thereof has engaged in a transaction in connection with which Northwest Bancshares, any Northwest Bancshares ERISA Affiliate, and any Northwest Bancshares Compensation and Benefit Plan, including any Northwest Bancshares Pension Plan or any such trust or any trustee or administrator thereof, would reasonably be expected to be subject to either a material civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a material tax imposed pursuant to Chapter 43 of the Code.

5.12.4 All material contributions required to be made under the terms of any Northwest Bancshares Compensation and Benefit Plan have been timely made, and all anticipated contributions and funding obligations have been accrued on Northwest Bancshares’ consolidated financial statements to the extent required by and in accordance with GAAP. Northwest Bancshares and each of its Subsidiaries has expensed and accrued as a liability the present value of future benefits under each applicable Northwest Bancshares Compensation and Benefit Plan for financial reporting purposes in accordance with applicable laws and GAAP.

5.12.5 Neither Northwest Bancshares nor any Northwest Bancshares Subsidiary has any obligations to provide retiree health, life insurance, or disability insurance, or any retiree death benefits under any Northwest Bancshares Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to employees by Northwest Bancshares or any Northwest Bancshares Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, or disability insurance, or any retiree death benefits, other than as set forth in Northwest Bancshares Disclosure Schedule 5.12.5.

5.12.6 With respect to each Northwest Bancshares Compensation and Benefit Plan, if applicable, Northwest Bancshares has provided or made available upon request to MutualFirst Financial copies of the:

(A) trust instruments and insurance contracts; (B) most recent annual reports or IRS Form 5500; (C) most recent actuarial reports and financial statements; (D) most recent summary plan description; (E) most recent determination or opinion letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS within the last three years; and (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

5.12.7 All deferred compensation plans, programs or arrangements have (i) been operated in all material respects in good faith compliance with Section 409A of the Code, the Treasury Regulations and other guidance issued thereunder and (ii) since January 1, 2009 (or such later date permitted under applicable guidance), been in documentary compliance in all material respects with Section 409A of the Code and IRS regulations and guidance thereunder. All Northwest Bancshares Options and stock appreciation rights granted by Northwest Bancshares to any current or former employee or director have been granted with a per share exercise price or reference price at least equal to the fair market value of the underlying stock on the date the option or stock appreciation right was granted (as defined in the relevant Northwest Bancshares Stock Benefit Plans), within the meaning of Section 409A of the Code and associated guidance.

5.13.	Environmental Matters.

5.13.1. To the Knowledge of Northwest Bancshares, other than as set forth in Northwest Bancshares Disclosure Schedule 5.13, neither the conduct nor operation of their business nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a lien, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon Northwest Bancshares or any Northwest Bancshares Subsidiary. To the Knowledge of Northwest Bancshares, no condition has existed or event has occurred with respect to such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to Northwest Bancshares or any Northwest Bancshares Subsidiary by reason of any Environmental Laws. Neither Northwest Bancshares nor any Northwest Bancshares Subsidiary has received any written notice from any Person that Northwest Bancshares or any Northwest Bancshares Subsidiary or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are currently in violation of or otherwise are alleged to have financial exposure under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon Northwest Bancshares or any Northwest Bancshares Subsidiary.

5.13.2. There is no suit, written claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Knowledge of Northwest Bancshares, threatened, before any court, governmental agency or other forum against Northwest Bancshares or any Northwest Bancshares Subsidiary (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by Northwest Bancshares or any Northwest Bancshares Subsidiary.

5.13.3. To the Knowledge of Northwest, (i) there are no underground storage tanks on, in or under any properties owned or operated by Northwest or any Northwest Subsidiary (including Participation Facilities and Other Real Estate Owned), and (ii) no underground storage tanks have been closed or removed from any properties owned or operated by Northwest or any Northwest Subsidiary (including Participation Facilities and Other Real Estate Owned) except in compliance with Environmental Laws in all material respects.

5.13.4. To Northwest’s Knowledge, the properties currently owned or operated by Northwest or any Northwest Financial Subsidiary (including, without limitation, soil, groundwater or surface water on or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than as permitted under applicable Environmental Law.

5.14.	Antitakeover Provisions Inapplicable; Vote Required.

The transactions contemplated by this Agreement are not subject to the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transactions,” “business combination” or other antitakeover laws and regulations of the State of Maryland, including the provisions of the MGCL applicable to Northwest Bancshares.

The affirmative vote of the majority of the issued and outstanding shares of Northwest Bancshares Common Stock is required to approve the issuance of Northwest Bancshares Common Stock pursuant to this Agreement and the Merger under the MGCL and Northwest Bancshares’ articles of incorporation.

5.15.	Risk Management Arrangements.

All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Northwest Bancshares’ own account, or for the account of one or more of Northwest Bancshares’ Subsidiaries or their customers, were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of Northwest Bancshares, with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Northwest Bancshares or such Northwest Bancshares Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect. Neither Northwest Bancshares nor any Northwest Bancshares Subsidiary, nor to the Knowledge of Northwest Bancshares any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

5.16.	Brokers, Finders and Financial Advisors.

5.16.1. Neither Northwest Bancshares nor any Northwest Bancshares Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, except for the retention of B. Riley FBR, Inc. by Northwest Bancshares and the fee payable pursuant thereto.

5.16.2. The Board of Directors of Northwest Bancshares has received the opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) of B. Riley FBR, Inc. to the effect that, as of the date of such opinion and subject to the assumptions, limitations and qualifications set forth therein, the Exchange Ratio in the Merger is fair, from a financial point of view, to Northwest Bancshares.

5.17.	Northwest Bancshares Common Stock.

The shares of Northwest Bancshares Common Stock to be issued pursuant to this Agreement have been reserved for issuance, and when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

5.18.	Available Funds.

Northwest Bancshares has cash, and immediately prior to the Effective Time, will have cash, sufficient to pay or cause to be deposited into the Exchange Fund, the aggregate amount of cash as required pursuant to Section 3.3.

5.19.	Material Contracts; Leases; Defaults.

Except as set forth in Northwest Bancshares Disclosure Schedule 5.19, neither Northwest Bancshares nor any Northwest Bancshares Subsidiary is a party to or subject to: any agreement which by its terms limits the payment of dividends by Northwest Bancshares or any Northwest Bancshares Subsidiary.

5.20.	Allowance for Loan Losses.

The allowance for loan losses reflected in the Northwest Bancshares Financial Statements as of September 30, 2019 was, and the allowance for loan losses reflected in the Northwest Bancshares Regulatory Reports for periods ending after September 30, 2019 were or will be, adequate, as of the dates thereof, under GAAP in all material respects.

5.21.	IT Systems.

To Northwest Bancshares’s Knowledge, all information technology and computer systems (including software, information technology and telecommunication hardware and other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information, whether or not in electronic format, used in or necessary to the conduct of the business of the Northwest Bancshares or Northwest Bank (collectively, the “Northwest Bancshares IT Systems”) have been properly maintained by technically competent personnel, in accordance with standards set by the manufacturers or otherwise in accordance with standards in the industry, to ensure proper operation, monitoring and use. The Northwest Bancshares IT Systems are in good working condition to effectively perform all information technology operations necessary to conduct Northwest Bancshares’s consolidated business as currently conducted. Neither Northwest Bancshares nor Northwest Bank has experienced within the past two years any material disruption to, or material interruption in, the conduct of its business attributable to a defect, bug, breakdown or other failure or deficiency of the Northwest Bancshares IT Systems. To the knowledge of Northwest Bancshares, no Person has gained unauthorized access to any of the Northwest Bancshares IT Systems that has had, or is reasonably expected to have, a Material Adverse Effect on Northwest Bancshares. Northwest Bancshares and Northwest Bank have taken reasonable measures to provide for the back-up and recovery of the data and information necessary to the conduct of their businesses without material disruption to, or material interruption in, the conduct of their respective businesses. Northwest Bancshares and the Northwest Bancshares Subsidiaries are compliant in all material respects with all data protection and privacy laws and regulations as well as their own policies relating to data protection and the privacy and security of personal data and the non-public personal information of their respective customers and employees, except for immaterial failures to comply or immaterial violations.

5.22.	Trust Accounts.

Northwest Bancshares and any Northwest Bancshares Subsidiary has properly administered all accounts for which it acts as a fiduciary including, but not limited to, accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither Northwest Bancshares nor any Northwest Bancshares Subsidiary, nor, to the Knowledge of Northwest Bancshares, any of their respective directors, officers or employees, have committed any breach of trust with respect to any such fiduciary account or the records for each such fiduciary account.

5.23.	Labor Matters.

Northwest Bancshares and the Northwest Bancshares Subsidiaries are in material compliance with all applicable laws respecting employment, retention of independent contractors, employment practices, terms and conditions of employment, and wages and hours. Neither Northwest Bancshares nor any of the Northwest

Bancshares Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Northwest Bancshares or any of the Northwest Bancshares Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any of the Northwest Bancshares Subsidiaries to bargain with any labor organization as to wages and conditions of employment nor, to the Knowledge of Northwest Bancshares, has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving Northwest Bancshares or any of the Northwest Bancshares Subsidiaries pending or, to the Knowledge of Northwest Bancshares, threatened.

ARTICLE VI

COVENANTS OF MUTUALFIRST FINANCIAL

6.1.	Conduct of Business.

6.1.1. Affirmative Covenants. During the period from the date of this Agreement to the Effective Time, except with the written consent of Northwest Bancshares, which consent will not be unreasonably withheld, conditioned or delayed, MutualFirst Financial will, and it will cause each MutualFirst Financial Subsidiary to: operate its business only in the usual, regular and ordinary course of business; use commercially reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would: (i) materially adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain the Regulatory Approvals, (ii) materially adversely affect its ability to perform its covenants and agreements under this Agreement or (iii) result in the representations and warranties contained in Article IV of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied.

6.1.2. Negative Covenants. MutualFirst Financial agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, as set forth in MutualFirst Financial Disclosure Schedule 6.1.2, or consented to by Northwest Bancshares in writing (which consent shall not be unreasonably withheld, conditioned or delayed), it will not, and it will cause each of the MutualFirst Financial Subsidiaries not to:

(A) change or waive any provision of its Articles of Incorporation, Charter or Bylaws, as the case may be;

(B) change the number of authorized or issued shares of its capital stock (other than pursuant to the issuance of shares upon the exercise of outstanding MutualFirst Financial Stock Options), issue any shares of MutualFirst Financial Common Stock that are held as “treasury shares” as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under the MutualFirst Financial Stock Benefit Plans, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend (other than the declaration and payment of a regular quarterly cash dividend of no more than $0.20 per share with payment and record dates consistent with past practice, provided that the declaration of the last quarterly dividend by MutualFirst Financial prior to the Effective Time and the payment thereof shall be coordinated with Northwest Bancshares so that holders of MutualFirst Financial Common Stock do not receive dividends on both MutualFirst Financial Common Stock and Northwest Bancshares Common Stock received in the Merger during such quarter) or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock; provided, however, that (i) MutualFirst Financial may permit the vesting of awards previously made under the MutualFirst Financial Stock Plan and may permit holders of MutualFirst Financial Stock Options to elect to tender MutualFirst Financial Common Stock or have MutualFirst Financial withhold common shares from the MutualFirst Financial Stock Option as payment of the exercise price and any tax withholding obligations of MutualFirst Financial in connection with an exercise of such MutualFirst Financial Stock Options, and (ii) any MutualFirst Financial Subsidiary may pay dividends to its parent company (as permitted under applicable law and regulations);

(C) enter into, amend in any material respect or terminate any material contract or agreement (including without limitation any settlement agreement with respect to litigation other than pursuant to any payment, discharge, settlement or compromise permitted pursuant to Section 6.1.2(W)) involving amounts in excess of $250,000, except in the ordinary course of business consistent with past practice or as contemplated by this Agreement;

(D) make application for the opening or closing of any, or open or close any, branch or automated banking facility;

(E) grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (i) as may be required by applicable law, (ii) pursuant to commitments existing on the date hereof and set forth on MutualFirst Financial Disclosure Schedules 4.9.1 and 4.13.1, (iii) as to non-executive employees, pay increases in the ordinary course of business and consistent with past practice, and (iv) the payment of bonuses for the year ending December 31, 2019, to the extent such bonuses have been accrued in accordance with GAAP through the date hereof and will be accrued through December 31, 2019 and provided that such bonuses are consistent, as to amount and persons covered, with past practice. Neither MutualFirst Financial nor any MutualFirst Financial Subsidiary shall hire or promote any employee to a rank having a title of senior vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $100,000, except that MutualFirst Financial may hire at-will, non-executive officer employees to fill vacancies that may from time to time arise in the ordinary course of business;

(F) enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan not in the ordinary course of business consistent with past practice;

(G) Except as permitted by Section 6.10.2, merge or consolidate MutualFirst Financial or any MutualFirst Financial Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of MutualFirst Financial or any MutualFirst Financial Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other Person other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between MutualFirst Financial, or any MutualFirst Financial Subsidiary, and any other Person, in each case in the ordinary course of business consistent with past practice; enter into a purchase and assumption transaction with respect to deposits and liabilities; or permit the revocation or surrender by any MutualFirst Financial Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office;

(H) sell or otherwise dispose of the capital stock of MutualFirst Financial or sell or otherwise dispose of any asset of MutualFirst Financial or of any MutualFirst Financial Subsidiary other than in the ordinary course of business consistent with past practice; except for transactions with the FHLB of Indianapolis, subject any asset of MutualFirst Financial or of any MutualFirst Financial Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business and transactions in “federal funds” and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; or incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

(I) take any action that would result in any of the representations and warranties of MutualFirst Financial set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article IX hereof not being satisfied, except in each case as may be required by applicable law;

(J) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or regulatory accounting principles or any Bank Regulator responsible for regulating MutualFirst Financial;

(K) except as provided for under paragraph (W) hereof, waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which MutualFirst Financial or any MutualFirst Financial Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

(L) purchase any equity securities, or purchase any security for its investment portfolio inconsistent with MutualFirst Financial’s or any MutualFirst Financial Subsidiary’s current investment policy other than investments in FHLB stock required under applicable law or regulations;

(M) except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on the MutualFirst Financial Disclosure Schedule 6.1.2(M), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) (i) in an amount in excess of $2.0 million, (ii) in an amount in excess of $500,000 that is (a) unsecured or (b) undersecured by more than 20% of the amount advanced based on policy and not subject to an SBA guarantee or (iii) for a one- to four-family residential real estate loan that is not eligible for sale in the secondary market; provided that Northwest Bancshares shall have been deemed to have consented to any loan in excess of such amount or otherwise not permitted by this section if Northwest Bancshares does not object to any such proposed loan within two business days of receipt by Northwest Bancshares of a request by MutualFirst Financial to exceed such limit along with all financial or other data that Northwest Bancshares may reasonably request in order to evaluate such loan;

(N) enter into, renew, extend or modify any transaction (other than a loan, subject to subsection (M) above, and a deposit transaction) with any Affiliate; provided that Northwest Bancshares shall have been deemed to have consented to any renewal, extension or modification of any transaction with an Affiliate if Northwest Bancshares does not object to any such proposed renewal, extension or modification within five business days of receipt by Northwest Bancshares of a request by MutualFirst Financial to renew, extend or modify such a transaction along with all financial or other data that Northwest Bancshares may reasonably request in order to evaluate the same;

(O) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest except in the ordinary course of business consistent with past practice;

(P) except for the execution of this Agreement and actions taken or which will be taken in accordance with this Agreement and performance hereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

(Q) make any material change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge-off of losses incurred thereon; investments; asset/liability management; deposit pricing or gathering; or other material banking policies in any material respect except as may be required by changes in applicable law or regulations, GAAP or regulatory accounting principles, or by a Bank Regulator;

(R) except for the execution of this Agreement, and the transactions contemplated herein, take any action that would give rise to an acceleration of the right to payment to any individual under any MutualFirst Financial Compensation and Benefit Plan;

(S) except as set forth in MutualFirst Financial Disclosure Schedule 6.1.2(S), make any capital expenditures in excess of $100,000 individually or $200,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

(T) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies (other than liabilities that relate solely to accruals with respect to loss contingencies within the meaning of Financial Accounting Standards Board Accounting Standards Codification 450);

(U) sell any participation interest in any loan (other than sales of (i) loans secured by one- to four-family real estate, (ii) indirect automobile loans, or (iii) SBA guaranteed loans, in each case that are consistent with past practice) unless Northwest Bank has been given the first opportunity and a reasonable time to purchase any loan participation being sold;

(V) undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business;

(W) pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $100,000 individually or $250,000 in the aggregate, or with regard to a settlement exceeding $100,000 individually or $250,000 in the aggregate, where such settlement is fully covered by insurance, and that does not create precedent for other pending or potential claims, actions, litigation, arbitration or proceedings or agree to consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations;

(X) foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of Materials of Environmental Concern in violation of Environmental Law;

(Y) issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with Northwest Bancshares and, to the extent relating to post-Closing employment, benefit or compensation information without the prior consent of Northwest Bancshares (which shall not be unreasonably withheld), or issue any broadly distributed communication of a general nature to customers without the prior approval of Northwest Bancshares (which shall not be unreasonably withheld), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby;

(Z) take any action or knowingly fail to take any reasonable action that would, or would be reasonably likely to, prevent, impede or delay the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or

(AA) agree to do any of the foregoing.

6.2.	Current Information.

6.2.1. During the period from the date of this Agreement to the Effective Time, MutualFirst Financial will cause one or more of its representatives to confer with representatives of Northwest Bancshares and report the general status of its ongoing operations at such times as Northwest Bancshares may reasonably request. MutualFirst Financial will promptly notify Northwest Bancshares of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving MutualFirst Financial or any MutualFirst Financial Subsidiary. Any information provided pursuant to this Section 6.2 will be subject to the Confidentiality Agreement and may only be used to facilitate the transactions contemplated hereby.

6.2.2. MutualFirst Financial and Northwest Bank shall meet on a regular basis to discuss and plan for the conversion of MutualFirst Financial’s data processing and related electronic informational systems to those used by Northwest Bank, which planning shall include, but not be limited to, discussion of the possible termination by MutualFirst Financial of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by MutualFirst Financial in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that MutualFirst Financial shall not be obligated to take any such action prior to the Effective Time and, unless MutualFirst Financial otherwise agrees, no conversion shall take place prior to the Effective Time. In the event that MutualFirst Financial takes, at the request of Northwest Bank, any action relative to third parties to facilitate the conversion that results in the imposition of any fees, expenses or charges, Northwest Bank shall pay any such fees, expenses and charges directly to such third parties, and shall indemnify MutualFirst Financial for the costs of taking any action to facilitate the conversion process.

6.2.3. MutualFirst Financial shall provide Northwest Bancshares, substantially contemporaneously with the delivery to the Board of Directors of MutualFirst Financial of the materials for the monthly board meeting (other than materials which MutualFirst Financial is not required to make available to Northwest Bancshares pursuant to Section 6.3.1 of this Agreement), a written list of nonperforming assets as of the prior quarter end (the term “nonperforming assets,” for purposes of this subsection, means (i) loans that are “troubled debt restructuring” as defined in Financial Accounting Standards Board Accounting Standards Codification 310-40, “Troubled Debt Restructuring by Creditors,” as updated by Accounting Standards Update 2016-02”, (ii) loans on nonaccrual, (iii) OREO, (iv) all loans ninety (90) days or more past due as of the end of such month and (iv) and impaired loans. On a monthly basis, MutualFirst Financial shall provide Northwest Bancshares with a schedule of all loan information provided to the Board of Directors of MutualFirst Financial.

6.2.4. MutualFirst Financial shall promptly inform Northwest Bancshares, to the extent permitted by applicable law, upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of MutualFirst Financial or any MutualFirst Financial Subsidiary under any labor or employment law.

6.3.	Access to Properties and Records.

6.3.1. Subject to Section 12.1 hereof, MutualFirst Financial shall permit Northwest Bancshares and Northwest Bank reasonable access upon reasonable notice to its properties and those of the MutualFirst Financial Subsidiaries, and shall disclose and make available to Northwest Bancshares and Northwest Bank during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors’ (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter MutualFirst Financial reasonably determines should be treated as confidential) and stockholders’ meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Northwest Bancshares or Northwest Bank may have a reasonable interest; provided, however, that MutualFirst Financial shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in MutualFirst Financial’s reasonable judgment, would interfere with the normal conduct of MutualFirst Financial’s business or would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel or with regard to which disclosure to Northwest Bancshares is prohibited by law or regulation. MutualFirst Financial shall provide and shall request its auditors and tax accountants to provide Northwest Bancshares with such historical financial information regarding it (and related audit reports and consents) as Northwest Bancshares may reasonably request for Securities Law disclosure purposes. Northwest Bancshares and Northwest Bank shall use commercially reasonable efforts to minimize any interference with MutualFirst Financial’s regular business operations during any such access to MutualFirst Financial’s property, books and records.

6.3.2. MutualFirst Financial shall permit Northwest Bancshares, at Northwest Bancshares’ expense, to cause a “Phase I Environmental Site Assessment” (the “Phase I”) (in conformance with American Society for Testing Materials (“ASTM”) Standard 1527-13, as amended) to be performed at each branch office and other properties owned by MutualFirst Financial, and, to the extent permitted by any lease governing MutualFirst Financial’s lease of any branch, at each branch leased by MutualFirst Financial, at any time prior to the expiration of 30 days from the date of this Agreement, and to the extent such Phase I recommends performance of a Phase II Environmental Site Assessment (the “Phase II”) prior to the expiration of 60 days from the date of issuance of the Phase I only to the extent that the Phase II is within the scope of additional testing recommended by the Phase I to be performed as a result of a “Recognized Environmental Condition” (as such term is defined by the ASTM) that was discovered in the Phase I and provided that as to any Phase II performed at a Branch which MutualFirst Financial leases the landlord pursuant to the applicable lease has consented to such Phase II if such consent is necessary pursuant to the lease. MutualFirst Financial will use its commercially reasonable efforts (at no cost to MutualFirst Financial) to obtain such landlord consent. Prior to performing any Phase II, Northwest Bancshares will provide MutualFirst Financial with a copy of its proposed work plan and Northwest Bancshares will cooperate in good faith with MutualFirst Financial to address any comments or suggestions made by MutualFirst Financial regarding the work plan. Northwest Bancshares and its environmental consultant shall conduct all environmental assessments pursuant to this Section 6.3.2 at mutually agreeable times and so as to eliminate or minimize to the greatest extent possible interference with MutualFirst Financial’s operation of its business, and Northwest Bancshares shall maintain or cause to be maintained reasonably adequate insurance with respect to any assessment conducted hereunder. Northwest Bancshares shall be required to restore each property to substantially its pre-assessment condition. All costs and expenses incurred in connection with any Phase I or Phase II and any restoration and clean up, shall be borne solely by Northwest Bancshares.

6.3.3. Notwithstanding anything to the contrary contained in this Section 6.3, in no event will Northwest Bancshares have access to any information that, based on advice of MutualFirst Financial’s counsel, would (a) reasonably be expected to waive any material legal privilege, (b) result in the disclosure of any trade secrets of third parties or (c) violate any obligation of MutualFirst Financial with respect to confidentiality so long as, with respect to confidentiality, to the extent specifically requested by Northwest Bancshares, MutualFirst Financial has made commercially reasonable efforts to obtain a waiver regarding the possible disclosure from the third party to whom it owes an obligation of confidentiality; it being understood that Northwest Bancshares will not conduct any environmental sampling without the prior written consent of MutualFirst Financial, which consent may not be unreasonably withheld or delayed. All requests made pursuant to this Section 6.3 will be directed to an executive officer of MutualFirst Financial or such Person or Persons as may be designated by MutualFirst Financial. All information received pursuant to this Section 6.3 will be governed by the terms of the Confidentiality Agreement.

6.4.	Financial and Other Statements.

6.4.1. Promptly upon receipt thereof, MutualFirst Financial will furnish to Northwest Bancshares copies of each annual, interim or special internal or external audit of the books of MutualFirst Financial and each

MutualFirst Financial Subsidiary made by MutualFirst Financial, its independent auditors or other auditors, and copies of all internal control reports submitted to MutualFirst Financial by auditors in connection with each annual, interim or special internal or external audit of the books of MutualFirst Financial and the MutualFirst Financial Subsidiaries made by its auditors.

6.4.2. MutualFirst Financial will furnish to Northwest Bancshares copies of all documents, statements and reports as it or any MutualFirst Financial Subsidiary sends to its stockholders, the SEC, the FDIC, the Indiana Department, or any other Governmental Entity or Bank Regulator, except as legally prohibited thereby. Within 15 days after the end of each month, MutualFirst Financial will deliver to Northwest Bancshares a list and description of loans originated by MutualFirst Financial since the prior month end.

6.4.3. MutualFirst Financial will advise Northwest Bancshares promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of MutualFirst Financial or any MutualFirst Financial Subsidiary.

6.4.4. With reasonable promptness, MutualFirst Financial will furnish to Northwest Bancshares such additional financial data that MutualFirst Financial possesses and as Northwest Bancshares may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

6.5.	Maintenance of Insurance.

MutualFirst Financial will maintain, and cause the MutualFirst Financial Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business.

6.6.	Disclosure Supplements.

From time to time prior to the Effective Time, MutualFirst Financial will promptly supplement or amend the MutualFirst Financial Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such MutualFirst Financial Disclosure Schedule or which is necessary to correct any information in such MutualFirst Financial Disclosure Schedule which has been rendered materially inaccurate thereby. No supplement or amendment to such MutualFirst Financial Disclosure Schedule will have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

6.7.	Consents and Approvals of Third Parties.

MutualFirst Financial will use all commercially reasonable efforts, and will cause each MutualFirst Financial Subsidiary to use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other persons necessary or desirable for the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, MutualFirst Financial will utilize the services of a professional proxy soliciting firm to provide assistance in obtaining the stockholder vote required to be obtained by it hereunder.

6.8.	All Reasonable Efforts.

Subject to the terms and conditions herein provided, MutualFirst Financial agrees to use, and agrees to cause each MutualFirst Financial Subsidiary to use, all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

6.9.	Failure to Fulfill Conditions.

In the event that MutualFirst Financial determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Northwest Bancshares.

6.10.	No Solicitation.

6.10.1. MutualFirst Financial shall not, and shall cause the MutualFirst Financial Subsidiaries and the respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, affiliates and other agents (collectively, the “MutualFirst Financial Representatives”) not to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Northwest Bancshares) any information or data with respect to MutualFirst Financial or any of the MutualFirst Financial Subsidiaries or otherwise relating to an Acquisition Proposal; (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which MutualFirst Financial is a party; or (iv) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by MutualFirst Financial or any MutualFirst Financial Representative, whether or not such Representative is so authorized and whether or not such MutualFirst Financial Representative is purporting to act on behalf of MutualFirst Financial or otherwise, shall be deemed to be a breach of this Agreement by MutualFirst Financial. MutualFirst Financial and MutualFirst Financial Subsidiaries shall, and shall cause each of the MutualFirst Financial Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal.

For purposes of this Agreement, “Acquisition Proposal” means any inquiry, offer or proposal (other than an inquiry, offer or proposal from Northwest Bancshares), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction. For purposes of this Agreement, “Acquisition Transaction” means (A) any transaction or series of transactions, including by way of merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction, involving MutualFirst Financial or any of the MutualFirst Financial Subsidiaries and representing, in the aggregate, twenty-five percent (25%) or more of the assets of MutualFirst Financial and the MutualFirst Financial Subsidiaries on a consolidated basis; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of MutualFirst Financial or any of the MutualFirst Financial Subsidiaries representing, in the aggregate, twenty-five percent (25%) or more of the assets of MutualFirst Financial and the MutualFirst Financial Subsidiaries on a consolidated basis; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty-five percent (25%) or more of the total voting power of MutualFirst Financial or any of the MutualFirst Financial Subsidiaries in the election of directors; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty-five percent (25%) or more of the total voting power of MutualFirst Financial or any of the MutualFirst Financial Subsidiaries in the election of directors; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

6.10.2. Notwithstanding Section 6.10.1, MutualFirst Financial may take any of the actions described in clause (ii) of Section 6.10.1 only if, (i) MutualFirst Financial has received a bona fide unsolicited written Acquisition Proposal prior to the MutualFirst Financial Stockholders Meeting that did not result from a breach of this Section 6.10; (ii) the MutualFirst Financial Board of Directors determines in good faith, after consultation with and having considered the advice of its outside legal counsel and an independent financial advisor, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal; (iii) MutualFirst Financial has provided Northwest Bancshares with at least one (1) Business Day’s prior notice of such determination; and (iv) prior to furnishing or affording access to any information or data with respect to MutualFirst Financial or any of the MutualFirst Financial Subsidiaries or otherwise relating to an Acquisition Proposal, MutualFirst Financial receives from such Person a confidentiality agreement with terms no less favorable to MutualFirst Financial than those contained in the Confidentiality Agreement dated August 26, 2019 (the “Confidentiality Agreement”). MutualFirst Financial shall promptly provide to Northwest Bancshares any non-public information regarding MutualFirst Financial or the MutualFirst Financial Subsidiaries provided to any other Person that was not previously provided to Northwest Bancshares, such additional information to be provided no later than twenty-four (24) hours from provision of such information to such other party.

For purposes of this Agreement, “Superior Proposal” shall mean any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Acquisition Transaction on terms that the MutualFirst Financial Board of Directors determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and a financial advisor (i) would, if consummated, result in the acquisition of at least fifty percent (50%) of the issued and outstanding shares of MutualFirst Financial Common Stock or all, or substantially all, of the assets of MutualFirst Financial and the MutualFirst Financial Subsidiaries on a consolidated basis; (ii) would result in a transaction that (A) involves consideration to the holders of the shares of MutualFirst Financial Common Stock that is more favorable, from a financial point of view, than the consideration to be paid to the MutualFirst Financial Stockholders pursuant to this Agreement, considering, among other things, the nature of the consideration being offered, the percentage of the outstanding MutualFirst Financial Common Stock proposed to be acquired, and any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated hereby, and which proposal is not conditioned upon obtaining additional financing and (B) is, in light of the other terms of such proposal, more favorable to the MutualFirst Financial Stockholders than the Merger and the transactions contemplated by this Agreement; and (iii) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal; provided that, for the purposes of the definition of Superior Proposal, the references to twenty-five percent (25%) in the definition of Acquisition Proposal shall be fifty percent (50%).

6.10.3. MutualFirst Financial shall promptly (and in any event within twenty-four (24) hours) notify Northwest Bancshares in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, MutualFirst Financial or any MutualFirst Financial Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications). MutualFirst Financial agrees that it shall keep Northwest Bancshares informed, on a current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

6.10.4. Subject to Section 6.10.5, neither the MutualFirst Financial Board of Directors nor any committee thereof shall (i) withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to Northwest Bancshares in connection with the transactions contemplated by this Agreement (including the Merger), the MutualFirst Financial Recommendation (as defined in Section 8.1), or make any statement, filing or release, in connection with the MutualFirst Financial Stockholders Meeting or otherwise, inconsistent with the MutualFirst Financial Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the MutualFirst Financial Recommendation); (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause MutualFirst Financial or any of the MutualFirst Financial Subsidiaries to

enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 6.10.2) or (B) requiring MutualFirst Financial to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.

6.10.5. Notwithstanding Section 6.10.4, at any time prior to the approval of the Merger at the MutualFirst Financial Stockholders Meeting, the MutualFirst Financial Board of Directors may approve or recommend to the stockholders of MutualFirst Financial a Superior Proposal, withdraw, qualify or modify the MutualFirst Financial Recommendation in connection therewith (a “MutualFirst Financial Subsequent Determination”) and/or adjourn or postpone the MutualFirst Financial Stockholders Meeting after the third (3rd) Business Day following Northwest Bancshares’ receipt of a notice (the “Notice of Superior Proposal”), from MutualFirst Financial advising Northwest Bancshares that the MutualFirst Financial Board of Directors has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 6.10) constitutes a Superior Proposal (it being understood that MutualFirst Financial shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its affiliates that MutualFirst Financial proposes to accept and the subsequent notice period shall be two (2) business days) if, but only if, (i) the MutualFirst Financial Board of Directors has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and a financial advisor (as to financial matters), that the failure to take such actions would more likely than not violate its fiduciary duties to MutualFirst Financial’s stockholders under applicable law, and (ii) at the end of such three (3) Business Day period or the two (2) Business Day Period (as the case may be), after taking into account any such adjusted, modified or amended terms as may have been committed to in writing by Northwest Bancshares since its receipt of such Notice of Superior Proposal (provided, however, that Northwest Bancshares shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement), the MutualFirst Financial Board of Directors has again in good faith made the determination (A) in clause (i) of this Section 6.10.5, and (B) that such Acquisition Proposal constitutes a Superior Proposal. Notwithstanding the foregoing, the changing, qualifying or modifying of the MutualFirst Financial Recommendation or the making of a MutualFirst Financial Subsequent Determination by the MutualFirst Financial Board of Directors shall not change the approval of the MutualFirst Financial Board of Directors for purposes of causing any applicable “moratorium,” “control share,” “fair price,” “takeover,” “interested stockholder” or similar law to be inapplicable to this Agreement and the MutualFirst Financial Voting Agreements and the transactions contemplated hereby and thereby, including the Merger.

6.11.	Board of Directors and Committee Meetings.

Following the receipt of all Regulatory Approvals (without regard to any waiting periods associated therewith), MutualFirst Financial shall permit no more than two representatives of Northwest Bancshares or Northwest Bank to attend any meeting of its Board of Directors or the Executive and Loan Committees thereof as an observer, subject to the Confidentiality Agreement, provided that MutualFirst Financial shall not be required to permit the representative to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby or any third party proposal to acquire control of MutualFirst Financial or during any other matter (i) that the respective Board of Directors has reasonably determined to be confidential with respect to the participation of Northwest Bancshares or Northwest Bank, or (ii) that MutualFirst Financial would not be required to disclose under Section 6.3.3 hereof.

6.12.	MutualFirst Financial 401(k) Plan.

If requested by Northwest Bancshares in writing no later than sixty (60) days prior to the Effective Time, and subject to the occurrence of the Effective Time, MutualFirst Financial shall cause to be adopted prior to the Effective Time resolutions of the Board of Directors of MutualFirst Financial to terminate the MutualFirst Financial 401(k) Plan and any amendments to such 401(k) Plan necessary to effect a termination, immediately prior to the Effective Time or cease all contributions to the MutualFirst Financial 401(k) Plan maintained or sponsored by MutualFirst Financial or MutualBank, and to prohibit the entry of new participants to the MutualFirst Financial 401(k) Plan as of the day preceding the Closing Date. In the sole discretion of Northwest Bancshares, the MutualFirst Financial 401(k) Plan may be merged into the Northwest Bancshares 401(k) Plan or terminated immediately prior to the Effective Time. The form and substance of such resolutions and any necessary amendments to the MutualFirst Financial 401(k) Plan shall be subject to the review and approval of Northwest Bancshares, which shall not be unreasonably withheld. MutualFirst Financial will deliver to Northwest Bancshares an executed copy of such resolutions and any necessary amendments as soon as practicable following their adoption by the Board of Directors of MutualFirst Financial and will fully comply with such resolutions and any necessary amendments. If, in accordance with this Section 6.12, Northwest Bancshares requests in writing that MutualFirst Financial freeze entry of new participants into the MutualFirst Financial 401(k) Plan, (but does not immediately terminate or merge the 401(k) Plan), MutualFirst Financial will take such actions as Northwest Bancshares may reasonably require in furtherance of the assumption of the MutualFirst Financial 401(k) Plan by Northwest Bancshares, including, but not limited to, adopting such amendments to the 401(k) Plan as may be necessary to effect such assumption. If Northwest Bancshares requests that MutualFirst Financial terminate the MutualFirst Financial 401(k) Plan, MutualFirst Financial will, prior to the Closing Date, submit a request to the IRS for a favorable determination letter as to the MutualFirst Financial 401(k) Plan’s tax-qualified status under Code Section 401(a) on termination. After the Effective Time, Northwest Bancshares will be responsible for any procedures necessary for winding down the MutualFirst Financial 401(k) Plan, including, without limitation, preparing any further filings with the IRS, locating plan participants, distributing plan accounts and establishing individual retirement accounts to receive plan distributions, if necessary. In addition, as soon as practicable after the receipt of such favorable determination letter, Northwest Bancshares will allow Continuing Employees to rollover the assets of their accounts in the MutualFirst Financial 401(k) Plan (including any loans and promissory notes) to the Northwest Bancshares 401(k) Plan and, if necessary, make any amendments to the Northwest Bancshares 401(k) Plan to effectuate such rollovers.

6.13.	Trust Preferred Securities.

MutualFirst Financial will take all necessary steps to permit the outstanding Junior Subordinated Debentures issued or assumed by MutualFirst Financial in conjunction with the sale of $10.0 million of MutualFirst Trust Preferred Securities through the MutualFirst Trusts to transfer to Northwest Bancshares at the Effective Time.

6.14.	Rule 16b-3.

MutualFirst Financial will take all steps, as may be necessary or appropriate, to cause the transactions contemplated by Article III and any other dispositions of equity securities of MutualFirst Financial (including derivative securities) or acquisitions of equity securities of Northwest Bancshares in connection with the consummation of the transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.15.	WARN Act Cooperation.

To the extent applicable, MutualFirst Financial and MutualBank will take all such actions as may be required or as Northwest Bancshares may reasonably request in order to fully and timely comply with the requirements of the federal Worker Adjustment and Retraining Notification Act of 1988 (“WARN Act”), including providing notices to MutualFirst Financial’s and MutualBank’s employees.

ARTICLE VII

COVENANTS OF NORTHWEST BANCSHARES

7.1.	Conduct of Business.

During the period from the date of this Agreement to the Effective Time, Northwest Bancshares will, and it will cause each Northwest Bancshares Subsidiary to, use commercially reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action that would: (i) adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain such approvals; (ii) materially adversely affect its ability to perform its covenants and agreements under this Agreement; or (iii) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied.

7.2.	Disclosure Supplements.

From time to time prior to the Effective Time, Northwest Bancshares will promptly supplement or amend the Northwest Bancshares Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Northwest Bancshares Disclosure Schedule or which is necessary to correct any information in such Northwest Bancshares Disclosure Schedule which has been rendered materially inaccurate thereby. No supplement or amendment to such Northwest Bancshares Disclosure Schedule will have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

7.3.	Consents and Approvals of Third Parties.

Northwest Bancshares will use all commercially reasonable efforts, and will cause each Northwest Bancshares Subsidiary to use all commercially reasonable efforts, to obtain as soon as practicable all consents and approvals of any other persons necessary or desirable for the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Northwest Bancshares will use the services of a professional proxy soliciting firm to provide assistance in obtaining the stockholder vote required to be obtained by it hereunder.

7.4.	All Reasonable Efforts.

Subject to the terms and conditions herein provided, Northwest Bancshares agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Northwest Bancshares will not, and will not permit any Northwest Bancshares Subsidiary to, take any action or knowingly fail to take any reasonable action that would, or would be reasonably likely to, prevent, impede, or delay the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

7.5.	Failure to Fulfill Conditions.

In the event that Northwest Bancshares determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify MutualFirst Financial.

7.6.	Employee Benefits; Advisory Board.

7.6.1 Except as set forth in a MutualFirst Financial Disclosure Schedule or as otherwise provided in Section 6.12 or this Section 7.6.1 of this Agreement, as of or after the Effective Time, and at Northwest Bancshares’ election and subject to the requirements of the Code, the MutualFirst Financial Compensation and Benefit Plans may continue to be maintained separately, consolidated, frozen or terminated. If reasonably requested by Northwest Bancshares in writing not later than ten (10) days before the Closing Date and provided that Northwest Bancshares has indicated in writing that the conditions to its obligations set forth in Section 9.2 hereof have been satisfied or waived, MutualFirst Financial will take such steps within its power to effectuate a freeze or termination of any MutualFirst Financial Compensation and Benefit Plan as of the Effective Time (other than the MutualFirst Financial Pension Plan), provided that the MutualFirst Financial Compensation and

Benefit Plan can be frozen or terminated within such period under the terms of such plan and any applicable laws and regulations. In the event of a consolidation of any or all of such plans or in the event of termination of any MutualFirst Financial Compensation and Benefit Plan, except as otherwise set forth in this Section 7.6.1, employees of MutualFirst Financial or MutualBank who continue as employees of Northwest Bancshares or Northwest Bank after the Effective Time (“Continuing Employees”) will be eligible to participate in any Northwest Bank employee plan of similar character immediately upon such consolidation or as of the first entry date coincident with or immediately following such termination. Continuing Employees will receive credit for service with MutualFirst Financial or MutualBank for purposes of determining eligibility and vesting but not for purposes of accruing or computing benefits under: (i) any similar existing Northwest Bancshares benefit plan except that Continuing Employees, in eligible roles for the following benefits, will be treated as new employees under the Northwest Bancshares Pension Plan, the Northwest Bank holiday bonus plan, Northwest Bank’s management bonus plan and all other Northwest Bancshares Stock Benefit Plans, or (ii) any new Northwest Bancshares benefit plan in which Continuing Employees or their dependents would be eligible to enroll. Notwithstanding the foregoing, Continuing Employees will receive credit for years of service with MutualFirst Financial and any MutualFirst Financial Subsidiary for purposes of determining leave days under Northwest Bank’s paid time off (“PTO”) leave policy and for calculation of severance benefits if later terminated by Northwest Bank. Such service will also apply for purposes of satisfying any waiting periods, actively-at-work requirements and evidence of insurability requirements. Continuing Employees will have no rights in Northwest Bank’s terminated post-retirement health benefit plan. This Agreement shall not be construed to limit the ability of Northwest Bancshares or Northwest Bank to terminate the employment of any MutualFirst Financial employee or the employment of any MutualFirst Financial Subsidiary or to review any MutualFirst Financial Compensation and Benefit Plan from time to time and to make such changes (including terminating any such plan) as they deem appropriate.

7.6.2 Northwest Bancshares will honor the contractual terms of all employment, consulting, change in control, and severance agreements and MutualFirst Financial Non-Qualified Agreements, if any, listed on MutualFirst Financial Disclosure Schedule 4.13.13, except to the extent any such agreement is superseded or terminated as of, or following, the Effective Time of the Bank Merger, or as otherwise set forth herein. Northwest Bancshares, or at Northwest Bancshares request, MutualFirst Financial or MutualBank, will provide to the individuals listed in MutualFirst Financial Disclosure Schedule 7.6.2 who remain employees of MutualFirst Financial or MutualBank until the Effective Time, payment of the amounts that would be payable under such employees employment or change in control or severance agreement as if such individual’s employment was terminated at the Effective Time, even if such individual remains employed by Northwest Bancshares or Northwest Bank following the Effective Time; provided, however that to the extent that any such payment, when aggregated with any other payments contingent on a change in control of MutualFirst Financial or MutualBank would constitute a “parachute payment” (as such term is defined in Section 280G of the Code), such payments and/or benefits will be reduced to the extent necessary to avoid penalties under Sections 280G and 4999 of the Code. The estimated amounts payable under such employment and change in control agreements are set forth in the MutualFirst Financial Disclosure Schedule 4.13.13. Contemporaneously with the execution of this Agreement, Northwest Bancshares and/or Northwest Bank will enter into employment agreements with executives David W. Heeter, Christopher L. Caldwell and Christopher D. Cook, in the form set forth in Disclosure Schedule 7.6.2 and effective as of the Effective Time, subject to cancellation or termination of their existing employment agreements with MutualFirst Financial. To the extent any payments are made at Closing under any MutualFirst Financial employment agreements and/or change in control agreements in connection with such agreements cancellation or termination, without the requirement of a separation from service, such executive shall be required to enter into a settlement agreement substantially in the form attached at Northwest Bancshares Disclosure Schedule 7.6.2 contemporaneously with the execution of this Agreement. Northwest Bancshares shall consider whether to offer any Continuing Employee an employment or change in control agreement or to offer an employee whose employment is terminated in connection with the Merger a consulting agreement or to request that an employee enter into a non-compete and/or non-solicitation agreement, for appropriate consideration, if applicable.

7.6.3 Any employee of MutualFirst Financial or any MutualFirst Financial Subsidiary who does not have an employment agreement, change in control agreement or severance agreement and who is not eligible for and entitled to a severance benefit under any other severance plan or program maintained by or with MutualFirst Financial or its Subsidiaries, who is not offered employment with Northwest Bancshares or one of its Subsidiaries or whose employment is terminated by Northwest Bancshares or one of its Subsidiaries (other than for cause); including because such employee is not offered employment or is terminated as a result of customary background screening by Northwest Bank at or within twelve (12) months after the Closing Date, will (i) receive a cash payment equal to two weeks of such employee’s current base salary (or average hourly wage over a two (2) week period) for each year of service with MutualFirst Financial, MutualBank or any predecessor to MutualFirst Financial or MutualBank, with a minimum payment of four (4) weeks base pay and a maximum of twenty-six (26) weeks base pay payable to each such employee, and (ii) be entitled to continue to receive the same or substantially similar medical insurance coverage to which such employee and his or her eligible dependents were enrolled as of the Closing Date (on the basis of the same employee contribution rate) for a period equal to the number of weeks’ pay to which such employee is entitled pursuant to clause (i) hereof, subject to the execution of a release of claims by such employee in a form satisfactory to Northwest Bancshares. Notwithstanding the forgoing, at the written direction of Northwest Bancshares to MutualFirst Financial prior to the Closing, MutualFirst Financial will pay such cash severance benefit to any MutualFirst Financial employee or any MutualFirst Financial Subsidiary employee whose employment is terminated at Closing. Nothing set forth herein shall be construed to limit the period of continued health care coverage that such employee would be entitled under COBRA.

7.6.4 Immediately prior to the Closing, MutualFirst Financial will pay the cash value of any accrued but unused vacation and sick leave to its employees, whether such employees are terminated in connection with the Merger or are Continuing Employees.

7.6.5 In the event of any termination of any MutualFirst Financial health plan or consolidation of any such plan with any Northwest Bancshares or Northwest Bank health plan, Northwest Bancshares will make available to Continuing Employees and their eligible dependents employer-provided health coverage on the same basis as it provides such coverage to Northwest Bancshares employees. Unless a Continuing Employee affirmatively terminates coverage under a MutualFirst Financial health plan prior to the time that such Continuing Employee becomes eligible to participate in the Northwest Bancshares health plan, no coverage of any of the Continuing Employees or their dependents will terminate under any of the MutualFirst Financial health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of Northwest Bancshares and their dependents. In the event of a termination or consolidation of any MutualFirst Financial health plan, terminated MutualFirst Financial employees and qualified beneficiaries will have the right to continued coverage under group health plans of Northwest Bancshares in accordance with COBRA.

7.6.6 Northwest Bancshares agrees to take all such actions related to the MutualFirst Financial 401(k) Plan as stated in Section 6.12 of this Agreement.

7.6.7 Effective as of the Closing Date, Northwest Bancshares will establish the MutualFirst Financial Advisory Board and each person who currently serves on the MutualFirst Financial Board of Directors (excluding the MutualFirst Financial board member who will serve on the Northwest Bancshares and Northwest Bank Boards of Directors) shall be offered membership on the MutualFirst Financial Advisory Board. Members of the MutualFirst Financial Advisory Board shall serve for an initial term of one (1) year from the Effective Time of the Merger. The annual compensation of the MutualFirst Financial Advisory Board shall not exceed the customary amount of compensation generally provided by Northwest Bancshares to members of its other similar advisory boards.

7.6.8 Retention Pool/Stay Bonus. Northwest Bancshares will establish a retention pool/stay bonus providing for retention/stay bonuses to be paid to Continuing Employees who remain employed with Northwest

Bancshares or Northwest Bank after the Closing (other than employees who are subject to employment contracts or other contracts providing for severance) for a period specified by Northwest Bancshares or Northwest Bank. The amount and payment date of the retention/stay bonus for each such employee will be determined by Northwest Bancshares in consultation with MutualFirst Financial.

7.6.9 Northwest Bancshares will use commercially reasonable efforts to (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees and their family members under the health and welfare plans of Northwest Bancshares and its Affiliates (each a “Northwest Bancshares Welfare Plan”) to the extent waived or otherwise satisfied under the applicable corresponding MutualFirst Financial Compensation and Benefit Plan immediately prior to the Closing Date and (ii) provide each Continuing Employee and his or her eligible dependents with credit under the Northwest Bancshares Welfare Plans for any co-payments and deductibles paid under corresponding MutualFirst Financial Compensation and Benefit Plans prior to the Closing Date in the calendar year in which the Closing Date occurs for purposes of satisfying any applicable deductible or out of-pocket requirements under any Northwest Bancshares Welfare Plans in which the Continuing Employees are eligible to participate after the Closing Date.

7.7.	Directors and Officers Indemnification and Insurance.

7.7.1. Northwest Bancshares will maintain, or will cause Northwest Bank to maintain, in effect for six (6) years following the Effective Time, the current directors’ and officers’ liability insurance policies maintained by MutualFirst Financial (provided, that Northwest Bancshares may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event will Northwest Bancshares be required to expend pursuant to this Section 7.7.1, in the aggregate for such policy or policies, more than 150% of the annual cost currently expended by MutualFirst Financial with respect to such insurance (the “Maximum Amount”); provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Northwest Bancshares will maintain the most advantageous policies of directors’ and officers’ insurance obtainable for an annual premium equal to the Maximum Amount. In connection with the foregoing, MutualFirst Financial agrees in order for Northwest Bancshares to fulfill its agreement to provide directors and officers liability insurance policies for six (6) years to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

7.7.2. In addition to Section 7.7.1, after the Effective Time, Northwest Bancshares will indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of MutualFirst Financial or a MutualFirst Financial Subsidiary (including, solely to the extent required by the Agreement and Plan of Merger, dated as of October 4, 2017, by and between MutualFirst Financial and Universal Bancorp, the “Universal Indemnified Parties”, as defined in the Agreement and Plan of Merger, dated as of October 4, 2017, by and between the Universal Indemnified Parties, with such indemnification expiring on February 28, 2024) (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including attorneys’ fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Northwest Bancshares, which consent will not be unreasonably withheld, conditioned or delayed) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a “Claim”), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of MutualFirst Financial or a MutualFirst Financial Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the “Indemnified Liabilities”), to the fullest extent as would have been permitted by MutualFirst Financial under MutualFirst Financial’s Articles of Incorporation and Bylaws, to the extent not prohibited by applicable law.

Northwest Bancshares will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by applicable law (to the extent not prohibited by federal law) upon receipt of an undertaking to repay such advance payments if the Indemnified Party is adjudicated or determined to be not entitled to indemnification in the manner set forth below. Any Indemnified Party wishing to claim indemnification under this Section 7.7.2 upon learning of any Claim, shall notify Northwest Bancshares (but the failure so to notify Northwest Bancshares will not relieve Northwest Bancshares from any liability which it may have under this Section 7.7.2, except to the extent such failure materially prejudices Northwest Bancshares) and shall deliver to Northwest Bancshares the undertaking referred to in the previous sentence. In the event of any such Claim (whether arising before or after the Effective Time) (1) Northwest Bancshares will have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption Northwest Bancshares will not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Northwest Bancshares elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between Northwest Bancshares and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and Northwest Bancshares will pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) except to the extent otherwise required due to conflicts of interest, Northwest Bancshares shall be obligated pursuant to this paragraph to pay for only one firm or counsel for all Indemnified Parties and the reasonable fees and expenses of such law firm shall be paid promptly as statements are received unless there is a conflict of interest that necessitates more than one law firm, (3) Northwest Bancshares shall not be liable for any settlement effected without its prior written consent (which consent will not be unreasonably withheld, conditioned or delayed), and (4) no Indemnified Party will be entitled to indemnification hereunder with respect to a matter as to which (x) he has been adjudicated in any proceeding not to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of MutualFirst Financial or any MutualFirst Financial Subsidiary, or (y) in the event that a proceeding is compromised or settled so as to impose any liability or obligation upon an Indemnified Party, if there is a determination that with respect to said matter said Indemnified Party did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of MutualFirst Financial or any MutualFirst Financial Subsidiary. If Northwest Bancshares or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its assets to any other entity, then and in each case, proper provision will be made so that the successors and assigns of Northwest Bancshares assume the obligations set forth in this Section 7.7.

7.7.3. The obligations of Northwest Bancshares provided under this Section 7.7 are intended to be enforceable against Northwest Bancshares directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of Northwest Bancshares. Northwest Bancshares will pay all reasonable costs, including attorneys’ fees, as incurred and in advance of the final disposition of any claim, action, suit, proceeding or investigation by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this Section 7.7 to the fullest extent permitted under applicable law; provided, however such payment of costs shall be immediately reimbursed to Northwest Bancshares by such Indemnified Party if the Indemnified Party is not entitled to the indemnification or other obligations provided for in this Section 7.7. The rights of each Indemnified Party hereunder are in addition to any other rights such Indemnified Party may have under applicable law.

7.8.	Stock Listing.

Northwest Bancshares agrees to list on the Nasdaq (or such other national securities exchange on which the shares of the Northwest Bancshares Common Stock shall be listed as of the Closing Date), subject to official notice of issuance, the shares of Northwest Bancshares Common Stock to be issued in the Merger.

7.9.	Stock and Cash Reserve.

Northwest Bancshares agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of Northwest Bancshares Common Stock and to maintain sufficient liquid accounts to fulfill its obligations under this Agreement.

7.10.	Trust Preferred Securities.

Northwest Bancshares shall take all necessary steps to assume, as of the Effective Time, the obligations of MutualFirst Financial under the outstanding Junior Subordinated Debentures issued or assumed by MutualFirst Financial in conjunction with the sale of $10.0 million of MutualFirst Trust Preferred Securities through the MutualFirst Trusts and the indentures, guarantees and declarations of trust related thereto.

7.11.	Rule 16b-3.

Northwest Bancshares will take all steps, as may be necessary or appropriate, to cause the transactions contemplated by Article III and any other dispositions of equity securities of MutualFirst Financial (including derivative securities) or acquisitions of equity securities of Northwest Bancshares in connection with the consummation of the transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act.

7.12.	WARN Act Compliance.

In the event that Northwest Bank terminates or lays off a sufficient number of employees following the Effective Date, or MutualFirst Financial or Mutual First Bank terminates or lays off a sufficient number of employees prior to the Effective Date at the request of Northwest Bancshares or Northwest Bank that collectively would trigger a notice requirement under the WARN Act or any similar applicable Law with respect to (i) MutualFirst Financial Employees employed during the 90-day period preceding the Effective Time, and (ii) MutualFirst Financial Employees employed by Northwest Bancshares or Northwest Bank during the 90 day period after the Effective Time, Northwest Bancshares will be responsible for compliance with the WARN Act. MutualFirst Financial and MutualBank will, pursuant to Section 6.15 hereof, cooperate in providing information reasonably requested by Northwest Bancshares that is necessary for Northwest Bancshares to prepare and distribute notices that Northwest Bancshares may desire to provide prior to the Effective Time under the WARN Act.

ARTICLE VIII

REGULATORY AND OTHER MATTERS

8.1.	Meeting of MutualFirst Financial Stockholders; Meeting of Northwest Bancshares Stockholders; Proxy Statement-Prospectus; Merger Registration Statement.

8.1.1. Subject to Section 6.10.5, MutualFirst Financial will (i) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders, which may be an annual meeting, for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in MutualFirst Financial’s reasonable judgment, necessary or desirable (the “MutualFirst Financial Stockholders Meeting”). Subject to Section 6.10.5, MutualFirst Financial shall, (i) through MutualFirst Financial’s Board of Directors, recommend to its stockholders approval and adoption of this Agreement (the “MutualFirst Financial Recommendation”), (ii) include such recommendation in the Proxy Statement-Prospectus (as defined below) for such MutualFirst Financial Stockholders Meeting and (iii) use commercially reasonable efforts to obtain from the MutualFirst Financial Stockholders a vote approving and adopting this Agreement, including utilizing the services of a professional proxy soliciting firm.

8.1.2. Northwest Bancshares will (i) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders, which may be an annual meeting, for the purpose of approving the issuance of the Northwest Bancshares Common Stock to be issued in connection with the Merger, and for such other purposes as may be, in Northwest Bancshares’ reasonable judgment, necessary (the “Northwest Bancshares Stockholders Meeting”). Northwest Bancshares shall, (i) through Northwest Bancshares’ Board of Directors, recommend to its stockholders approving the issuance of the Northwest Bancshares Common Stock to be issued in connection with the Merger (the “Northwest Bancshares Recommendation”), (ii) include such recommendation in the Proxy Statement-Prospectus (as defined below) for such Northwest Bancshares Stockholders Meeting and (iii) use commercially reasonable efforts to obtain from the Northwest Bancshares Stockholders a vote approving the issuance of the Northwest Bancshares Common Stock to be issued in connection with the Merger, including utilizing the services of a professional proxy soliciting firm.

8.1.3. For the purposes (x) of registering Northwest Bancshares Common Stock to be offered to holders of MutualFirst Financial Common Stock in connection with the Merger with the SEC under the Securities Act, (y) of holding the MutualFirst Financial Stockholders Meeting and (z) of holding the Northwest Bancshares Stockholder Meeting, Northwest Bancshares shall draft and prepare, and MutualFirst Financial shall cooperate in the preparation of, the Merger Registration Statement, including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed by MutualFirst Financial to the MutualFirst Financial stockholders, and mailed by Northwest Bancshares to Northwest Bancshares stockholders together with any and all amendments or supplements thereto, being herein referred to as the “Proxy Statement-Prospectus”). Northwest Bancshares shall provide MutualFirst Financial and its counsel with appropriate opportunity to review and comment on the Proxy Statement-Prospectus prior to the time it is initially filed with the SEC or any amendments are filed with the SEC. Each of Northwest Bancshares and MutualFirst Financial shall promptly notify the other party upon the receipt of any comments from the SEC or its staff, or any request from the SEC or its staff for amendments or supplements to the Merger Registration Statement or Proxy Statement-Prospectus, as the case may be, shall consult with the other party prior to responding to any such comments or requests or filing any amendment or supplement to the Merger Registration Statement or Proxy Statement-Prospectus, as the case may be, and shall provide the other party with copies of all correspondence between such party and its Representatives on the one hand, and the SEC and its staff on the other hand. Northwest Bancshares shall file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC. Each of Northwest Bancshares and MutualFirst Financial shall use their best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and MutualFirst Financial and Northwest Bancshares shall thereafter promptly mail the Proxy Statement-Prospectus to its respective stockholders, except as may be provided under Section 8.1.1 and 8.1.2 above. Northwest Bancshares shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and MutualFirst Financial shall furnish all information concerning MutualFirst Financial and the holders of MutualFirst Financial Common Stock as may be reasonably requested in connection with any such action.

8.1.4. Northwest Bancshares shall, as soon as is practicable (provided that MutualFirst Financial has timely provided all information requested in writing by Northwest Bancshares or its counsel, within forty-five (45) days after the date hereof), file the Merger Registration Statement with the SEC under the Securities Act in connection with the transactions contemplated by this Agreement. Northwest Bancshares will advise MutualFirst Financial promptly after Northwest Bancshares receives notice of the time when the Merger Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualifications of the shares of Northwest Bancshares Common Stock issuable pursuant to the Merger Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Merger Registration Statement, or for additional information, and Northwest Bancshares will provide MutualFirst Financial with as many copies of such Merger Registration Statement and all amendments thereto promptly upon the filing thereof as MutualFirst Financial may reasonably request.

8.1.5. MutualFirst Financial and Northwest Bancshares shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, MutualFirst Financial shall cooperate with Northwest Bancshares in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and Northwest Bancshares shall file an amended Merger Registration Statement with the SEC and MutualFirst Financial and Northwest Bancshares shall mail an amended or supplemented Proxy Statement-Prospectus to their respective stockholders following the amended Merger Registration Statement becoming effective.

8.1.6. Notwithstanding anything to the contrary stated above, prior to filing and mailing, as applicable, the Merger Registration Statement or Proxy Statement/Prospectus (or any amendment or supplement thereto), or responding to any comments of the SEC with respect thereto, the party responsible for filing or mailing such document shall provide the other party a reasonable opportunity to review and comment on such document or response and shall discuss with the other party, and include in such document or response, comments reasonably and promptly proposed by the other party.

8.2.	Regulatory Approvals.

8.2.1. The Parties will cooperate with each other and use best efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, waivers, approvals and authorizations of the Bank Regulators and any other Governmental Entities necessary to consummate the transactions contemplated by this Agreement (including with regard to any MutualBank branch closing, as required by Northwest Bancshares or otherwise) and Northwest Bancshares will make all necessary filings in respect of the required Regulatory Approvals as promptly as practicable after the date hereof (provided that MutualFirst Financial has timely provided all information requested in writing by Northwest Bancshares or its counsel, within forty-five (45) days after the date hereof).

8.2.2. In no event shall Northwest Bancshares be required to agree to any prohibition, limitation, or other requirement that would (a) prohibit or materially limit the ownership or operation by Northwest Bancshares or any Northwest Bancshares Subsidiary of all or any material portion of the business or assets of MutualFirst Financial or any MutualFirst Financial Subsidiary, (b) compel Northwest Bancshares or any Northwest Bancshares Subsidiary to dispose of or hold separate all or any material portion of the business or assets of MutualFirst Financial or any MutualFirst Financial Subsidiary, (c) impose a material compliance burden, penalty or obligation on Northwest Bancshares or any Northwest Bancshares Subsidiary resulting from noncompliance by MutualFirst Financial with its regulatory obligations; or (d) otherwise materially impair the value of MutualFirst Financial and the MutualFirst Financial Subsidiaries to Northwest Bancshares and the Northwest Bancshares Subsidiaries (any such requirement alone, or more than one such requirement together, a “Burdensome Condition”). The Parties will furnish each other and each other’s counsel with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made to any Bank Regulator or Governmental Entity in connection with the Merger, and the other transactions contemplated by this Agreement. MutualFirst Financial shall have the right to review, and to the extent practicable to consult with Northwest Bancshares on, the information which appears in any filing made in connection with the transactions contemplated by this Agreement with any Bank Regulator or any Governmental Entity. Northwest Bancshares shall give MutualFirst Financial and its counsel the opportunity to review, and to the extent practicable to consult with Northwest Bancshares on, each filing prior to its being filed with a Bank Regulator and shall give MutualFirst Financial and its counsel the opportunity to review all regulatory filings, amendments and supplements to such filings and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, a Bank Regulator.

ARTICLE IX

CLOSING CONDITIONS

9.1.	Conditions to Each Party’s Obligations under this Agreement.

The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

9.1.1. Stockholder Approvals. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of MutualFirst Financial, and the issuance of Northwest Bancshares Common Stock in connection with the Merger shall have been approved by the requisite vote of the stockholders of Northwest Bancshares.

9.1.2. Injunctions. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

9.1.3. Regulatory Approvals. All Regulatory Approvals required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals shall have expired.

9.1.4. Effectiveness of Merger Registration Statement. The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of Northwest Bancshares Common Stock in the Merger is subject to the “Blue Sky” laws of any state, shall not be subject to a stop order of any state securities commissioner.

9.1.5. Nasdaq Listing. The shares of Northwest Bancshares Common Stock to be issued in the Merger shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

9.2.	Conditions to the Obligations of Northwest Bancshares under this Agreement.

The obligations of Northwest Bancshares under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.2.1 through 9.2.6 at or prior to the Closing Date:

9.2.1. Representations and Warranties. Each of the representations and warranties of MutualFirst Financial set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date), in any case subject to the standard set forth in Section 4.1; and MutualFirst Financial shall have delivered to Northwest Bancshares a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of MutualFirst Financial as of the Effective Time.

9.2.2. Agreements and Covenants. MutualFirst Financial shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and Northwest Bancshares shall have received a certificate signed on behalf of MutualFirst Financial by the Chief Executive Officer and Chief Financial Officer of MutualFirst Financial to such effect dated as of the Effective Time.

9.2.3. Permits, Authorizations, Etc. MutualFirst Financial and the MutualFirst Financial Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger, the failure of which to obtain would have a Material Adverse Effect on either MutualFirst Financial or Northwest Bancshares.

9.2.4. Regulatory Approvals. None of the Regulatory Approvals necessary to consummate the Merger and the transactions contemplated by this Agreement shall include a Burdensome Condition.

9.2.5. Tax Opinion. Northwest Bancshares shall have received an opinion, dated the Closing Date, of Luse Gorman, PC, to the effect that the Merger will constitute a reorganization under Section 368(a) of the Code. In rendering its opinion, such counsel may require and rely upon customary representations, contained in certificates of officers of Northwest Bancshares and MutualFirst Financial, reasonably satisfactory in form and substance to such counsel.

9.2.6. Certificates. MutualFirst Financial will furnish Northwest Bancshares with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.2 as Northwest Bancshares may reasonably request.

9.2.7. MutualBank Advisors. MutualFirst Financial will furnish Northwest Bancshares evidence of the dissolution or sale of Mutual Risk Advisors, effective as of or prior to the Closing Date.

9.3.	Conditions to the Obligations of MutualFirst Financial under this Agreement.

The obligations of MutualFirst Financial under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.6 at or prior to the Closing Date:

9.3.1. Representations and Warranties. Each of the representations and warranties of Northwest Bancshares set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date), in any case subject to the standard set forth in Section 5.1; and Northwest Bancshares shall have delivered to MutualFirst Financial a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Northwest Bancshares as of the Effective Time.

9.3.2. Agreements and Covenants. Northwest Bancshares shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and MutualFirst Financial shall have received a certificate signed on behalf of Northwest Bancshares by the Chief Executive Officer and Chief Financial Officer of Northwest Bancshares to such effect dated as of the Effective Time.

9.3.3. Permits, Authorizations, Etc. Northwest Bancshares shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger, the failure of which to obtain would have a Material Adverse Effect on Northwest Bancshares.

9.3.4. Payment of Merger Consideration. Northwest Bancshares shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide MutualFirst Financial with confirmation of such delivery.

9.3.5. Tax Opinion. MutualFirst Financial shall have received an opinion, dated the Closing Date, of Silver, Freedman, Taff & Tiernan LLP, to the effect that the Merger will constitute a reorganization under Section 368(a) of the Code. In rendering its opinion, such counsel may require and rely upon customary representations, contained in certificates of officers of Northwest Bancshares and MutualFirst Financial, reasonably satisfactory in form and substance to such counsel.

9.3.6. Certificates. Northwest Bancshares will furnish MutualFirst Financial with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.3 as MutualFirst Financial may reasonably request.

ARTICLE X

THE CLOSING

10.1.	Time and Place.

Subject to the provisions of Articles IX and XI hereof, the Closing of the transactions contemplated hereby shall take place by mail or electronic delivery, or, at the option of Northwest Bancshares, at the offices of Luse Gorman, PC 5335 Wisconsin Avenue, Suite 780, Washington, D.C. at 10:00 a.m. on the Closing Date, or at such other place or time upon which Northwest Bancshares and MutualFirst Financial mutually agree. A pre-closing of the transactions contemplated hereby (the “Pre-Closing”) shall take place by electronic delivery or at the offices of Luse Gorman, PC, 5335 Wisconsin Avenue, Suite 780, Washington, D.C. at 10:00 a.m. on the day prior to the Closing Date.

10.2.	Deliveries at the Pre-Closing and the Closing.

At the Pre-Closing there shall be delivered to Northwest Bancshares and MutualFirst Financial the opinions, certificates, and other documents and instruments required to be delivered at the Closing under Article IX hereof. At or prior to the Closing, Northwest Bancshares shall deliver the Merger Consideration as set forth under Section 9.3.4 hereof.

ARTICLE XI

TERMINATION, AMENDMENT AND WAIVER

11.1.	Termination.

This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the stockholders of MutualFirst Financial and Northwest Bancshares:

11.1.1. By the mutual written agreement of Northwest Bancshares and MutualFirst Financial;

11.1.2. By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.2 unless the breach of representation or warranty, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.1 (in the case of a breach of a representation or warranty by MutualFirst Financial) or Section 9.3.1 (in the case of a breach of a representation or warranty by Northwest Bancshares);

11.1.3. By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.3 unless the breach of covenant or agreement, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.2 (in the case of a breach of covenant by MutualFirst Financial) or Section 9.3.2 (in the case of a breach of covenant by Northwest Bancshares);

11.1.4. At the election of either party, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by Northwest Bancshares and MutualFirst

Financial; provided, that no party may terminate this Agreement pursuant to this Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party’s material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

11.1.5. By either party, if the stockholders of MutualFirst Financial shall have voted at the MutualFirst Financial Stockholders Meeting (as it may be adjourned and reconvened) and such vote shall not have been sufficient to approve the Merger or this Agreement; or if the stockholders of Northwest Bancshares shall have voted at the Northwest Bancshares Stockholders Meeting (as it may be adjourned and reconvened) and such vote shall not have been sufficient to approve the issuance of the Northwest Bancshares Common Stock in connection with the Merger (but only to the extent such vote is required by Nasdaq rules);

11.1.6. By either party if (i) final action has been taken by a Bank Regulator whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, (ii) any Bank Regulator whose approval or nonobjection is required in connection with this Agreement and the transactions contemplated hereby has stated in writing that it will not issue the required approval or nonobjection, or (iii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and unappealable;

11.1.7. By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 11.1.4 of this Agreement;

11.1.8. By Northwest Bancshares, if the MutualFirst Financial Board of Directors does not publicly recommend in the Proxy Statement-Prospectus for the MutualFirst Financial Stockholders Meeting that the MutualFirst Financial Stockholders approve and adopt this Agreement or if, after making the MutualFirst Financial Recommendation in the Proxy Statement-Prospectus for the MutualFirst Financial Stockholders Meeting, the MutualFirst Financial Board of Directors makes a MutualFirst Financial Subsequent Determination;

11.1.9. By Northwest Bancshares if MutualFirst Financial has received a Superior Proposal and the Board of Directors of MutualFirst Financial has entered into an acquisition agreement with respect to the Superior Proposal, terminated this Agreement, withdrawn its recommendation of this Agreement, has failed to make such recommendation or has modified or qualified its recommendation in a manner adverse to Northwest Bancshares;

11.1.10. By MutualFirst Financial, at any time prior to the adoption and approval of this Agreement by MutualFirst Financial’s stockholders, to enter into an agreement with respect to a Superior Proposal, but only if (i) MutualFirst Financial’s Board of Directors has determined in good faith based on the advice of legal counsel that failure to take such action would, more likely than not, cause the Board of Directors to violate its fiduciary duties under applicable law, and (ii) MutualFirst Financial has complied with and has not breached its obligations under Section 6.10; or

11.1.11. By MutualFirst Financial, at any time during the five-day period commencing with the Determination Date, if both of the following conditions are satisfied:

(i) The number obtained by dividing the Average Closing Price by the Starting Price (as defined below) (the “Purchaser Ratio”) shall be less than 0.80; and

(ii) (x) the Purchaser Ratio shall be less than (y) the number obtained by dividing the Final Index Price by the Index Price on the Starting Date (each as defined below) and subtracting 0.20 from the quotient in this clause (ii) (y) (such number in this clause (ii) (y) being referred to herein as the “Index Ratio”);

subject, however, to the following three sentences. If MutualFirst Financial elects to exercise its termination right pursuant to this Section 11.1.11, it shall give written notice to Northwest Bancshares (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five-day period commencing with its receipt of such notice, Northwest Bancshares shall have the option to increase the consideration to be received by the holders of MutualFirst Financial Common Stock hereunder, by adjusting the Exchange Ratio (calculated to the nearest one one-thousandth) to equal the lesser of (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Starting Price, 0.80 and the Exchange Ratio (as then in effect) by (B) the Average Closing Price and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the Purchaser Ratio; provided, however, that any such increase in the Exchange Ratio pursuant this Section 11.1.11 shall be paid to the holders of MutualFirst Financial Common Stock in cash, determined on a per share basis by multiplying the increase in the Exchange Ratio by the Average Closing Price. If Northwest Bancshares so elects within such five-day period, it shall give prompt written notice to MutualFirst Financial of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 11.1.11 and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

For purposes of this Section 11.1.11 the following terms shall have the meanings indicated:

“Average Closing Price” means the average closing price of Northwest Bancshares Common Stock as reported on the Nasdaq for the twenty (20) consecutive trading days ending on the trading day immediately prior to the Determination Date.

“Determination Date” shall mean the 20th day prior to the Closing Date, provided that if shares of Northwest Bancshares Common Stock are not actually traded on the Nasdaq on such day, the Determination Date shall be the immediately preceding day to the 20th day prior to the Closing Date on which shares of Northwest Bancshares Common Stock actually trade on The Nasdaq Stock Market, LLC.

“Final Index Price” shall mean the average of the Index Prices for the 20 consecutive full trading days ending on the Determination Date.

“Index Price” shall mean the closing price on such date of the NASDAQ Bank Index.

“Starting Date” shall mean the last trading day immediately preceding the date of the first public announcement of entry into this Agreement.

“Starting Price” shall mean the closing price of a share of Northwest Bancshares Common Stock on the Nasdaq (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source) on the Starting Date.

11.2.	Effect of Termination.

11.2.1. In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that the provisions of Sections 11.2, 12.1, 12.2, 12.4, 12.5, 12.6, 12.9, 12.10, 12.12 and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

11.2.2. If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

(A) Except as provided below or as otherwise specifically set forth in this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(B) In the event of a termination of this Agreement because of a Willful Breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys’ fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder. Moreover, no party shall be relieved of liability for fraud.

(C) As a condition of Northwest Bancshares’ willingness, and in order to induce Northwest Bancshares to enter into this Agreement, and to reimburse Northwest Bancshares for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, MutualFirst Financial hereby agrees to pay Northwest Bancshares, and Northwest Bancshares shall be entitled to payment of, a fee of $11.0 million (the “Northwest Bancshares Fee”), within three business days after written demand for payment is made by Northwest Bancshares, following the occurrence of any of the events set forth below:

(i) MutualFirst Financial terminates this Agreement pursuant to Sections 11.1.10 or Northwest Bancshares terminates this Agreement pursuant to Sections 11.1.8 or 11.1.9; or

(ii) The entering into a definitive agreement by MutualFirst Financial relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving MutualFirst Financial within twelve (12) months after the occurrence of any of the following: (i) the termination of the Agreement by Northwest Bancshares pursuant to Section 11.1.2 or 11.1.3 because of a Willful Breach (as defined below) by MutualFirst Financial or any MutualFirst Financial Subsidiary; or (ii) the failure of the stockholders of MutualFirst Financial to approve this Agreement after the occurrence of an Acquisition Proposal.

(D) The right to receive payment of the Northwest Bancshares Fee under Section 11.2.2(C) will constitute the sole and exclusive remedy of Northwest Bancshares against MutualFirst Financial and its Subsidiaries and their respective officers and directors with respect to a termination listed under Section 11.2.2(C)(i) or (ii).

(E) Northwest Bancshares shall be reimbursed by MutualFirst Financial for all fees, costs and other expenses incurred by Northwest Bancshares in connection with enforcing its right to the Northwest Bancshares Fee.

“Willful Breach” shall mean a material breach that is a consequence of an act undertaken by a party with the knowledge that the taking of the act would, or under circumstances in which the party should reasonably have known would, be expected to cause a breach of this Agreement.

11.3.	Amendment, Extension and Waiver.

Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the stockholders of MutualFirst Financial or Northwest Bancshares), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the stockholders of MutualFirst Financial and Northwest Bancshares, respectively, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or value, or changes the form of, the Merger Consideration to be delivered to MutualFirst Financial’s stockholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any termination of this Agreement pursuant to Article XI may only be effected upon a vote of a majority of the entire Board of Directors of the terminating party.

ARTICLE XII

MISCELLANEOUS

12.1.	Confidentiality.

Except as specifically set forth herein, Northwest Bancshares and MutualFirst Financial mutually agree to be bound by the terms of the Confidentiality Agreement previously executed by the parties hereto, which Confidentiality Agreement is incorporated herein by reference. The parties hereto agree that such Confidentiality Agreement shall continue in accordance with its terms, notwithstanding the termination of this Agreement.

12.2.	Public Announcements.

MutualFirst Financial and Northwest Bancshares shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may otherwise be required by law, neither MutualFirst Financial nor Northwest Bancshares nor Northwest Bank shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release or other public announcement or communication has been mutually agreed upon by the parties hereto.

12.3.	Survival.

All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time, including but not limited to Sections 2.8, 3.3.2 through 3.3.8, 6.2.2, 7.6, 7.7, 7.8, 11.2, 12.1 and 12.11.

12.4.	Notices.

All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or electronic mail (e-mail), upon written confirmation of receipt by facsimile or e-mail, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, with confirmation of receipt, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.

All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to MutualFirst Financial, to:	David W. Heeter Chief Executive Officer MutualFirst Financial, Inc. 110 E. Charles Street Muncie, Indiana 47305 Email:

With required copies to:	James S. Fleischer, Esq. Silver, Freedman, Taff & Tiernan LLP 3299 K Street N.W. Washington, D.C. 20007 Fax: (202) 337-5502 Email: jim@sfttlaw.com

If to Northwest Bancshares, to:	Ronald J. Seiffert President and Chief Executive Officer Northwest Bancshares, Inc. 100 Liberty Street Warren, Pennsylvania 16365 Email: Ron.Seiffert@northwest.com

With required copies to:	Marc P. Levy, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 Fax: (202) 362-2902 Email:mlevy@luselaw.com or such other address as shall be furnished in writing by any party.

12.5.	Parties in Interest.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party. Except for the provisions of Article III, this Section 12.5 and as otherwise specifically provided in Section 7.7, which is intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, and his or her heirs and representatives, this Agreement, including the documents and instruments referred to in this Agreement, is not intended and does not to confer upon any Person, other than the parties to this Agreement, any rights or remedies under this Agreement.

12.6.	Complete Agreement.

This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreement, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreement) between the parties, both written and oral, with respect to its subject matter.

12.7.	Counterparts.

This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original. A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page.

12.8.	Severability.

In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

12.9.	Governing Law.

This Agreement shall be governed by the laws of the State of Maryland, without giving effect to its principles of conflicts of laws.

12.10.	Interpretation.

When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered “Section 5.5.1” would be part of “Section 5.5” and references to “Section 5.5” would also refer to material contained in the subsection described as “Section 5.5.1”). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

12.11.	Specific Performance.

The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions thereof in the State of Maryland, this being in addition to any other remedy to which they are entitled at law or in equity. Each party agrees that it will not seek and will agree to waive any requirement for the securing or posting of a bond in connection with the other party’s seeking or obtaining such injunctive relief. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal or state court located in the State of Maryland in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a federal or state court located in the State of Maryland.

12.12.	Waiver of Jury Trial.

EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

IN WITNESS WHEREOF, Northwest Bancshares and MutualFirst Financial have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

Northwest Bancshares, Inc.

By:	/s/ Ronald J. Seiffert
Ronald J. Seiffert
President and Chief Executive Officer

MutualFirst Financial, Inc.

By:	/s/ David W. Heeter
David W. Heeter
Chief Executive Officer

APPENDIX B

October 29, 2019

The Board of Directors

MutualFirst Financial, Inc.

110 East Charles Street

Muncie, Indiana 47305

Members of the Board:

You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to the common stockholders of MutualFirst Financial, Inc. (“MutualFirst”) of the Exchange Ratio (as defined below) in the proposed merger (the “Merger”) of MutualFirst with and into Northwest Bancshares, Inc. (“Northwest”) pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and between MutualFirst and Northwest. Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, at the Effective Time (as defined in the Agreement), by virtue of the Merger and without any action on the part of Northwest, MutualFirst or the holders of any of the common shares, par value $0.01 per share, of MutualFirst (“MutualFirst Common Stock”), each share of MutualFirst Common Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Stock (as defined in the Agreement)) shall become and be converted into the right to receive 2.400x shares of the common stock, par value $0.01 per share, of Northwest (“Northwest Common Stock”). The ratio of 2.400x shares of Northwest Common Stock for one share of MutualFirst Common Stock is referred to herein as the “Exchange Ratio.” The terms and conditions of the Merger are more fully set forth in the Agreement.

The Agreement further provides that, immediately following the Effective Time, MutualBank, a wholly-owned subsidiary of MutualFinancial, will merge with and into Northwest Bank, a wholly-owned subsidiary of Northwest, with Northwest Bank as the surviving bank, pursuant to a separate bank merger agreement (such transaction, the “Bank Merger”).

KBW has acted as financial advisor to MutualFirst and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. We and our affiliates, in the ordinary course of our and their broker-dealer businesses (and further to existing sales and trading relationships between a KBW broker-dealer affiliate and Northwest), may from time to time purchase securities from, and sell securities to, MutualFirst and Northwest. In addition, as a market maker in securities, we and our affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of MutualFirst or Northwest for our and their own respective accounts and for the accounts of our and their respective customers and clients. We have acted exclusively for the board of directors of MutualFirst (the “Board”) in rendering this opinion and will receive a fee from MutualFirst for our services. A portion of our fee is payable upon the rendering of this opinion, and a significant portion is contingent upon the successful completion of the Merger. In addition, MutualFirst has agreed to indemnify us for certain liabilities arising out of our engagement.

Keefe, Bruyette & Woods, A Stifel Company 501 North Broadway, St. Louis MO 63102
(314) 342-2000 • www.kbw.com

The Board of Directors – MutualFirst Financial, Inc.

October 29, 2019

In addition to this present engagement, in the past two years, KBW has provided investment banking or financial advisory services to MutualFirst and received compensation for such services. KBW acted as financial advisor to MutualFirst in connection with its February 2018 acquisition of Universal Bancorp. In the past two years, KBW has not provided investment banking and financial advisory services to Northwest. We may in the future provide investment banking and financial advisory services to MutualFirst or Northwest and receive compensation for such services.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of MutualFirst and Northwest and bearing upon the Merger, including among other things, the following: (i) a draft of the Agreement dated October 25, 2019 (the most recent draft made available to us); (ii) the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2018 of MutualFirst; (iii) the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 of MutualFirst; (iv) certain unaudited quarterly financial results for the quarter ended September 30, 2019 of MutualFirst (contained in the Current Report on Form 8-K filed by MutualFirst with the Securities and Exchange Commission on October 21, 2019); (v) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2018 of Northwest; (vi) the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 of Northwest; (vii) certain unaudited quarterly financial results for the quarter ended September 30, 2019 of Northwest (contained in the Current Report on Form 8-K filed by Northwest with the Securities and Exchange Commission on October 21, 2019); (viii) certain regulatory filings of MutualFirst and Northwest and their respective subsidiaries, including the quarterly reports on Form FR Y-9C and/or Form FR Y-9SP and call reports filed with respect to each quarter during the three-year period ended December 31, 2018 as well as the quarters ended March 31, 2019 and June 30, 2019; (ix) certain other interim reports and other communications of MutualFirst and Northwest to their respective stockholders; and (x) other financial information concerning the businesses and operations of MutualFirst and Northwest that was furnished to us by MutualFirst and Northwest or which we were otherwise directed to use for purposes of our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of MutualFirst and Northwest; (ii) the assets and liabilities of MutualFirst and Northwest; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information for MutualFirst and Northwest with similar information for certain other companies the securities of which are publicly traded; (v) publicly available consensus “street estimates” of MutualFirst, as well as assumed long-term MutualFirst growth rates provided to us by MutualFirst management, all of which information was discussed with us by MutualFirst management and used and relied upon by us at the direction of such management and with the consent of the Board; (vi) publicly available consensus “street estimates” of Northwest, as well as assumed long-term Northwest growth rates provided to us by Northwest management, all of which information was discussed with us by Northwest management and used and relied upon by us based on such discussions, at the direction of MutualFirst management and with the consent of the Board; and (vii) estimates regarding certain pro forma financial effects of the Merger on Northwest (including, without limitation, the cost savings and related expenses expected to result or be derived from the Merger) that were prepared by, and provided to and discussed with us by, Northwest management and that were used and relied upon by us based on such discussions, at the direction of MutualFirst management and with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also participated in discussions held by the managements of MutualFirst and Northwest regarding the past and current business operations, regulatory relations, financial condition and future prospects of their

The Board of Directors – MutualFirst Financial, Inc.

October 29, 2019

respective companies and such other matters as we have deemed relevant to our inquiry. We have not been requested to assist, and have not assisted, MutualFirst with soliciting indications of interest from third parties regarding a potential transaction with MutualFirst.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of MutualFirst as to the reasonableness and achievability of the publicly available consensus “street estimates” of MutualFirst and the assumed MutualFirst long-term growth rates referred to above (and the assumptions and bases therefor), and we have assumed that all such information has been reasonably prepared and represents, or in the case of the MutualFirst “street estimates” referred to above that such estimates are consistent with, the best currently available estimates and judgments of such management and that the forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated. We have further relied, with the consent of MutualFirst, upon Northwest management as to the reasonableness and achievability of the publicly available consensus “street estimates” of Northwest, the assumed Northwest long-term growth rates, and the estimates regarding certain pro forma financial effects of the Merger on Northwest (including, without limitation, the cost savings and related expenses expected to result or be derived from the Merger), all as referred to above (and the assumptions and bases for all such information), and we have assumed that all such information has been reasonably prepared and represents, or in the case of the Northwest “street estimates” referred to above that such estimates are consistent with, the best currently available estimates and judgments of Northwest management and that the forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated.

It is understood that the portion of the foregoing financial information of MutualFirst and Northwest that was provided to us was not prepared with the expectation of public disclosure and that all of the foregoing financial information, including the publicly available consensus “street estimates” of MutualFirst and Northwest, is based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and, accordingly, actual results could vary significantly from those set forth in such information. We have assumed, based on discussions with the respective managements of MutualFirst and Northwest and with the consent of the Board, that all such information provides a reasonable basis upon which we could form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either MutualFirst or Northwest since the date of the last financial statements of each such entity that were made available to us. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for loan and lease losses for MutualFirst and Northwest are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of MutualFirst or Northwest, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of MutualFirst or Northwest under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or

The Board of Directors – MutualFirst Financial, Inc.

October 29, 2019

necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility or liability for their accuracy.

We have assumed, in all respects material to our analyses, the following: (i) that the Merger and any related transactions (including, without limitation, the Bank Merger) will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which we have assumed will not differ in any respect material to our analyses from the draft reviewed by us and referred to above) with no adjustments to the Exchange Ratio and with no other consideration or payments in respect of MutualFirst Common Stock; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transactions and that all conditions to the completion of the Merger and any related transaction will be satisfied without any waivers or modifications to the Agreement or any of the related documents; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of MutualFirst, Northwest or the pro forma entity, or the contemplated benefits of the Merger, including without limitation the cost savings and related expenses expected to result or be derived from the Merger. We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further been advised by representatives of MutualFirst that MutualFirst has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to MutualFirst, Northwest, the Merger and any related transaction and the Agreement. KBW has not provided advice with respect to any such matters.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Exchange Ratio in the Merger to the holders of MutualFirst Common Stock. We express no view or opinion as to any other terms or aspects of the Merger or any term or aspect of any related transaction, including without limitation, the form or structure of the Merger or any such related transaction, any consequences of the Merger or any such related transaction to MutualFirst, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of MutualFirst to engage in the Merger or enter into the Agreement; (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by MutualFirst or the Board; (iii) the fairness of the amount or nature of any compensation to any of MutualFirst’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of MutualFirst Common Stock; (iv) the effect of the Merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of MutualFirst (other than the holders of MutualFirst Common Stock, solely with respect to the Exchange Ratio as described herein and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of Northwest or any other party to any transaction contemplated by the Agreement; (v) the actual value of Northwest Common Stock to be issued in the Merger; (vi) the prices, trading range or volume at which MutualFirst Common Stock or Northwest

The Board of Directors – MutualFirst Financial, Inc.

October 29, 2019

Common Stock will trade following the public announcement of the Merger or the prices, trading range or volume at which Northwest Common Stock will trade following the consummation of the Merger; (vii) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement; or (viii) any legal, regulatory, accounting, tax or similar matters relating to MutualFirst, Northwest, their respective stockholders, or relating to or arising out of or as a consequence of the Merger or any related transaction (including the Bank Merger), including whether or not the Merger will qualify as a tax-free reorganization for United States federal income tax purposes.

This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger, or to any holder of MutualFirst Common Stock or any stockholder of any other entity as to how to vote in connection with the Merger or any other matter, nor does it constitute a recommendation regarding whether or not any such stockholder should enter into a voting, stockholders’, or affiliates’ agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such stockholder.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of MutualFirst Common Stock.

Very truly yours,

Keefe, Bruyette & Woods, Inc.